As filed with the Securities and Exchange Commission on February 4, 2011

Registration No. 333-171125

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PANASONIC KABUSHIKI KAISHA

(Exact name of Registrant as specified in its charter)

PANASONIC CORPORATION

(Translation of Registrant’s name into English)

Japan	3651	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1006, Oaza Kadoma,

Kadoma City, Osaka 571-8501

Japan

+81-6-6908-1121

(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Panasonic Finance (America), Inc.

1 Rockefeller Plaza, Suite 1001

New York, NY 10020-2002, U.S.A.

212-698-1360

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Izumi Akai, Esq.

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the consummation of the Share Exchange described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Shares of Common Stock of Panasonic	8,307	(1)		(2)		(2)	$3,878 (3)

(1)	Based upon the estimated number of shares of the Registrant’s common stock that may be issued to U.S. holders of SANYO Electric Co., Ltd.’s common stock in connection with the statutory share exchange (the “Share Exchange”) described herein. Such estimate has been calculated by multiplying 2,425,474, which is the maximum number of shares of the Registrant’s common stock that may be issued in the Share Exchange, by a fraction, of which the numerator is 21,091,080, which is the number of shares of SANYO Electric Co., Ltd.’s common stock held of record by U.S. holders on January 12, 2011 (the most recent date for which information with respect to such record holders can be determined), and the denominator is 6,158,053,099, which is the total number of issued shares of SANYO Electric Co., Ltd.’s common stock as of such date.
(2)	Not applicable.
(3)	Pursuant to Rule 457(f) under the Securities Act of 1933, the filing fee was calculated based on the market value of the securities of SANYO Electric Co., Ltd. to be exchanged in the Share Exchange described herein for securities of the Registrant, calculated pursuant to Rule 457(c) by taking ¥131.00, which is the average of the high and low prices per share of SANYO Electric Co., Ltd.’s common stock as reported on the Tokyo Stock Exchange as of January 28, 2011 (converted into dollars based on ¥82.72 = U.S.$1.00, which is the exchange rate for such day as reported by the Bank of Japan), multiplied by 21,091,080, which is the total number of shares of SANYO Electric Co., Ltd.’s common stock held of record by U.S. holders on January 12, 2011 (the most recent date for which information with respect to SANYO Electric Co., Ltd.’s U.S. record holders can be determined), and multiplying the result by 0.0001161.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete. Panasonic Corporation may complete or amend this preliminary prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated February 4, 2011

Prospectus

Panasonic Corporation

Exchange for Shares of Common Stock of SANYO Electric Co., Ltd.

The boards of directors of Panasonic Corporation (“Panasonic”) and SANYO Electric Co., Ltd. (“SANYO”) have agreed to a share exchange (the “Share Exchange”) between the two companies under the Company Law of Japan (the “Company Law”). Panasonic and SANYO have entered into a share exchange agreement (the “Share Exchange Agreement”) that sets forth the terms of the Share Exchange. Pursuant to the Share Exchange, each shareholder of SANYO will receive 0.115 shares of Panasonic’s common stock for each share of SANYO’s common stock that such shareholder holds. The terms of the Share Exchange (along with certain related matters) require approval by the shareholders of SANYO. The board of directors of SANYO has convened an extraordinary general meeting of shareholders to seek such approval.

Based on the number of shares of SANYO’s common stock issued as of January 12, 2011, Panasonic expects to dispose of 2,425,474 own shares of its common stock in connection with the Share Exchange. Approximately 0.10% of those shares will be offered to shareholders of SANYO resident in the United States.

This document has been prepared for the shareholders of SANYO resident in the United States to provide detailed information in connection with the Share Exchange.

The date, time and place of the shareholders’ meeting of SANYO is expected to be Friday, March 4, 2011, at 10:00 a.m. (Japan Time), at The Main Hall in Umeda Arts Theater, 19-1, Chayamachi, Kita-ku, Osaka-City, Osaka, Japan.

To attend and vote at the shareholders’ meeting of SANYO, shareholders of SANYO must follow the procedures outlined in the convocation notice and the mail-in-ballot material which SANYO will send them.

The Share Exchange cannot be completed unless it is approved at the scheduled shareholders’ meeting of SANYO and certain other conditions are satisfied. The additional conditions and other terms of the Share Exchange are more fully described in this prospectus. For a discussion of these conditions, see “The Share Exchange.”

This document provides you with detailed information about the Share Exchange. It also provides you with important information about the shares of common stock of Panasonic to be transferred to SANYO shareholders in connection with the Share Exchange. You are encouraged to read this document in its entirety.

Panasonic shares are traded in yen on the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange. Also, American Depositary Shares (“ADSs”), each representing one Panasonic share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PC.” On February 3, 2011, the last reported sale price of Panasonic shares on the Tokyo Stock Exchange was ¥1,090 per share, and the last reported sale price of the ADSs on the NYSE was $13.37 per ADS.

You may have dissenters’ rights in connection with the transactions under Japanese law. See page 65 for a complete discussion of your dissenters’ rights, if any.

You should consider carefully the risk factors beginning on page 11 of this prospectus.

SANYO is not asking for a proxy and you are not required to send a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is —, 2011.

Appendix A:	Share Exchange Agreement (English translation)

Appendix B:	Fairness Opinion of ABeam M&A Consulting Ltd., financial advisor to SANYO Electric Co., Ltd. (English translation)

Appendix C:	Fairness Opinion of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., financial advisor to SANYO Electric Co., Ltd. (English translation)

Appendix D:	Selected Articles of the Company Law of Japan (English translation)

i

REFERENCES TO ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-4, which includes additional important business and financial information about Panasonic and SANYO that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like to receive any of the additional information, please contact:

Masahito Yamamura	Koji Honda
Corporate Finance & IR Group	Investor Relations Dept.
Panasonic Corporation	SANYO Electric Co., Ltd.
1006, Oaza Kadoma	5-5, Keihan-Hondori 2-Chome
Kadoma City, Osaka 571-8501	Moriguchi City, Osaka 570-8677
Japan	Japan
Telephone: 81-6-6908-1121	Telephone: 81-6-6994-3480

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST THE INFORMATION NO LATER THAN FEBRUARY 25, 2011, WHICH IS FIVE BUSINESS DAYS BEFORE YOU MUST MAKE A DECISION REGARDING THE SHARE EXCHANGE.

For additional information about Panasonic and SANYO, see “Where You Can Find More Information.”

As used in this prospectus, references to “Panasonic” are to Panasonic Corporation, references to “SANYO” are to SANYO Electric Co., Ltd. and references to “PEW” are to Panasonic Electric Works Co., Ltd., in each case on a consolidated basis except where the context otherwise requires. Also, references to the “Share Exchange” are to the proposed share exchange between Panasonic and SANYO, and references to the “Panasonic-PEW Share Exchange” are to the proposed share exchange between Panasonic and PEW.

As used in this prospectus, except where the context otherwise requires, references to the “shareholders’ meeting” of SANYO or to the “meeting” of SANYO shareholders are to the extraordinary general meeting of shareholders of SANYO that is scheduled to take place on March 4, 2011, at which SANYO’s shareholders will vote on the terms of the Share Exchange and certain related matters. See “Extraordinary General Meeting of SANYO Shareholders.”

As used in this prospectus, “dollar” or “$” means the lawful currency of the United States of America, and “yen” or “¥” means the lawful currency of Japan.

As used in this prospectus, “U.S. GAAP” means accounting principles generally accepted in the United States, and “Japanese GAAP” means accounting principles generally accepted in Japan.

In tables appearing in this prospectus, figures may not add up to totals due to rounding.

“The year ended March 31, 2010” or “fiscal 2010” refers to our fiscal year ended March 31, 2010 and other fiscal years are referred to in a corresponding manner.

FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements (within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934) that reflect the plans and expectations of Panasonic in relation to, and the benefits resulting from, the proposed transactions described herein. To the extent that statements in this document do not relate to historical or current facts, they constitute forward-looking statements. These forward-looking statements are based on the current assumptions and beliefs of Panasonic in light of the information currently available to it, and involve known and unknown risks, uncertainties and other factors. Such risks, uncertainties and other factors may cause Panasonic’s actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. Panasonic undertakes no obligation to publicly update any forward-looking statements after the date of this document. Investors are advised to consult any further disclosures by Panasonic in its subsequent filings with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Exchange Act of 1934 and its other filings.

The risks, uncertainties and other factors referred to above include, but are not limited to, economic conditions, particularly consumer spending and corporate capital expenditures in the United States, Europe, Japan, China and other Asian countries; volatility in demand for electronic equipment and components from business and industrial customers, as well as consumers in many product and geographical markets; currency rate fluctuations, notably between the yen, the U.S. dollar, the euro, the Chinese yuan, Asian currencies and other currencies in which Panasonic operates businesses, or in which assets and liabilities of Panasonic are denominated; the possibility of Panasonic incurring additional costs of raising funds, because of changes in the fund raising environment; the ability of Panasonic to respond to rapid technological changes and changing consumer preferences with timely and cost-effective introductions of new products in markets that are highly competitive in terms of both price and technology; the possibility of not achieving expected results from alliances or mergers and acquisitions including the acquisition of all shares of PEW and SANYO through tender offers and share exchanges; the ability of Panasonic to achieve its business objectives through joint ventures and other collaborative agreements with other companies; the possibility of not achieving the expected benefits from our midterm management plan; the ability of Panasonic to maintain competitive strength in many product and geographical areas; the possibility of incurring expenses resulting from any defects in products or services of Panasonic; the possibility that Panasonic may face intellectual property infringement claims by third parties; current and potential, direct and indirect restrictions imposed by other countries over trade, manufacturing, labor and operations; fluctuations in market prices of securities and other assets in which Panasonic has holdings or changes in valuation of long-lived assets, including property, plant and equipment and goodwill, deferred tax assets and uncertain tax positions; future changes or revisions to accounting policies or accounting rules; as well as natural disasters including earthquakes, prevalence of infectious diseases throughout the world and other events that may negatively impact business activities of Panasonic.

QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

Q.	Why is Panasonic proposing the Share Exchange?

A.	The Share Exchange is the final step in Panasonic’s turning SANYO into a wholly-owned subsidiary. In order to implement a capital and business alliance with SANYO, Panasonic completed an initial tender offer for shares of SANYO’s common stock and preferred stock in December 2009, and as a result of conversion of all shares of preferred stock into shares of common stock, Panasonic became the owner of 50.2% of SANYO’s voting rights, and accordingly started consolidating SANYO in its financial statements. On July 29, 2010, Panasonic announced that it would acquire all shares of SANYO that it did not already own through a tender offer and, if necessary, a second-step share exchange, and SANYO announced that its board of directors endorsed the tender offer. On October 6, 2010, Panasonic completed the tender offer at a price of ¥138 per share and, as a result, increased its ownership percentage to approximately 81% of SANYO’s voting rights. By turning SANYO into a wholly-owned subsidiary, Panasonic aims to speed up strategy execution and take further advantage of the total strengths of the Panasonic Group to effectively compete against global competitors.

Q.	What will SANYO shareholders receive in the Share Exchange?

A.	SANYO shareholders as of the moment immediately preceding the Share Exchange will receive 0.115 shares of Panasonic’s common stock for each share of SANYO’s common stock which they hold.

Q.	Does the board of directors of SANYO recommend the Share Exchange?

A.	Yes. The board of directors of SANYO unanimously recommends that shareholders vote for the Share Exchange.

Q.	How will fractions of a share be treated in the Share Exchange?

A.	SANYO shareholders will not receive any fractions of a share of Panasonic’s common stock in the Share Exchange. Instead, the shares representing the aggregate of all such fractions (in case where such aggregated shares still include any fraction less than one share, such fraction shall be rounded off) will be sold in the Japanese market or sold to Panasonic and the net cash proceeds from the sale will be distributed to the former holders of SANYO shares on a proportionate basis in accordance with their respective fractions.

Q.	How do the legal rights of Panasonic shares differ from those of SANYO shares?

A.	There are no material differences between or among the rights of shareholders of Panasonic’s common stock and SANYO’s common stock from a legal perspective.

Q.	When is the Share Exchange expected to be completed?

A.	The Share Exchange is expected to be completed on April 1, 2011.

Q.	How will trading in SANYO shares be affected in connection with the completion of the Share Exchange?

A.	SANYO expects that its shares will be delisted from the Tokyo Stock Exchange and the Osaka Securities Exchange about three trading days before April 1, 2011.

Q.	Will SANYO shareholders receive dividends on common stock for the year ending March 31, 2011?

A.	No. SANYO shareholders will not receive dividends on common stock for the year ending March 31, 2011.

Q.	Can the number of shares of Panasonic’s common stock for which the shares of SANYO’s common stock are exchanged change between now and the time the transaction is completed?

A.	No. The exchange ratio is fixed, and it will not change even if the trading price of Panasonic’s or SANYO’s common stock changes between now and the time the Share Exchange is completed. See “Risk Factors” beginning on page 11.

Q.	What is the record date for voting at the shareholders’ meeting?

A.	Holders of SANYO shares as of January 12, 2011 will be eligible to vote at the shareholders’ meeting expected to be held on March 4, 2011.

Q.	How do I vote at the shareholders’ meeting?

A.	You may exercise voting rights by mail-in-ballot or attending the meeting in person or through attorney-in-fact. SANYO will distribute materials to shareholders that will enable them to exercise their voting rights. Completed mail-in-ballots must be received at least one day before the shareholders’ meeting.

Q.	May I change my vote?

A.	Yes. If you want to change your vote expressed by mail-in-ballot, you must attend the meeting personally or through another shareholder you appoint as your attorney-in-fact, or send another mail-in-ballot dated a later date than the previous mail-in-ballot if SANYO redistributes mail-in-ballots. By attending the meeting in person you automatically revoke your mail-in-ballot.

Q.	How will shares represented at the shareholders’ meeting by mail-in-ballots be treated?

A.	The mail-in-ballots used for the shareholders’ meeting of SANYO will describe the proposals to be voted on by shareholders at the meeting, including approval of the Share Exchange. The mail-in-ballots will allow shareholders to indicate a “for” or “against” vote with respect to each proposal. In accordance with Japanese law and practice, SANYO intends to count toward the quorum requirements for its shareholders’ meeting the shares represented by mail-in-ballots that are returned without indicating a “for” or “against” vote for any of the proposals, and count these mail-in-ballots as having voted “for” the approval of the Share Exchange and other related proposals.

Q.	Do I have dissenters’ rights?

A.	Under the Company Law, you are entitled to dissenters’ rights of appraisal in connection with the Share Exchange if you comply with the procedures set forth in the Company Law and share handling regulations of SANYO. Any SANYO shareholder (i) who notifies SANYO prior to the shareholders’ meeting of his or her intention to oppose the Share Exchange, and who votes against the approval of the Share Exchange at the shareholders’ meeting, or (ii) who is not entitled to vote at such general meeting of shareholders, and complies with the other relevant procedures set forth in the Company Law, may demand that SANYO purchase his or her shares of SANYO’s common stock at the fair value. The failure of a shareholder of SANYO who is entitled to vote at such general meeting of shareholders to provide such notice prior to the shareholders’ meeting or to vote against the approval of the Share Exchange at the shareholders’ meeting will in effect constitute a waiver of the shareholder’s right to demand that SANYO purchase his or her shares of SANYO’s common stock at the fair value.

Q.	What are the Japanese tax consequences of the Share Exchange?

A.	Based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of shares of SANYO’s common stock who will be allotted shares of Panasonic’s common stock. As such, non-resident holders of shares of SANYO’s common stock will generally not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Tax Consequences” beginning on page 159.

Q.	What are the U.S. federal income tax consequences of the Share Exchange to U.S. holders of SANYO shares?

A.	Panasonic expects that the Share Exchange to be a taxable event for U.S. federal income tax purposes. As a result, U.S. Holders will generally recognize a capital gain or loss measured by the difference between (i) the sum of (A) the fair market value (in U.S. dollars) of Panasonic’s common stock received in exchange for their SANYO’s shares and (B) any cash received in lieu of fractional shares of Panasonic’s common stock, and (ii) their tax basis in the shares of SANYO’s common stock they hold. Such capital gain or loss will be long-term capital gain or loss if, at the time of the exchange, their holding period in their shares of SANYO’s common stock exceeds one year. For further discussion, see “Taxation—Material U.S. Federal Income Tax Consequences” beginning on page 161.

Q.	Is consummation of the Share Exchange conditioned upon successful execution of the Panasonic-PEW Share Exchange?

A.	No. The Share Exchange is a transaction independent from the Panasonic-PEW Share Exchange and will be consummated, subject to necessary approvals and other conditions, whether or not the Panasonic-PEW Share Exchange actually occurs.

Q.	Who can I call with questions?

A.	If you have more questions about the Share Exchange, you should contact:

Masahito Yamamura

Corporate Finance & IR Group

Panasonic Corporation

1006, Oaza Kadoma

Kadoma City, Osaka 571-8501

Japan

Telephone: 81-6-6908-1121

Koji Honda

Investor Relations Dept.

SANYO Electric Co., Ltd.

5-5, Keihan-Hondori 2-Chome,

Moriguchi City, Osaka 570-8677

Japan

Telephone: 81-6-6994-3480

SUMMARY

This summary highlights selected information from this document. It does not contain all the information that is important to you. You should read carefully the entire document to fully understand the Share Exchange.

Companies

Panasonic is one of the world’s leading producers of electronics and electric products. Panasonic currently offers a comprehensive range of products, systems and components for consumer, business and industrial use based on sophisticated electronics and precision technology, expanding to building materials and equipment, and housing business. A consolidated subsidiary of Panasonic since December 2009, SANYO manufactures and sells products in three fields: energy (solar cells and rechargeable batteries), ecology (commercial equipment, home appliances and car electronics) and electronics (electronic devices and digital system devices). SANYO has developed these businesses globally.

Panasonic’s principal executive offices are located at 1006, Oaza Kadoma, Kadoma City, Osaka 571-8501, Japan, and its telephone number is 81-6-6908-1121. SANYO’s principal executive offices are located at 5-5, Keihan-Hondori 2-Chome, Moriguchi City, Osaka 570-8677, Japan, and its telephone number is 81-6-6991-1181.

The Share Exchange

The boards of directors of Panasonic and SANYO have agreed to the Share Exchange, to be approved by SANYO’s shareholders at a shareholders’ meeting. Under the Share Exchange, each shareholder of SANYO registered as of the moment immediately preceding the Share Exchange will receive 0.115 shares of Panasonic’s common stock for each share of SANYO’s common stock that such shareholder holds. If the Share Exchange Agreement is approved by the shareholders of SANYO, and if the other conditions to completing the Share Exchange are satisfied, the Share Exchange is expected to become effective on April 1, 2011.

Notice of Meeting

To seek shareholders’ approval of the terms of the Share Exchange and certain other matters, the board of directors of SANYO has convened an extraordinary general meeting of shareholders. Under Japanese law, the notice of a general meeting of shareholders must be dispatched two weeks in advance to all shareholders of record having voting rights. SANYO will mail out its notices on such date as to be determined.

The affirmative vote of shareholders representing a two-thirds majority of the voting rights of the shareholders of SANYO represented at the shareholders’ meeting is required to approve the Share Exchange. Each shareholder is entitled to one vote per one unit of shares, which is comprised of 1,000 shares, subject to the limitation by the “Unit share system.” The required quorum for vote on the Share Exchange at the shareholders’ meeting is a one-third majority of the voting rights of the shareholders of SANYO who are entitled to exercise their voting rights.

The date, time and place of the meeting is expected to be Friday, March 4, 2011, at 10:00 a.m. (Japan Time), at The Main Hall in Umeda Arts Theater, 19-1, Chayamachi, Kita-ku, Osaka-City, Osaka, Japan.

Shareholders may attend the meeting in person or by proxy using a duly authorized power of attorney, or by mail-in-ballot.

At the meeting, you will be allowed to vote upon the terms of the Share Exchange approved by the boards of directors of Panasonic and SANYO.

Reasons for the Share Exchange

The business environment surrounding the Panasonic Group continues to change dramatically and rapidly. Thus, it is indispensable for the Panasonic Group to speed up strategy execution and take further advantage of the total strengths of the group in order to effectively compete against the competition and achieve business growth in new markets. As a result, Panasonic made a determination to turn both SANYO and PEW, which are both currently consolidated subsidiaries, into wholly-owned subsidiaries through simultaneous first-step tender offers and subsequent share exchanges.

Through ownership of all of the shares of both SANYO and PEW, Panasonic intends to dynamically accelerate, and to achieve further progress under its business plan by promoting rapid decision making and maximizing group synergies. Panasonic, PEW and SANYO intend to pursue the establishment of the new Panasonic Group, under which the three companies will be genuinely integrated, and will make efforts to (i) maximize value creation by strengthening contacts with customers, (ii) realize speedy and lean management, and (iii) accelerate business growth by boldly shifting management resources.

Furthermore, in order to realize these objectives, the Panasonic Group’s business organization is scheduled to be restructured by around January 2012. From the perspective of “maximization of customer value,” the basic policy of such restructuring is to integrate and reorganize the business and marketing divisions of the three companies into three business sectors: “Consumer,” “Components and Devices” and “Solutions,” and to design optimal business models that are most suitable for the character of each business. In addition, the Panasonic Group will reorganize its current 16 domain companies into nine, based on these new business sectors and as described below. The Panasonic Group will make efforts to establish a business organization under which it can effectively compete against global competitors in each business and in each industry.

Currently, direction of the reorganization of each business sector is expected to be as follows:

•	Consumer business sector:

The Panasonic Group intends to reorganize its marketing function on a global basis, and reorganize its marketing divisions, including Japan, to a global consumer marketing division. Under the reorganization, the Panasonic Group intends to enhance the function of its frontline business and accelerate the creation of customer-oriented products. Also, the Panasonic Group intends to work to strengthen, among others, its overseas consumer business by strategically distributing its marketing resources in Japan and overseas.

The Panasonic Group expects that the consumer business sector will have two domain companies: (1) AVC networks and (2) heating/refrigeration/air condition and home appliances. The AVC networks domain company will focus on creation of new businesses with next-generation products, with a unified concept of business and technology. The heating/refrigeration/air condition and home appliances domain company will aim to be the leading green innovation company in the home appliances business, with a strong line-up ranging from consumer use to commercial use, and is expected to globally expand its business in personal care and health enhancing products and cooking appliances.

•	Components and Devices business sector:

The Panasonic Group intends to strengthen cooperation among the development, production and sales functions for each component and device having a common business model. By combining marketing and technology, the Panasonic Group intends to strengthen its “proposal-style” business, which foresees the potential needs of customers and aim to expand the business as an independent business that does not rely on internal needs. Particularly in this business sector, the Panasonic Group intends to continue to make maximum use of SANYO’s strengths, such as its rechargeable batteries business and solar business, as well as its customer network.

Specifically, the Panasonic Group expects that the components and devices business section will have three domain companies: (1) automotives, (2) devices and (3) energy devices. These three domain companies are expected to cooperate in providing strategic customer services and conducting new sales development, with a department established for the purposes of such cooperation. The automotive domain company will aim to strengthen multimedia systems displays, create new growth markets such as EV and e-cockpit, and establish a robust Japanese market share for car navigation systems. The devices domain company will aim to develop new markets and customer with new products and technologies, and focus on environment and energy, healthcare and medical, material and devices, automotives and emerging markets. The energy devices domain company will aim especially to strengthen its lithium-ion battery and solar battery businesses.

•	Solutions business sector:

The Panasonic Group intends to unify the development, production and sales functions for each solution for business customers. The Panasonic Group aims to offer the most suitable products, services and solutions as quickly as possible, grasping customers’ needs in as timely a fashion as possible. In addition, the “comprehensive solutions for the entire home, the entire building and the entire town” that encompass these solutions will be accelerated. Particularly in this business sector, the Panasonic Group intends to continue to make maximum use of the strength and customer network of PEW.

Specifically, the Panasonic group expects that the solutions business sector will have four domain companies: (1) security and communication solutions, (2) environment and energy solutions, (3) healthcare and medical solutions, and (4) factory solutions. The security and communications solutions domain company will aim to provide “network” solutions with the Panasonic Group’s comprehensive technologies, from fixed to wireless communications, including mobile phones. The environment and energy solutions domain company will focus on contributing to a comfortable eco-conscious lifestyle, and aim for unconventional growth through comprehensive solutions and sales, and effective collaboration with other domain companies. The healthcare and medical solutions domain company is expected to serve as a pillar of the next generation business and assist in providing simple and affordable healthcare service, including contributing to the robot business with products such as a “robotic bed”. The factory solutions domain company will aim to contribute to the progress and development of global society with manufacturing solutions, including the development of new businesses in mounting and circuit fabrication and welding, and laser technology.

In addition, the environment and energy domain company will lead the “comprehensive solutions” initiative, which will involve four steps: (1) offer a packaged series as a whole set to a specific space, (2) utilize network-packaged equipment, (3) have a vertical value chain business to offer coherent value from sales to customer services, and (4) create a unique “comprehensive solutions” business model. The goal is to create such a unique business model that combines vertical and horizontal value chains from the planning stage through participation in the “smart city” projects in the world.

In addition to the reorganization, the head office will aim for a “lean and speedy” global head office by strengthening its strategic functions, while integrating and streamlining the three companies’ organizations. The nine domain companies will be responsible for managing their businesses autonomously, while the new head office will focus on three functions: (1) develop a group-wide growth strategy, (2) establish group core competencies and (3) offer services beyond the domain companies’ capabilities. The new head office is expected to have a global head office to govern the Panasonic Group based on each functional classification and regional management companies based on each region. By organizing the head office with a focus on indispensable functions, the Panasonic Group believes that it will be able to create new local businesses and solve local issues.

Further, together with this reorganization, Panasonic Group intends to integrate its brands, in principle, into “Panasonic” in the future. However, Panasonic Group expects that “SANYO” will continue to be partially utilized, depending on the particular business or region.

Panasonic Group believes that the business reorganizations mentioned above will promote the integration of the three companies’ advantages and the “proposal” capabilities for “comprehensive solutions,” and will enable rapid increase in global competitiveness especially in the “energy systems,” “heating/refrigeration/air conditioning” and “network AV” business, which are core businesses to lead sales and profits of the entire group companies. Also, in each business such as “healthcare,” “security,” and “LED,” which is positioned as a “key business for the next generation,” Panasonic will make efforts to accelerate the growth of such business by combining the capacities of the three companies for research and development, as well as market development.

Additionally, Panasonic intends to realize further reinforcement of management structure and cost competitiveness through business integration and unification of the business bases of the three companies, and through optimizing and streamlining its head office organization.

No Solicitation of Proxies, Consents or Authorizations

SANYO’s management is not soliciting proxies, consents or authorizations with respect to the Share Exchange prior to the extraordinary general meeting of shareholders.

Expiration of the Share Exchange Agreement

The Share Exchange Agreement shall cease to have any effect if, among others, the Share Exchange Agreement is not approved at the shareholders’ meeting of SANYO.

Dissenters’ Rights

Under Japanese law, you may have dissenters’ rights of appraisal in connection with the Share Exchange. See “The Share Exchange—Dissenters’ Appraisal Rights” for a complete discussion of dissenters’ rights.

Material Tax Consequences

Japanese Taxation

Based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of shares of SANYO’s common stock who will be allotted shares of Panasonic’s common stock. As such, non-resident holders of shares of SANYO’s common stock will generally not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Tax Consequences.”

Material U.S. Federal Income Tax Consequences

Panasonic expects that the Share Exchange to be a taxable event for U.S. federal income tax purposes. As a result, U.S. Holders will generally recognize a capital gain or loss measured by the difference between (i) the sum of (A) the fair market value (in U.S. dollars) of Panasonic’s common stock received in exchange for their SANYO’s shares and (B) any cash received in lieu of fractional shares of Panasonic’s common stock, and (ii) their tax basis in the shares of SANYO’s common stock they hold. Such capital gain or loss will be long-term capital gain or loss if, at the time of the exchange, their holding period in their shares of SANYO’s common stock exceeds one year. For further discussion, see “Taxation—Material U.S. Federal Income Tax Consequences” beginning on page 161.

Accounting Treatment of the Share Exchange

The Share Exchange will be accounted for by Panasonic as equity transactions in accordance with U.S. GAAP. See “The Share Exchange—Accounting Treatment.”

Risk Factors

In determining whether to vote to approve the Share Exchange, you should consider carefully the risk factors beginning on page 11 of this prospectus.

Trading Markets for Shares of Panasonic’s Common Stock

Panasonic’s common stocks are currently traded on the First Sections of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange. Also, American Depositary Shares, each representing one Panasonic share, are listed on the New York Stock Exchange.

RISK FACTORS

Prior to making a decision on the Share Exchange, you should carefully consider, along with other matters set out in this prospectus, the following considerations:

Risks Relating to the Share Exchange

The exchange ratio for the Share Exchange is fixed and will not be adjusted to reflect changes in the market values of Panasonic’s and SANYO’s common stock; as a result, the value of Panasonic’s common stock you receive in the transaction may be less than when you vote on the Share Exchange

Upon the completion of the Share Exchange, each share of SANYO’s common stock will be exchanged for 0.115 shares of Panasonic’s common stock. The ratio at which SANYO’s common stock will be exchanged for Panasonic’s common stock is fixed, and will not be adjusted for changes in the market prices of either company’s common stock. Therefore, even if the relative market values of Panasonic’s and SANYO’s common stock change, there will be no change in the number of shares of Panasonic’s common stock which shareholders of SANYO will receive in the Share Exchange.

Any change in the prices of either company’s common stock occurring prior to the effective date of the Share Exchange will affect the value that holders of SANYO’s common stock receive in the Share Exchange. The value of the Panasonic’s common stock to be received in the Share Exchange (which will occur approximately one month after the extraordinary general meeting of shareholders) may be higher or lower than the indicative value as of the date of this prospectus and/or as of the date of the extraordinary general meeting of SANYO shareholders, depending on the prevailing market prices of Panasonic’s and SANYO’s common stock.

The share prices of Panasonic’s and SANYO’s common stock are subject to the general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility in the past. Stock price changes may result from a variety of factors that are beyond the control of Panasonic and SANYO, including actual changes in, or investor perception of, Panasonic’s and SANYO’s businesses, operations and prospects. Regulatory developments, as well as current or potential legal proceedings, and changes in general market and economic conditions may also affect the stock price of Panasonic or SANYO.

You should obtain and review recent market quotations for Panasonic’s and SANYO’s common stock before voting on the Share Exchange. There can be no assurances as to the future market prices of Panasonic’s and SANYO’s common stock before the completion of the Share Exchange, nor of the market price of Panasonic’s common stock at any time after the completion of the Share Exchange.

Significant costs and expenses have been and are being incurred in the course of the Share Exchange and the Panasonic-PEW Share Exchange and subsequent consolidation of the business operations of the three companies

Significant costs and expenses have been and are being incurred related to the transactions contemplated herein. These costs and expenses include financial advisory, legal and accounting fees and expenses, arrangement fees to financial institutions, reorganization and restructuring costs, severance/employee benefit-related expenses, filing fees, printing expenses and other related charges. There may be significant costs in compensating dissenting shareholders who exercise their appraisal rights. There may also be additional unanticipated significant costs in connection with the any subsequent reorganization which we may not recoup.

Turning PEW and SANYO into wholly-owned subsidiaries may not produce the benefits anticipated by Panasonic

Through turning PEW and SANYO into wholly-owned subsidiaries through the tender offers and share exchanges described herein, Panasonic aims to promote more rapid decision-making and maximize group synergies, including through a restructuring of Panasonic’s business organization to be completed by around January 2012. However, in order to achieve such benefits, the operations of the three companies will need to be reorganized and their resources will need to be combined in a timely and flexible manner. There can be no assurance that Panasonic will be able to implement these steps as anticipated. For example, factors that could cause a delay in the implementation of these plans include negotiations with labor unions and the ability to integrate the “Panasonic” brand name. If Panasonic fails to achieve the planned restructuring effectively within the time frame that is currently contemplated or to the extent that is currently planned, or if for any other reason the expected group synergies fails to materialize, these transactions may not produce the benefits anticipated by Panasonic.

Risks Relating to the Business of Panasonic

Continued or further weakness in Japanese and global economies may cause reduced demand for Panasonic’s products

Demand for Panasonic’s products and services may be affected by general economic trends in the countries or regions in which Panasonic’s products and services are sold. Economic downturns and resulting declines in demand in Panasonic’s major markets worldwide may thus adversely affect Panasonic’s business, operating results and financial condition. Triggered by the financial crisis in fiscal 2009, Panasonic’s business environment rapidly deteriorated due to declines in global consumption and business activities and due to intensified price competition. Regarding the business environment for fiscal 2011, ending March 31, 2011, Panasonic currently anticipates market conditions to remain unpredictable due to various factors including the yen’s appreciation and ever-intensified global competition, despite a gradually recovering global economy. Panasonic may incur increased costs for additional business restructuring in order to cope with the business environment. If global market conditions worsen beyond expectations, the business environment of Panasonic may deteriorate more than currently anticipated, which may adversely affect Panasonic’s business, operating results and financial condition.

Currency exchange rate fluctuations may adversely affect Panasonic’s operating results

Foreign exchange rate fluctuations may adversely affect Panasonic’s business, operating results and financial condition, because its international business transactions and costs and prices of its products and services in overseas countries are affected by foreign exchange rate changes. In addition, foreign exchange rate changes can also affect the yen value of Panasonic’s investments in overseas assets and liabilities because Panasonic’s consolidated financial statements are presented in Japanese yen. Generally, an appreciation of the yen against other major currencies such as the U.S. dollar and the euro may adversely affect Panasonic’s operating results. Meanwhile, a depreciation of the yen against the aforementioned major currencies may have a favorable impact on Panasonic’s operating results. The global financial crisis, which occurred in 2008, caused the rapid appreciation of the yen against other major currencies, which adversely and significantly affected Panasonic’s operating results in fiscal 2009 and fiscal 2010. Any further or continued appreciation of the yen may adversely affect Panasonic’s business, operating results and financial condition.

Interest rate fluctuations may adversely affect Panasonic’s financial condition, etc.

Panasonic is exposed to interest rate fluctuation risks which may affect Panasonic’s operational costs, interest expenses, interest income and the value of financial assets and liabilities. Accordingly, interest rate fluctuations may adversely affect Panasonic’s business, operating results and financial condition.

Continuation or deterioration of financial market turmoil may adversely affect Panasonic’s ability to raise funds or may increase the cost of fund raising

Panasonic raises funds for its business through methods such as borrowing from financial institutions and issuance of bonds and commercial papers. Where, among other events, financial market turmoil continues or deteriorates, financial institutions reduce lending to Panasonic, or rating agencies downgrade Panasonic’s credit ratings, Panasonic may not be able to raise funds in the time and amount necessary for Panasonic, or under conditions which Panasonic deems appropriate, and Panasonic may incur additional costs of raising funds, which may adversely affect Panasonic’s business, operating results and financial condition.

Decreases in the value of Japanese stocks may adversely affect Panasonic’s financial results

Panasonic holds mostly Japanese stocks as part of its investment securities. The value of such stocks has dropped significantly due to the world financial crisis and the recession of Japanese economy in fiscal 2009, causing Panasonic to record losses on valuation of its investment securities in fiscal 2009 and fiscal 2010. Further decreases in the value of stocks may cause additional losses due to decreases in the valuation of investment securities, thereby adversely affecting Panasonic’s operating results and financial condition. The decrease in the value of Japanese stocks may also reduce stockholders’ equity on the balance sheet, as unrealized holding gains (losses) of available-for-sale securities are included as part of accumulated other comprehensive income (loss).

Competition in the industry may adversely affect Panasonic’s ability to maintain profitability

Panasonic develops, produces and sells a broad range of products and therefore faces many different types of competitors, from large international companies to relatively small, rapidly growing, and highly specialized organizations. Panasonic may choose not to fund or invest in one or more of its businesses to the same degree as its competitors in those businesses do, or it may not be able to do so in a timely manner or even at all. These competitors may have greater financial, technological, and marketing resources than Panasonic in the respective businesses in which they compete.

Rapid declines in product prices may adversely affect Panasonic’s financial condition

Panasonic’s business is subject to intense price competition worldwide, which makes it difficult for Panasonic to determine product prices and maintain adequate profits. Such intensified price competition may adversely affect Panasonic’s profits, especially in terms of possible decreases in demand. Amid accelerating changes in the structure of markets, such as a demand shift to emerging markets and lower-priced products, and market expansion of environmental and energy-related businesses, Panasonic’s product prices in digital electronics and many other business areas may continue to decline significantly.

Panasonic’s business is, and will continue to be, subject to risks generally associated with international business operations

One of Panasonic’s business strategies is business expansion in overseas markets. In many of these markets, Panasonic may face risks generally associated with international manufacturing and other business operations, such as political instability, including terrorist attacks and abduction, cultural and religious differences and labor relations, as well as economic uncertainty and foreign currency exchange risks. Panasonic may also face barriers in commercial and business customs in foreign countries, including difficulties in timely collection of accounts receivable or in building and expanding relationships with customers, subcontractors or parts suppliers. Panasonic may also experience various political, legal or other restrictions in investment, trade, manufacturing, labor or other aspects of operations, including restrictions on foreign investment or the repatriation of profits on invested capital, nationalization of local industry, changes in export or import restrictions or foreign exchange controls, and changes in the tax system or the rate of taxation in countries where Panasonic operates businesses. With respect to products exported overseas, tariffs, other barriers or shipping costs may make Panasonic’s products less competitive in terms of price. Expanding its overseas business may require significant investments long before Panasonic realizes returns on such investments, and increased investments may result in expenses growing at a faster rate than revenues.

Panasonic may not be able to keep pace with technological changes and develop new products or services in a timely manner to remain competitive

Panasonic may fail to introduce new products or services in response to technological changes in a timely manner. Some of Panasonic’s core businesses, such as consumer digital electronics and key components and devices, are concentrated in industries where technological innovation is the central competitive factor.

Panasonic continuously faces the challenge of developing and introducing viable and innovative new products. Panasonic must predict with reasonable accuracy both future demand and new technologies that will be available to meet such demand. If Panasonic fails to do so, it will not be able to compete effectively in new markets.

Panasonic may not be able to develop product formats that can prevail as de facto standards

Panasonic has been forming alliances and partnerships with other major manufacturers to strengthen technologies and the development of product formats, such as next-generation home and mobile networking products, data storage devices, and software systems. Despite these efforts, Panasonic’s competitors may succeed in developing de facto standards for future products before Panasonic can. In such cases, Panasonic’s competitive position, business, operating results and financial condition could be adversely affected.

Panasonic may not be able to successfully recruit and retain skilled employees, particularly scientific, technical and management professionals

Panasonic’s future success depends largely on its ability to attract and retain certain key personnel, including scientific, technical and management professionals. Industry demand for skilled employees, however, exceeds the number of personnel available, and the competition for attracting and retaining these employees is intense. Because of this intense competition for skilled employees, Panasonic may be unable to retain its existing personnel or attract additional qualified employees to keep up with future business needs. If this should happen, Panasonic’s business, operating results and financial condition could be adversely affected.

Alliances with, and strategic investments in, third parties, and mergers and acquisitions undertaken by Panasonic, may not produce positive or expected results

Panasonic develops its businesses by forming alliances or joint ventures with, and making strategic investments in, other companies, including investments in start-up companies. Furthermore, the strategic importance of partnering with third parties is increasing. In some cases, such partnerships are crucial to Panasonic’s goal of introducing new products and services, but Panasonic may not be able to successfully collaborate or achieve expected synergies with its partners. Furthermore, Panasonic does not control these partners, who may make decisions regarding their business undertakings with Panasonic that may be contrary to Panasonic’s interests. In addition, if these partners change their business strategies, Panasonic may fail to maintain these partnerships.

Panasonic is dependent on the ability of third parties to deliver parts, components and services in adequate quality and quantity in a timely manner, and at a reasonable price

Panasonic’s manufacturing operations depend on obtaining raw materials, parts and components, equipment and other supplies including services from reliable suppliers at adequate quality and quantity in a timely manner. It may be difficult for Panasonic to substitute one supplier for another, increase the number of suppliers or change one component for another in a timely manner or at all due to the interruption of supply caused by, among other conditions, the bankruptcy of suppliers or increased industry demand. This may adversely affect Panasonic’s operations. Although Panasonic decides purchase prices by contract, the prices of raw materials, including iron and steel, resin, and non-ferrous metals, and parts and components, may increase due to changes in supply and demand and the inflow of investment funds. Some components are only available from a limited number of suppliers, which also may adversely affect Panasonic’s business, operating results and financial condition.

Panasonic is exposed to the risk that its customers may encounter financial difficulties

Many of Panasonic’s customers purchase products and services from Panasonic on payment terms that do not provide for immediate payment. If customers from whom Panasonic has substantial accounts receivable encounter financial difficulties and are unable to make payments on time, Panasonic’s business, operating results and financial condition could be adversely affected.

Panasonic may not be able to achieve all the targets of its midterm management plan

Panasonic is implementing a midterm management plan called “Green Transformation 2012” (“GT12”), announced on May 7, 2010, which runs from fiscal 2011 to fiscal 2013. Under this plan, Panasonic aims to achieve an operating profit* to sales ratio of 5% or more, sales of 10 trillion yen, ROE of 10% and CO2 emission reductions of 50 million tons (compared to the estimated amount of emission in fiscal 2013 assuming that no remedial measures were taken since fiscal 2006). However, Panasonic may not be successful in achieving all the targets or in realizing the expected benefits because of various external and internal factors including deterioration of the business environment and increased costs of business restructuring such as additional business reorganization, the impairment of fixed assets and employment adjustment in order to cope with the business environment.

* In order to be consistent with generally accepted financial reporting practices in Japan, operating profit, a non-GAAP measure, is presented as net sales less cost of sales and selling, general and administrative expenses. Panasonic believes that this is useful to investors in comparing Panasonic’s financial results with those of other Japanese companies.

Panasonic may be subject to product liability or warranty claims that could result in significant direct or indirect costs

The occurrence of quality problems due to product defects, including safety incidents, in Panasonic products could make Panasonic liable for damages not covered by product and completed operation liability insurance, whereby Panasonic could incur significant expenses. Due to negative publicity concerning these problems, Panasonic’s business, operating results and financial condition may be adversely affected.

Panasonic may fail to protect its proprietary intellectual properties, or face claims of intellectual property infringement by a third party, and may lose its intellectual property rights on key technologies or be liable for significant damages

Panasonic’s success depends on its ability to obtain intellectual property rights covering its products and product design. Patents may not be granted or may not be of sufficient scope or force to provide Panasonic with adequate protection or commercial advantage. In addition, effective copyright and trade secret protections may be unavailable or limited in some countries in which Panasonic operates. Competitors or other third parties may also develop technologies that are protected by patents and other intellectual property rights, which make such technologies unavailable or available only on terms unfavorable to Panasonic. Panasonic obtains licenses for intellectual property rights from other parties; however, such licenses may not be available at all or on acceptable terms in the future. Litigation may also be necessary to enforce Panasonic’s intellectual property rights or to defend against intellectual property infringement claims brought against Panasonic by third parties. In such cases, Panasonic may incur significant expenses for such lawsuits. Furthermore, Panasonic may be prohibited from using certain important technologies or liable for damages in cases of admitted violations of intellectual property rights of others.

Changes in accounting standards and tax systems may adversely affect Panasonic’s financial results and condition

Introduction of new accounting standards or tax systems, or changes thereof, which Panasonic cannot predict, may have a material adverse effect on Panasonic’s operating results and financial condition. In addition, if tax authorities have different opinions from Panasonic on Panasonic’s tax declarations, Panasonic may need to make larger tax payments than estimated.

Payments or compensation related to environmental regulations or issues may adversely affect Panasonic’s business, operating results and financial condition

Panasonic is subject to environmental regulations such as those relating to climate change, air pollution, water pollution, elimination of hazardous substances, waste management, product recycling, and soil and groundwater contamination, and may be held responsible for certain related payments or compensation. Furthermore, if these regulations become stricter and an additional duty of eliminating the use of environmentally hazardous materials is imposed, or if Panasonic determines that it is necessary and appropriate, from the viewpoint of corporate social responsibility, to respond to environmental issues, the payment of penalties for the violation of these regulations or voluntary payment of compensation for consolation to parties affected by such issues may adversely affect Panasonic’s business, operating results and financial condition.

Leaks of confidential information or trade secrets may adversely affect Panasonic’s business

In the normal course of business, Panasonic holds confidential information mainly about customers regarding credit worthiness and other information, as well as confidential information about companies and other third parties. Such information may be leaked due to an accident or other inevitable cause, and any material leakage of confidential information may result in significant expense for related lawsuits and adversely affect Panasonic’s business and image. Moreover, besides customer information, there is a risk that Panasonic’s trade secrets, such as technology information, may be leaked by illegal conduct or by mere negligence of external parties, etc. If such is the case, Panasonic’s business, operating results and financial condition may be adversely affected.

Governmental laws and regulations may limit Panasonic’s activities, increase its operating costs or subject it to sanctions and lawsuits

Panasonic is subject to governmental regulations in Japan and other countries in which it conducts its business, including governmental approvals required for conducting business and investments, laws and regulations governing the telecommunications businesses and electric product safety, national security-related laws and regulations and export/import laws and regulations, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, financial and business taxation laws and regulations, and internal control regulations due to the implementation of stricter laws and regulations and stricter interpretations. However, to the extent that Panasonic cannot comply with these laws and regulations from technical and economic perspectives, or if they become stricter and Panasonic determines that it would not be economical to continue to comply with them, Panasonic would need to limit its activities in the affected business areas. These laws and regulations could increase Panasonic’s operating costs. In addition, in the event that governmental authorities find or determine that Panasonic has violated these laws and regulations, Panasonic could become subject to regulatory sanctions, including money penalties, or criminal sanctions or civil lawsuits for damages, and could also suffer reputational harm.

Panasonic’s facilities and information systems could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on its business operations

Panasonic’s headquarters and major facilities including manufacturing plants, sales offices and research and development centers are located in Japan. Panasonic also operates procurement, manufacturing, logistics, sales and research and development facilities all over the world. If major disasters, such as earthquakes, fires, floods, including those caused by climate change, wars, terrorist attacks, computer viruses or other events occur, or Panasonic’s information system or communications network breaks down or operates improperly as a result of such events, Panasonic’s facilities may be seriously damaged, or Panasonic may have to stop or delay production and shipment. Panasonic may incur expenses relating to such damages. In addition, if an infectious disease, such as a new highly-pathogenic flu strain, becomes prevalent throughout the world, Panasonic’s manufacturing and sales may be materially disrupted.

External economic conditions may adversely affect Panasonic’s pension plans

Panasonic has contributory, funded benefit pension plans covering substantially all employees in Japan who meet eligibility requirements. A decline in interest rates may cause a decrease in the discount rate on benefit obligations. A decrease in the value of stocks may also affect the return on plan assets. As a result, the actuarial loss may increase, leading to an increase in future net periodic benefit costs of these pension plans.

Some long-lived assets may not produce adequate returns

Panasonic has many long-lived assets, such as plant, property and equipment, and goodwill, that generate returns. Panasonic periodically reviews the recorded value of its long-lived assets to determine if the fair value will be sufficient to support the remaining recorded asset values. If these long-lived assets do not generate sufficient cash flows, impairment losses will have to be recognized, adversely affecting Panasonic’s results of operations and financial condition.

Realizability of deferred tax assets and uncertain tax positions may increase Panasonic’s provision for income tax

In assessing the realizability of deferred tax assets and uncertain tax positions based on the expected future generation of taxable income or assessed sustainability of uncertain tax positions, Panasonic considers whether it is more likely than not that any portion or all of the deferred tax assets or recognized tax position benefit will not be realized. If Panasonic determines that temporary differences and loss carryforwards or recognized tax benefits cannot be realized upon the generation of future taxable income during the deductible periods due to deteriorating business conditions or tax position benefits may not be realized upon settlement, valuation allowance against deferred tax assets or unrecognized tax benefit reserves could be recognized and Panasonic’s provision for income tax may increase.

Financial results and condition of associated companies may adversely affect Panasonic’s operating results and financial condition

Panasonic holds equities of several associated companies. Panasonic can exercise influence over operating and financing policies of these companies. However, Panasonic does not have the right to make decisions for them since the companies operate independently. Some companies may record losses. If these associated companies do not generate profits, Panasonic’s business results and financial condition may be adversely affected.

Risks Relating to Owning Panasonic’s Common Stock and ADSs

Panasonic’s shareholders of record on a record date may not receive the dividend they anticipate

The customary dividend payout practice and relevant regulatory regime of publicly listed companies in Japan may differ from that followed in foreign markets. Panasonic’s dividend payout practice is no exception. While Panasonic regularly announces forecasts of annual and interim dividends in April or May of each year, these forecasts are not legally binding. The payment of annual or interim dividends requires a resolution of its board of directors. If the board adopts such a resolution, the dividend payment is made to shareholders as of the applicable record date, which is currently specified by its Articles of Incorporation as March 31, in the case of annual dividends, and September 30, in the case of interim dividends. However, the board usually does not adopt a resolution with respect to an annual dividend until after March 31 or with respect to an interim dividend until after September 30, respectively. Shareholders of record as of an applicable record date may sell shares in the market after the record date in anticipation of receiving a certain dividend payment based on the previously announced forecasts. However, since these forecasts are not legally binding and resolutions to pay dividends are usually not adopted until after the record date, Panasonic’s shareholders of record on record dates for annual or interim dividends may not receive the dividend they anticipate.

Investors holding less than a unit of shares will have limited rights as shareholders

Pursuant to the Company Law and other related legislation, Panasonic’s Articles of Incorporation provide that 100 shares of common stock constitute one “unit.” The Company Law imposes significant restrictions and limitations on holdings of shares that do not constitute whole units. In general, holders of shares constituting less than one unit do not have the right to vote or to examine Panasonic’s books and records. The transferability of shares of Panasonic’s common stock constituting less than one unit is significantly limited. For a more complete description of the unit share system and its effect on the rights of holders of Panasonic shares, see “Description of Panasonic’s Common Stock—Unit Share System.”

Rights of shareholders under Japanese law may be more limited than under the laws of other jurisdictions

Panasonic’s Articles of Incorporation, Regulations of the Board of Directors, and the Company Law govern the corporate affairs of Panasonic. Legal principles relating to such matters as the validity of corporate procedures, directors’ fiduciary duties and liabilities, and shareholders’ rights may be different from those that would apply to a non-Japanese company. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries or jurisdictions within the United States. You may have more difficulty in asserting your rights as a shareholder than you would as a shareholder of a corporation organized in another jurisdiction.

Because of daily price range limitations under Japanese stock exchange rules, you may not be able to sell your shares of Panasonic’s common stock at a particular price on any particular trading day, or at all

Stock prices on Japanese stock exchanges are determined on a real-time basis by the equilibrium between bids and offers. These exchanges are order-driven markets without specialists or market makers to guide price formation. To prevent excessive volatility, these exchanges set daily upward and downward price fluctuation limits for each stock, based on the previous day’s closing price. Although transactions may continue at the upward or downward limit price if the limit price is reached on a particular trading day, no transactions may take place outside these limits. Consequently, an investor wishing to sell at a price above or below the relevant daily limit may not be able to sell his or her shares at such price on a particular trading day, or at all.

It may not be possible for investors to effect service of process within the United States upon Panasonic or its directors, executive officers or corporate auditors, or to enforce against Panasonic or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States

Panasonic is a joint stock corporation organized under the laws of Japan. Almost all of Panasonic’s directors, executive officers and corporate auditors reside outside the United States. Many of Panasonic’s assets and the assets of these persons are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon Panasonic or these persons or to enforce against Panasonic or these persons judgments obtained in the U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. Panasonic believes that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States.

ADS holders must act through the depositary to exercise these rights and have fewer rights than shareholders

The rights of shareholders under Japanese law to take actions, including exercising their voting rights, receiving dividends and distributions, bringing derivative actions, examining Panasonic’s accounting books and records, and exercising appraisal rights, are available only to shareholders of record. Because the depositary, through its nominee, is the record holder of the shares underlying the ADSs, only the depositary can exercise those rights in connection with deposited shares. If shareholders choose to deposit shares allocated to them in the Share Exchange for ADS, the depositary will make efforts to exercise their voting rights underlying ADSs in accordance with the instructions of ADS holders, and will pay dividends and distributions collected from Panasonic. However, ADS holders will not be able to bring a derivative action, examine Panasonic’s accounting books and records, or exercise appraisal rights through the depositary.

SELECTED CONSOLIDATED FINANCIAL DATA OF PANASONIC

U.S. GAAP Selected Financial Data of Panasonic

The following selected consolidated statement of operations data for the years ended March 31, 2008, 2009 and 2010, and the selected consolidated balance sheet data as of March 31, 2009 and 2010, have been derived from Panasonic’s audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for the years ended March 31, 2006 and 2007, and the selected consolidated balance sheet data as of March 31, 2006, 2007 and 2008 have been derived from Panasonic’s audited consolidated financial statements not included in this prospectus. The selected consolidated statement of operations data for the six months ended September 30, 2009 and 2010, and the selected consolidated balance sheet data as of September 30, 2010 have been derived from Panasonic’s unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated balance sheet data as of September 30, 2009 have been derived from Panasonic’s unaudited consolidated financial statements not included in this prospectus. You should read the following selected consolidated financial data in conjunction with Panasonic’s consolidated financial statements and the information in “Panasonic Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus. Panasonic has prepared its consolidated financial statements in accordance with U.S. GAAP.

	Yen (billions), except per share amounts
	Fiscal year ended March 31,					Six months ended September 30,
	2010	2009	2008	2007	2006	2010	2009
Statements of Operations Data:
Net sales	7,418	7,766	9,069	9,108	8,894	4,368	3,333
Income (loss) before income taxes	(29)	(383)	435	439	371	145	(26)
Net income (loss)	(171)	(404)	311	248	153	84	(51)
Net income (loss) attributable to Panasonic Corporation	(103)	(379)	282	217	154	75	(47)
Per common share:
Net income (loss) attributable to Panasonic Corporation:
Basic	(49.97)	(182.25)	132.90	99.50	69.48	36.09	(22.63)
Diluted	—	(182.25)	132.90	99.50	69.48	—	—
Dividends	12.50	40.00	32.50	25.00	17.50	5.00	5.00
	($0.13)	($0.40)	($0.33)	($0.21)	($0.15)	($0.06)	($0.06)

Balance Sheet Data:
Total assets	8,358	6,403	7,444	7,897	7,965	8,964	6,809
Long-term debt	1,029	651	232	227	264	950	682
Total Panasonic Corporation shareholders’ equity	2,792	2,784	3,742	3,917	3,788	2,652	2,701
Common stock	259	259	259	259	259	259	259
Number of shares issued at year-end (thousands)	2,453,053	2,453,053	2,453,053	2,453,053	2,453,053	2,453,053	2,453,053
Number of shares issued and outstanding at year-end (thousands)	2,070,605	2,070,642	2,101,117	2,146,284	2,209,532	2,070,330	2,070,622

Notes:

1.	Dividends per share reflect those paid during each fiscal year.
2.	United States dollar amounts for dividends per share are translated from yen for convenience at the year-end exchange rate of each period.
3.	Panasonic adopted the provisions of ASC 810, “Consolidation” and the presentations requirements for the financial statements have been adopted retrospectively and prior year amounts of net income (loss) have been reclassified to conform to the presentation used for fiscal 2010.
4.	Diluted net income (loss), attributable to Panasonic Corporation common shareholders per share for fiscal 2010, and for the six months ended September 30, 2009 and 2010 have been omitted because Panasonic did not have potential common shares that were outstanding for these periods.

SELECTED CONSOLIDATED FINANCIAL DATA OF SANYO

U.S. GAAP Selected Financial Data of SANYO

The following selected consolidated statement of operations data for the years ended March 31, 2009 and 2010, and the selected consolidated balance sheet data as of March 31, 2009 and 2010, have been derived from SANYO’s audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for the years ended March 31, 2006, 2007 and 2008 and the selected consolidated balance sheet data as of March 31, 2006, 2007 and 2008 have been derived from SANYO’s audited consolidated financial statements not included in this prospectus. The selected consolidated statement of operations data for the six months ended September 30, 2009 and 2010, and the selected consolidated balance sheet data as of September 30, 2010 have been derived from SANYO’s unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated balance sheet data as of September 30, 2009 have been derived from SANYO’s unaudited consolidated financial statements not included in this prospectus. You should read the following selected consolidated financial data in conjunction with SANYO’s consolidated financial statements and the information in “SANYO Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus. SANYO has prepared its consolidated financial statements in accordance with U.S. GAAP.

	Yen (billions), except per share amounts
	Fiscal year ended March 31,					For the six months ended September 30,
	2010	2009	2008	2007	2006	2010	2009
Statements of Operations Data:
Net sales*	1,494	1,647	1,853	N/A	N/A	748	734
Income (loss) from continuing operations before income taxes*	(29)	(27)	59	N/A	N/A	19	(29)
Income (loss) from continuing operations*	(41)	(32)	44	N/A	N/A	11	(36)
Net income (loss) attributable to SANYO	(49)	(93)	29	(45)	(206)	12	(37)
Per common share:
Net income (loss) attributable to SANYO:
Basic	(7.94)	(15.18)	4.67	(72.66)	(194.96)	1.88	(6.08)
Diluted	—	(15.18)	4.67	(72.66)	(194.96)	—	—
Dividends	—	—	—	—	—	—	—

Balance Sheet Data:
Total assets	1,391	1,345	1,684	1,971	2,155	1,305	1,394
Long-term debt	324	305	271	335	494	260	435
Total SANYO stockholders’ equity	108	146	308	312	403	105	112
Common stock	322	172	172	172	172	322	209
Preferred stock	—	150	150	150	89	—	113
Number of shares issued at year-end (thousands)
Common stock	6,158,053	1,872,338	1,872,338	1,872,338	1,872,338	6,158,053	2,937,562
Preferred stock	—	428,572	428,572	428,572	428,572	—	428,572
Number of shares issued and outstanding at year-end (thousands)
Common stock	6,141,397	1,855,811	1,853,108	1,853,502	1,854,464	6,141,225	2,920,919
Preferred stock	—	428,572	428,572	428,572	428,572	—	322,049

*Note:	Operational results of the semiconductor business classified as discontinued operations for the earliest two years of the five-year period have not been reclassified due to the unreasonable effort and expense necessary to disclose such information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared on a U.S. GAAP basis and give effect to the acquisition of all outstanding shares of SANYO through the tender offer and Share Exchange. These unaudited pro forma condensed consolidated financial statements are based on the acquisition method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma condensed consolidated financial statements are also based on and derived from the historical U.S. GAAP consolidated financial statements of Panasonic, together with the related notes, which are included in this prospectus.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with (1) the historical U.S. GAAP consolidated financial statements, together with the related notes, of Panasonic included in this prospectus, and (2) the selected U.S. GAAP consolidated financial data of Panasonic included in this prospectus.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 gives effect to the tender offer and Share Exchange as if they had occurred on September 30, 2010. The unaudited pro forma condensed consolidated statement of operations gives effect to the tender offer and Share Exchange as if they had occurred at the beginning of the year ended March 31, 2010. In addition, the unaudited pro forma condensed consolidated financial statements give effect to the original acquisition of 50.2% voting rights and controlling interest in SANYO on December 21, 2009 as if the acquisition had occurred at the beginning of the year ended March 31, 2010.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. This information is not necessarily indicative of the operating results or financial position that might have occurred had the tender offer and Share Exchange occurred on the dates indicated, nor is it necessarily indicative of future operating results or financial position of Panasonic.

As a result of the tender offer and Share Exchange, Panasonic and SANYO will incur transaction costs, currently estimated at approximately 1,800 million yen in the aggregate, in connection with completing the transaction. These transaction costs are currently expected to consist principally of costs associated with issuance of new shares, as well as legal and accounting fees.

The unaudited pro forma condensed consolidated financial statements do not reflect the transaction costs described above or any additional unanticipated transaction costs to be incurred through the date of the tender offer and Share Exchange or thereafter, nor do they reflect any anticipated synergies or cost savings.

PANASONIC CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010

	(yen in millions)
	Historical	Pro Forma adjustments- tender offer (Note 2a)	Sub-total	Pro Forma adjustments- Share Exchange (Note 2b)	Pro Forma
Assets
Current assets:
Cash and cash equivalents	1,868,406	(261,023)	1,607,383		1,607,383
Time deposits	102,076		102,076		102,076
Trade receivables:
Related companies	45,644		45,644		45,644
Notes	77,308		77,308		77,308
Accounts	1,057,328		1,057,328		1,057,328
Allowance for doubtful receivables	(22,906)		(22,906)		(22,906)

Net trade receivables	1,157,374		1,157,374		1,157,374

Inventories	1,010,673		1,010,673		1,010,673
Other current assets	459,005		459,005		459,005

Total current assets	4,597,534	(261,023)	4,336,511		4,336,511

Investments and advances:
Associated companies	154,387		154,387		154,387
Other investments and advances	379,182		379,182		379,182

Total investments and advances	533,569		533,569		533,569

Property, plant and equipment:
Land	385,279		385,279		385,279
Buildings	1,757,887		1,757,887		1,757,887
Machinery and equipment	2,234,098		2,234,098		2,234,098
Construction in progress	125,708		125,708		125,708

	4,502,972		4,502,972		4,502,972
Less accumulated depreciation	2,590,061		2,590,061		2,590,061

Net property, plant and equipment	1,912,911		1,912,911		1,912,911

Other assets:
Goodwill	920,312		920,312		920,312
Intangible assets	576,481		576,481		576,481
Other assets	423,159		423,159		423,159

Total other assets	1,919,952		1,919,952		1,919,952

	8,963,966	(261,023)	8,702,943		8,702,943

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PANASONIC CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010—(CONTINUED)

	(yen in millions)
	Historical	Pro Forma adjustments- tender offer (Note 2a)	Sub-total	Pro Forma adjustments- Share Exchange (Note 2b)	Pro Forma
Liabilities and Equity
Current liabilities:
Short-term debt, including current portion of long-term debt	1,113,805		1,113,805		1,113,805
Trade payables:
Related companies	97,049		97,049		97,049
Notes	57,398		57,398		57,398
Accounts	934,239		934,239		934,239

Total trade payables	1,088,686		1,088,686		1,088,686

Accrued income taxes	59,446		59,446		59,446
Accrued payroll	159,753		159,753		159,753
Other accrued expenses	818,935		818,935		818,935
Deposits and advances from customers	67,729		67,729		67,729
Employees’ deposits	9,704		9,704		9,704
Other current liabilities	362,201		362,201		362,201

Total current liabilities	3,680,259		3,680,259		3,680,259

Noncurrent liabilities:
Long-term debt	950,131		950,131		950,131
Retirement and severance benefits	415,931		415,931		415,931
Other liabilities	379,800		379,800		379,800

Total noncurrent liabilities	1,745,862		1,745,862		1,745,862

Equity:
Panasonic Corporation shareholder’s equity:
Common stock	258,740		258,740		258,740
Capital surplus	1,126,269	50,305	1,176,574	29,301	1,205,875
Legal reserve	93,949		93,949		93,949
Retained earnings	2,413,210		2,413,210	(72,384)	2,340,826
Accumulated other comprehensive income (loss):
Cumulative translation adjustments	(445,087)	(4,929)	(450,016)	(3,041)	(453,057)
Unrealized holding gains (losses) of available-for-sale securities	10,353	(26)	10,327	(17)	10,310
Unrealized gains (losses) of derivative instruments	1,728		1,728		1,728
Pension liability adjustments	(136,507)	(491)	(136,998)	(303)	(137,301)

Total accumulated other comprehensive income (loss)	(569,513)	(5,446)	(574,959)	(3,361)	(578,320)

Treasury stock, at cost	(670,695)		(670,695)	235,328	(435,367)

Total Panasonic Corporation shareholders’ equity	2,651,960	44,859	2,696,819	188,884	2,885,703

Noncontrolling interests	885,885	(305,882)	580,003	(188,884)	391,119

Total equity	3,537,845	(261,023)	3,276,822	—	3,276,822

Commitments and contingent liabilities

	8,963,966	(261,023)	8,702,943	—	8,702,943

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PANASONIC CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2010

	(yen in millions, except per share data)
	Historical	Pro Forma adjustments- tender offer (Note 3b)	Sub-total	Pro Forma adjustments- Share Exchange (Note 3c)	Pro Forma
Revenues, costs and expenses:
Net sales:
Related companies	114,544		114,544		114,544
Other	4,253,404		4,253,404		4,253,404

Total net sales	4,367,948		4,367,948		4,367,948
Cost of sales	(3,199,550)		(3,199,550)		(3,199,550)
Selling, general and administrative expenses	(999,430)		(999,430)		(999,430)
Interest income	5,717		5,717		5,717
Dividends received	3,483		3,483		3,483
Other income	30,260		30,260		30,260
Interest expenses	(14,285)		(14,285)		(14,285)
Other deductions	(49,590)		(49,590)		(49,590)

Income before income taxes	144,553		144,553		144,553
Provision for income taxes:
Current	65,631		65,631		65,631
Deferred	(1,484)		(1,484)		(1,484)

	64,147		64,147		64,147
Equity in earnings of associated companies	3,629		3,629		3,629

Net income	84,035		84,035		84,035
Less net income attributable to noncontrolling interests	9,317	188	9,505	116	9,621

Net income attributable to Panasonic Corporation	74,718	(188)	74,530	(116)	74,414

Net income per share attributable to Panasonic Corporation common shareholders:
Basic	36.09	(0.09)	36.00	(2.25)	33.75
Diluted	—		—		—
Weighted average number of common shares (Note 3d):
Basic	2,070,372,312		2,070,372,312	134,256,345	2,204,628,657
Diluted	—		—		—

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PANASONIC CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2010

	(yen in millions, except per share data)
	Historical	Pro Forma adjustments- SANYO acquisition (Note 3a)	Pro Forma adjustments- tender offer (Note 3b)	Sub-total	Pro Forma adjustments- Share Exchange (Note 3c)	Pro Forma
Revenues, costs and expenses:
Net sales:
Related companies	209,938	40,060		249,998		249,998
Other	7,208,042	1,159,360		8,367,402		8,367,402

Total net sales	7,417,980	1,199,420		8,617,400		8,617,400
Cost of sales	(5,341,059)	(1,001,361)		(6,342,420)		(6,342,420)
Selling, general and administrative expenses	(1,886,468)	(208,539)		(2,095,007)		(2,095,007)
Interest income	12,348	1,425		13,773		13,773
Dividends received	6,746	289		7,035		7,035
Other income	47,896	11,705		59,601		59,601
Interest expenses	(25,718)	(7,925)		(33,643)		(33,643)
Other deductions	(261,040)	(59,682)		(320,722)		(320,722)

Income loss before income taxes	(29,315)	(64,668)		(93,983)		(93,983)
Provision for income taxes:
Current	58,147	9,523		67,670		67,670
Deferred	83,686	(15,093)		68,593		68,593

	141,833	(5,570)		136,263		136,263
Equity in earnings of associated companies	481	748		1,229		1,229

Net income (loss)	(170,667)	(58,350)		(229,017)		(229,017)
Less net income (loss) attributable to noncontrolling interests	(67,202)	(28,803)	22,221	(73,784)	13,707	(60,077)

Net income (loss) attributable to Panasonic Corporation	(103,465)	(29,547)	(22,221)	(155,233)	(13,707)	(168,940)

Net income per share attributable to Panasonic Corporation common shareholders:
Basic	(49.97)	(14.27)	(10.73)	(74.97)	(1.65)	(76.62)
Diluted	—			—		—
Weighted average number of common shares (Note 3d):
Basic	2,070,623,618			2,070,623,618	134,256,345	2,204,879,963
Diluted	—			—		—

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PANASONIC CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Exchange Ratios and Pro Forma Earnings Per Share

Under the Share Exchange Agreement, 0.115 shares of Panasonic common stock will be delivered in exchange for one share of SANYO common stock. This Share Exchange ratio was used in computing the share and per share amounts in the accompanying unaudited pro forma condensed consolidated financial statements.

The pro forma condensed combined basic and diluted earnings (loss) per share for the respective periods presented are based on the combined weighted average number of common and dilutive potential common shares and adjusted weighted average shares of SANYO. The number of weighted average shares and adjusted weighted average shares, including all dilutive potential common shares, reflects the reclassification of SANYO’ common stocks at the exchange ratio discussed above.

Note 2 Pro Forma Balance Sheet Adjustments:

(a)	Pro forma adjustments reflect the decrease in cash and changes in noncontrolling interests, capital surplus and accumulated other comprehensive income (loss) due to the acquisition of additional shares through the tender offer. Specifically, the nature and purpose of each pro forma adjustment by balance sheet caption are described as follows:

Cash and cash equivalents (261,023 million yen): Decrease in Cash and cash equivalents is due to cash paid to the SANYO shareholders as consideration for the tender offer. This amount is calculated by multiplying the number of shares purchased through the tender offer and the tender offer price per share.

Capital surplus (50,305 million yen) and Accumulated other comprehensive income (loss) (5,446 million yen): Decrease in Accumulated other comprehensive income (loss), a component of noncontrolling interests as described below, is calculated by multiplying the change in SANYO’s Accumulated other comprehensive income (loss) since the date of Panasonic gaining controlling interest in SANYO through the date of the tender offer by the number of shares acquired in the tender offer. Increase in Capital surplus represents the difference between cash paid for the SANYO shares in the tender offer and the acquisition of noncontrolling interest less the change in Accumulated other comprehensive income (loss) as described above. These reflect the additional equity acquired by Panasonic with the increase in equity ownership in SANYO from 50.2% to 81%.

Noncontrolling interests (305,882 million yen): Decrease due to the acquisition of additional voting rights in SANYO as the result of the tender offer. This amount is calculated by multiplying SANYO’s noncontrolling interests balance by the number of voting rights acquired through the tender offer.

(b)	Pro forma adjustments reflect the decrease in treasury stock and changes in noncontrolling interests, capital surplus, retained earnings and accumulated other comprehensive income (loss) as a result of the Share Exchange. Specifically, the nature of each pro forma adjustment by balance sheet caption are described as follows:

Capital surplus (29,301 million yen) and Accumulated other comprehensive income (loss) (3,361 million yen): Decrease in Accumulated other comprehensive income (loss), a component of noncontrolling interests as described below, is calculated by multiplying the change in SANYO’s Accumulated other comprehensive income (loss) since the date of Panasonic gaining a controlling interest in SANYO through the date of the share exchange by the number of shares acquired in the share exchange. Increase in Capital surplus represents the difference between the fair value of Panasonic treasury stock and cost of the treasury stock that were issued to the SANYO shareholders as consideration for the share exchange and the acquisition of noncontrolling interest less the change in Accumulated other comprehensive income (loss) as described above. These reflect the additional equity acquired by Panasonic with the increase in equity ownership in SANYO from 81% to 100%.

Retained earnings (72,384 million yen) and Treasury stock, at cost (235,328 million yen): This reflects the issuance of Panasonic’s treasury stock as a consideration for the acquisition of SANYO shares in conjunction with the share exchange. The difference between the fair value and cost of the treasury stock is offset against capital surplus with any excess losses beyond the capital surplus balance for the treasury stock charged to retained earnings.

Noncontrolling interests (188,884 million yen): Decrease is due to the acquisition of additional voting rights in SANYO as the result of the share exchange. This amount is calculated by multiplying SANYO’s noncontrolling interests balance by the number of shares acquired through the share exchange.

Note 3 Pro Forma Statement of Operations Adjustments:

(a)	The information in the statement of operations for the year ended March 31, 2010 has factored in the assumption that the acquisition of controlling interest in SANYO on December 21, 2009 had occurred on April 1, 2009. The significant component of the adjustments related to the inclusion of SANYO’s operations from April 1, 2009 through the date of acquisition of controlling interests (after the elimination of the transactions with the Panasonic group) to reflect the impact of SANYO’s operations to Panasonic’s condensed consolidated statement of operations.

In addition, the following adjustments related to SANYO’s purchase price adjustments to fair value were made to take into consideration additional impact to Panasonic’s condensed consolidated statement of operations:

•	Adjustments to depreciation expenses related to SANYO’s plant and equipment. As a result of this adjustment, cost of sales increased by 711 million.

•

Adjustments of amortization expenses related to SANYO’s intangible assets such as patents, trademarks, and customer relationships. As a result of this adjustment, cost of sales and selling, general and administrative expenses increased by 28,249 million yen and 6,732 million yen, respectively.

•

Adjustments of amortization expenses related to actuarial difference and obligations for past service costs realized due to purchase price adjustments recorded on SANYO’s pension liabilities. As a result of this adjustment, cost of sales and selling, general and administrative expenses decreased by 1,872 million yen and 3,417 million yen, respectively.

(b)	Adjustments related to profit attributable to noncontrolling interests due to the increase in equity ownership from 50.2% to 81% through the tender offer. This is calculated by multiplying SANYO’s net loss for the period and the decrease in noncontrolling interests of 30.8%.

(c)	Adjustments related to profit attributable to noncontrolling interests due to the increase in equity ownership from 81% to 100% through the share exchange. This is calculated by multiplying SANYO’s net loss for the period and the decrease in noncontrolling interests of 19%.

(d)	Adjustment of the average number of shares, excluding treasury stock, underlying the calculation of earnings per share related to the disposal of shares of Panasonic’s treasury stock through the Share Exchange.

Note 4 Expenses Related to the Share Exchange

In connection with the tender offer and Share Exchange, SANYO expects to incur legal, accounting and other related transaction costs and fees. The expenses related to tender offer and Share Exchange will be charged to expenses, in the period incurred. For information on transaction costs and expenses related to tender offer and Share Exchange, see information under “Unaudited Pro Forma Condensed Consolidated Financial Information” to which these notes relate.

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth certain historical pro forma and pro forma equivalent information with respect to net income (loss) per share and dividend per share for the year ended March 31, 2010 and the six months ended September 30, 2010 and net book value per share as of September 30, 2010 for Panasonic and SANYO. The information that follows should be read in conjunction with the unaudited pro forma U.S. GAAP condensed consolidated financial information and related notes included elsewhere in this prospectus, together with the historical U.S. GAAP consolidated financial statements of Panasonic and SANYO included elsewhere in this prospectus.

The comparative pro forma and pro forma equivalent per share data have been included for comparative purposes only and do not purport to be indicative of: (1) the results of operations or financial position, which actually would have been obtained if the Share Exchange had been completed at the beginning of the earliest period presented or as of the date indicated or (2) the results or financial position, which may be obtained in the future.

	For the year ended March, 31, 2010
	Panasonic		SANYO
	Historical	Pro Forma Equivalent(2)	Historical	Pro Forma Equivalent(3)
Cash dividends per share(5)	¥12.50	¥11.74	¥0.00	¥0.00
Net loss attributable to common shareholders from continuing operations per share:
Basic(1)	(49.97)	(76.62)	(7.94)	(9.81)
Diluted(4)	—	—	—	—

	As of and for the six months ended September 30, 2010
	Panasonic		SANYO
	Historical	Pro Forma Equivalent(2)	Historical	Pro Forma Equivalent(3)
Shareholders equity (excluding noncontrolling interest) per share	¥1,280.94	¥1,380.92	¥17.13	¥21.16
Cash dividends per share(5)	5.00	4.70	0.00	0.00
Net income attributable to common shareholders from continuing operations per share:
Basic(1)	36.09	33.75	1.82	2.25
Diluted(4)	—	—	—	—

Notes:

1	Calculated using the weighted average number of shares outstanding for the period.
2	Pro forma equivalent for Panasonic were calculated as if the Shares Exchange to exchange one share of SANYO common stock for 0.115 shares of Panasonic common stock took place as of April 1, 2009.
3	Pro forma equivalent for SANYO were calculated as if the number of shares outstanding for SANYO increased through the conversion of SANYO’s preferred shares to common shares upon Panasonic’s acquisition of SANYO and the aforementioned Share Exchange took place as of April 1, 2009.
4	Diluted net income (loss) per share attributable to common shareholders has been omitted because Panasonic and SANYO did not have potentially dilutive common shares that were outstanding for the period.
5	Cash dividends per share reflect those paid during each of the periods indicated.

MARKET PRICE AND DIVIDEND INFORMATION

Panasonic’s common stock is listed on the First Sections of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange. Also, American Depositary Shares, each representing one Panasonic share, are listed on the New York Stock Exchange.

SANYO’s common stock is listed on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange.

The following table sets forth, for the periods indicated, the reported high and low prices per share of Panasonic’s common stock on the First Section of the Tokyo Stock Exchange, and the reported high and low composite prices of Panasonic’s ADSs on the New York Stock Exchange:

	Tokyo Stock Exchange		New York Stock Exchange
	Price per Share of Common Stock (yen)		Price per American Depositary Share (dollars)*
	High	Low	High	Low
Fiscal Year ended March 31, 2006	¥2,650	¥1,485	$22.68	$14.19
Fiscal Year ended March 31, 2007	2,870	2,080	25.14	17.70
Fiscal Year ended March 31, 2008	2,585	1,912	22.59	16.63
Fiscal Year ended March 31, 2009	2,515	1,000	24.38	10.60
Fiscal Year ended March 31, 2010	1,585	1,062	17.19	10.77

Fiscal Year ended March 31, 2009:
First quarter	2,515	2,000	24.38	19.71
Second quarter	2,380	1,774	22.02	16.54
Third quarter	1,882	1,000	17.66	10.91
Fourth quarter	1,322	1,016	13.74	10.60

Fiscal Year ended March 31, 2010:
First quarter	1,510	1,070	15.37	10.77
Second quarter	1,541	1,175	16.60	12.76
Third quarter	1,356	1,062	14.80	12.40
Fourth quarter	1,585	1,228	17.19	13.72

Fiscal Year ending March 31, 2011:
First quarter	1,480	1,104	15.72	12.35
Second quarter	1,212	1,027	13.80	12.14
Third quarter	1,272	1,100	15.00	13.19

Month of:
March 2010	1,449	1,234	15.62	13.75
April 2010	1,480	1,345	15.72	14.42
May 2010	1,348	1,123	14.70	12.35
June 2010	1,288	1,104	14.06	12.43
July 2010	1,212	1,040	13.55	12.35
August 2010	1,155	1,027	13.35	12.14
September 2010	1,170	1,050	13.80	12.75
October 2010	1,226	1,100	15.00	13.19
November 2010	1,272	1,135	14.95	14.03
December 2010	1,220	1,138	14.55	13.67
January 2011	1,206	1,120	14.56	13.64
February 2011 (through February 3, 2011)	1,138	1,088	13.98	13.25

*	The prices of ADSs are based upon reports by the NYSE, with all fractional figures rounded up to the nearest two decimal points.

On February 3, 2011, the last reported sale price of Panasonic shares on the Tokyo Stock Exchange was ¥1,090 per share.

The following table sets forth, for the periods indicated, the reported high and low prices per share of SANYO’s common stock on the First Section of the Tokyo Stock Exchange:

	SANYO’s Common Stock
	Price per Share
	High	Low
Fiscal year ended March 31, 2006	¥363	¥237
Fiscal year ended March 31, 2007	324	148
Fiscal year ended March 31, 2008	241	120
Fiscal year ended March 31, 2009	297	110
Fiscal year ended March 31, 2010	279	138

Fiscal year ended March 31, 2009:
First quarter	297	208
Second quarter	254	176
Third quarter	245	110
Fourth quarter	175	132

Fiscal year ended March 31, 2010:
First quarter	279	138
Second quarter	272	188
Third quarter	238	148
Fourth quarter	177	138

Fiscal year ending March 31, 2011:
First quarter	159	112
Second quarter	152	110
Third quarter	138	128

Month of:
March 2010	154	143
April 2010	159	147
May 2010	156	125
June 2010	135	112
July 2010	152	110
August 2010	138	136
September 2010	138	137
October 2010	138	131
November 2010	138	130
December 2010	138	128
January 2011	137	127
February 2011 (through February 3, 2011)	130	124

On February 3, 2011, the last reported sale price of SANYO shares on the Tokyo Stock Exchange was ¥124 per share.

Set forth below are the closing prices of Panasonic’s common stock and SANYO’s common stock on July 28, 2010, the last full trading day prior to the public announcement date on which the two companies had announced the tender offer and the Share Exchange, including the tender offer price, December 21, 2010, the date on which the two companies publicly announced the Share Exchange Ratio, and February 3, 2011. The table also sets forth the implied equivalent value of SANYO’s common stock on these dates, as determined by multiplying the applicable closing price of Panasonic’s common stock by the exchange ratio of 0.115 Panasonic shares per SANYO share. Panasonic urges you to obtain current market quotations for each of the two companies’ common stock.

	Panasonic’s Common Stock	SANYO’s Common Stock
	Historical	Historical	Equivalent
July 28, 2010	¥1,167	¥118	¥134
December 21, 2010	1,169	137	134
February 3, 2011	1,090	124	125

The following table sets forth, for the periods indicated, the dividends per share paid on Panasonic’s common stock and SANYO’s common stock:

	Panasonic	SANYO
Fiscal Year Ended March 31,
2006	¥17.50	—
2007	25.00	—
2008	32.50	—
2009	40.00	—
2010	12.50	—

SANYO Shareholders

According to SANYO’s register of shareholders as of January 12, 2011, there were 6,158,053,099 shares of its common stock issued, of which 6,141,456,040 shares were outstanding and were held by 190,537 shareholders of record, including 52 shareholders of record with addresses in the United States who held 21,091,080 shares, representing approximately 0.34% of the then issued common stock and approximately 0.34% of the then outstanding common stock. Because some of these shares were held by brokers or other nominees, the number of record holders with addresses in the United States may be fewer than the number of beneficial owners in the United States. SANYO is not required by Japanese law to monitor or disclose beneficial ownership of its common stock.

EXCHANGE RATES

The following table sets forth information regarding the noon buying rates for Japanese yen in New York City as certified for customs purposes by the Federal Reserve Bank of New York expressed in Japanese yen per $1.00 during the periods and as of the dates shown. The average exchange rate for the periods shown is the average of the month-end rates during the period. We have translated some Japanese yen amounts presented in this prospectus into U.S. dollars solely for your convenience. Unless otherwise noted, the rate used for the translations was ¥93.40 per $1.00. This was the approximate exchange rate in Japan on March 31, 2010. The translation should not be construed as a representation that the yen amounts have been, could have been, or could in the future be converted into U.S. dollars at the above or any other rate.

The following table shows the noon buying rates for Japanese yen per $1.00.

	Low	High	Average	Period-End
Fiscal Year Ended March 31,
2006	¥120.93	¥104.41	¥113.67	¥117.48
2007	121.81	110.07	116.55	117.56
2008	124.09	96.88	113.61	99.85
2009	110.48	87.80	100.85	99.15
2010	100.71	86.12	92.49	93.40
2011 (through January 28, 2011)	94.68	80.48	85.53	82.03

Calendar Year 2010
March	¥93.40	¥88.43
April	94.51	92.03
May	94.68	89.89
June	92.33	88.39
July	88.59	86.40
August	86.42	84.10
September	85.77	83.05
October	83.33	80.48
November	84.34	80.61
December	84.23	81.67

Calendar Year 2011
January (through January 28, 2011)	83.36	81.56

On January 28, 2011, the noon buying rate was ¥82.03 = $1.00.

EXTRAORDINARY GENERAL MEETING OF SANYO SHAREHOLDERS

General

SANYO is distributing mail-in-ballots to its shareholders who are entitled to exercise their voting rights (or their standing proxies in Japan, as appropriate) for use at the SANYO extraordinary general meeting, currently expected to be held on March 4, 2011, at The Main Hall in Umeda Arts Theater, 19-1, Chayamachi, Kita-ku, Osaka-City, Osaka, Japan. SANYO is distributing these mail-in-ballots, together with the notice of convocation of the meeting and reference documents concerning the shareholders’ meeting, by mail to its shareholders who have voting rights. Both the notice and mail-in-ballots are written in Japanese. An English translation of the notice of convocation of the meeting and reference documents for the shareholders’ meeting are included as an exhibit to the registration statement of which this prospectus forms a part. An English translation of the mail-in-ballot is also included as an exhibit to such registration statement. This prospectus is furnished to SANYO shareholders resident in the United States in connection with the issuance by Panasonic of shares of Panasonic’s common stock pursuant to the Share Exchange.

The purpose of the SANYO extraordinary general meeting is:

(1)	to consider and to vote upon the approval of the Share Exchange Agreement; and

(2)	to consider and to vote upon the partial amendments to the articles of incorporation of SANYO.

Voting

Record Date

The close of business on January 12, 2011 has been fixed by the resolution of board of directors to be as the SANYO record date for the determination of the holders of SANYO’s common stock entitled to exercise the shareholders’ rights at the SANYO extraordinary general meeting. SANYO’s shareholders may vote at the SANYO extraordinary general meeting only if they are registered as a holder of one “unit” or more shares of SANYO’s common stock in SANYO’s register of shareholders at that time.

As of January 12, 2011, there were 6,141,456,040 shares of SANYO’s common stock issued and outstanding. Of those, 52 shares were held by residents of the United States. Each unit of shares of SANYO’s common stock outstanding on the SANYO record date is entitled to one vote on each matter properly submitted at the SANYO extraordinary general meeting subject to the limitation by the “Unit share system.” See “Description of Panasonic’s Common Stock—Unit Share System.”

Vote Required

Approval of the Share Exchange requires the affirmative vote of the holders of a two-thirds majority of the voting rights of shareholders of SANYO represented at the extraordinary general meeting of shareholders of SANYO at which shareholders holding one-third of the total voting rights of the shareholders who are entitled to exercise their voting rights are represented.

As of January 12, 2011, the directors, corporate auditors and their affiliates of SANYO owned of record approximately 0.001% of the voting rights of SANYO’s common stock. Also, as of December 21, 2010, directors, corporate auditors and their affiliates of Panasonic owned of record approximately 1.35% of the voting rights of SANYO’s common stock.

Mail-in-ballots

Holders of SANYO’s common stock entitled to vote at the SANYO extraordinary general meeting may vote their shares by mail-in-ballot, using the form in Japanese which SANYO is distributing by mail to those holders.

Revocation

Any person who submits a mail-in-ballot by mail may revoke it any time before it is voted:

•	By sending another mail-in-ballot dated a later date than the previous mail-in-ballot to SANYO, or

•	By voting in person, or through another shareholder entitled to vote and appointed as such person’s attorney-in-fact, at the general meeting of shareholders of SANYO.

SANYO shareholders who have instructed a broker to vote their shares must follow directions received from their broker to change and revoke their vote.

Questions About Voting SANYO Shares

If SANYO shareholders have any questions about how to vote or direct a vote in respect of their SANYO’s common stock, they may call Koji Honda, Investor Relations Dept., at 81-6-6994-3480.

THE SHARE EXCHANGE

General

The boards of directors of Panasonic and SANYO have agreed to the Share Exchange, to be approved by shareholders’ meeting of SANYO. Pursuant to the Share Exchange, each shareholder of SANYO will receive 0.115 shares of Panasonic’s common stock for each share of SANYO’s common stock that such shareholder holds. If the terms of the Share Exchange are approved by the shareholders’ meeting of SANYO, and if the other conditions for completing the Share Exchange are satisfied, the Share Exchange is expected to become effective on April 1, 2011.

This section of the prospectus describes material aspects of the Share Exchange, including the material provisions of the Share Exchange Agreement. An English-language translation of the Share Exchange Agreement, the original of which is written in Japanese, is included in this prospectus as Appendix A.

Background to the Share Exchange

The Share Exchange is the final step in Panasonic’s turning SANYO into a wholly-owned subsidiary. In order to implement a capital and business alliance with SANYO, Panasonic completed an initial tender offer for shares of SANYO’s common stock and preferred stock in December 2009, and as a result of conversion of all shares of preferred stock into shares of common stock, Panasonic became the owner of 50.2% of SANYO’s voting rights, and accordingly started consolidating SANYO in its consolidated financial statements.

After the completion of the initial tender offer in December 2009, Panasonic and SANYO launched a Collaboration Committee, which has been examining ways in which to create specific synergies. As a result, both companies have set a goal of creating various synergies, using various measures such as strengthening the Panasonic Group’s sales network in the photovoltaic business and optimizing their strengths to the fullest extent in the lithium-ion battery business.

In addition, since SANYO became a consolidated subsidiary of Panasonic, SANYO and Panasonic have had certain joint management strategies as group companies and implemented various collaborative measures, such as initiating sales of the HIT® photovoltaic modules through Panasonic’s sales routes since July 2010. However, the business environment surrounding the Panasonic Group, which includes SANYO and PEW, continues to change dramatically and rapidly. While business expansion opportunities have been offered by the rapidly expanding environment-related and energy-related markets and burgeoning emerging markets, the competition with Korean, Taiwanese, and Chinese companies, as well as Japanese, American, and European companies, has intensified not only in the Digital AVC Networks business, but also in the fields of rechargeable batteries, photovoltaics, and electric vehicle-related business. It has become difficult for companies to effectively compete against global competitors in the expanding market without speeding up strategy execution and implementing all measures to demonstrate further group-wide potential.

In such circumstances, Panasonic considered various measures to further increase the corporate value of its group, and explored the possible acquisition of the shares of SANYO and PEW it did not already own.

Prior to the transaction, the President of Panasonic, Mr. Fumio Ohtsubo, and the Executive Vice President of Panasonic, Mr. Takahiro Mori, with the General Manager, Corporate Planning Group of Panasonic, Mr. Yoshiaki Nakagawa, decided to set up a new project team to commence concrete discussions regarding such a possible acquisition of shares of SANYO and PEW that Panasonic did not already own. Panasonic’s project team discussed possible issues related to such transactions with Panasonic’s financial advisor, Nomura Securities Co. Ltd., its Japanese legal counsel, Nagashima Ohno & Tsunematsu and its U.S. legal counsel, Sullivan & Cromwell LLP.

In late June 2010, SANYO received a proposal from Panasonic to discuss the possibility of the transaction. The President of Panasonic, Mr. Fumio Ohtsubo, the Executive Vice President of Panasonic, Mr. Takahiro Mori,

and the President of SANYO, Mr. Seiichiro Sano had a meeting in which Mr. Ohtsubo proposed Panasonic’s plan to acquire all the shares of SANYO and PEW that Panasonic did not already own in order to make them wholly-owned subsidiaries of Panasonic. During the meeting, SANYO promised to consider the possibility of accepting Panasonic’s proposal.

Following the initial meeting, both Panasonic and SANYO had internal meetings and meetings with their respective outside advisors. Subsequently, the management members of Panasonic and SANYO had ongoing extensive discussions to negotiate the potential acquisition including the offer price, structure, schedule of the tender offer and the share exchange and the strategy of SANYO after the potential acquisition. In light of the proposal received from Panasonic, the management of SANYO engaged in ongoing discussions regarding, and considered, various measures to further increase value for its shareholders and the corporate value of both companies.

After receiving the proposal from Panasonic, SANYO retained ABeam M&A Consulting Ltd. (“ABeam M&A Consulting”) as its financial advisor. SANYO also retained Mori Hamada & Matsumoto as its Japanese legal counsel. Subsequently, SANYO, its financial advisor and its Japanese legal counsel held various meetings to discuss the terms, structure and schedule of the potential transaction and the strategy for negotiations. Among other things, Mori Hamada & Matsumoto provided SANYO’s board of directors with legal advice concerning the decision-making method and procedures to be used by the board of directors, including various procedures related to the planned transaction.

Over the course of the discussions and negotiations between Panasonic and SANYO, Panasonic performed its legal and financial due diligence of SANYO with the assistance of legal and accounting professional firms. As part of this process, Panasonic also conducted an interview of SANYO’s management. On behalf of Panasonic, legal due diligence was conducted by Nagashima Ohno & Tsunematsu, and an accounting due diligence was conducted by KPMG AZSA LLC.

Two weeks prior to the public announcement of the transaction, Panasonic and SANYO had a preliminary consultation meeting on the planned tender offers with the Tokyo Stock Exchange in accordance with its listing rules. Panasonic also had a preliminary consultation meeting on the tender offers with the Kanto Local Finance Bureau after the consultation.

On July 29, 2010, the date of public announcement, SANYO received from ABeam M&A Consulting, acting as its financial advisor and as a third-party valuation institution independent from Panasonic and SANYO, a share valuation report analyzing the value of SANYO’s shares. In addition, on the same date, SANYO’s board of directors received a fairness opinion from ABeam M&A Consulting stating that Panasonic’s proposed tender offer purchase price of 138 yen per share is fair to shareholders of SANYO other than Panasonic, etc. (meaning “Controlling Shareholders and other parties set forth in the Enforcement Regulations” provided for in Article 441-2 of the Securities Listing Regulations of Tokyo Stock Exchange including Panasonic), especially from a financial viewpoint.

On the same date, at a meeting of the board of directors of SANYO (with five out of eight directors in attendance), based in part on the share valuation report and fairness opinion received from ABeam M&A Consulting, it was determined that the tender offer would contribute to the further development of SANYO’s business, that the conditions relating to the tender offer were appropriate, and that the tender offer provided all of SANYO’s shareholders with an opportunity to sell SANYO’s shares for a reasonable price. Thus, a resolution was adopted with the approval of all five of the directors in attendance that SANYO would express its endorsement of the tender offer, and recommend that SANYO’s shareholders tender their shares in the tender offer.

In addition, all of SANYO’s corporate auditors who attended the above board of directors’ meeting (four out of five corporate auditors (including all three outside corporate auditors)) expressed the opinion that they had no objection to SANYO’s board of directors endorsing the tender offer and recommending that SANYO’s shareholders tender their shares. Messrs. Susumu Koike, Junji Esaka and Kenjiro Matsuba, who are directors of

SANYO, were officers or employees of Panasonic or its affiliates until January 2010 (in the case of Mr. Koike), until June 2009 (in the case of Mr. Esaka) or until March 2009 (in the case of Mr. Matsuba), and in addition, Messrs. Susumu Koike and Junji Esaka continued to serve as corporate advisors to Panasonic. Accordingly, those three directors did not participate in any of the discussions or voting on the tender offer, in order to prevent conflicts of interest, and did not participate in any of the discussions or negotiations with Panasonic on behalf of SANYO. Mr. Takae Makita, a corporate auditor of SANYO, was an officer of Panasonic until March 2009 and continued to serve as a corporate advisor of Panasonic. Accordingly, he also did not participate in the above-referenced discussions, for the purpose of maintaining the fairness and the neutrality of SANYO’s decisions.

In addition, on July 29, 2010, Panasonic received from Nomura Securities Co., Ltd., acting as Panasonic’s financial advisor and a third-party valuation institution independent from Panasonic and from SANYO, a valuation report with respect to SANYO’s shares of common stock. Furthermore, on the same date, Panasonic’s board of directors received a fairness opinion from Nomura Securities Co., Ltd. stating that the proposed tender offer purchase price of 138 yen per share was proper for Panasonic from a financial viewpoint.

On July 29, 2010, a meeting of the board of directors of Panasonic was held to consider the planned acquisitions of all shares of SANYO that Panasonic did not already own, including the first-step tender offer. After review and discussions of the terms of the proposal, as well as the valuation report and fairness opinion received from Nomura Securities Co., Ltd., the board of directors of Panasonic unanimously resolved to approve the terms of the transaction scheme.

On July 29, 2010, Panasonic and SANYO announced the details of the tender offer and the acquisition. In addition to the offer price and terms for the tender offer, it was announced by Panasonic that, for the purposes of the share exchange ratio for the second-step share exchange, SANYO’s shares were expected to be valued based on a price equivalent to the tender offer purchase price.

On October 6, 2010, Panasonic completed the tender offer for shares of SANYO that it did not already own at a price of ¥138 per share and as a result increased its ownership percentage to approximately 81% of SANYO’s voting rights.

Following the completion of the tender offer, the management of Panasonic and SANYO had ongoing extensive discussions to negotiate the share exchange ratio for the Share Exchange based on the purchase price for the tender offer, taking into account the results of the tender offer, the market share price levels of shares of Panasonic and other various factors. In addition, in order to ensure the fairness of the share exchange ratio, SANYO took certain steps, such as receiving fairness opinions from two financial advisors and receiving a report from an independent committee, as further discussed below.

SANYO retained ABeam M&A Consulting and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (“Mitsubishi UFJ Morgan Stanley”) as its financial advisors with respect to the Share Exchange. As discussed below, the financial advisors provided SANYO with financial advice, including the provision of valuation reports and fairness opinions. SANYO also retained Seiwa Law Office and Mori Hamada & Matsumoto as its Japanese legal advisors. Among other things, the legal advisors provided SANYO’s board of directors with advice concerning the appropriate procedures and responses regarding the Share Exchange from a legal perspective. In addition, SANYO conducted appropriate due diligence of Panasonic in order to confirm that there were no facts that would materially affect the appropriateness of the Share Exchange. The results of the due diligence were shared with SANYO’s financial and legal advisors, as well as with the independent committee described below. SANYO, its financial advisors and its Japanese legal advisors held various meetings to discuss the terms, structure and schedule of the Share Exchange and the strategy for negotiations.

Panasonic Corporation continued to retain Nomura Securities Co. Ltd. as its financial advisor, Nagashima Ohno & Tsunematsu as its Japanese legal counsel, and Sullivan & Cromwell LLP as its U.S. legal counsel.

In addition, in order to further ensure the transparency, reasonableness, impartiality and fairness of the Share Exchange, the SANYO board of directors established an independent committee of three outside experts independent of SANYO and Panasonic (the “Independent Committee”). The Independent Committee was comprised of Mr. Yasuhiro Kawaguchi (Professor and Dean of the Faculty of Law of Doshisha University), Mr. Kiyoshi Seki (Lawyer of Miyazaki Law Firm) and Mr. Ryuichi Hirata (Certified Public Accountant and Partner of Ernst & Young ShinNihon LLC). The SANYO board of directors consulted with the Independent Committee on (1) whether the fairness of the process used to determine the share exchange ratio and other aspects of the Share Exchange was ensured and (2) whether full consideration was given in the share exchange ratio to the interests of SANYO’s shareholders other than Panasonic, etc. was given through fair procedures.

Meetings of the Independent Committee were held seven times in total from November 8, 2010 to December 20, 2010. During this period, the Independent Committee collected information on the matters on which the Board of Directors of SANYO consulted it, and carefully discussed and reviewed such matters. As a part of this process, the Independent Committee received an explanation from SANYO on the contents of the proposal made by Panasonic to SANYO, the background leading up to the Share Exchange, SANYO’s opinion regarding the Share Exchange, and the negotiation process for, as well as the process used to determine, various conditions of the Share Exchange, including the proposed share exchange ratio. Furthermore, the Independent Committee exchanged views regarding, among other things, the fairness of the process used to determine the share exchange ratio, and the consideration of the interests of SANYO’s minority shareholders. In addition, the Independent Committee had the opportunity to receive an explanation from ABeam M&A Consulting and Mitsubishi UFJ Morgan Stanley on their respective valuation reports and fairness opinions, as well as to ask questions to these financial advisors.

As a result of the Independent Committee’s careful review and consideration described above, on December 20, 2010, the Independent Committee submitted a report to the Board of Directors of SANYO stating its belief that (1) the fairness of the process used to determine the share exchange ratio and other aspects of the Share Exchange was ensured, and (2) full consideration was given in the share exchange ratio to the interests of the shareholders of SANYO other than Panasonic, etc. through fair procedures.

On the same date, SANYO received from ABeam M&A Consulting acting as SANYO’s financial advisor and as a third-party valuation institution independent from Panasonic and SANYO, valuation report calculating the share exchange ratio based on various valuation methodologies. In addition, on the same date, SANYO’s board of directors received fairness opinion from ABeam M&A Consulting stating that Panasonic’s proposed share exchange ratio of 0.115 Panasonic shares per share of SANYO (the “Share Exchange Ratio”) is, from a financial viewpoint, fair to the shareholders of SANYO other than Panasonic, etc.

Also, on the same date, SANYO received from Mitsubishi UFJ Morgan Stanley separately, acting as SANYO’s financial advisor and as a third-party valuation institution independent from Panasonic and SANYO, a valuation report calculating the share exchange ratio based on various valuation methodologies. In addition, on the same date, SANYO’s board of directors received a fairness opinion from Mitsubishi UFJ Morgan Stanley stating that Panasonic’s proposed Share Exchange Ratio is, from a financial viewpoint, fair to the shareholders of SANYO other than Panasonic.

On December 21, 2010, at a meeting of the board of directors of SANYO (with five out of eight directors in attendance), based in part on the valuation reports and fairness opinions received from ABeam M&A Consulting and Mitsubishi UFJ Morgan Stanley and the report submitted by the Independent Committee, the SANYO board determined that the Share Exchange Ratio is fair and would not undermine the interests of its shareholders. In view of the above, a resolution was adopted with the approval of all five of the directors in attendance to conduct the Share Exchange, and to execute the Share Exchange Agreement.

In addition, all of SANYO’s corporate auditors who attended the above board of directors’ meeting (four out of five corporate auditors (including all three outside corporate auditors)) expressed the opinion that they did not recognize any facts that would constitute a violation of the duty of due care and diligence and/or the fiduciary duty of directors in relation to SANYO’s execution of the Share Exchange Agreement with Panasonic. As was the case with the discussions, votes and negotiations leading to the approval of the first-step tender offer, Messrs. Susumu Koike, Junji Esaka and Kenjiro Matsuba, who are directors of SANYO, did not participate in any deliberations or resolutions regarding the share exchange ratio and the execution of the Share Exchange Agreement and did not participate in any of the discussions or negotiations with Panasonic on behalf of SANYO, in order to prevent any conflicts of interest arising from their status as former officers or employees of Panasonic (in the case of Messrs. Koike, Esaka and Matsuba) or their continuing service as corporate advisors to Panasonic (in the case of Messrs. Koike and Esaka). In addition, Mr. Takae Makita, a corporate auditor of SANYO, also did not participate in the above-referenced deliberations, in order to prevent any conflicts of interest arising from his status as a former officer of Panasonic and his continuing service as a corporate advisor to Panasonic.

In addition, on December 21, 2010, Panasonic received from Nomura Securities Co., Ltd., acting as Panasonic’s financial advisor and a third-party valuation institution independent from Panasonic and from SANYO, a valuation report with respect to the Share Exchange. Furthermore, on the same date, Panasonic’s board of directors received a fairness opinion from Nomura Securities Co., Ltd. stating that the Share Exchange Ratio is proper for Panasonic from a financial viewpoint.

On December 21, 2010, a meeting of the board of directors of Panasonic was held to consider the planned acquisition of all shares of SANYO that Panasonic did not already own through the Share Exchange. After review and discussions of the terms of the proposal, as well as the valuation report and fairness opinion received from Nomura Securities Co., Ltd., the board of directors of Panasonic unanimously resolved to approve the terms of the Share Exchange.

On December 21, 2010, Panasonic and SANYO announced the details of the Share Exchange, including the Share Exchange Ratio. The announcement also noted that the Share Exchange Ratio may be subject to change upon consultations between SANYO and Panasonic in the case of any material changes to the assumptions underlying the calculation of the Share Exchange Ratio. The Share Exchange is expected to be implemented after the Share Exchange Agreement is approved by SANYO shareholders at an extraordinary general meeting of shareholders scheduled for March 4, 2011. The Share Exchange is scheduled to occur on April 1, 2011.

Reasons for the Share Exchange

As discussed above, the business environment surrounding the Panasonic Group continues to change dramatically and rapidly. Thus, it is indispensable for the Panasonic Group to speed up strategy execution and take further advantage of the total strengths of the group in order to effectively compete against the competition and achieve business growth in new markets. As a result, Panasonic made a determination to turn both SANYO and PEW, which are both currently consolidated subsidiaries, into wholly-owned subsidiaries through simultaneous first-step tender offers and subsequent share exchanges.

Through ownership of all of the shares of both SANYO and PEW, Panasonic intends to dynamically accelerate, and to achieve further progress under, its business plan by promoting rapid decision making and maximizing group synergies. Panasonic, PEW and SANYO intend to pursue the establishment of the new Panasonic Group, under which the three companies will be genuinely integrated, and will make efforts to (i) maximize value creation by strengthening contacts with customers, (ii) realize speedy and lean management, and (iii) accelerate business growth by boldly shifting management resources.

Furthermore, in order to realize these objectives, the Panasonic Group’s business organization is scheduled to be restructured by around January 2012. From the perspective of “maximization of customer value,” the basic policy of such restructuring is to integrate and reorganize the business and marketing divisions of the three companies into three business sectors: “Consumer,” “Components and Devices” and “Solutions,” and to design optimal business models that are most suitable for the character of each business. In addition, the Panasonic Group will reorganize its current 16 domain companies into nine, based on these new business sectors and as described below. The Panasonic Group will make efforts to establish a business organization under which it can effectively compete against global competitors in each business and in each industry.

Currently, the direction of the reorganization of each business sector is expected to be as follows:

•	Consumer business sector:

The Panasonic Group intends to reorganize its marketing function on a global basis, and reorganize its marketing divisions, including Japan, to a global consumer marketing division. Under the reorganization, the Panasonic Group intends to enhance the function of its frontline business and accelerate the creation of customer-oriented products. Also, the Panasonic Group intends to work to strengthen, among others, its overseas consumer business by strategically distributing its marketing resources in Japan and overseas.

The Panasonic Group expects that the consumer business sector will have two domain companies: (1) AVC networks and (2) heating/refrigeration/air condition and home appliances. The AVC networks domain company will focus on creation of new businesses with next-generation products, with a unified concept of business and technology. The heating/refrigeration/air condition and home appliances domain company will aim to be the leading green innovation company in the home appliances business, with a strong line-up ranging from consumer use to commercial use, and is expected to globally expand its business in personal care and health enhancing products and cooking appliances.

•	Components and Devices business sector:

The Panasonic Group intends to strengthen cooperation among the development, production and sales functions for each component and device having a common business model. By combining marketing and technology, the Panasonic Group intends to strengthen its “proposal-style” business, which foresees the potential needs of customers and aim to expand the business as an independent business that does not rely on internal needs. Particularly in this business sector, the Panasonic Group intends to continue to make maximum use of SANYO’s strengths, such as its rechargeable batteries business and solar business, as well as its customer network.

Specifically, the Panasonic Group expects that the components and devices business section will have three domain companies: (1) automotives, (2) devices and (3) energy devices. These three domain companies are expected to cooperate in providing strategic customer services and conducting new sales development, with a department established for the purposes of such cooperation. The automotive domain company will aim to strengthen multimedia systems displays, create new growth markets such as EV and e-cockpit, and establish a robust Japanese market share for car navigation systems. The devices domain company will aim to develop new markets and customer with new products and technologies, and focus on environment and energy, healthcare and medical, material and devices, automotives and emerging markets. The energy devices domain company will aim especially to strengthen its lithium-ion battery and solar battery businesses.

•	Solutions business sector:

The Panasonic Group intends to unify the development, production and sales functions for each solution for business customers. The Panasonic Group aims to offer the most suitable products, services and solutions as quickly as possible, grasping customers’ needs in as timely a fashion as possible. In addition, the “comprehensive solutions for the entire home, the entire building and the entire town” that encompass these solutions will be accelerated. Particularly in this business sector, the Panasonic Group intends to continue to make maximum use of the strength and customer network of PEW.

Specifically, the Panasonic group expects that the solutions business sector will have four domain companies: (1) security and communication solutions, (2) environment and energy solutions,

(3) healthcare and medical solutions, and (4) factory solutions. The security and communications solutions domain company will aim to provide “network” solutions with the Panasonic Group’s comprehensive technologies, from fixed to wireless communications, including mobile phones. The environment and energy solutions domain company will focus on contributing to a comfortable eco-conscious lifestyle, and aim for unconventional growth through comprehensive solutions and sales, and effective collaboration with other domain companies. The healthcare and medical solutions domain company is expected to serve as a pillar of the next generation business and assist in providing simple and affordable healthcare service, including contributing to the robot business with products such as a “robotic bed”. The factory solutions domain company will aim to contribute to the progress and development of global society with manufacturing solutions, including the development of new businesses in mounting and circuit fabrication and welding, and laser technology.

In addition, the environment and energy domain company will lead the “comprehensive solutions” initiative, which will involve four steps: (1) offer a packaged series as a whole set to a specific space, (2) utilize network-packaged equipment, (3) have a vertical value chain business to offer coherent value from sales to customer services, and (4) create a unique “comprehensive solutions” business model. The goal is to create such a unique business model that combines vertical and horizontal value chains from the planning stage through participation in the “smart city” projects in the world.

In addition to the reorganization, the head office will aim for a “lean and speedy” global head office by strengthening its strategic functions, while integrating and streamlining the three companies’ organizations. The nine domain companies will be responsible for managing their businesses autonomously, while the new head office will focus on three functions: (1) develop a group-wide growth strategy, (2) establish group core competencies and (3) offer services beyond the domain companies’ capabilities. The new head office is expected to have a global head office to govern the Panasonic Group based on each functional classification and regional management companies based on each region. By organizing the head office with a focus on indispensable functions, the Panasonic Group believes that it will be able to create new local businesses and solve local issues.

Further, together with this reorganization, Panasonic Group intends to integrate its brands, in principle, into “Panasonic” in the future. However, Panasonic Group expects that “SANYO” will continue to be partially utilized, depending on the particular business or region.

Panasonic Group believes that the acquisitions and business reorganizations mentioned above will promote the integration of the three companies’ advantages and the “proposal” capabilities for “comprehensive solutions,” and will enable rapid increase in global competitiveness especially in the “energy systems,” “heating/refrigeration/air conditioning” and “network AV” business, which are core businesses to lead sales and profits of the entire group companies. Also, in each business such as “healthcare,” “security,” and “LED,” which is positioned as a “key business for the next generation,” Panasonic will make efforts to accelerate the growth of such business by combining the capacities of the three companies for research and development, as well as market development.

Additionally, Panasonic intends to realize further reinforcement of management structure and cost competitiveness through business integration and unification of the business bases of the three companies, and through optimizing and streamlining its head office organization.

Determination of SANYO’s Board of Directors

As described in further detail above under “—Background to the Share Exchange”, on December 21, 2010, the SANYO board of directors adopted a resolution approving the execution of the Share Exchange Agreement. In making this determination, the SANYO board of directors considered a number of factors, including the ones described below.

With respect to the appropriateness of the Share Exchange Ratio, the SANYO board of directors considered the following:

•

The fact that ABeam M&A Consulting, a third-party valuation institution independent from Panasonic and SANYO, calculated the following share exchange ratio ranges: a range of 0.115 to 0.120 based on a market price analysis; a range of 0.061 to 0.105 based on a similar companies comparison analysis; and a range of 0.038 to 0.063 based on a discounted cash flow analysis. For more details on the financial analyses delivered by ABeam M&A Consulting, see “—Opinions of Financial Advisors—ABeam M&A Consulting”.

•

The fact that Mitsubishi UFJ Morgan Stanley, a third-party valuation institution independent from Panasonic and SANYO, calculated the following share exchange ratio ranges: using December 17, 2010 as the record date, a range of 0.110 to 0.123 based on a historical share exchange ratio analysis; and using July 28, 2010 as the record date, a range of 0.095 to 0.115 based on a historical share exchange analysis, a range of 0.032 to 0.071 based on a comparable companies analysis, a range of 0.103 to 0.136 based on a precedent transaction analysis, and a range of 0.027 to 0.053 based on a discounted cash flow analysis. For more details on the financial analyses delivered by Mitsubishi UFJ Morgan Stanley, see “—Opinions of Financial Advisors—Mitsubishi UFJ Morgan Stanley”.

•

The fact that the Share Exchange Ratio was carefully considered by each of SANYO and Panasonic, including with reference to the valuation reports received from third-party valuation institutions, and that the Share Exchange Ratio was the result of extensive negotiations and discussions between SANYO and Panasonic based on the tender offer price of ¥138 per share, taking into account such factors as the results of the tender offer, the market price level of Panasonic’s shares (a one-month average of ¥1,201 per share, based on a record date of December 17, 2010).

•	The fact that the Share Exchange Ratio is within or above each of the share exchange ratio ranges calculated by ABeam M&A Consulting and Mitsubishi UFJ Morgan Stanley.

In order to ensure the fairness of the Share Exchange Ratio and to avoid conflicts of interests, the SANYO board of directors took the following measures:

•

In order to ensure the transparency, reasonableness, impartiality and fairness of the Share Exchange, the SANYO board of directors established the Independent Committee comprised of experts independent of SANYO and Panasonic. After conducting the necessary investigation and conducting careful deliberations, the Independent Committee submitted a report to the SANYO board of directors stating its belief that (1) the fairness of the process used to determine the Share Exchange Ratio and other aspects of the Share Exchange was ensured and (2) full consideration was given in the Share Exchange Ratio to the interests of shareholders of SANYO other than Panasonic, etc. through fair procedures.

•

SANYO had conducted appropriate due diligence of Panasonic and confirmed that there were no facts that would materially affect the share exchange ratio or other terms of the Share Exchange as agreed by the two companies. In addition, the results of the due diligence were provided to the Independent Committee, ABeam M&A Consulting and Mitsubishi UFJ Morgan Stanley, and facts that could affect Panasonic’s share valuation were taken into account in consideration the Share Exchange Ratio.

•	SANYO received a fairness opinion from ABeam M&A Consulting stating that the Share Exchange Ratio is, from a financial point of view, fair to the shareholders of SANYO other than Panasonic, etc.

•	SANYO received a fairness opinion from Mitsubishi UFJ Morgan Stanley stating that the Share Exchange Ratio is, from a financial point of view, fair to the shareholders of SANYO other than Panasonic.

•	Messrs. Koike, Esaka and Matsuba, who are directors of SANYO, did not participate in any deliberations or resolutions regarding the Share Exchange Ratio and the execution of the Share

Exchange Agreement, and did not participate in any of the discussions or negotiations with Panasonic on behalf of SANYO, in order to prevent any conflicts of interest arising from their status as former officers or employees of Panasonic (in the case of Messrs. Koike, Esaka and Matsuba) or their continuing service as corporate advisors to Panasonic (in the case of Messrs. Koike and Esaka). In addition, Mr. Takae Makita, a corporate auditor of SANYO, also did not participate in the above-referenced deliberations, in order to prevent any conflicts of interest arising from his status as a former officer of Panasonic and his continuing service as a corporate advisor to Panasonic.

•	SANYO’s legal advisors provided the SANYO board of directors with advice concerning the appropriate procedures and responses regarding the Share Exchange from a legal perspective.

Opinions of SANYO’s Financial Advisors

ABeam M&A Consulting and Mitsubishi UFJ Morgan Stanley have acted as financial advisors to SANYO in connection with the Share Exchange and have each provided written opinions (fairness opinions) to the board of directors of SANYO.

ABeam M&A Consulting

ABeam M&A Consulting rendered its written opinion in Japanese to the board of directors of SANYO that, as of December 20, 2010, and based upon and subject to the factors and assumptions set forth therein, the proposed Share Exchange Ratio between Panasonic’s common stock and SANYO’s common stock was fair from a financial point of view to the shareholders of SANYO other than Panasonic, etc.

The full text of an English translation of the written opinion of ABeam M&A Consulting, dated December 20, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this prospectus and is incorporated by reference into this prospectus. ABeam M&A Consulting provided its opinion only for the information and assistance of the board of directors of SANYO in connection with its evaluation of the fairness of the Share Exchange Ratio from a financial point of view to the shareholders of SANYO other than Panasonic, etc. ABeam M&A Consulting’s opinion does not constitute a recommendation as to how any shareholder of SANYO should vote or act on the Share Exchange or any matter relating thereto. It also does not express any opinion as to the prices at which any shares of Panasonic or SANYO will trade following the announcement of the Share Exchange Ratio or the consummation of the Share Exchange. In addition, the board of directors of SANYO did not ask ABeam M&A Consulting to address, and the opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of SANYO, other than whether the Share Exchange Ratio is fair from a financial point of view to the shareholders of SANYO other than Panasonic, etc. The following summary of ABeam M&A Consulting’s opinion is qualified in its entirety by reference to the full text of such opinion. The shareholders of SANYO are urged to read ABeam M&A Consulting’s opinion carefully and in its entirety.

In arriving at its opinion on the fairness of the Share Exchange Ratio from a financial point of view, ABeam M&A Consulting, among other things:

(1)	reviewed a draft of the Share Exchange Agreement;

(2)	reviewed financial information and other related information disclosed in the annual securities reports of Panasonic and SANYO for the fiscal years ending in March 31, 2008, March 31, 2009, and March 31, 2010, and the quarterly financial reports of such companies for the quarters ending in June 30, 2010 and September 30, 2010;

(3)	reviewed the draft of a press release dated December 20, 2010 and titled “Panasonic Announces that it Makes SANYO its Wholly-owned Subsidiary through Share Exchange”, which was announced by Panasonic and SANYO on December 21, 2010;

(4)	reviewed the figures and the assumptions in “SANYO Mid-term Management Plan for Three Years Ending in March 2013” announced in May 2010 and SANYO’s business plan on which the mid-term management plan is based (collectively the “Released New Mid-term Plan”);

(5)	held discussions with officers and employees in the relevant departments at the headquarters of SANYO, who are independent from Panasonic, about the figures, assumptions, progress, and achievability of the Released New Mid-term Plan;

(6)	reviewed the press releases related to the following, announced by SANYO in or after May 2010 (the “Press Releases commencing from May 2010”):

•	SANYO’s opinion on its recommendation to subscribe to Panasonic’s tender offer for SANYO’s shares by Panasonic announced on July 29, 2010

•	financial information, such as summary reports of quarterly financial results, revised earnings forecasts, and other related information;

•	information related to purchases and sales of businesses and the reorganization, as they relate to SANYO, and other related information; and

•	other press releases that ABeam M&A Consulting considered appropriate to review;

(7)	reviewed analysis data prepared by SANYO, about the effects on the Released New Mid-term Plan if SANYO becomes a wholly owned subsidiary company of Panasonic, assuming that the tender offer is completed and the Share Exchange is executed, and other related information (the “Synergy Estimate”);

(8)	reviewed the figures and the assumptions in Panasonic’s new mid-term management plan “Green Transformation 2012 (GT12)” announced in May 7, 2010 and Panasonic’s business plan on which the new mid-term management plan is based (collectively the “GT12”);

(9)	held discussions with officers and employees in the relevant departments at the headquarters of Panasonic about the assumptions, progress and achievability of GT12;

(10)	reviewed the forecast figures and assumptions for the fiscal year ending in March 31, 2011 that were disclosed in Panasonic’s summary report of quarterly financial results for the quarter ending in September 30, 2010, which is titled “Consolidated Financial Results for Second Quarter and Six Months ended September 30, 2010”;

(11)	reviewed the press releases related to the following, announced by Panasonic in or after May 2010:

•	commencement and results of the tender offer;

•	the tender offer for shares of PEW by Panasonic announced on July 29, 2010 and the results of this tender offer;

•	information related to the financing of Panasonic;

•	financial information, such as summary reports of quarterly financial results, revised earnings forecasts, and other related information;

•	information related to purchases and sales of businesses and the reorganization, as they relate to Panasonic, and other related information; and

•	other press releases that ABeam M&A Consulting considered appropriate to review;

(12)	reviewed various due diligence reports on Panasonic (dated December 3, 2010) submitted by outside experts;

(13)	held discussions with members of the management of Panasonic and SANYO about operations, financial affairs, and possible subsequent events, etc. with respect to each of Panasonic and SANYO and reviewed documents regarding such matters;

(14)	reviewed current and historical market prices and trading activity of Panasonic’s common stock and SANYO’s common stock;

(15)	reviewed market prices of common stock of other companies comparable to Panasonic and SANYO;

(16)	reviewed publicly available documents and analyst reports of Panasonic and SANYO, and trends of the industries in which Panasonic and SANYO operate; and

(17)	reviewed other documents, data and information ABeam M&A Consulting deemed necessary or appropriate.

In preparing its opinion, ABeam M&A Consulting has assumed and relied on the items below. ABeam M&A Consulting does not assume any responsibility for independently verifying the items, and ABeam M&A Consulting does not intend to give any opinion regarding such assumptions.

(1)	ABeam M&A Consulting has assumed that all of the above-mentioned data and information ABeam M&A Consulting analyzed are accurate and complete. ABeam M&A Consulting neither has independently verified nor assumed the responsibility for independently verifying the accuracy or completeness of the data and information. ABeam M&A Consulting has assumed that none of the data and information it analyzed lacks any material information for the purpose of its opinion and for the arrival at its opinion without any misunderstanding.

(2)	ABeam M&A Consulting has assumed that the Released New Mid-term Plan was reasonably prepared and provided by SANYO based on the best currently available estimates and judgments.

(3)	ABeam M&A Consulting has assumed that GT12 was reasonably prepared and provided by Panasonic based on the best currently available estimates and judgments.

(4)	ABeam M&A Consulting has assumed that the data analyzing the effects of the Press Releases commencing from May 2010 on the Released New Mid-term Plan was reasonably prepared and provided by SANYO based on the best currently available estimates and judgments as of December 20, 2010.

(5)	ABeam M&A Consulting has assumed that the Synergy Estimate was reasonably prepared and provided by SANYO based on the best currently available estimates and judgments and took into account discussions and negotiations with Panasonic.

(6)	ABeam M&A Consulting has assumed that all items required to be disclosed under the Financial Instruments and Exchange Law of Japan (including its associated regulations) and the rules of the financial instruments exchanges (including the rules of timely disclosure of the Tokyo Stock Exchange and the Osaka Stock Exchange, etc.) that may cause a material effect on the market price of Panasonic’s common stock or SANYO’s common stock were disclosed timely and appropriately, and there has been no action (including inappropriate disclosure) that may adversely affect the formulation of a fair price of Panasonic’s common stock or SANYO’s common stock on the financial instruments exchanges. ABeam M&A Consulting has also assumed that all governmental, regulatory and other consents and approvals necessary for the execution of the Share Exchange will be obtained without any adverse effect on the benefits of the Share Exchange.

(7)	ABeam M&A Consulting has assumed that the past consolidated financial statements, unconsolidated financial statements and other related information of Panasonic and SANYO (including the group companies of Panasonic and SANYO) were prepared in accordance with generally accepted accounting principles in Japan or in the U.S., as the case may be. ABeam M&A Consulting neither has independently verified nor assumed the responsibility for independently verifying that the past consolidated financial statements, unconsolidated financial statements and other related information of Panasonic and SANYO (including the group companies of Panasonic and SANYO) were prepared in accordance with generally accepted accounting principles in Japan or the U.S. (including without limitation whether there are any differences between Japan and U.S. generally accepted accounting principles as applied to such financial statements or other information).

(8)	ABeam M&A Consulting neither has independently evaluated nor assumed the responsibility for independently evaluating the assets and liabilities (including off-balance-sheet items and contingent liabilities) of Panasonic and SANYO (including the group companies of Panasonic and SANYO). ABeam M&A Consulting is not expert in evaluating assets (including deferred income tax assets), liabilities, allowances for bad debts, various other allowances such as allowances for retirement benefits, or unrealized gains or losses due to fluctuations in prices of real estate and securities. In addition, ABeam M&A Consulting has not independently evaluated the appropriateness of the changes in the values of the assets and liabilities of Panasonic and SANYO (including the group companies of Panasonic and SANYO) or the adequacy of the allowances in such companies, nor has ABeam M&A Consulting evaluated the solvency of Panasonic or SANYO under any laws relating to bankruptcy, insolvency or similar matters.

(9)	ABeam M&A Consulting has assumed that there are no material liabilities or contingent liabilities, such as lawsuits, other than those disclosed in the above-mentioned data and information in connection with Panasonic and SANYO (including the group companies of Panasonic and SANYO).

(10)	ABeam M&A Consulting has assumed that there is no data or information that may affect the Share Exchange Ratio other than the data and information ABeam M&A Consulting has analyzed and considered.

(11)	ABeam M&A Consulting has assumed that there are no agreements (oral or written) that have been concluded or are expected to be concluded with respect to the Share Exchange and must be reviewed and considered by it for the purpose of its opinion other than the draft of the Share Exchange Agreement that it has reviewed and considered for the purpose of its opinion.

(12)	With respect to the draft of the Share Exchange Agreement and the above-mentioned data and information that have not been finalized, ABeam M&A Consulting has assumed that the final versions will not contain any material change from the versions ABeam M&A Consulting has reviewed and considered.

The following is a summary of the material financial analyses delivered by ABeam M&A Consulting to the board of directors of SANYO in connection with rendering the opinion described above. The following summary (including the tables), however, does not purport to be a complete description of the financial analyses performed by ABeam M&A Consulting, nor does the order of analyses described represent the relative importance or weight given to those analyses by ABeam M&A Consulting. The summary includes information presented in tabular format. In order to better understand the financial analyses, the tables must be read together with the full text of each summary. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 17, 2010 and is not necessarily indicative of market conditions thereafter.

Basis of the valuation

When calculating the share exchange ratio to be applied to Panasonic’s common stock, ABeam M&A Consulting employed the market price analysis, the similar companies comparison analysis and discounted cash flow analysis in valuing Panasonic’s common stock. The summary of such analyses for the share exchange ratio is included below. With respect to the calculation of the value per share of the subject SANYO’s common stock, ABeam M&A Consulting also separately provided to the board of directors of SANYO its opinion related to the tender offer that the tender offer purchase price of 138 yen per share of SANYO was fair (subject to the content of such opinion) to the shareholders of SANYO (other than Panasonic, etc.) from a financial point of view. Based on ABeam M&A Consulting’s review of the data and information, as well as based on the assumptions, in relation to and for the purpose of ABeam M&A Consulting’s opinion related to the Share Exchange, ABeam M&A Consulting reviewed, for the period from the announcement of the tender offer (i.e., July 29, 2010, the date as of which ABeam M&A Consulting calculated the value of SANYO’s shares) until December 17, 2010, whether there were any events or facts, or any other item, that had a material impact on the financial condition and earnings projections or business forecasts of SANYO or on any other item related to the valuation of SANYO’s shares for the purpose of the valuation of SANYO’s shares subject to the Share Exchange. As a result of such review, ABeam M&A Consulting concluded that there were no events or facts that had any material impact on the value of SANYO’s shares for the purposes of ABeam M&A Consulting’s opinion related to the Share Exchange that were not already included in ABeam M&A Consulting’s assumptions, calculations and valuation of SANYO’s shares as of July 29, 2010, the date as of which ABeam M&A Consulting calculated the value of SANYO’s shares, for the purposes of ABeam M&A Consulting’s fairness opinion in relation to the tender offer; therefore, ABeam M&A Consulting conducted its fairness evaluation in relation to the Share Exchange Ratio using the tender offer price for SANYO’s shares (i.e., 138 yen) as the value of SANYO’s shares for the purpose of ABeam M&A Consulting’s opinion in relation to the Share Exchange Ratio. For reference purposes, the valuations of SANYO’s shares as of July 29, 2010 (for the purpose of the tender offer), and therefore (because the valuation of SANYO’s shares for the purpose of the Share Exchange Ratio was based on the valuation for the purpose of the tender offer) as of December 17, 2010 for the purpose of the Share Exchange Ratio, were based on the market price analysis, the similar companies comparison analysis and the discounted cash flow analysis. The summary of such analyses for the share exchange ratio is also included below.

1. Panasonic

Market Price Analysis

ABeam M&A Consulting reviewed the average closing trading prices and value weighted average prices (“VWAP”) for the period commencing on July 30, 2010 (the business day immediately following July 29, 2010 on which the press release by Panasonic titled “Panasonic Announces Commencement of Tender Offer for Shares of Common Stock of SANYO” was released), and for the periods of three month and one month on and until December 17, 2010, which is the calculation base date, and the closing trading price on the calculation base date for Panasonic’s common stock on the first section of the Tokyo Stock Exchange. Based on such review and using 138 yen for SANYO’s share value, ABeam M&A Consulting calculated the resulting exchange ratios as follows:

Average Closing Trading Prices and VWAP	Periods	Resulting Exchange Ratio
Calculation Base Date	December 17, 2010	0.119
1 Month Average	November 18, 2010 to December 17, 2010	0.115
3 Month Average	September 21, 2010 to December 17, 2010	0.117
July 30 to Calculation Base Date	July 30, 2010 to December 17, 2010	0.120

Similar Companies Comparison Analysis

ABeam M&A Consulting used multiples of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and multiples of net income for the similar companies comparison analysis of Panasonic’s common stock.

To calculate EBITDA multiples, ABeam M&A Consulting reviewed and compared certain financial information of Panasonic, as confirmed in discussions with officers of SANYO, to the corresponding financial information of the following publicly traded companies in the electronics industry in Japan. These companies were: ALPS ELECTRIC CO., LTD., Cleanup Corporation, DAIWA HOUSE INDUSTRY CO., LTD., Elpida Memory Inc., FUJITSU LIMITED, GS Yuasa Corporation, Hitachi, Ltd., JS Group Corporation, KYOCERA CORPORATION, MABUCHI MOTOR CO., LTD., MINEBEA CO., LTD., Mitsubishi Electric Corporation, Mitsui Home Co., Ltd., Murata Manufacturing Co., Ltd., NICHICON CORPORATION, NIDEC CORPORATION, NIPPON CHEMI-CON CORPORATION, ROHM COMPANY LIMITED, Sharp Corporation, Shin-Kobe Electric Machinery Co., Ltd., SONY CORPORATION, TAIYO YUDEN CO., LTD., TAKARA STANDARD CO., LTD., TDK CORPORATION, The Furukawa Battery Co., Ltd., TOKEN CORPORATION, TOSHIBA CORPORATION and TOTO LTD.

To calculate net income multiples, ABeam M&A Consulting reviewed and compared certain financial information of Panasonic, as confirmed in discussions with officers of SANYO, to the corresponding financial information of the following publicly traded companies in the consumer electronics industry in Japan. These companies were: Hitachi, Ltd., Mitsubishi Electric Corporation, Sharp Corporation, SONY CORPORATION and TOSHIBA CORPORATION.

Although none of the selected companies is directly comparable to Panasonic, the companies included were chosen because they are publicly traded companies with operations that, for the purposes of ABeam M&A Consulting’s analysis, may be considered similar to certain operations of Panasonic.

For the EBITDA multiples, ABeam M&A Consulting used the selected publicly traded companies’ average EBITDA multiples. The EBITDA multiples of each selected publicly traded company was calculated by dividing the enterprise values based on, among other things, the average closing trading prices from September 21, 2010 to December 17, 2010 by each selected publicly traded company’s EBITDA for the last twelve months (“LTM”) ending September 30, 2010 and EBITDA estimated by IBES and Toyo Keizai for the fiscal years ending March 31, 2011, March 31, 2012 and March 31, 2013(1).

For the net income multiples, ABeam M&A Consulting used the selected publicly traded companies’ average net income multiples. The net income multiples of each selected publicly traded company was calculated by dividing the market values based on, among other things, the average closing trading prices from September 21, 2010 to December 17, 2010 by each selected publicly traded company’s net income estimated by IBES for the fiscal years ending March 31, 2011, March 31, 2012 and March 31, 2013.

ABeam M&A Consulting calculated the above-mentioned financial multiples of the selected companies, and using 138 yen for SANYO’s share value, calculated the resulting exchange ratios as follows:

	Multiple Range for Panasonic	Resulting Exchange Ratio
EBITDA Multiple	4.7x - 5.6x	0.068 ~ 0.105
Net Income Multiple(1)	13.4x - 21.9x	0.061 ~ 0.093

(1)	The valuations of the LTM and the fiscal year ending March 31, 2011 were not included in the calculations due to the temporary nature of the expenses related to the reorganization of Panasonic.

Discounted Cash Flow Analysis

ABeam M&A Consulting performed a discounted cash flow analysis on Panasonic using GT12 for the period from October 1, 2010 through March 31, 2013. ABeam M&A Consulting used the financial data of Panasonic as of September 30, 2010, reviewed additional material information (including without limitation matters that were resolved, or were planned to be resolved, in Panasonic board of director meetings), as confirmed in discussions with officers of SANYO, that occurred after September 30, 2010 until December 17, 2010 and used market prices from September 21, 2010 to December 17, 2010 and other market information.

ABeam M&A Consulting calculated the resulting exchange ratio by using the net present values of projected free cash flows of Panasonic and 138 yen for SANYO’s share value. In making these calculations, ABeam M&A Consulting used the implied terminal values based on projections for the businesses of Panasonic including perpetual growth rates and EBITDA multiples. These values were discounted to implied present values using various discount rates based upon an analysis of the weighted average cost of capital (“WACC”).

For purposes of its analysis, ABeam M&A Consulting used a range for WACC and EBITDA multiple for the whole of Panasonic. Additionally, to perform a sum-of-the-parts analysis, ABeam M&A Consulting divided

(1)	Since TOKEN CORPORATION closes its books at the end of April, EBITDA for LTM ending October 31, 2010, and EBITDA for fiscal years ending April 30, 2011, April 30, 2012, and April 30, 2013 were used as substitutes.

the businesses of Panasonic into various parts and used various WACCs, and growth rates in relation to such divided businesses. The categorized businesses of Panasonic are as follows:

Panasonic

•	Digital AVC Networks, Home Appliances, Other

•	Components and Devices (Semiconductor)

•	Components and Devices (Energy)

•	Components and Devices (PED)

•	PEW

•	PanaHome

•	SANYO

For the whole of Panasonic, ABeam M&A Consulting used a range for the WACC and EBITDA multiple, and a single growth rate, as follows:

Business Line	WACC	Growth Rate
Whole Company	5.16% to 6.16%	0%

Business Line	EBITDA Multiple
Whole Company	4.2x - 5.2x

For the sum-of-the-parts analysis, ABeam M&A Consulting divided the businesses of Panasonic and used the following WACC ranges and growth rates:

Business Line	WACC	Growth Rate
Digital AVC Networks, Home Appliances, Other	5.16% to 6.16%	0%
Components and Devices (Semiconductor)	5.67% to 6.67%	0%
Components and Devices (Energy)	6.54% to 7.54%	1%
Components and Devices (PED)	6.96% to 7.96%	0%
PEW	4.95% to 5.95%	0%
PanaHome	5.63% to 6.63%	0%
SANYO	5.84% to 6.84%	0%

All of the valuation ranges for the respective business lines were combined to calculate a sum-of-the-parts enterprise value range for Panasonic. The enterprise values were then adjusted for indebtedness, net of cash and cash equivalents, non-controlling interests and certain other items that have debt-like characteristics, based on financial information as of September 30, 2010 or the most recently available information. Non-controlling interests used in this calculation were also adjusted as deemed appropriate by ABeam M&A Consulting.

Based on the foregoing, ABeam M&A Consulting calculated a range of the resulting share exchange ratio as follows using Panasonic’s share value and 138 yen for SANYO’s share value:

Resulting Exchange Ratio
Perpetual Growth Method	0.038 ~ 0.048
EBITDA Multiple Method	0.052 ~ 0.063

2. SANYO

Market Price Analysis

ABeam M&A Consulting reviewed the average closing trading prices and value weighted average prices (“VWAP”) for the period commencing on July 30, 2010 (the business day immediately following July 29, 2010 on which the press release by Panasonic titled “Panasonic Announces Commencement of Tender Offer for Shares of Common Stock of SANYO” was released), and for the periods of three month and one month on and until December 17, 2010, which is the calculation base date, and the closing trading price on the calculation base date for Panasonic’s common stock and SANYO’s common stock on the first section of the Tokyo Stock Exchange. Based on such review, ABeam M&A Consulting calculated the resulting exchange ratios as follows:

Average Closing Trading Prices and VWAP	Periods	Resulting Exchange Ratio
Calculation Base Date	December 17, 2010	0.116
1 Month Average	November 18, 2010 to December 17, 2010	0.114
3 Month Average	September 21, 2010 to December 17, 2010	0.115
July 30 to Calculation Base Date	July 30, 2010 to December 17, 2010	0.119

Similar Companies Comparison Analysis

ABeam M&A Consulting used multiples of EBITDA and multiples of net income for the similar companies comparison analysis.

To calculate the EBITDA multiples, ABeam M&A Consulting reviewed and compared certain financial information of SANYO, as confirmed in discussions with officers of SANYO, to the corresponding financial information of the following publicly traded companies in the electronics industry in Japan. These companies were: ALPS ELECTRIC CO., LTD., Elpida Memory Inc., FUJITSU LIMITED, GS Yuasa Corporation, Hitachi, Ltd., KANEKA CORPORATION, KYOCERA CORPORATION, MABUCHI MOTOR CO., LTD., MINEBEA CO., LTD., Mitsubishi Electric Corporation, Murata Manufacturing Co., Ltd., NICHICON CORPORATION, NIDEC CORPORATION, NIPPON CHEMI-CON CORPORATION, ROHM COMPANY LIMITED, Sharp Corporation, Shin-Kobe Electric Machinery Co., Ltd., SONY CORPORATION, TAIYO YUDEN CO., LTD., TDK CORPORATION, The Furukawa Battery Co., Ltd., and TOSHIBA CORPORATION.

To calculate net income multiples, ABeam M&A Consulting reviewed and compared certain financial information of SANYO, as confirmed in discussions with officers of SANYO, to the corresponding financial information of the following publicly traded companies in the consumer electronics industry in Japan. These companies were: Hitachi, Ltd., Mitsubishi Electric Corporation, Sharp Corporation, SONY CORPORATION and TOSHIBA CORPORATION.

Although none of the selected companies is directly comparable to SANYO, the companies included were chosen because they are publicly traded companies with operations that, for the purposes of ABeam M&A Consulting’s analysis, may be considered similar to certain operations of SANYO.

For the EBITDA multiples, ABeam M&A Consulting used the selected publicly traded companies’ average EBITDA multiples. The EBITDA multiples of each selected publicly traded company was calculated by dividing the enterprise values based on, among other things, the average closing trading prices from September 21, 2010 to December 17, 2010 by each selected publicly traded company’s EBITDA for the LTM ending September 30, 2010 and EBITDA estimated by IBES and Toyo Keizai for the fiscal years ending March 31, 2011, March 31, 2012 and March 31, 2013.

For the net income multiples, ABeam M&A Consulting used the selected publicly traded companies’ average net income multiples. The net income multiples of each selected publicly traded company was calculated by dividing the market values based on, among other things, the average closing trading prices from September 21, 2010 to December 17, 2010 by each selected publicly traded company’s net income estimated by IBES for the fiscal years ending March 31, 2011, March 31, 2012 and March 31, 2013.

ABeam M&A Consulting calculated the above-mentioned financial multiples of the selected companies, and calculated the resulting exchange ratio using Panasonic’s share value (as stated above in the similar companies comparison analysis in relation to Panasonic) and SANYO’s share value as follows:

	Multiple Range for Panasonic	Multiple Range for SANYO	Resulting Exchange Ratio
EBITDA Multiple	4.7x - 5.6x	4.9 - 5.9x	0.037 ~ 0.056
Net Income Multiple(1)	13.4x - 21.9x	13.4x - 21.9x	0.064 ~ 0.084

(1)	The valuations of the LTM and the fiscal year ending March 31, 2011 were not included in the calculations due to the temporary nature of the expenses related to the reorganization of Panasonic.

Discounted Cash Flow Analysis

ABeam M&A Consulting performed a discounted cash flow analysis on Panasonic using GT12 and on SANYO using SANYO’s projections including the Synergy Estimate, for the period from October 1, 2010 through March 31, 2013. ABeam M&A Consulting used the financial data of Panasonic and SANYO as of September 30, 2010, reviewed additional material information (including without limitation matters that were resolved, or were planned to be resolved, in Panasonic and SANYO board of director meetings), as confirmed in discussions with officers of SANYO, that occurred after September 30, 2010 until December 17, 2010 and used market prices from September 21, 2010 to December 17, 2010 and other market information.

ABeam M&A Consulting calculated the resulting exchange ratio by using the net present values of projected free cash flows of Panasonic and SANYO. In making these calculations, ABeam M&A Consulting used the implied terminal values based on projections for the businesses of Panasonic and SANYO including perpetual growth rates and EBITDA multiples. These values were discounted to implied present values using various discount rates based upon an analysis of the WACC.

For purposes of its analysis, ABeam M&A Consulting used a range for WACC and EBITDA multiple for the whole of each of Panasonic and SANYO. Additionally, to perform a sum-of-the-parts analysis, ABeam M&A Consulting divided the businesses of Panasonic and SANYO into various parts and used various WACCs, and growth rates in relation to such divided businesses (the categorized businesses, WACCs, Growth rate and EBITDA multiples of Panasonic are stated above in the discounted cash flow analysis in relation to Panasonic). The categorized businesses of SANYO are as follows:

SANYO

•	Consumer Electronics

•	Solar

•	Mobile Energy

•	Electronic Devices

•	Semiconductor

•	Head Office

For the whole of SANYO, ABeam M&A Consulting used a range for the WACC and EBITDA multiple, and a single growth rate as follows:

Business Line	WACC	Growth Rate
Whole Company	5.22% to 6.22%	0%

Business Line	EBITDA Multiple
Whole Company	4.4x - 5.4x

For the sum-of-the-parts analysis, ABeam M&A Consulting divided the businesses of SANYO and used the following WACC ranges and growth rates:

Business Line	WACC	Growth Rate
Consumer Electronics	5.22% to 6.22%	0%
Solar	5.73% to 6.73%	2%
Mobile Energy	6.57% to 7.57%	2%
Electronic Devices	6.99% to 7.99%	0%
Semiconductor	5.72% to 6.72%	0%
Head Office	5.22% to 6.22%	0%

All of the valuation ranges for the respective business lines were combined to calculate a sum-of-the-parts enterprise value range for each of Panasonic and SANYO. The enterprise values were then adjusted for indebtedness, net of cash and cash equivalents, non-controlling interests and certain other items that have debt-like characteristics, based on financial information as of September 30, 2010 or the most recently available information. Non-controlling interests used in this calculation were also adjusted as deemed appropriate by ABeam M&A Consulting.

Based on the foregoing, ABeam M&A Consulting calculated a range of the resulting share exchange ratio as follows using Panasonic’s share value and SANYO’s share value:

Resulting Exchange Ratio
Perpetual Growth Method	0.032 ~ 0.048
EBITDA Multiple Method	0.038 ~ 0.047

ABeam M&A Consulting’s opinion is provided to the board of directors of SANYO and addresses only the fairness, from a financial point of view, to the shareholders of SANYO other than Panasonic, etc. of the Share Exchange Ratio. ABeam M&A Consulting’s opinion to the board of directors of SANYO was intended solely for the review of the Board of Directors of SANYO in its determination of whether to adopt a resolution to approve the Share Exchange and was one of many factors taken into consideration by the board of directors of SANYO in making its determination to approve the Share Exchange. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of SANYO, Panasonic, ABeam M&A Consulting or any other person assumes any responsibility if future results are materially different from those projected. ABeam M&A Consulting does not express any opinion regarding the fairness of the share exchange ratio between the Panasonic’s common stock and PEW’s common stock as set forth in the share exchange agreement between Panasonic and PEW. ABeam M&A Consulting’s opinion was based on financial, economic, market and other conditions as they existed on the date of the opinion, and relies upon information available to ABeam M&A Consulting as of the date of the opinion. ABeam M&A Consulting had limited involvement in the negotiations in connection with the agreements or any other matters related to the Share Exchange. Although ABeam M&A Consulting’s opinion may be affected by changes in future conditions, ABeam M&A Consulting did not assume any responsibility to modify, change or supplement its opinion.

ABeam M&A Consulting is a management consulting firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions or providing management strategy. ABeam M&A Consulting has acted as a financial advisor to SANYO with respect to the proposed Share Exchange and will receive a fee from SANYO for its services, a substantial portion of which will become payable only if the proposed Share Exchange is executed. In addition, SANYO has agreed to indemnify ABeam M&A Consulting for certain liabilities arising out of ABeam M&A Consulting’s engagement. ABeam M&A

Consulting has also provided other financial services to SANYO within the past two years and received fees for such services. However, ABeam M&A Consulting has not provided any material financial services to Panasonic within the past two years. ABeam M&A Consulting does not trade or hold any shares or other securities of Panasonic or SANYO for its own account or for the account of customers or other third parties. ABeam M&A Consulting’s opinion has been approved for issuance by ABeam M&A Consulting’s Opinion Committee.

Mitsubishi UFJ Morgan Stanley

SANYO retained Mitsubishi UFJ Morgan Stanley to provide financial advisory services in connection with the Share Exchange and to render a financial opinion in connection with the Share Exchange under the Company Law between Panasonic and SANYO. SANYO selected Mitsubishi UFJ Morgan Stanley to act as its financial advisor based on Mitsubishi UFJ Morgan Stanley’s qualifications, experience, reputation and its knowledge of the business and affairs of SANYO. At a meeting of the SANYO board of directors on December 21, 2010, Mitsubishi UFJ Morgan Stanley delivered to SANYO’s board of directors Mitsubishi UFJ Morgan Stanley’s written opinion dated December 20, 2010, that, as of such date, based on and subject to the various assumptions, limitations and qualifications set forth in its opinion, the Share Exchange Ratio pursuant to the Share Exchange Agreement was fair, from a financial point of view, to the holders of shares of common stock of SANYO other than Panasonic.

The original written opinion of Mitsubishi UFJ Morgan Stanley dated December 20, 2010 delivered to the board of directors of SANYO was prepared in Japanese. The full text of an English translation of the Mitsubishi UFJ Morgan Stanley opinion is attached to this document as Appendix C. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Mitsubishi UFJ Morgan Stanley in rendering its opinion. You are urged to read the entire opinion carefully. Mitsubishi UFJ Morgan Stanley’s opinion is directed to SANYO’s board of directors and addresses only the fairness from a financial point of view of the Share Exchange Ratio pursuant to the Share Exchange Agreement to holders of shares of common stock of SANYO as of the date of the opinion. The opinion does not address any other aspects of the transaction and does not constitute a recommendation to any shareholders of SANYO, Panasonic or PEW as to how such shareholder should vote or act on any matter at any special meeting with respect to the Share Exchange and the Panasonic-PEW Share Exchange.

In connection with rendering its opinion, Mitsubishi UFJ Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of SANYO, Panasonic, PEW, and their major subsidiaries, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning SANYO, Panasonic, and their major subsidiaries, respectively;

•	reviewed certain financial projections prepared by the managements of SANYO and Panasonic, respectively;

•	reviewed information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange prepared by the management of Panasonic;

•

discussed the past and current operations and financial condition and the prospects of SANYO and its major subsidiaries, including information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange, with senior executives of SANYO;

•

discussed the past and current operations and financial condition and the prospects of Panasonic and its major subsidiaries, including information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange, with senior executives of Panasonic;

•	reviewed the pro forma impact of the Share Exchange and the Panasonic-PEW Share Exchange on Panasonic’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for common stock of SANYO, Panasonic, and PEW, respectively;

•

compared the financial performance of SANYO, Panasonic and PEW and the prices and trading activity of common stock of SANYO, Panasonic and PEW with that of certain other publicly-traded companies comparable with SANYO, Panasonic and PEW, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations on the Share Exchange among representatives of SANYO and Panasonic;

•	reviewed the accounting, tax and legal due diligence reports relating to Panasonic and its major subsidiaries prepared by experts (“the Due Diligence Reports”);

•	reviewed the Share Exchange Agreement and the Panasonic-PEW Share Exchange Agreement substantially in the form of the drafts dated December 17, 2010 and certain related documents; and

•	performed such other analyses and considered such other factors as Mitsubishi UFJ Morgan Stanley deemed appropriate.

Mitsubishi UFJ Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by SANYO and Panasonic, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange, Mitsubishi UFJ Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of SANYO and Panasonic of the future financial performance of SANYO and Panasonic. In addition, Mitsubishi UFJ Morgan Stanley assumed that the Share Exchange and the Panasonic-PEW Share Exchange would be consummated in accordance with the terms set forth in the Share Exchange Agreement and the Panasonic-PEW Share Exchange Agreement, respectively, without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Share Exchange and the Panasonic-PEW Share Exchange would each be treated as tax-free reorganizations and/or exchanges, pursuant to the Corporation Tax Act. Mitsubishi UFJ Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Share Exchange and Panasonic-PEW Share Exchange, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed transactions. Mitsubishi UFJ Morgan Stanley is not a legal, tax or environmental advisor. Mitsubishi UFJ Morgan Stanley is a financial advisor only and has relied upon, without independent verification, the assessment of SANYO and Panasonic and their legal or tax advisors with respect to legal, tax or environmental matters. Mitsubishi UFJ Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of SANYO’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of common stock of SANYO in the Share Exchange. Mitsubishi UFJ Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of SANYO or Panasonic, nor was Mitsubishi UFJ Morgan Stanley furnished with any such appraisals. Mitsubishi UFJ Morgan Stanley expressed no opinion as to the fairness from a financial point of view of either the Exchange Ratio or the Panasonic-PEW share exchange ratio to the holders of shares of common stock of PEW, nor did Mitsubishi UFJ Morgan Stanley express any opinion as to the fairness of the Panasonic-PEW share exchange ratio to the holders of shares of common stock of SANYO, or the fairness of the Exchange Ratio relative to the Panasonic-PEW share exchange ratio. In addition, Mitsubishi UFJ Morgan Stanley expressed no opinion as to the fairness from a financial point of view of the purchase price of 138 yen per share of SANYO common stock under the tender offer by Panasonic to acquire all shares of common stock of SANYO that Panasonic did not already own, which was announced on July 29, 2010 and was implemented in the period from August 23, 2010 through October 6, 2010, to the holders of shares of common stock of SANYO. Further, Mitsubishi UFJ Morgan Stanley’s opinion did not in any manner address the prices at which common stock of Panasonic would trade following consummation of the Share Exchange and the Panasonic-PEW Share Exchange and Mitsubishi UFJ Morgan Stanley expressed no opinion or recommendation as to how the shareholders of SANYO, Panasonic or PEW should vote at the respective shareholders’ meetings, if any, to be held in connection with the Share Exchange and the Panasonic-PEW Share Exchange. Mitsubishi UFJ Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Mitsubishi UFJ Morgan Stanley as of the date of the opinion. Events occurring after the date of the opinion may affect Mitsubishi UFJ Morgan Stanley’s opinion and the assumptions used in preparing it, and Mitsubishi UFJ Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Mitsubishi UFJ Morgan Stanley’s opinion was approved by a committee of Mitsubishi UFJ Morgan Stanley’s investment banking and other professionals in accordance with its customary practice.

The following is a brief summary of the material financial analyses performed by Mitsubishi UFJ Morgan Stanley in connection with the preparation of its written opinion letter dated December 20, 2010. The following summary includes information presented in tabular format. In order to understand fully the financial analyses used by Mitsubishi UFJ Morgan Stanley, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Mitsubishi UFJ Morgan Stanley’s financial opinion.

Historical Share Exchange Ratio Analysis. Mitsubishi UFJ Morgan Stanley reviewed the share exchange ratios of the recent trading performance of SANYO common shares and Panasonic common shares for December 17, 2010 as a record date (“Record Date 1”) as well as July 28, 2010, the last trading day prior to the announcement about the tender offer for SANYO shares, the tender offer for PEW shares, the Share Exchange and the Panasonic-PEW Share Exchange (collectively, the “Transaction”), as another record date (“Record Date 2”). Mitsubishi UFJ Morgan Stanley used the closing share price as of each of Record Date 1 and Record Date 2 and the average closing share prices during each of the one (1) month and three (3) month periods prior to and including Record Date 1 and Record Date 2, respectively, and compared the share exchange ratios with the Share Exchange Ratio. The share exchange ratios are summarized in the table below.

Historical Share Exchange Ratio
Record Date 1	0.116
1 month average for Record Date 1	0.114
3 month average for Record Date 1	0.115
Record Date 2	0.101
1 month average for Record Date 2	0.100
3 month average for Record Date 2	0.106

Comparable Companies Analysis. Mitsubishi UFJ Morgan Stanley reviewed and compared certain financial information for SANYO and Panasonic corresponding to financial information, ratios and public market multiples for the following publicly traded companies that share similar business characteristics with (i) the entire business of each of SANYO and Panasonic (“Consolidated Analysis”) and (ii) the major business lines of each of SANYO and Panasonic (“Sum-of-the-Parts Analysis”). The characterization of business line used for the purpose of this analysis does not necessarily correspond to any segment information prepared by the respective companies for purpose of their public financial disclosures in Japan, or to any U.S. GAAP segment information that appears elsewhere in this prospectus.

SANYO

Consolidated Analysis

•	SONY CORPORATION

•	Sharp Corporation

•	CASIO COMPUTER CO., LTD.

Sum-of-the-Parts Analysis

Lithium Ion Battery:

•	LG Chem Ltd.

•	BYD Company Limited.

•	SAMSUNG SDI CO., LTD.

•	A123 Systems, Inc.

Solar Battery:

•	TRINA SOLAR LIMITED

•	Yingli Green Energy Holding Company Limited

•	Suntech Power Holdings Co., Ltd.

•	Sunpower Corporation

•	JA Solar Holdings Co., Ltd.

•	Q-Cells SE

Electric Device:

•	KYOCERA CORPORATION

•	NIDEC CORPORATION

•	Murata Manufacturing Co., LTD.

•	ALPS ELECTRIC CO., LTD.

•	NICHICON CORPORATION

•	NIPPON CHEMI-CON CORPORATION

Digital System:

•	Hon Hai Precision Industry Co., Ltd.

•	FLEXTRONICS INTERNATIONAL LTD.

•	Ability Enterprise Co., Ltd.

•	Altek Corporation

Commercial:

•	DAIKIN INDUSTRIES, LTD.

•	HOSHIZAKI ELECTRIC CO., LTD.

Consumer Electronics:

•	AB Electrolux

•	Whirlpool Corporation

•	PIONEER CORPORATION

•	Indesit Company S.p.A.

Panasonic

Consolidated Analysis

•	Samsung Electronics Co., Ltd.

•	SONY CORPORATION

•	Koninklijke Philips Electronics N.V.

•	LG Electronics Inc.

•	Sharp Corporation

Sum-of-the-Parts Analysis

Digital AVC Networks:

•	Samsung Electronics Co., Ltd.

•	SONY CORPORATION

•	Koninklijke Philips Electronics N.V.

•	LG Electronics Inc.

•	Sharp Corporation

Home Appliances:

•	Samsung Electronics Co., Ltd.

•	LG Electronics Inc.

•	AB Electrolux

•	Whirlpool Corporation

•	Indesit Company S.p.A.

Components and Devices:

•	TEXAS INSTRUMENTS INCORPORATED

KYOCERA CORPORATION

•	Murata Manufacturing Co., Ltd.

•	TDK CORPORATION

•	Infineon Technologies AG

•	STMicroelectronics N.V.

•	Renesas Electronics Corporation

PanaHome:

•	DAIWA HOUSE INDUSTRY CO., LTD.

•	Sekisui House, Ltd.

PEW:

•	JS Group Corporation

•	TOTO LTD.

•	ACUITY BRANDS, INC.

•	ZUMTOBEL AG

•	DAIKEN CORPORATION

•	NICHIHA CORPORATION

For each of these companies, Mitsubishi UFJ Morgan Stanley calculated the ratio of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents including marketable securities, to estimated earnings before interest, taxes, depreciation and amortization, which is referred to as “EBITDA”, for the fiscal years ending March 31, 2011 and March 31, 2012, annualized if necessary, based on the most recent publicly available information and closing prices as of December 17, 2010. Mitsubishi UFJ Morgan Stanley selected representative ranges of financial multiples of the comparable companies as follows.

	Aggregate Value to EBITDA multiples (March 31, 2011)	Aggregate Value to EBITDA multiples (March 31, 2012)
SANYO:
Consolidated Analysis	5.0x - 6.0x	4.5x - 5.5x
Sum-of-the-Parts Analysis
Lithium Ion Battery	8.0x - 9.0x	7.5x - 8.5x
Solar Battery	4.5x - 5.5x	4.0x - 5.0x
Electric Device	5.5x - 6.5x	5.0x - 6.0x
Digital System	4.5x - 5.5x	4.0x - 5.0x
Commercial	5.0x - 6.0x	4.0x - 5.0x
Consumer Electronics	4.0x - 5.0x	3.5x - 4.5x

Panasonic:
Consolidated Analysis	5.5x - 6.5x	4.5x - 5.5x
Sum-of-the-Parts Analysis
Digital AVC Networks	5.5x - 6.5x	4.5x - 5.5x
Home Appliances	5.5x - 6.5x	5.5x - 6.5x
Components and Devices	5.0x - 6.0x	4.5x - 5.5x
SANYO(1)	5.6x - 6.6x	5.1x - 6.1x
PanaHome	6.5x - 7.5x	6.0x - 7.0x
PEW	6.5x - 7.5x	5.5x - 6.5x

(1)	The weighted average of aggregate value to EBITDA multiples for each applicable business line of SANYO were applied to the aggregate value to EBITDA multiples for SANYO as one of the business lines of Panasonic for each of the fiscal year ending March 31, 2011 and March 31, 2012.

Mitsubishi UFJ Morgan Stanley applied the ranges of multiples derived from the Consolidated Analysis to Institutional Broker Estimate System (“I/B/E/S”) estimates for SANYO and Panasonic as of December 20, 2010, and the ranges of multiples derived from the Sum-of-the-Parts Analysis to each of SANYO’s and Panasonic’s projections provided by the managements of SANYO and Panasonic respectively. Based on this analysis, Mitsubishi UFJ Morgan Stanley derived a range of share exchange ratios of 0.032 to 0.071:

No company analyzed in the comparable companies analysis is identical to SANYO or Panasonic. In evaluating the comparable companies, Mitsubishi UFJ Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of SANYO or Panasonic, such as the impact of competition on the business of SANYO, Panasonic or the industry generally, industry growth and the absence of any material adverse change in the financial condition of SANYO, Panasonic or the industry or in the financial markets in general, which could affect the public trading value of the companies. Mathematical analysis (such as determining the average or median) is not itself a meaningful method of using data of the selected companies.

Discounted Cash Flow Analysis. Mitsubishi UFJ Morgan Stanley performed a discounted cash flow analysis to estimate a range of present values per share of common stock of SANYO and Panasonic, respectively, assuming the companies continued to operate as stand-alone entities. This range was determined by adding (i) the sum of the discounted net present value of the stream of the unlevered free cash flows that each applicable business line of SANYO and Panasonic is expected to generate over the next five years ending March 31, 2016 and (ii) the discounted net present value of the terminal value, calculated either by applying a range of aggregate value to EBITDA multiples to the normalized EBITDA of each applicable business line of SANYO and Panasonic for the fiscal year ending March 31, 2016 or by applying a range of perpetual growth rates to the normalized unlevered free cash flow of each applicable business line of SANYO and Panasonic for the fiscal year ending March 31, 2016. Financial projections used in the discounted cash flow analysis were based on each of SANYO’s and Panasonic’s projections provided by the managements of SANYO and Panasonic, respectively. The cash flow stream and terminal values were discounted to present value using a range of discount rates for each applicable business line of SANYO and Panasonic, which were chosen by Mitsubishi UFJ Morgan Stanley based upon its risk characteristics and an analysis of weighted average costs of capital, or WACC.

The range of aggregate value to EBITDA multiples and perpetual growth rate for calculation of the terminal value and discount rates applied to each applicable business line of SANYO and Panasonic are as follows.

SANYO:

Business Line	Aggregate Value to EBITDA multiples	Perpetual Growth Rates	Discount Rates
Lithium Ion Battery	8.0x - 9.0x	1.00% - 1.50%	6.0% - 7.0%
Solar Battery	4.5x - 5.5x	1.00% - 1.50%	8.5% - 9.5%
Electric Device	5.5x - 6.5x	0.00% - 0.50%	6.0% - 7.0%
Digital System	4.5x - 5.5x	0.00% - 0.50%	7.5% - 8.5%
Commercial	5.0x - 6.0x	0.00% - 0.50%	6.5% - 7.5%
Consumer Electronics	4.0x - 5.0x	0.00% - 0.50%	6.0% - 7.0%

Panasonic:

Business Line	Aggregate Value to EBITDA multiples	Perpetual Growth Rates	Discount Rates
Digital AVC Networks	5.5x - 6.5x	0.00% - 0.50%	5.5% - 6.5%
Home Appliances	5.5x - 6.5x	0.00% - 0.50%	6.0% - 7.0%
Components and Devices	5.0x - 6.0x	0.00% - 0.50%	7.0% - 8.0%
SANYO(1)	5.6x - 6.6x	0.42% - 0.92%	6.5% - 7.5%
PanaHome	6.5x - 7.5x	-0.25% - 0.25%	5.0% - 6.0%
PEW	6.5x - 7.5x	-0.25% - 0.25%	5.0% - 6.0%

(1)	The weighted average of aggregate value to EBITDA multiples, perpetual growth rates and discount rates for each applicable business line of SANYO were applied to the aggregate value to EBITDA multiples, perpetual growth rates and discount rates for SANYO as one of the business lines of Panasonic.

All of the valuation ranges for the applicable business lines were combined to calculate a sum-of-the-parts aggregate value range for each of SANYO and Panasonic. The respective aggregate values were then adjusted for indebtedness, net of cash and cash equivalents including marketable securities, minority interests based on the estimated balance sheets as of March 31, 2011 and certain other items including adjustments based on the Due Diligence Reports. Based on this analysis, Mitsubishi UFJ Morgan Stanley derived a range of share exchange ratios of 0.027 to 0.053.

Precedent Transaction Analysis. Taking into account the fact that Panasonic had filed the shelf registration statement for offerings of shares of common stock in an amount up to JPY 500 billion with the Ministry of Finance on July 29, 2010, the date of the announcement of the Transaction, Mitsubishi UFJ Morgan Stanley performed an analysis of precedent “Share Exchange Only” transactions in Japan announced since 2009 where the acquiring company (i) had already held a more than 50.0% and equal to or less than 66.6% stake in a target company which had recorded net losses for the two consecutive fiscal years prior to the announcement, and (ii) turned the target company into a wholly-owned subsidiary. Furthermore, given the fact that Panasonic announced that it withdrew the shelf registration based on the results of the tender offers, Mitsubishi UFJ Morgan Stanley performed an analysis of “Tender Offer and subsequent Share Exchange” transactions in Japan announced since 2006 where the acquiring company (i) had already held a more than 50.0% and equal to or less than 66.6% stake in a target company which had recorded net losses for the two consecutive fiscal years prior to the announcement or recorded net losses before the fiscal year of the deal announcement and also announced the possibility of net losses for the fiscal year of the deal announcement, and (ii) turned the target company into a wholly-owned subsidiary. The transactions selected were as follows:

“Share Exchange Only” Transactions:

Date Announced	Acquirer	Target
August 27, 2010	SEGA SAMMY HOLDINGS INC.	SEGA TOYS CO., LTD.
August 27, 2010	Kirin Holdings Company, Limited	Mercian Corporation
February 24, 2010	CANON ELECTRONICS INC.	E-SYSTEM CORPORATION
September 14, 2009	Rengo Co., Ltd.	Nihon Matai Co., Ltd.
May 12, 2009	KYOWA EXEO CORPORATION	KANAC Corporation

“Tender Offer and Subsequent Share Exchange” Transactions:

Date Announced	Acquirer	Target
June 10, 2008	NOMURA Co., Ltd.	TESCO CO., LTD.
February 14, 2008	DC CO., LTD.	EBATA Corporation
July 27, 2007	Marubeni Corporation	MARUBENI INFOTEC CORPORATION
April 13, 2007	OUG Holdings Inc.	DAIEI TAIGEN CO., LTD.

For each of these selected transactions, Mitsubishi UFJ Morgan Stanley calculated the premium or discount to the closing market price of the target’s common stock prior to the date of the announcement of the transaction, as well as the premium or discount to the average closing price for the one (1) month and three (3) month periods prior to each such date. The following table sets forth the results of this analysis:

	Premium (Discount) to
	Last Closing Price Prior to the date of Announcement of Transaction	One Month Average Prior to the date of Announcement of Transaction	Three Month Average Prior to the date of Announcement of Transaction
“Share Exchange Only” Transactions:
Mean	6.8%	6.0%	2.4%
Median	2.8%	3.8%	0.9%

“Tender Offer and Subsequent Share Exchange” Transactions:
Mean	28.0%	27.3%	26.8%
Median	26.7%	24.1%	23.1%
Mitsubishi UFJ Morgan Stanley selected 5.0% to 25.0% as the representative range of the premium of the precedent transactions and applied it to the closing share price of SANYO as of Record Date 2 and the average closing share prices of SANYO during each of the one (1) month and three (3) month periods prior to and including Record Date 2. Based on this analysis, Mitsubishi UFJ Morgan Stanley derived a range of share exchange ratios of 0.103 to 0.136.

No company or transaction analyzed in the precedent transaction analysis is identical to SANYO, Panasonic or the Share Exchange. In evaluating the precedent transactions, Mitsubishi UFJ Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of SANYO and Panasonic, such as the impact of competition on the business of SANYO, Panasonic or the industry generally, industry growth and the absence of any material adverse change in the financial condition of SANYO, Panasonic or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Pro Forma Earnings Per Share Accretion/Dilution Analysis. Mitsubishi UFJ Morgan Stanley analyzed the pro forma impact of the Share Exchange and the Panasonic-PEW Share Exchange on Panasonic’s earnings per share (“EPS”), using the pre-tax synergies amounted to JPY 60 billion (the “Synergy”) for the fiscal year ending March 31, 2013 estimated by the managements of Panasonic as well as the net income of SANYO, Panasonic and PEW for the fiscal year ending March 31, 2012 through the fiscal year ending March 31, 2013 based on I/B/E/S estimates as of December 17, 2010. Mitsubishi UFJ Morgan Stanley calculated earnings per share by dividing net income by the estimated number of Panasonic shares outstanding as calculated based on the Share Exchange Ratio and the Panasonic-PEW share exchange ratio, and the number of shares outstanding of Panasonic, SANYO and PEW as of September 30, 2010.

This analysis indicates that with the assumption that 50% and 100% of the Synergy will be realized for the fiscal year ending March 31, 2012 and March 31, 2013, respectively, the combination of the Share Exchange and the Panasonic-PEW Share Exchange would be accretive to Panasonic’s EPS in each of the fiscal year ending March 31, 2012 and March 31, 2013. The analysis doesn’t include one-time charges and negative synergies estimated from the Share Exchange and the Panasonic-PEW Share Exchange.

General

In connection with the review of the Share Exchange by SANYO’s board of directors, Mitsubishi UFJ Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Mitsubishi UFJ Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Mitsubishi UFJ Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Mitsubishi UFJ Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the range of valuations resulting from any particular analysis described above should not be taken to be Mitsubishi UFJ Morgan Stanley’s view of the actual value of SANYO, Panasonic, PEW or the resulting combined company. In performing its analyses, Mitsubishi UFJ Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SANYO, Panasonic and PEW. Any estimates contained in Mitsubishi UFJ Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates.

Mitsubishi UFJ Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the Share Exchange Ratio pursuant to the Share Exchange Agreement from a financial point of view to the holders of shares of common stock of SANYO other than Panasonic, and in connection with the delivery by Mitsubishi UFJ Morgan Stanley of its opinion, dated December 20, 2010, to the SANYO board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of SANYO or Panasonic might actually trade.

The Share Exchange Ratio was determined through arm’s length negotiations between SANYO and Panasonic and was approved by SANYO’s board of directors. Mitsubishi UFJ Morgan Stanley did not recommend any specific share exchange ratio to SANYO or its board of directors or that any specific share exchange ratio constituted the only appropriate share exchange ratio for the Share Exchange.

Mitsubishi UFJ Morgan Stanley’s opinion and its presentation to SANYO’s representatives was only one of many factors taken into consideration by SANYO’s board of directors in deciding to approve the Share Exchange. Consequently, the analyses as described above should not be viewed as determinative of the opinion of SANYO’s board of directors with respect to the Share Exchange Ratio or of whether SANYO’s board of directors would have been willing to agree to a different share exchange ratio. The foregoing summary describes the material analyses performed by Mitsubishi UFJ Morgan Stanley but does not purport to be a complete description of the analyses performed by Mitsubishi UFJ Morgan Stanley.

Mitsubishi UFJ Morgan Stanley and its affiliates (the “Group”) are a global financial services firm engaged in the banking (including financing for SANYO), securities, trust, investment management, credit services and other financial businesses (collectively, “Financial Services”). Its securities business is engaged in securities underwriting, trading, and brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services. In the ordinary course of its underwriting, trading, brokerage and financing activities, the Group may at any time hold long or short positions, may provide Financial Services to SANYO, Panasonic, PEW or companies that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or loans of SANYO, Panasonic, PEW or any company that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any currency or commodity that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any related derivative instrument. The Group, its directors and officers may also at any time invest on a principal basis or manage funds that invest on a principal basis, in debt or equity securities of SANYO, Panasonic, PEW or any company that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any currency or commodity that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any related derivative instrument. Further, the Group may at any time carry out ordinary course broking activities for SANYO, Panasonic, PEW or any company that may be involved in the Share Exchange or the

Panasonic-PEW Share Exchange. In the past, Mitsubishi UFJ Morgan Stanley has provided financial advisory services for SANYO and Panasonic and has received fees for the rendering of these services. The Group may also seek to provide such services to SANYO, Panasonic or their affiliates in the future and expects to receive fees for the rendering of these services.

Under the terms of its engagement letter, Mitsubishi UFJ Morgan Stanley provided SANYO with financial advisory services in connection with the Share Exchange for which it would be paid a customary fee by SANYO, which is contingent upon the closing of the Share Exchange. SANYO has also agreed to reimburse Mitsubishi UFJ Morgan Stanley for its expenses incurred in performing its services. In addition, SANYO agreed to indemnify Mitsubishi UFJ Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Mitsubishi UFJ Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws, related to or arising out of Mitsubishi UFJ Morgan Stanley’s engagement.

Structure of the Share Exchange

The Share Exchange is expected to become effective on April 1, 2011. Under the terms of the Share Exchange approved by the boards of directors of Panasonic and SANYO, the following events will occur upon the effectiveness of the Share Exchange:

•

Shareholders of SANYO’s common stock (other than SANYO, with respect to its treasury shares, which will be cancelled, and Panasonic, with respect to shares of SANYO owned by it) as of the moment immediately preceding the Share Exchange will be allotted shares of Panasonic’s common stock in amounts based on the ratio of 0.115 Panasonic shares for one SANYO share, such amount (excluding any fraction of a share) to be reflected in Panasonic’s register of shareholders; and

•	Any fraction of a share of Panasonic’s common stock that would otherwise be allotted to former shareholders of SANYO will instead be cashed out as described in more detail below.

In accordance with the Company Law, SANYO shareholders will not receive any fractions of a share of Panasonic’s common stock in the Share Exchange. Instead, the shares representing the aggregate of all such fractions (in case where such aggregated shares still include any fraction less than one share, such fraction shall be rounded off) will be sold in the Japanese market or sold to Panasonic and the net cash proceeds from the sale will be distributed to the former holders of SANYO shares on a proportionate basis in accordance with their respective fractions.

If during the period after the execution of the Share Exchange Agreement and before the effective date of the Share Exchange, (i) a material change occurs in the financial conditions or management conditions of Panasonic or SANYO, (ii) a situation arises or is discovered that materially obstructs the implementation of the Share Exchange, or (iii) some other situation arises that makes it significantly difficult to achieve the purpose of the Share Exchange Agreement, Panasonic and SANYO may, upon consultation, change the contents of the Share Exchange Agreement such as the terms and conditions of the Share Exchange or cancel the Share Exchange.

Expiration of the Share Exchange Agreement

The Share Exchange Agreement shall cease to have any effect if, among others, the Share Exchange Agreement is not approved at the shareholders’ meeting of SANYO.

Description of Material Share Exchange Terms

SANYO Voting Matters

The close of business on January 12, 2011 has been fixed by the resolution of SANYO’s board of directors as the record date for determination of the holders of SANYO’s common stock entitled to exercise shareholders’

rights at SANYO’s extraordinary general meeting. As of January 12, 2011, there were 6,141,456,040 shares of SANYO’s common stock issued and outstanding. See “Extraordinary General Meeting of SANYO Shareholders” for a more detailed description of the vote required, and the use and revocation of mail-in-ballots at the general meeting of shareholders.

Dissenters’ Appraisal Rights

Any SANYO shareholder (i) who notifies SANYO prior to the general meeting of shareholders of his or her intention to oppose the Share Exchange, and who votes against approval of the Share Exchange at the general meeting, or (ii) who is not entitled to vote at such general meeting of shareholders, and complies with the other procedures set forth in the Company Law and share handling regulations of SANYO (a “dissenting shareholder”) may demand that SANYO purchase his or her shares of SANYO’s common stock at the fair value. The failure of a shareholder who is entitled to vote at such general meeting of shareholders to provide such notice prior to the general meeting or to vote against approval of the Share Exchange at the general meeting will in effect constitute a waiver of the shareholder’s right to demand that SANYO purchase his or her shares of common stock at the fair value. The dissenting shareholder who has made such demand may withdraw such demand only if SANYO approves such withdrawal.

SANYO will give public notice to its shareholders announcing that SANYO intends to perform the Share Exchange and providing the name and address of Panasonic, no later than 20 days prior to the effective date of the Share Exchange (such public notice may be made prior to the date of the general meeting of shareholders). The demand referred to in the preceding paragraph must be made during the period from the day 20 days prior to the effective date of the Share Exchange to the date immediately preceding the effective date of the Share Exchange and should state the number of shares relating to such demand. The Company Law does not require any other statement in the demand. If the value of such shares is agreed upon between the dissenting shareholder and SANYO, then SANYO is required to make payment to such dissenting shareholder of the agreed value within 60 days of the effective date of the Share Exchange. If the dissenting shareholder and SANYO do not agree on the value of such shares within 30 days from the effective date of the Share Exchange, the shareholder or SANYO may, within 30 days after the expiration of such period, file a petition with the Osaka District Court for a determination of the value of his or her shares. SANYO is also required to make payment of statutory interest on such share value as determined by the court accruing from the expiration of the 60-day period referred to in the second preceding sentence. The transfer of shares will become effective on the effective date of the Share Exchange.

Dissenters’ appraisal rights for shareholders of a company becoming a wholly-owned subsidiary through a Share Exchange are set forth in Articles 785 and 786 of the Company Law. An English translation of these articles is included in this prospectus as Appendix A.

Status of Panasonic’s Common Stock under the Federal Securities Laws

The transfer of shares of Panasonic’s common stock in connection with the Share Exchange to United States holders of SANYO’s common stock has been registered under the United States Securities Act of 1933 (the “Securities Act”). Accordingly, there will be no restrictions under the Securities Act upon the resale or transfer of such shares by United States shareholders of SANYO except for those shareholders, if any, who are deemed to be “affiliates” of Panasonic, as such term is used in Rule 144 and Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of Panasonic generally include individuals who, or entities that, directly or indirectly control, or are controlled by or are under common control with, Panasonic. With respect to those shareholders who may be deemed to be affiliates of Panasonic, Rule 144 and Rule 145 place certain restrictions on the offer and sale within the United States or to United States persons of Panasonic’s common stock that may be received by them pursuant to the Share Exchange. This prospectus does not cover resales of shares of Panasonic’s common stock received by any person who may be deemed to be an affiliate of Panasonic.

Accounting Treatment

SANYO was a consolidated subsidiary of Panasonic prior to the Share Exchange as Panasonic had a controlling financial interest. Since the changes in Panasonic’s ownership interest do not result in a loss of control of SANYO, the Share Exchange will be accounted for by Panasonic in accordance with ASC 810 “Consolidation.” Under this U.S. GAAP guidance, changes in Panasonic’s ownership interest while Panasonic retains its controlling financial interest in SANYO will be accounted for as equity transactions. There will be no gain or loss recognition in the consolidated statements of operations or comprehensive income (loss) of Panasonic and the carrying amount of the noncontrolling interest shall be adjusted to reflect the change in Panasonic’s ownership interest in SANYO. Any difference between the fair value of the consideration paid by Panasonic and by which the noncontrolling interest is adjusted shall be recognized in Panasonic’s shareholders’ equity caption in Panasonic’s consolidated balance sheets.

Differences in Shareholders’ Rights

There are no material differences between or among the rights of shareholders of Panasonic’s common stock and SANYO’s common stock from a legal perspective.

Tax Consequences of the Share Exchange

Based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of shares of SANYO’s common stock who will be allotted shares of Panasonic’s common stock. As such, non-resident holders of shares of SANYO’s common stock will generally not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Tax Consequences” for further discussion.

Panasonic expects that the Share Exchange to be a taxable event for U.S. federal income tax purposes. As a result, U.S. Holders will generally recognize a capital gain or loss measured by the difference between (i) the sum of (A) the fair market value (in U.S. dollars) of Panasonic’s common stock received in exchange for their SANYO’s shares and (B) any cash received in lieu of fractional shares of Panasonic’s common stock, and (ii) their tax basis in the shares of SANYO’s common stock they hold. Such capital gain or loss will be long-term capital gain or loss if, at the time of the exchange, their holding period in their shares of SANYO’s common stock exceeds one year. For further discussion, see “Taxation—Material U.S. Federal Income Tax Consequences” beginning on page 161.

Panasonic-PEW Share Exchange

The boards of directors of Panasonic and PEW have agreed to the Panasonic-PEW Share Exchange, pursuant to which each shareholder of PEW will receive 0.925 shares of Panasonic’s common stock for each share of PEW’s common stock that such shareholder holds. The terms of the Panasonic-PEW Share Exchange will be submitted to the shareholders’ meeting of PEW to be held on March 2, 2011. The completion of the Panasonic-PEW Share Exchange is not conditioned in any respect on the completion of the Share Exchange. If the Panasonic-PEW Share Exchange is completed, PEW will become a wholly-owned subsidiary of Panasonic on April 1, 2011.

BUSINESS OF PANASONIC

History and Development of Panasonic

Panasonic (Address: 1006, Oaza Kadoma, Kadoma City, Osaka 571-8501, Japan. Phone: +81-6-6908-1121 / Agent: Mr. Ko Kaneko, President of Panasonic Finance (America), Inc.) was incorporated in Japan on December 15, 1935 under the laws of Japan as Matsushita Denki Sangyo Kabushiki Kaisha as the successor to an unincorporated enterprise founded in 1918 by the late Konosuke Matsushita. Mr. Matsushita led Panasonic with his corporate philosophy of contributing to the peace, happiness and prosperity of humankind through the supply of quality consumer electric and electronic goods. Panasonic’s business expanded rapidly with the recovery and growth of the Japanese economy after World War II, as it met rising demand for consumer electric and electronic products, starting with washing machines, black-and-white TVs and refrigerators. During the 1950s, Panasonic expanded its operations by establishing mass production and mass sales structures to meet increasing domestic demand, while also creating subsidiaries, making acquisitions and forming alliances. During the 1960s, Panasonic expanded its overseas businesses, and its products started obtaining worldwide recognition.

During the global recession caused by the first oil crisis in 1973, Panasonic strengthened its structure and overseas business relations. The advent and popularity of the video cassette recorder (VCR) from the late 1970s enabled Panasonic to receive worldwide recognition as a global consumer electronics manufacturer. In the 1980s, Panasonic further worked to evolve from a consumer products manufacturer to a comprehensive electronics products manufacturer, expanding its business in the areas of information and communications technology, industrial equipment and components and devices. Since the 1990s, Panasonic has been emphasizing technological development and the use of advanced technology in every phase of life. In particular, Panasonic has been expanding its development activities in such areas as next-generation audiovisual (AV) equipment, multimedia products, and advanced electronic components and devices, many of which incorporate digital technology.

In June 1995, Panasonic sold 80% equity interest in MCA (subsequently renamed Universal Studios, Inc.) which Panasonic purchased in December 1990, to The Seagram Company Ltd. (currently Vivendi Universal S.A.) for approximately $5.7 billion, leaving Panasonic with a minority interest. In February 2006, Panasonic sold the remaining shares to Vivendi Universal S.A.

In April 2000, Panasonic made two of its majority-owned subsidiaries, Matsushita Refrigeration Company and Wakayama Precision Company, into wholly-owned subsidiaries by means of share exchanges. As a result of the share exchanges, Panasonic issued 16,321,187 shares of its common stock to shareholders of the respective companies.

In June 2000, Kunio Nakamura became President of Panasonic and, under his leadership, Panasonic implemented structural reforms and growth strategies with an emphasis on enhancing growth potential, profitability and capital efficiency, thereby ensuring Panasonic’s continued contribution to society.

In April 2001, Panasonic absorbed Matsushita Electronics Corporation, its wholly-owned subsidiary, by merger to implement unified operational management in such key device areas as semiconductors and display devices.

In April 2002, Panasonic and Toshiba Corporation (Toshiba) separated their respective liquid crystal display (LCD) panel operations and established a joint venture company, Toshiba Matsushita Display Technology Co., Ltd. (TMD), for the development, manufacture and sale of LCD panels and next-generation display devices. Of the new company’s initial stated capital of 10 billion yen, 60% was invested by Toshiba and 40% by Panasonic.

As a drastic structural reform aimed at achieving new growth, Panasonic implemented share exchanges on October 1, 2002 with five of its majority-owned subsidiaries (Matsushita Communication Industrial Co., Ltd.,

Kyushu Matsushita Electric Co., Ltd., Matsushita Seiko Co., Ltd., Matsushita Kotobuki Electronics Industries, Ltd. and Matsushita Graphic Communication Systems, Inc.) and transformed them into wholly-owned subsidiaries of Panasonic.

As an extension of this Groupwide reorganization, Panasonic transformed two of its majority-owned subsidiaries, Matsushita Electronic Components Co., Ltd. and Matsushita Battery Industrial Co., Ltd., into wholly-owned subsidiaries via share exchanges, effective April 1, 2003.

Upon the aforementioned Groupwide restructurings, in April 2003, to prepare a framework that enables each business domain company to implement autonomously responsible management, Panasonic established a new global consolidated management system that focuses on capital efficiency and cash flows.

Also on April 1, 2003, Panasonic launched another joint venture company with Toshiba, upon separating their respective cathode ray tube (CRT) businesses with the exception of domestic CRT manufacturing operations. Panasonic formerly accounted for the investment in the new company, Matsushita Toshiba Picture Display Co., Ltd. (MTPD) and its subsidiaries under the equity method, and began to consolidate MTPD on March 1, 2006 in accordance with Financial Accounting Standards Board (FASB) Interpretation No.46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46R), as a result of certain restructuring activities of MTPD. At March 31, 2006, Panasonic had a 64.5% equity interest in MTPD. At March 30, 2007, Panasonic acquired the remaining 35.5% equity interest in MTPD from Toshiba and MTPD was renamed MT Picture Display Co., Ltd.

Since fiscal 2003, Panasonic has been gradually shifting its focus from restructuring to growth. Panasonic made concerted efforts to enhance product competitiveness. V-products, which aim to capture leading shares in high-volume markets, made a significant contribution to overall business results.

In April 2003, Panasonic announced that it would position the Panasonic brand as a globally unified brand for overseas markets under the global brand slogan of “Panasonic ideas for life.” This new brand strategy conveys to customers all over the world a new image for Panasonic and its products, while further enhancing brand value.

In December 2003, Panasonic reached a basic agreement regarding a comprehensive business collaboration with its affiliate, Panasonic Electric Works Co., Ltd. (PEW), after which Panasonic initiated a tender offer for additional shares of PEW. As a result of the tender offer in which Panasonic purchased an additional 140,550 thousand shares of common stock of PEW at the total cost of 147 billion yen, PEW, PanaHome Corporation and their respective subsidiaries became consolidated subsidiaries of Panasonic in April 2004. For fiscal 2005, Panasonic and PEW integrated overlapping businesses in the area of electrical supplies, building materials and equipment, home appliances and industrial equipment, and reformed distribution channels to establish an optimized, customer-oriented operational structure. In fiscal 2006, Panasonic leveraged the strengths of both companies to achieve sales increases in Collaboration V-products including bathroom systems, modular kitchens and air purifiers.

In fiscal 2005, as part of business restructuring of its Group companies, power distribution equipment and monitoring and control system operations of Matsushita Industrial Information Equipment Co., Ltd. (MIIE) were transferred to PEW, while MIIE’s information machine business was shifted to Panasonic Communications Co., Ltd. Subsequently, MIIE was absorbed by Panasonic in April 2005, and no longer operates as a separate entity.

In June 2006, Fumio Ohtsubo became President of Panasonic. Under its new management, it has been making efforts to achieve global excellence, or in other words, to aim to earn the support of all its stakeholders worldwide by sustaining growth through continued innovation and ensuring sound business activities on a global basis.

In July 2007, each of Victor Company of Japan, Limited (“JVC”), a consolidated subsidiary of Panasonic, KENWOOD and SPARX International (Hong Kong) Limited, an investment management company which belongs to a group of companies headed by SPARX Group Co., Ltd. adopted resolutions for, or affirmed, JVC’s issuance of 107,693,000 new shares of its common stock through third party allotments, and the new shares were subscribed by KENWOOD and the several investment funds managed by SPARX International (Hong Kong) Limited. JVC issued and allocated the new shares to KENWOOD and the SPARX funds on August 10, 2007. As a result, Panasonic’s shareholding in JVC decreased from 52.4% to 36.8%, and JVC became an associated company under the equity method from a consolidated subsidiary in the fiscal 2008 second quarter.

In February 2008, Panasonic finalized a definitive agreement with Hitachi, Ltd. related to comprehensive LCD panel business alliance under which it would acquire a majority voting interest in IPS Alpha Technology, Ltd. (“IPS Alpha”), which was owned by Hitachi Displays, Ltd. once certain conditions are satisfied. As a result, IPS Alpha became a consolidated subsidiary of Panasonic on March 31, 2008, in accordance with FIN 46R.

In April 2008, Matsushita Refrigeration Company was absorbed, and in October 2008, Matsushita Battery Industrial Co., Ltd. was absorbed, by Panasonic.

On October 1, 2008, Panasonic changed its name from “Matsushita Electric Industrial Co., Ltd.” to “Panasonic Corporation” and its ticker symbol on the New York Stock Exchange from “MC” to “PC.” Panasonic completed its brand name change from the “National” brand, used for home appliances and housing equipment in Japan, to the “Panasonic” brand by the end of fiscal 2010, ended March 31, 2010. Subsequently, the “National” brand was abolished and the “Technics” brand will be used only for specific audio products.

On October 1, 2008, JVC and Kenwood integrated management by establishing JVC KENWOOD Holdings, Inc. (JVC KENWOOD HD) through a share transfer. Panasonic has 24.4% of total issued shares of JVC KENWOOD HD.

On December 19, 2008, Panasonic and SANYO entered into the capital and business alliance agreement. Panasonic aimed to acquire the majority of the voting rights of SANYO assuming full dilution (which takes into account conversion of Class A preferred stock and Class B preferred stock into common stock) by means of a public tender offer bid. Panasonic and SANYO formed a close alliance in business with the prospect of organizational restructurings of both companies.

In April 2009, Toshiba acquired all of Panasonic’s shares in TMD, a joint venture that develops, manufactures and sells liquid crystal displays (LCDs) and organic light emitting displays (OLEDs).

In December 2009, Panasonic completed acquisition of a majority of the voting stock of SANYO. With this acquisition, SANYO and its subsidiaries became consolidated subsidiaries of Panasonic and will continue pursuing its business as a Panasonic Group company.

In January 2010, Panasonic transferred the rights and obligations with respect to the business of System Solutions Company, its internal division company, to Panasonic Communications Co., Ltd., its wholly-owned subsidiary, through business division. Panasonic aims to strengthen the system networking businesses including Security Systems, Broadcast Systems and Wireless VoIP Systems by integrating the system business and the fixed-line communications business toward global growth of B to B system business, in which the visual and communications businesses have been integrating under the further progress of IP networks.

In April 2010, Panasonic reorganized and integrated the Home Appliance and Automotive Motor, and Industrial Motor businesses into the Home Appliances Company. Panasonic also transferred the Information Equipment Motor Business to Minebea Motor Manufacturing Corporation.

In July 2010, Panasonic announced a plan to turn SANYO and PEW, which are both currently consolidated subsidiaries, into wholly-owned subsidiaries through simultaneous first-step tender offers and subsequent share exchanges.

In October 2010, Panasonic completed its tender offers for shares of SANYO and PEW that it did not already own and, as a result, Panasonic’s shareholdings of SANYO and PEW increased to approximately 81% and 84% of the total voting rights, respectively.

In December 2010, Panasonic and each of PEW and SANYO resolved to conduct share exchanges in order to make Panasonic a wholly-owning parent company, and PEW and SANYO wholly-owned subsidiaries, at a meeting of each respective company’s board of directors. The share exchange agreements have been executed between Panasonic and PEW, and between Panasonic and SANYO. The share exchanges are scheduled to become effective on April 1, 2011.

Capital Investment

Total capital investment amounted to 385 billion yen, 494 billion yen and 449 billion yen for fiscal 2010, 2009 and 2008, respectively. (For a reconciliation of capital investment to the most directly comparable U.S. GAAP financial measures, see “Panasonic Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Key performance indicators” included elsewhere in this prospectus.) In these years, Panasonic curbed capital investment in a number of business areas, in line with an increased management emphasis on cash flows and capital efficiency. Panasonic did, however, selectively invest in facilities for those product areas that are expected to drive future growth, including such key areas as batteries and flat-panel TVs.

Business Overview

Sales by Business Segment

Panasonic is engaged in the production and sales of electronic and electric products in a broad array of business areas. Panasonic divides its businesses into six segments: Digital AVC Networks, Home Appliances, PEW and PanaHome, Components and Devices, and Other, adding “SANYO” as a new segment. The following table sets forth Panasonic’s sales breakdown by business segment for the last three fiscal years:

	Yen (billions) (%)
	Fiscal year ended March 31,
	2010		2009		2008
Digital AVC Networks	3,410	(9)%	3,749	(13)%	4,320
Home Appliances	1,204	(7)	1,290	(8)	1,405
PEW and PanaHome	1,632	(8)	1,766	(8)	1,910
Components and Devices	931	(11)	1,045	(19)	1,289
SANYO	405	—	—	—	—
Other	1,012	(6)	1,072	(1)	1,084
JVC	—	—	—	—	183
Eliminations	(1,176)	—	(1,156)	—	(1,122)

Total	7,418	(4)%	7,766	(14)%	9,069

*	Percentage above reflects the changes from the previous year.
*	From fiscal 2009, the name of “AVC Networks” was changed to “Digital AVC Networks.”
*	The name of “MEW and PanaHome” was changed to “PEW and PanaHome” as of October 1, 2008.
*	Panasonic has changed the transactions related to Global Procurement Service Company since April 1, 2008. Accordingly, segment information for Other and eliminations for fiscal 2008 have been reclassified to conform to the presentation for fiscal 2009.
*	JVC became an associated company under the equity method from a consolidated subsidiary in the fiscal 2008 second quarter.
*	SANYO and its subsidiaries became Panasonic’s consolidated subsidiaries in December 2009. The operating results of SANYO and its subsidiaries after January 2010 are included in Panasonic’s consolidated financial statements.
*	Panasonic restructured the motor business on April 1, 2010. Accordingly, the prior figures for Home Appliances, and Components and Devices in fiscal 2010, 2009 and 2008 are reclassified to conform to the presentation for fiscal 2011.

Digital AVC Networks

Panasonic’s principal products in Digital AVC Networks segment include video and audio equipment and information and communications equipment. This segment provides hardware, software, services and solutions built on cutting-edge technologies as a source of competitiveness. In addition to developing attractive products with Panasonic’s proprietary technology, Digital AVC Networks links together various equipment to offer consumers more secure and comfortable lifestyles.

In the digital AVC business, Panasonic is manufacturing a high definition product group containing a variety of AV, security, electronic, and Internet-enabled equipment that can be linked to a flat-panel VIERA TV and easily operated with a single remote (VIERA Link).

For flat-panel TVs, in fiscal 2010, amid rising global demand, Panasonic expanded its lineup, doubling the number of basic models from the previous year and responding in detail to diversifying market needs. As a result, strong sales were recorded in Japan, where the market was buoyed by the government’s “eco-point” program, and in Asia and emerging markets where high growth continued. Unit sales climbed sharply to 15.84 million units, 60% higher than the previous fiscal year.

In terms of flat-panel TV production, PDP manufacturing began at the fifth domestic PDP plant in Amagasaki in November 2009, and Panasonic also started operations at the IPS Alpha LCD plant in Himeji in April 2010. These state-of-the-art facilities should raise productivity further, increasing cost competitiveness, as should stepped-up efforts to relocate module and finished product production overseas.

For Blu-ray Disc and DVD recorders, in fiscal 2010, Panasonic increased its sales amid an expanding market for Blu-ray Disc recorders along with the spread of digital broadcasting and the popularity of flat-panel TVs. Higher sales were also strongly supported by the networking features of Panasonic’s products which enable them to link various devices, as well as basic functions such as extended recording in full HD video and simple operation. Panasonic maintained its top share in the global market as a result.

For digital cameras, in fiscal 2010, the market remained difficult as demand fell. While sales of Panasonic LUMIX digital cameras edged down slightly year on year, both high-value-added and standard models sold well. Impressively, sales of digital interchangeable lens system cameras such as the world’s smallest and lightest*1 GF1 model grew strongly on the back of widespread support from novices to camera enthusiasts alike for their easy to use functions on par with compact cameras as well as high performance and picture quality that only interchangeable lens system cameras can deliver.

For digital video cameras, in fiscal 2010, sales were down year on year again due to demand and price declines, particularly in Europe and the United States. The HDC-TM30, the lightest compact model on the market, captured the number-one share in Japan. The HDC-TM300, a high-end model featuring three proprietary sensors, won market acclaim in Japan and overseas. For example, Camcorderinfo.com™, a major North American reviewer, selected this camcorder as its No.1 model.

In the fiscal 2010 notebook PC market, Panasonic’s Let’s note and TOUGHBOOK series posted lower sales year on year due to dwindling corporate demand both in Japan and overseas. However, Panasonic continued to develop and refine products in these series under the concept of high performance, light weight, long battery life and ruggedness, winning strong acclaim from the market. In particular, the TOUGHBOOK series has maintained the top position in the worldwide market for rugged mobile computers for eight consecutive years. And in October 2009, Panasonic added the CF-S and CF-N series business mobile PCs in the Japanese market. These Let’s note models feature even higher performance and extended battery life.

Panasonic is strengthening its system networks business, which integrates the system solutions and fixed-line communications businesses. This is in response to global growth in the BtoB system market, which is seeing

*1	For an interchangeable lens digital camera incorporating an internal flash as of April 1, 2010. Panasonic estimate.

increasing integration of image and communications technologies due to advances in IP. As part of this, on January 1, 2010, Panasonic merged its internal division company System Solutions Company and Panasonic Communications Co., Ltd. to form Panasonic System Networks Co., Ltd.

In the system networks business, in fiscal 2010, Panasonic vigorously developed its business operations overseas, centered on Communication Products for connecting people through voice and image, and Security Products for safeguarding human, property and information in companies and regions.

A highlight of the past fiscal year was the largest delivery of system products to an Olympic Winter Games at the Vancouver 2010 Olympic Winter Games. Panasonic supplied a range of equipment for the competition venues and the Olympic athlete villages, including LED large screen display systems, professional audio systems, DLP® (Digital Light Processing) projectors and AV security camera systems. Panasonic also shared the excitement of the Olympic Games through high-quality images and sound, such as by connecting welcome ceremonies at the Olympic athlete villages in Whistler and Vancouver via a HD Visual Communications System. This also helped cut athlete entourage travel time and costs as well as CO2 emissions.

In the mobile communications business, Panasonic offers mobile phones incorporating advanced technologies, and communications infrastructure equipment such as base stations. Through these products, Panasonic aims to realize a ubiquitous networking society that offers high-level security and greater convenience and comfort. Moreover, Panasonic proposes new lifestyles by linking mobile phones with its other wide-ranging products, such as the DIGA Blu-ray Disc/DVD recorders. In fiscal 2010, sales were lower than the previous year in the mobile communications business amid persistently weak demand in the Japanese mobile phone market, particularly for high-end handsets. However, Panasonic further sought to add value to the VIERA Keitai series. Besides enabling users to watch programs recorded on Blu-ray Disc-enabled DIGA recorders, the VIERA Keitai series features cameras with enhanced functionality, including high-speed auto focus and Intelligent Auto (iA) mode. Also Panasonic captured market share by developing stylish and simple volume-zone handsets emphasizing basic functions.

In the automotive electronics business, Panasonic operates in wide-ranging fields, from car navigation systems to key devices such as engine control units and batteries for eco cars. As interest rises in green and safer vehicles, automotive electronics are expected to fulfill a wider range of roles, highlighting the considerable growth potential. In fiscal 2010, sales recovered from the previous fiscal year thanks mainly to a rebound in auto sales instigated by government initiatives around the world to spur new car purchases, as well as the lowering of expressway toll charges in Japan, which stimulated demand for ETC terminals. New car navigation system products also drove sales. Strada F Class, for example, won high marks as the first car navigation system to deliver high-definition picture quality in combination with the world’s first in-car Blu-ray Disc player. Panasonic also bolstered its product lineup with the aggressive launch of new products such as portable Strada Pocket car navigation systems.

Home Appliances

Panasonic’s principal products in this segment include home appliances such as refrigerators, room air conditioners, washing machines and clothes dryers, and vacuum cleaners. This segment also includes lighting and environmental systems.

In home appliances, Panasonic offers safe, reliable and well-liked products and services in the fields of people’s daily living environments closely linked to clothing, food and housing. It also develops products tailored to people’s lives and enhances environmental performance. In fiscal 2009, Panasonic marketed its home appliance products, such as room air conditioners, under the Panasonic brand for the first time nationwide in Japan. Overseas, Panasonic introduced new refrigerators and washing machines with cutting-edge technologies in Europe in March 2009. In fiscal 2010, sales declined because of lower demand, as well as the negative impact of sluggish room air conditioner sales during unseasonable weather. In Japan, however, refrigerator, room air conditioner, tilted-drum washer/dryers and other product models featuring “ECO NAVI,” which automatically saves electricity depending on the mode of use, won strong support as appliances with a high level of environmental performance, thereby driving sales. Sales were especially strong for large refrigerators with a capacity of 400 liters or more, which benefited from the “eco-point” system in Japan. Overseas, Panasonic washing machines saw strong sales in China on the back of a Chinese government home appliance subsidy program. Furthermore, refrigerators and washing machines in Europe have sold well as consumers have appreciated their industry-leading environmental performance.

In the lighting business, Panasonic has been developing products that conserve energy and resources, and are based on universal design. Panasonic has maintained a top-class share in the lighting field in Japan. In fiscal 2010, low-power-consumption and long-life LED bulbs were released under the EVERLEDS brand in Japan to a strong response from the market. Coupled with the beneficial effect of the Japanese government’s “eco-point” system, sales steadily increased. Due to the rapid expansion in demand for LED lighting products, production was moved to a facility in Indonesia that can manufacture large quantities in December 2009. This plant can manufacture 300,000 units per month and is ramping up its production as well as production efficiency by capitalizing on our expertise in producing ball-type fluorescent lamps.

The environmental systems business of Panasonic is developing ventilation fan systems, indoor air quality products and environmental engineering businesses, to offer environmentally-conscious and comfortable lifestyles, and a recycling-oriented society. In fiscal 2010, air purifiers and nano-e generators to combat influenza performed strongly in Japan. Moreover, sales of ultra pure water manufacturing equipment for plasma and LCD panels, lithium-ion batteries and other production equipment were strong. Overseas sales grew on the back of rising demand for ceiling fans, particularly in Asia.

PEW and PanaHome

This segment includes Panasonic Electric Works Co., Ltd. (PEW), PanaHome Corporation (PanaHome) and their respective subsidiaries.

PEW manufactures, sells, installs and provides services related to a wide variety of products. These include electrical construction materials, home appliances, building products, electronic materials and automation controls.

In fiscal 2008, in response to an increase of public demand, home fire alarms recorded a rise in sales. Aesthetic products such as nanocare facial ionic steamers won strong market acceptance. Sales of environmentally-conscious products like multilayer printed circuit board materials and semiconductor encapsulation materials grew significantly. In fiscal 2009, new Panasonic brand products, including personal care products, such as nanoparticle ion steamers received strong market acceptance. In addition, environmentally-conscious lighting products including LED lighting showed steady growth. In fiscal 2010, PEW continuously posted higher sales of LED lighting in Japan. In addition, sales of new products grew steadily, including the hair dryer “nano care”, which provides UV care with “nano-e” particles, and Massage Sofa, which won strong acceptance in the market for interior design qualities. Modular kitchens and unit baths in the standard-price range also showed steady sales growth. Moreover, PEW aggressively expanded sales of automotive devices such as EV relays and Back & Corner (B&C) sensors in step with the growing demand for eco car in Japan. Overseas sales staged a recovery on rising demand for devices for use in vehicles, digital home appliances, and mobile phones, which was fanned by economic stimulus programs, particularly in China.

PanaHome is developing its business under the basic concept of offering “Eco-Life Homes” that provide people- and environment-conscious living spaces. PanaHome centers on detached housing, asset management and home remodeling businesses, emphasizing safety and security, health and comfort, and energy generation and conservation.

In fiscal 2008, PanaHome became the first in the Japanese housing industry to offer an all-electric rental apartment house series called EL MAISON NEXT. In fiscal 2009 and 2010, PanaHome diligently pursued its superior environmental performance and energy conservation technologies, including solar power generation systems and all-electric home design fixtures. In recognition of strong acceptance for these activities, PanaHome won the House of the Year in Electric 2009 prize of excellence, receiving a House of the Year award for the third consecutive year.

Components and Devices

This business segment of Components and Devices supplies high-performance and high-value-added components and devices used in various products ranging from digital AV equipment and information and communication devices to home appliances and industrial equipment. Panasonic develops and strengthens the competitiveness of cutting-edge devices that help equipment become smaller, lighter, slimmer and more sophisticated. This business segment also contributes significantly to making finished products more energy efficient.

In the semiconductor business, Panasonic provides a wide range of semiconductor products as total solutions, such as system LSIs integrating multiple functions on a single chip, and image sensors delivering higher picture quality for digital cameras.

The UniPhier® Integrated Platform combines software and hardware resources across different product categories to improve R&D efficiency and design quality. In fiscal 2008, Panasonic began mass production of 45nm-process system LSIs using 300mm wafers. In fiscal 2009, Panasonic proceeded with the commercialization of 45nm-process next-generation UniPhier® system LSIs. Panasonic also developed an application/transmission integrated LSI that combines one system LSI for the communications function of mobile phones and another system LSI for an application function in one UniPhier®. In fiscal 2010, Panasonic developed a new UniPhier® system LSI for displaying high-resolution 3D images, providing network capability and enabling other functions. This new system LSI is incorporated in 3D plasma TVs and Blu-ray Disc recorders. By the end of fiscal 2010, UniPhier® was applied in a total of 300 digital products. Panasonic developed technology for 32nm-process system LSIs with a view to commercialization by the end of fiscal 2011, in order to achieve even higher integration and lower power consumption for semiconductors. Panasonic also strengthened its management structure. Specifically, in the diffusion process, Panasonic extended the consolidation of operations to large diameter wafers, which facilitate higher production efficiency. In the assembly process, Panasonic shifted more of its operations to overseas plants. The electronic devices business develops products such as sensors, printed circuit boards, and capacitors based on three core technologies: membrane and micro electro mechanical system technology, circuit board and mounting technology, and power management technology.

To provide optimal key devices and total solutions worldwide to meet finished product concepts, Panasonic has developed high-value-added components mainly for Digital AV equipment, information and communication equipment, and automotive electronics equipment in recent years. In fiscal 2008, Panasonic opened Device Application Centers which have both development and sales functions, in the U.S., Europe and China, to improve competitive total solutions for its customers. In fiscal 2009, sales of capacitors, electromechanical components and other products struggled due to deteriorating market conditions and inventory cutbacks at finished product manufacturers. Nevertheless, Panasonic focused on growing industries amid the economic downturn and actively endeavored to expand sales. In fiscal 2010, Panasonic worked to speed up management and enhance cost competitiveness. While concentrating business resources on growth fields such as devices for eco-cars, Panasonic achieved new process innovations. For example, Panasonic achieved the rapid launch of new products by promoting localization in activities ranging from manufacturing to sales at overseas sites.

The battery business consists of primary batteries including dry batteries and rechargeable batteries such as lithium-ion batteries. In the primary battery business, Panasonic globally provides dry alkaline EVOLTA batteries, which have won recognition for their long life. In rechargeable batteries, Panasonic is expanding its business focusing on lithium-ion batteries. In fiscal 2008, responding to increasing demand for electronic equipment that consumes less electricity, Panasonic developed the dry alkaline EVOLTA batteries. In fiscal 2009, Panasonic started to sell the dry alkaline EVOLTA batteries and rechargeable EVOLTA batteries, expanding its lineup to meet diversified needs. In fiscal 2010, Panasonic started to produce large volumes of high-energy-output 3.1 Ah lithium-ion batteries (18650 size) ahead of competitors. Demand for lithium-ion batteries is expected to increase along with the uptake of eco-cars. Besides outstanding safety, Panasonic’s lithium-ion batteries boast high energy output and durability thanks to their nickel-based cathodes.

The electric motors business provides products in a variety of fields, including home appliances, industrial equipment, and AV equipment and office products. It aims to help customers achieve innovation in their finished products and to protect the global environment through the development of energy-efficient motors. In fiscal 2008, strong sales were recorded in FA servo motors, motors for vacuum cleaners and compact brushless motors used in game consoles. In fiscal 2009, although sales declined due to a fall in demand, the electric motors business pushed ahead with efforts to accelerate collaboration with Panasonic’s finished product divisions by proceeding with the start up of mass production of Dual DD motor for the “Dancing laundering & drying system” washer/dryer. In fiscal 2010, sales improved overall thanks to steady growth in sales of air conditioner motors in China and industrial motors in China and other Asian countries.

In April 2010, Panasonic reorganized and integrated the Home Appliance and Automotive Motor, and Industrial Motor businesses into the Home Appliances Company. Panasonic also transferred the Information Equipment Motor Business to Minebea Motor Manufacturing Corporation.

SANYO

The SANYO segment consists of SANYO and its subsidiaries.

As SANYO and its subsidiaries became Panasonic’s consolidated subsidiaries in December 2009, information for this segment only pertains to the most recent fiscal year, the period from January to March 2010.

SANYO manufactures and sells products in three fields: energy (photovoltaic (PV) systems and rechargeable batteries), ecology (commercial equipment, home appliances and car electronics), and electronics (electronic devices and digital system devices) to support the energy and ecology fields. SANYO has developed these businesses globally, placing a great emphasis on energy-related businesses. SANYO is drawing on its unique technologies such as lithium-ion batteries widely used in mobile devices and HEVs (hybrid electric vehicles) (HEVs), and HIT® Solar Cells, which boast high conversion efficiency.

In fiscal 2010, the three-month period from January to March 2010, sales of digital cameras struggled due mainly to lower market prices of products. However, overall sales were favorable as demand recovered, particularly for solar cells and optical pickups. Amid rising demand spurred by economic stimulus programs and environmental policies in various countries, sales of PV systems increased as SANYO strengthened competitiveness with high conversion efficiency and manufacturing cost reductions. Sales of lithium-ion batteries and electronic components such as optical pickups registered favorable growth due to recovering demand in the PC market.

Other

In the factory automation (FA) business, Panasonic supplies manufacturing systems that support the production of advanced electronic equipment, and is improving the performance of mounting equipment as well as its advanced technology in circuit manufacturing technology. This contributes to customers’ businesses through the proposal of various solutions, such as raising the operating rate of mounting lines and mounting quality. In fiscal 2008, Panasonic released new products that enable multiple mounting and mounting of high-brightness LEDs. In fiscal 2009, Panasonic developed a high-performance head and improved productivity and versatility in response to its client needs. “NPM (Next Production Modular)” achieves high area productivity by carrying out all processes, from printing and mounting to inspection using the same platform. In fiscal 2010, Panasonic launched a “full dual lane mounting system” as a next-generation platform offering outstanding function and flexibility as well as future-proofing. By combining the “NPM-DSP (Next Production Modular—Dual Screen Printer)” and “NPM,” this system conveys printed circuit boards (PCBs) on two lanes, that handle the mass production of single modules as well as the mixed production of various different types of PCBs and simultaneously print on the front and rear.

Marketing Channels

The table below shows a breakdown of Panasonic’s net sales by geographical area for the periods indicated:

	Yen (billions) (%)
	Fiscal year ended March 31,
	2010		2009		2008
Japan	3,994	54%	4,082	53%	4,545	50%
North and South America	918	12	997	13	1,251	14
Europe	771	11	963	12	1,213	13
Asia and Others	1,735	23	1,724	22	2,060	23

Total	7,418	100%	7,766	100%	9,069	100%

Sales and Distribution in Japan

In Japan, Panasonic’s products are sold through several sales channels, each established according to the type of products or customers: Sales of consumer and household products are handled or coordinated by relevant corporate sales divisions, such as the Corporate Marketing Division for Digital AVC Products and the Home Appliances and Wellness Products Marketing Division, while sales of general electronic components and certain other devices to manufacturers are handled by the Corporate Industrial Marketing & Sales Division, in each case to stay close to respective customers and meet their specific and ever-diversifying needs. For other products, there are also organizations under the direct control of business domain companies that conduct sales and marketing of their own products, mostly to non-consumer customers, such as industrial and business corporations, public institutions, construction companies and governments through their sales offices and subsidiaries or through outside agencies.

In fiscal 2005, Panasonic and PEW integrated the sales functions of each of the electrical supplies, building materials and equipment, and home appliances businesses as a part of collaboration between the two companies.

As a part of collaboration between Panasonic and SANYO, the two companies intend to promote mutual use of sales channels in Japan and overseas. On July 1, 2010, Panasonic launched HIT® 215 Series household solar power generation systems, the first series of collaborative products to be developed since SANYO became a part of the Panasonic Group. Panasonic will fully utilize its sales channels in Japan.

Overseas Operations

Worldwide, Panasonic has 680 consolidated companies as well as 232 associated companies under the equity method as of March 31, 2010. International marketing and sales of Panasonic’s products are handled mainly through its sales subsidiaries and affiliates located in respective countries or regions in coordination with business domain companies and regional headquarter companies. In some countries, however, marketing and sales are handled through independent agents or distributors, depending on regional characteristics. Additionally, certain products are also sold on an OEM basis and marketed under the brand names of third parties.

Overseas sales represented approximately 46% of Panasonic’s total consolidated sales in fiscal 2010. Overseas operations are expected to serve as a growth engine for the entire Panasonic Group. Panasonic will therefore further strengthen ties between manufacturing companies in various regions and business domain companies in Japan. Panasonic will also identify strategic products and sales channels for each region and country, and effectively allocate management resources in order to achieve further progress and strengthen management structure. In addition to markets in Europe and the United States, Panasonic views the growing BRICs + V*1 and MINTS + B*2 markets as a key to success overseas.

*1	BRICs+V: Brazil, Russia, India, China and Vietnam
*2	MINTS+B: Mexico, Indonesia, Nigeria, Turkey, Saudi Arabia and the Balkans

Panasonic established a Russia Division, India Coordination Department and Brazil Coordination Department in April 2007. Panasonic also established sales company in Turkey in June 2009.

Customers

The largest markets for Panasonic have traditionally been consumer products. However, since the 1980s, the proportion of sales to non-consumer customers, such as industrial and business corporations, governments and other institutions, including large customers such as electric and electronic equipment manufacturers, automotive manufacturers and various other machinery makers, has been rising as Panasonic places increasing emphasis on industrial and commercial products and systems and electronic components. Panasonic’s business is not materially dependent on any single customer.

Seasonality of Business

Panasonic’s business has no significant seasonality in terms of sales or profits. However, for the consumer electronics business, the fiscal third quarter (October to December) is normally a peak period because it falls in the year-end shopping season in Japan and many overseas markets. Additionally, seasonal appliances, such as air conditioners and refrigerators, have different business cycles, sales of which peak in summer. These do not have a material effect upon Panasonic’s overall operations.

Raw Materials and Source of Supply

Panasonic purchases a wide variety of parts and materials from various suppliers globally. Panasonic applies a multi-sourcing policy—not depending upon any one particular source of supply for most essential items. Panasonic has also been endeavoring to promote a policy of global optimum procurement by concentrating order placements to qualified suppliers from all over the world and purchasing the most competitive parts and materials.

In an attempt to improve operational efficiency and to reduce parts and materials costs, Panasonic has been increasing centralized purchasing at its headquarters for materials commonly used in many product divisions throughout Panasonic, such as steel, plastics, semiconductors and electronic components, while at the same time accelerating the initiatives to standardize parts and grade unification of steel and resin. Such efforts are coordinated by the Global Sourcing Center established in April 2003. At the business domain company level, an increasing focus has been put on centralized purchasing for parts and materials commonly used in factories within each business domain company.

To minimize the adverse effects of global price increase of raw materials, Panasonic further strengthened materials cost reduction initiatives including a reduction in the number of parts through the standardization of design, use of “Value Engineering” techniques, and additional cost reduction activities covering indirect materials.

Due to an increasing global awareness of CSR values, Panasonic recently decided to extend its commitment to social responsibility by requiring its suppliers to maintain environmental preservations, quality, safety, information security management, human rights and comply with the related laws and regulations.

To implement Panasonic’s ‘eco ideas’ Declaration, Panasonic is promoting joint activities with business partners to reduce the impact of business activities on the global environment and accelerate the PDCA management cycle, effective from fiscal 2010.

By implementing the above-mentioned activities and strengthening partnership with excellent suppliers, Panasonic aims to reinforce its procurement activities.

Patent License Agreements

Panasonic holds numerous Japanese and foreign patent registrations for its products, and shares technologies with a number of Japanese and foreign manufacturers. Its technical assistance, or licensing, to other manufacturers has been increasing year by year.

For example, Panasonic’s patents related to MPEG2 technology, which is widely used in digital TVs, are licensed to other companies through MPEG LA LLC. Patents which are essential to DVD technology are licensed as a part of the joint licensing program operated by seven Japanese, U.S. and Korean companies. Furthermore, Panasonic’s patents relating to CD technology are licensed to many manufacturers. Further, Panasonic has non-exclusive cross-license agreements with Samsung Electronics Co., Ltd. for semiconductor technology and with Sharp Corporation for mobile phone technology.

Panasonic is a licensee under various license agreements which cover a wide range of products, including AV products, computers, communications equipment, semiconductors and other components. Panasonic has non-exclusive patent license agreements with, among others, Technicolor S.A., Thomson Licensing LLC. and Thomson Licensing S.A. covering a broad range of products, including TVs, VCRs and DVD products. Panasonic has non-exclusive patent cross-license agreements with, among others, Texas Instruments Incorporated and International Business Machines Corporation, both covering semiconductors, information equipment and certain other related products. Further, Panasonic has a non-exclusive patent cross-license agreement with Eastman Kodak Company covering digital still camera, camcorder and mobile phones. Panasonic has a non-exclusive patent cross-license agreement with Ericsson covering mobile phones.

Panasonic considers all of its technical exchange and license agreements beneficial to its operations.

Competition

The markets in which Panasonic sells its products are highly competitive. Panasonic’s principal competitors, across the full range of its products, consist of several large Japanese and overseas manufacturers and a number of smaller and more specialized companies. Advancements toward a borderless economy have also applied pressure to Japanese manufacturers, including Panasonic, in terms of global price competition, especially from Chinese and Korean manufacturers. To counter this, Panasonic is devising various measures to enhance its competitiveness, with a focus on the development of differentiated products, cost reduction and efficiency improvements. Such measures include the development of products with Panasonic’s differentiated technologies, innovation of manufacturing processes through the use of information technology, increasing overseas production for optimum manufacturing allocation from a global perspective, and shortening production and distribution lead time.

Also, with the development of digital and networking technologies, competition in terms of the so-called de facto standard has become crucial. In response, Panasonic has been strengthening its efforts toward alliances with leaders not only in the electronics industry but also the software, devices, broadcasting, communications services and other diverse industries.

Organizational Structure

In order to maintain production, sales and service activities effectively in broad business areas as a comprehensive electronics manufacturer, Panasonic has been operating under a decentralized divisional management structure with substantial delegation of authority to divisional companies and subsidiaries, with the headquarters focusing on Groupwide strategic functions. In January 2003, Panasonic launched a new business domain-based organizational structure, and introduced new Group management control systems from April 1, 2003. Under this new structure, each business domain company, either an internal divisional company of the parent company or a subsidiary, takes full responsibility in its own business area, thereby establishing an autonomous management structure that expedites self-completive business operations to accelerate growth. On April 1, 2004, PEW, PanaHome and their respective subsidiaries became consolidated subsidiaries of Panasonic. Accordingly, Panasonic successfully eliminated overlaps in R&D, manufacturing and sales, thereby creating an optimum Group structure that facilitates the effective use of management resources to achieve growth strategies. JVC became associated companies under the equity method from consolidated subsidiaries in August 2007. SANYO and its subsidiaries became Panasonic’s consolidated subsidiaries in December 2009.

Panasonic’s consolidated financial statements as of March 31, 2010 comprise the accounts of 680 consolidated companies, with 232 associated companies under the equity method. Principal divisional companies and subsidiaries as of March 31, 2010 are as listed below:

(1)	Internal divisional companies of Panasonic Corporation:

Name of internal divisional company
AVC Networks Company
Automotive Systems Company
System Networks Company
Home Appliances Company
Lighting Company
Semiconductor Company
Energy Company
Motor Company

Note: Home Appliances Company integrated Motor business of Motor Company, accordingly Motor Company was dissolved, effective April 1, 2010.

(2)	Principal domestic subsidiaries:

Name of company	Percentage owned
SANYO Electric Co., Ltd.	50.2%
Panasonic Electric Works Co., Ltd.	52.1
IPS Alpha Technology, Ltd.	44.9
Panasonic Plasma Display Co., Ltd.	75.0
Panasonic System Networks Co., Ltd.	100.0
PanaHome Corporation	54.5
Panasonic Electronic Devices Co., Ltd.	100.0
Panasonic Mobile Communications Co., Ltd.	100.0
Panasonic Factory Solutions Co., Ltd.	100.0
Panasonic Ecology Systems Co., Ltd.	100.0
Panasonic Shikoku Electronics Co., Ltd.	100.0

(3)	Principal overseas subsidiaries:

Name of company	Country of incorporation	Percentage owned
Panasonic Corporation of North America	U.S.A.	100.0%
Panasonic Europe Ltd.	U.K.	100.0
Panasonic AVC Networks Czech, s.r.o.	Czech Republic	100.0
Panasonic Asia Pacific Pte. Ltd.	Singapore	100.0
Panasonic AVC Networks Singapore Pte. Ltd.	Singapore	100.0
Panasonic System Networks Philippines Corporation	Philippines	100.0
Panasonic Taiwan Co., Ltd.	Taiwan	69.8
Panasonic Corporation of China	China	100.0
Panasonic Home Appliances Air-Conditioning (Guangzhou) Co., Ltd.	China	67.8

Property, Plants and Equipment

Panasonic’s principal executive offices and key research laboratories are located in Osaka, Japan.

Panasonic’s manufacturing plants are located principally in Japan, other countries in Asia, North and South America and Europe. Panasonic considers all of its factories well maintained and suitable for current production requirements. In addition to its manufacturing facilities, Panasonic’s properties all over the world include sales offices, research and development facilities, employee housing and welfare facilities, and administrative offices.

Substantially all of facilities are fully owned by Panasonic and its subsidiaries. The following table sets forth information as of March 31, 2010 with respect to Panasonic-owned principal facilities:

Name and Principal Location	Floor Space (thousands of square feet)	Principal Products Manufactured or Functions
(Panasonic)
Kadoma Plant, Osaka	2,452	Video and audio equipment
Ibaraki Plant, Osaka	830	Video equipment
Sendai Plant, Miyagi	369	Video and audio equipment
Yamagata Plant, Yamagata	424	Video and audio equipment
Matsumoto Plant, Nagano	325	Car AVC equipment
Kusatsu Plant, Shiga	3,560	Room air-conditions and refrigerators
Kobe Plant, Hyogo	828	Information equipment and cooking appliances
Yashiro Plant, Hyogo	381	Rice cookers
Tsuyama Plant, Okayama	677	Recordable media
Okayama Plant, Okayama	604	Camcorders
Nara Plant, Nara	1,728	Home appliances
Saedo Plant, Kanagawa	348	Information equipment and car AVC equipment
Takatsuki Plant, Osaka	1,785	Electric lamps
Nagaoka Plant, Kyoto	969	Semiconductors
Arai Plant, Niigata	1,115	Semiconductors
Uozu Plant, Toyama	1,492	Semiconductors
Tonami Plant, Toyama	841	Semiconductors
Osaka Plant, Osaka	1,467	Batteries
Suminoe Plant, Osaka	1,030	Batteries
Wakayama Plant, Wakayama	178	Batteries
R&D Advanced Device Development Center, Kyoto	208	Research and development functions
Living Environment Development Center etc., Osaka	804	Research and development functions

Name and Principal Location	Floor Space (thousands of square feet)	Principal Products Manufactured or Functions
Production Engineering Laboratory etc., Osaka	1,087	Research and development functions
Advanced Technology Research Laboratories, Kyoto	243	Research and development functions
Branch Office and Sales Office, Osaka	559	Sales functions
Head Office etc., Osaka	3,935	Corporate administration, employee housing and welfare facilities
(Domestic subsidiaries)
Panasonic Mobile Communications Co., Ltd., Kanagawa	3,007	Mobile communications and communications network-related equipment
Panasonic System Networks Co., Ltd., Fukuoka	1,556	Surveillance and security cameras, settlement and verification terminals, IP-related equipment
Panasonic Shikoku Electronics Co., Ltd., Ehime	2,664	Healthcare equipment, optical pickup and other electro-optic devices
Panasonic Plasma Display Co., Ltd., Hyogo	7,559	Plasma TVs and TV modules
IPS Alpha Technology, Ltd., Chiba	2,298	LCD panels
IPS Alpha Technology Himeji, Ltd., Hyogo	3,865	LCD panels
Panasonic Ecology Systems Co., Ltd., Aichi	1,480	Ventilation and air-conditioning equipment
Panasonic Photo & Lighting Co., Ltd., Osaka	388	Electric lamps
Panasonic Electric Works Co., Ltd., Osaka	17,410	Lighting fixtures, wiring devices and automation controls
PanaHome Corporation, Osaka	4,022	Detached housing and rental apartment housing
Panasonic Electronic Devices Co., Ltd., Osaka	3,224	Components
Panasonic Electronic Devices Japan Co., Ltd., Osaka	3,072	Components
Panasonic Semiconductor Discrete Devices Co., Ltd., Kyoto	846	Semiconductors
SANYO Electric Co., Ltd., Osaka	16,261	Solar cells, rechargeable batteries, electronic devices, commercial equipment, AV equipment and home appliances
Panasonic Factory Solutions Co., Ltd., Osaka	1,020	Electronic-components-mounting machines and industrial robot
Panasonic Welding Systems Co., Ltd., Osaka	386	Welding equipment
Panasonic Consumer Marketing Co., Ltd., Osaka	7	Sales functions
(Overseas subsidiaries)
Panasonic Corporation of North America, U.S.A.	2,152	Manufacture and sales, with regional headquarters functions
Panasonic Avionics Corporation, U.S.A.	—	Airline AVC equipment
Panasonic Brazil Co., Ltd., Brazil	642	Manufacture and sales functions
Panasonic AVC Networks Czech, s.r.o., Czech Republic	838	Plasma and LCD TVs
IPS Alpha Technology Europe, s.r.o., Czech Republic	408	LCD modules
Panasonic U.K. Ltd., U.K.	100	Sales functions
Panasonic Semiconductor Asia Pte. Ltd., Singapore	462	Semiconductors
Panasonic Refrigeration Devices Singapore Pte. Ltd., Singapore	724	Refrigerators
Panasonic Taiwan Co., Ltd., Taiwan	1,473	Manufacture and sales functions

Name and Principal Location	Floor Space (thousands of square feet)	Principal Products Manufactured or Functions
Panasonic Wanbao Compressor (Guangzhou) Co., Ltd., China	1,181	Compressors
Panasonic Semiconductor (Suzhou) Co., Ltd., China	469	Semiconductors
Panasonic Home Appliances Air-Conditioning (Guangzhou) Co., Ltd., China	1,102	Air-conditioning equipment
Panasonic Home Appliances Washing Machine (Hangzhou) Co., Ltd., China	1,357	Washing machines
Panasonic Corporation of China, China	—	Sales with regional headquarters functions

In addition to the Panasonic-owned facilities, as of March 31, 2010, Panasonic and its subsidiaries shown in above table leased approximately 15.0 million square feet of floor space from third parties, most of which was for sales office space.

Substantially all of Panasonic’s properties are free of material encumbrances and Panasonic believes such properties are in adequate condition for their purposes and suitably utilized. During fiscal 2010, there was no material problem, regarding both the productive capacity and the extent of utilization of Panasonic’s properties.

In terms of environmental issues, all of the Panasonic’s properties operate in compliance with governmental and municipal laws and regulations. Furthermore, Panasonic established a number of internal environmental guidelines which are stricter than those provided by the relevant authorities. In case any occasional non-compliance may take place, such as the previously mentioned PCB issue, Panasonic takes immediate and appropriate actions to meet the regulatory requirements and to ensure current good utilization standards.

BUSINESS OF SANYO

A consolidated subsidiary of Panasonic since December 2009, SANYO manufactures and sells products in the following business segments: Energy, Electronic Device, Digital System, Commercial, Consumer electronics, and Other. SANYO has developed these businesses globally, placing a great emphasis on energy-related businesses. SANYO is drawing on its unique technologies such as lithium-ion batteries widely used in mobile devices and HEVs, and HIT® Solar Cells, which boast high conversion efficiency. Against the backdrop of an increasing environmental awareness worldwide, SANYO has implemented a structural transformation in various areas since 2005 with the intention of capitalizing on its proprietary global environment-serving technologies to capture business opportunities. The structural reform included investments in HEV rechargeable batteries and PV systems, which SANYO considers to be promising business areas. SANYO concurrently executed group-wide cost reduction.

In order for SANYO to build lasting growth in the energy field, as well as to expand existing businesses, SANYO is advancing development of the Smart Energy System which enables effective energy utilization (smart energy) based on a combination of technologies for energy generation, energy storage, and energy efficiency. Related products include PV modules, lithium-ion batteries, power conditioners, and commercial equipment.

Business Segments and Major Products

Energy Business Segment

In the Energy Business Segment, SANYO’s major products include rechargeable batteries (lithium-ion batteries and nickel-cadmium batteries, etc.), PV systems and HEV rechargeable batteries.

In fiscal 2010, while sales of PV systems increased with the demand growth due to the introduction of environmental policies of various nations, sales of lithium-ion batteries decreased due to sharp price decline, resulting in a fall in sales for the entire Energy Business Segment.

Electronic Device Business Segment

In the Electronic Device Business Segment, SANYO’s major products include electronic components (optical pickups and capacitors, etc.) and semiconductors.

In fiscal 2010, while sales of optical pickups increased due to increasing demand for personal computers, sales of semiconductors decreased, resulting in a fall in revenue for the entire Electronic Device Business Segment.

SANYO has judged that semiconductor business is not its strategic and growth field and on July 15, 2010, ON Semiconductor Corporation and SANYO signed a definitive purchase agreement providing for ON Semiconductor Corporation’s acquisition of SANYO Semiconductor Co., Ltd., and other assets related to SANYO's semiconductor business by December 31, 2010. The acquiring company is Semiconductor Components Industries LLC., a 100%-owned subsidiary of ON Semiconductor Corporation.

On November 30, 2010, SANYO, ON Semiconductor and SCI LLC agreed to amend a part of the terms of the purchase agreement dated July 15, 2010. The amendment amends the purchase agreement to provide that the closing of the transaction will occur on the later of (i) January 1, 2011, or (ii) the first business day of the month immediately following the month in which all of the conditions to closing have been satisfied. The sale of the business to Semiconductor Components Industries LLC was completed on January 1, 2011.

Digital System Business Segment

In the Digital System Business Segment, SANYO’s major products include digital cameras, TVs and projectors.

In fiscal 2010, while sales of TVs increased primarily in North America, sales of digital cameras and projectors decreased due to falling prices, resulting in a fall in sales for the entire Digital System Business Segment.

Commercial Business Segment

In the Commercial Business Segment, SANYO’s major products include cold chain equipment (showcases and commercial kitchen equipment, etc.), air conditioners, washing machines, biomedical equipment and medical information systems.

In fiscal 2010, due to continuing curbs in corporate capital investment, sales of major products, such as commercial air conditioning equipment and cold chain equipment decreased, resulting in a fall in revenue for the entire Commercial Business Segment.

Consumer Electronics Business Segment

In the Consumer Electronics Business Segment, SANYO’s major products include home appliances (refrigerators, etc.) and car electronics (car navigation systems and car audio equipment).

In fiscal 2010, sales of car electronics increased due to the launch of new car navigation system models, resulting in an increase in revenue for the entire Consumer Electronics Business Segment.

Other Business Segment

Other Business Segment comprises representative service business in SANYO group companies and others.

REGULATION

Government Regulations

Like other electronics manufacturers, Panasonic is subject to governmental regulations related to environmental preservation.

To comply with recycling laws both in Japan and other countries/regions, Panasonic has been actively taking measures. Panasonic established an efficient system to collect and recycle used home appliances, comprising air conditioners, CRT TVs, flat-panel TVs, refrigerators, washing machines and clothes dryers in compliance with the Law for Recycling of Specified Kinds of Home Appliances in Japan effective April 1, 2001. As one of its measures to contribute to the establishment of a recycling-oriented society, Panasonic established the Panasonic Eco Technology Center Co., Ltd. not only to dismantle used products, but also to promote research and development of recycling technologies. In Europe, the Waste Electrical and Electronic Equipment (WEEE) Directive designed to promote recycling came into force in August 2005. Preparing for mandatory recycling under the WEEE Directive, Panasonic established Ecology Net Europe GmbH (ENE) in Germany in April 2005. Panasonic promotes construction of networks connecting manufacturers, recycling companies and hauling companies through ENE. In the U.S., Panasonic Corporation of North America, which is a regional company of Panasonic, has established a new electronic product recycling management company, Electronics Manufacturers Recycling Management Company, LLC (MRM) with other manufacturers to satisfy requirements enacted in July 2007 in the state of Minnesota. Although MRM’s initial focus was to collect products in Minnesota, a scope of operation has been developing to expand its activities to other states with electronic product recycling mandates. Through these efforts, Panasonic is carrying out its compliance programs not only to meet the requirements demanded by legislations, but also to establish cost efficient systems that will further enhance its competitive edge.

In January 2003, Panasonic announced that disposed electric equipment containing polychlorinated biphenyl (PCB) might be buried in the ground of its four manufacturing facilities and one former manufacturing facility in Japan, and excavation measures were completed at the end of March 2009. The applicable laws in Japan require that PCB equipment be appropriately maintained and disposed of by July 2016. Panasonic has accrued estimated total cost of approximately 9 billion yen by March 31, 2010 for necessary actions, such as investigation on whether the PCB equipment is buried at the facilities by excavating, maintaining and disposing the PCB equipment that is already discovered, and soil remediation. In light of those regulations, Panasonic has been taking necessary actions such as investigating by excavation whether the PCB equipment is buried at the facilities, maintaining and disposing the PCB equipment that have been already discovered, and soil remediation, aiming to facilitate the proper management of PCB waste and full-scale measures for soil remediation.

To deal with climate change issues, various kinds of measures, especially those for energy efficiency of products, have been taken worldwide. In Japan, the Energy Conservation Law was revised in 1999, and the Top-runner standard was introduced, which aims to continuously increase products’ energy efficiency performance on an industry-wide basis. As a target value for a goal year, the program uses a value of the product with the highest energy consumption efficiency on a market during the standard establishment process. The scopes of covered products are expanding, and standards become more stringent as necessary. Other countries/regions, such as the European Union, the United States, China, Korea, and Australia also have regulations for energy conservation improvement (energy-saving standards and labeling systems) for home appliances and AV products. Panasonic takes a proactive measure to comply with these requirements, and further promotes development of energy-saving products.

Also, Panasonic is promoting its initiatives for regulations relevant to chemical substances management. In Europe, the RoHS Directive, which bans the sales of electrical and electronic equipment using six specified hazardous substances from the EU market, was issued in February 2003. Panasonic completed initiatives for the non-use of the abovementioned six specified hazardous substances in its covered products by the end of October 2005, in order to reduce possible contamination by these substances after products are disposed of. Additionally, the REACH regulation came into force in June 2007. The REACH requires all chemicals of one ton or more that are manufactured in or imported into the European Union each year to be evaluated for health and safety impact, registration with the European Chemicals Agency (ECHA), and sharing of information and notification thereof to the ECHA regarding content of ECHA-specified substances of very high concern in products. Laws and regulations similar to the EU RoHS Directive are implemented in Japan, South Korea, China, and some states in the US such as California. In the Act on the Promotion of Effective Resource Utilization of Resources in Japan and the Administration on the Control of Pollution Caused by Electronic Information Products in China, manufacturers and importers are required to disclose information on the chemical substances targeted in the EU RoHS contained in specific products through label application. Panasonic is carrying out its compliance programs to meet the requirements of relevant regulations.

Panasonic is subject to a number of other government regulations in Japan and overseas as mentioned above, but overall, it presently manages to operate its businesses without any significant difficulty or financial burden in coping with them.

Report on Kerosene Fan Heater Recall and Panasonic’s Countermeasures

In 2005, certain kerosene fan heaters, which were manufactured by Panasonic between 1985 and 1992, resulted in hospitalization, and in some cases death, due to exposure to carbon monoxide exhaust. To prevent a recurrence, in November 2005, Panasonic established a special committee led by the then President Nakamura to implement recall efforts, product inspections and repairs of affected models of kerosene fan heaters. Using various media, Panasonic notified customers of the risks involved in the use of these products, while sending out employees (approximately 200,000 in total) to distribute leaflets directly to users, and visit kerosene suppliers.

Panasonic has made all-out efforts to locate recalled kerosene fan heaters through the cooperation of various parties, and will continue efforts to identify the purchasers and users of all remaining recalled heaters. At the same time, to prevent a recurrence, Panasonic is carrying out a wide range of initiatives. On May 1, 2006, Panasonic reorganized the aforementioned special committee into a permanent organization, the Corporate FF Customer Support & Management Division, under which Panasonic has continued recall efforts through various public awareness campaigns. Furthermore, Panasonic thoroughly has reviewed product safety in design and manufacturing processes. Specifically, Panasonic has undertaken studies of material deterioration caused by long-term use, together with the development of technologies to prevent risks caused by complex factors involved in the extended use of certain products. Furthermore, Panasonic has established a new risk management system to enable prompt action in an emergency, in compliance with its primary principle, the customer comes first. Panasonic has also reinforced safety education programs for the presidents of all group companies, the directors of all divisions and the managers responsible for specific operations (such as design, manufacturing, and quality control). In terms of product quality issues, in addition to its commitment to the idea that safety and quality come first from the product design stage, Panasonic will continue to take all possible measures, such as the analysis of product age-related degradation and user environments, to ensure the quality and safety of products.

PANASONIC MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated financial statements and the second quarter financial statements of Panasonic included in this prospectus. Panasonic prepares its consolidated financial statements in accordance with U.S. GAAP, and accordingly the following discussion is based on Panasonic’s U.S. GAAP financial information. Panasonic’s fiscal year end is March 31.

Overview

Panasonic is one of the world’s leading producers of electronic and electric products. Panasonic currently offers a comprehensive range of products, systems and components for consumer, business and industrial use based on sophisticated electronics and precision technology, expanding to building materials and equipment, and housing business. As of October 1, 2008, Panasonic changed its company name from “Matsushita Electric Industrial Co., Ltd.” to “Panasonic Corporation.” Upon Panasonic name change, Panasonic implemented its brand name change from the “National” brand, used for home appliances and housing equipment in Japan, to the “Panasonic” brand, and the “Technics” brand will be used only for specific audio products. On December 21, 2009, Panasonic exchanged nonvoting stocks of SANYO, which had been acquired through a tender offer, for common stock, and as a result, Panasonic acquired 50.2% of the voting rights of SANYO and obtained a controlling interest in SANYO. Accordingly, the corporate brands became “Panasonic,” “PanaHome” and “SANYO.”

On July 29, 2010, Panasonic, PEW and SANYO announced that they resolved, at their respective board of directors meetings held on the same day, to pursue a plan of Panasonic’s acquisition of all shares of PEW and SANYO in order to make them wholly-owned subsidiaries of Panasonic by around April 2011 by way of tender offers and, thereafter, share exchanges. Subsequently, on October 6, 2010, Panasonic completed the tender offers for shares of SANYO (at a price of ¥138 per share) and shares of PEW (at a price of ¥1,110 per share), and as a result increased its ownership percentage of SANYO to approximately 81% of SANYO’s voting rights and its ownership percentage of PEW to approximately 84% of PEW’s voting rights. The aggregate purchase price of these tender offers was ¥525.2 billion. The Panasonic Group will further combine the strengths of the three companies through the acquisitions, and aim to accomplish the three-year midterm management plan called the “Green Transformation 2012” (“GT12”), and further accelerate its efforts toward becoming the “No. 1 Green Innovation Company in the Electronics Industry,” presented as the vision of the 100th anniversary of its foundation.

Panasonic divides its businesses into six segments: Digital AVC Networks, Home Appliances, PEW and PanaHome, Components and Devices, and Other, adding “SANYO” as a new segment. “Digital AVC Networks” includes video and audio equipment, and information and communications equipment. “Home Appliances” includes household equipment. “PEW and PanaHome” includes electrical supplies, home appliances, building materials and equipment, and housing business. “Components and Devices” includes semiconductors, general electronic components, batteries and electric motors. “SANYO” includes solar cells and lithium-ion batteries, optical pickups, and others. “Other” includes FA equipment and other industrial equipment.

In the year ended March 31, 2010, Panasonic achieved a significant improvement in cash reserves through its enhanced cash flow management project. As a result, free cash flow for the year improved by 644 billion yen compared with Panasonic’s original plan. This was more than enough to cover the acquisition cost of SANYO, 404 billion yen. Cash reserves were approximately 1,200 billion yen at the end of fiscal 2010 including SANYO’s cash reserves. For the six months ended September 30, 2010, Panasonic achieved an improvement in cash reserves through its enhanced cash flow management project. As a result, free cash flow for the six months ended September 30, 2010 improved by 19 billion yen compared with the same period of last fiscal year.

Economic environment

In the year ended March 31, 2009, the Japanese economy encountered very severe conditions due to the global financial crisis and the sharp deterioration of the world economy. In the year ended March 31, 2010, thanks to the various economic stimulus programs such as the government’s ‘eco-point’ system, the Japanese economy hit bottom and returned to recovery from the previous year. For the six months ended September 30, 2010, the Japanese economy continued to recover, due in part to the government’s ‘eco-point’ system, and an extremely hot summer.

As for the overseas economy, in the year ended March 31, 2009, the global financial crisis caused a rapid economic downturn worldwide, and this caused negative effects on the Japanese economy through a sharp decrease in exports and capital investment. In the year ended March 31, 2010, despite a visible market recovery in some regions such as China and Asia, the industry in general was unable to overcome the impact of the global recession. Due to these circumstances, the market structure underwent rapid change especially in terms of demand shifts to emerging markets and lower-priced products, along with the expansion of environment and energy related markets. For the six months ended September 30, 2010, the global economy continued to recover gradually due mainly to economic stimulus government programs, despite uncertain economic conditions in developed countries.

Condition of foreign currency exchange rates and Panasonic’s policy

Foreign currency exchange rates fluctuated during the three-year period ended March 31, 2010 and the six-month period ended September 30, 2010. In the year ended March 31, 2008, there was a sharp increase in the Japanese yen against the U.S. dollar. In the year ended March 31, 2009, there continued a sharp increase in the Japanese yen against the major currencies such as the U.S. dollar and euro. In the year ended March 31, 2010, there was also an increasing appreciation of the yen, a trend that became even more pronounced in the six months ended September 30, 2010. In order to alleviate the effects of currency-related transaction risks, Panasonic has traditionally used several currency risk hedging methods, such as forward foreign-exchange contracts and currency options contracts with leading banks. Panasonic has also increased matching of export and import exchange contracts. As a basic countermeasure against currency exchange risk, Panasonic has been strengthening production operations outside Japan to meet overseas demand, while reducing dependence on exports from Japan. Panasonic does not have any material unhedged monetary assets, liabilities or commitments denominated in currencies other than the individual operations’ functional currencies.

Summary of operations

Panasonic’s consolidated sales and earnings results during the last three fiscal years and the six months ended September 30, 2009 and 2010, reflecting the aforementioned external and internal conditions, can be summarized as follows:

For the six months ended September 30, 2010, net sales increased 31% to 4,368 billion yen, compared with 3,333 billion yen in the same period of fiscal 2010 (a year ago). Although overall sales had a significant negative impact as a result of appreciation of the yen, all main products, excluding mobile phones, recorded sales increases compared with the same period last year. Also, sales increased in all regions led by continued double-digit growth in emerging countries, despite a severe business environment due to continuous appreciation of the yen. Pre-tax income totaled 145 billion yen, improving from a pre-tax loss of 26 billion yen. Net income attributable to Panasonic Corporation turned to an income of 75 billion yen from a loss of 47 billion yen, due mainly to aforementioned sales increase.

In fiscal 2010, net sales amounted to 7,418 billion yen, down 4% from the previous year. Sales declined in all segments mainly as a result of a sharp deterioration of the world economy. The operating results of SANYO and its subsidiaries after January 2010 are included in Panasonic’s consolidated financial statements. Earnings improved significantly due mainly to restructuring initiatives such as streamlining material costs and reducing fixed costs. Regarding other income (deductions), Panasonic incurred expenses of 220 billion yen including business restructuring expense such as the implementation of early retirement programs. These factors resulted in a pre-tax loss of 29 billion yen, improved from a pre-tax loss of 383 billion yen in fiscal 2009. Accordingly, net income attributable to Panasonic Corporation was a loss of 103 billion yen, improved from a loss of 379 billion yen a year ago.

In fiscal 2009, net sales amounted to 7,766 billion yen, down 14% from the previous year. Sales declined in all segments mainly as a result of a sharp deterioration of the world economy from October 2008. Regarding earnings, although Panasonic implemented thorough streamlining of material costs by reducing the number of components and improving material yield ratio and made all-out efforts to reduce fixed costs, the effect of a sharp sales decline, including an approximately 20-30% decrease in prices for flat-panel TVs and rising prices for crude oil and other raw materials on a yearly basis, led to a decrease in earnings. In addition, Panasonic incurred 314 billion yen as expenses associated with impairment losses of fixed assets, 53 billion yen as restructuring charges and 92 billion yen as a write-down of investment securities. As a result of these and other factors, Panasonic incurred a pre-tax loss of 383 billion yen and a net loss attributable to Panasonic Corporation of 379 billion yen.

In fiscal 2008, net sales amounted to 9,069 billion yen, approximately the same level as the previous year. In real terms, excluding JVC (Victor Company of Japan, Ltd. and its subsidiaries), Panasonic cited sales gains in all segments, due mainly to favorable sales in digital AV products and white goods. Regarding earnings, despite the effects of rising prices for crude oil and other raw materials, and ever-intensified global price competition, sales gains excluding the effect of JVC and the cost reduction efforts including materials costs and fixed costs led to the earnings gains. In addition, Panasonic incurred 33 billion yen as expenses associated with the implementation of early retirement programs and 32 billion yen as impairment losses on investments, as well as 45 billion yen as impairment losses from tangible fixed assets. Reflecting all these factors and a decrease in provision for income taxes, Panasonic recorded a net income attributable to Panasonic Corporation of 282 billion yen, up 30% from the previous year.

Key performance indicators

The following are performance measures that Panasonic believes are key indicators of its business results for the last three fiscal years and the six months ended September 30, 2009 and 2010.

	Yen (billions) (%)
	Fiscal year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
Net sales	7,418	7,766	9,069	4,368	3,333
Income (loss) before income taxes to net sales ratio	(0.4)%	(4.9)%	4.8%	3.3%	(0.8)%
Research and development costs to net sales ratio	6.4%	6.7%	6.1%	6.1%	7.1%
Total assets	8,358	6,403	7,444	8,964	6,809
Total Panasonic Corporation shareholders’ equity	2,792	2,784	3,742	2,652	2,701
Total Panasonic Corporation shareholders’ equity to total assets ratio	33.4%	43.5%	50.3%	29.6%	39.7%
Return on equity	(3.7)%	(11.8)%	7.4%	2.7%	(1.7)%
Capital investment	385	494	449	201	204
Free cash flow	199	(353)	405	155	136

Note: Return on equity is calculated by dividing net income (loss) attributable to Panasonic Corporation by the average of shareholders’ equity at the beginning and the end of each fiscal year.

SANYO and its subsidiaries became Panasonic’s consolidated subsidiaries in December 2009 through a tender offer. After deducting Panasonic’s investment in SANYO of 404 billion yen from the total assets acquired of 2,450 billion yen, the total assets in December 2009 increased by 2,046 billion yen. For the six months ended September 30, 2010, Panasonic improved free cash flow by 19 billion yen compared with the same period of last fiscal year. This was attributable primarily to increase in net income.

Panasonic defines “Capital investment” as purchases of property, plant and equipment on an accrual basis which reflects the effects of timing differences between acquisition dates and payment dates. Panasonic has included the information concerning capital investment because its management uses this indicator to manage its capital expenditures and it believes that this indicator is useful for presenting to investors accrual basis capital investments as supplementing information to the cash basis information in the consolidated statements of cash flows.

Panasonic’s management also believes that this indicator provides useful information when it is compared with depreciation expenses, which are shown in Note 16 of the Notes to Consolidated Financial Statements, for purposes of evaluating the replacement of property, plant and equipment. This indicator is, however, subject to the limitation that capital investments may not produce future returns (because current expenditures may not provide an efficient use of capital) and may also be subject to impairment. Also, this indicator is subject to the limitation that it may not represent the true cost of maintaining Panasonic’s portfolio of property, plant and equipment as it excludes expenditures for repairs and maintenance, operating leases, and intangible assets that may be integral to the use of property, plant and equipment. Panasonic compensates for these limitations by referring to this indicator together with relevant U.S. GAAP financial measures, such as capital expenditures, depreciation and amortization, shown in its consolidated statements of cash flows, to present an accurate and complete picture for purposes of capital expenditure analysis.

The following table shows a reconciliation of capital investment to purchases of property, plant and equipment:

	Yen (billions)
	Fiscal year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
Purchases of property, plant and equipment shown as capital expenditures in the consolidated statements of cash flows	376	522	419	201	203
Effects of timing difference between acquisition dates and payment dates	9	(28)	30	0	1

Capital investment	385	494	449	201	204

Panasonic defines “Free cash flow” as the sum of net cash provided by operating activities and net cash provided by investing activities. Panasonic has included the information concerning free cash flow because its management uses this indicator, and it believes that such indicator is useful to investors, to assess its cash availability after financing of its capital projects.

Panasonic’s management also believes that this indicator is useful in understanding Panasonic’s current liquidity and financing needs in light of its operating and investing activities, i.e., its ability to pay down and draw on available cash. It should be noted, however, that free cash flow Panasonic reports may not be comparable to free cash flow reported by other companies. It should also be noted that free cash flow should not be viewed in a manner that inappropriately implies that it represents the residual cash flow available for discretionary uses, since at any given time Panasonic may be subject to mandatory debt service requirements and may have other non-discretionary expenditures that are not deducted from this indicator. Panasonic compensates for these limitations by referring to this indicator together with relevant U.S. GAAP financial measures shown in its consolidated statements of cash flows and consolidated balance sheets, to present an accurate and complete picture for purposes of cash availability analysis.

The following table shows a reconciliation of free cash flow to net cash provided by operating activities:

	Yen (billions)
	Fiscal year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
Net cash provided by operating activities	522	117	466	247	156
Net cash used in investing activities	(323)	(470)	(61)	(92)	(20)

Free cash flow	199	(353)	405	155	136

Details of Panasonic’s consolidated sales and earnings results were as follows:

Six Months ended September 30, 2010 compared with Six Months ended September 30, 2009

(1)	Sales

Consolidated Group sales for six months ended September 30, 2010 increased 31% to 4,368 billion yen, compared with 3,333 billion yen in the same period of fiscal 2010. The operating results of SANYO and its subsidiaries after January 2010 are included in Panasonic’s consolidated financial statements which contributed to a significant portion of the sales increase. In addition, although overall sales had a significant negative impact as a result of appreciation of the yen, all main products, excluding mobile phones, recorded sales increases compared with the same period last year. Also, sales increased in all regions led by continued double-digit growth in emerging countries, despite a severe business environment due to continuous appreciation of the yen.

Panasonic group launched a new midterm management plan called “Green Transformation 2012” (“GT12”) in the beginning of fiscal 2011. In GT12, Panasonic aims to integrate environmental protection and business growth, and to become a ‘Panasonic Group filled with significant growth potential’ in fiscal 2013.

Panasonic resolved, at the Board of Directors meeting held in July 2010, to pursue a plan to make PEW and SANYO wholly-owned subsidiaries of Panasonic by around April 2011. Panasonic is in the process of finalizing growth strategies and reorganizing business structure in order to maximize synergy for the entire Panasonic Group. Panasonic will accelerate this process in order to achieve its GT12 targets.

(2)	Cost of Sales and Selling, General and Administrative Expenses

For six months ended September 30, 2010, cost of sales amounted to 3,200 billion yen, up from the same period of previous year, and selling, general and administrative expenses amounted to 999 billion yen, up from the same period of previous year. These results are due mainly to the effects of sales increase.

(3)	Interest Income, Dividends Received and Other Income

Interest income decreased 5% to 6 billion yen due mainly to decrease in invested funds, and dividends received decreased 15% to 3 billion yen and other income increased 82% to 30 billion yen due mainly to the consolidation of SANYO and foreign exchange gains. In other income, Panasonic recorded foreign exchange gains of 7 billion yen, compared with foreign exchange losses (included in other deductions) of 5 billion yen for the same period of previous year.

(4)	Interest Expense and Other Deductions

Interest expense increased 24% to 14 billion yen due mainly to the consolidation of SANYO and other deductions decreased 30% to 50 billion yen. In other deductions, Panasonic recorded expenses associated with impairment losses of fixed assets, expenses associated with the implementation of early retirement program and write-down of investment securities.

(5)	Income before Income Taxes

As a result of the above-mentioned factors, income before income taxes for six months ended September 30, 2010 amounted to an income of 145 billion yen, compared with a loss of 26 billion yen.

(6)	Provision for Income Taxes

Provision for income taxes amounted to 64 billion yen, due to the improvement of income before income taxes.

(7)	Equity in Earnings (Losses) of Associated Companies

Equity in earnings of associated companies increased to gains of 4 billion yen due to profitability of certain equity method investees, from the previous year’s loss of 2 billion yen. This result was due mainly to SANYO’ associated companies being newly added to Panasonic Group, and favorable earnings in the associated companies.

(8)	Net Income (Loss)

Net income amounted to 84 billion yen, compared with a net loss of 51 billion yen.

(9)	Net Income (Loss) attributable to noncontrolling interests

Net income attributable to noncontrolling interests amounted to 9 billion yen, compared with net loss attributable to noncontrolling interests of 4 billion yen. This result was due mainly to improved results in PEW.

(10)	Net Income (Loss) attributable to Panasonic Corporation

As a result of all the factors stated in the preceding paragraphs, the Company recorded a net income attributable to Panasonic Corporation of 75 billion yen, improved from the previous six-month period’s net loss attributable to Panasonic Corporation of 47 billion yen.

(11)	Results of Operations by Business Segment

Results of operations by business segment for six months ended September 30, 2010, as compared with the previous six-month period, were as follows:

	Yen (billions)		Percent change
	Six months ended September 30, 2010
	2010	2009
Sales:
Digital AVC Networks	1,658	1,604	3%
Home Appliances	637	595	7
PEW and PanaHome	834	774	8
Components and Devices	481	457	5
SANYO	830	—	—
Other	560	446	26
Eliminations	(632)	(543)	—

Total	4,368	3,333	31%

Segment profit (loss):
Digital AVC Networks	61	13	381%
Home Appliances	49	27	84
PEW and PanaHome	31	4	639
Components and Devices	26	4	602
SANYO	6	—	—
Other	23	2	978
Corporate and eliminations	(27)	(21)	—

Total	169	29	486%

*	SANYO and its subsidiaries became Panasonic’s consolidated subsidiaries in December 2009, and are disclosed as “SANYO” segment. The operating results of SANYO and its subsidiaries after January 2010 are included in the Company’s consolidated financial statements.

Sales in Digital AVC Networks increased 3% to 1,658 billion yen, from 1,604 billion yen. Despite a decline in sales of mobile phones and digital cameras, this result was due mainly to favorable sales of flat-panel TVs, automotive electronics and Blu-ray Disc recorders.

With respect to this segment, segment profit improved 381% to 61 billion yen from 13 billion yen, mainly as a result of fixed cost reduction and comprehensive streamlining efforts.

Sales in Home Appliances increased 7% to 637 billion yen, compared with 595 billion yen, due mainly to favorable sales of air conditioners and compressors.

With respect to this segment, segment profit increased 84% to 49 billion yen from 27 billion yen, due mainly to strong sales.

Sales in PEW and PanaHome increased 8% to 834 billion yen, from 774 billion yen. Regarding PEW and its subsidiaries, sales increased mainly in devices such as electrical construction materials and automation controls, and in home appliances such as personal-care products and health enhancing products. For PanaHome Corporation and its subsidiaries, the recovery in Japanese housing market conditions and stable sales of housing construction led to the increase of overall sales.

With respect to this segment, segment profit improved to 31 billion yen from 4 billion yen, due mainly to strong sales.

Sales in Components and Devices increased 5% to 481 billion yen, compared with 457 billion yen a year ago, due mainly to a strong sales of general electronic components and favorable sales of batteries and semiconductors.

With respect to this segment, segment profit improved to 26 billion yen from 4 billion yen a year ago. This was due mainly to sales recovery and comprehensive streamlining efforts.

Sales in SANYO segment totaled 830 billion yen. Sales of solar cells and car-related equipment such as car navigation systems were strong because of economic stimulus programs in several countries, as well as favorable sales of electronic components by continuing increase in demand for PCs.

With respect to this segment, segment profit resulted in 6 billion yen, even after incurring the expenses such as the amortization of intangible assets recorded at acquisition.

Sales in the Other segment significantly increased 26% to 560 billion yen from 446 billion yen, due mainly to strong sales in factory automation equipment.

With respect to this segment, segment profit also improved to 23 billion yen from 2 billion yen.

(12)	Sales Results by Region

Sales results by region for six months ended September 30, 2010, as compared with the previous fiscal year, were as follows:

	Yen (billions)		Percent change
	Six months ended September 30, 2010
	2010	2009
Domestic Sales:	2,190	1,776	23%
Overseas Sales:
North and South America	553	425	30
Europe	428	353	21
Asia and Others	1,197	779	54

Total	2,178	1,557	40

Total	4,368	3,333	31%

The operating results of SANYO and its subsidiaries after January 2010 are included in Panasonic’s consolidated financial statements which contributed to a significant portion of the regional sales increases. Sales in the domestic market amounted to 2,190 billion yen, up 23% from 1,776 billion yen. Sales in the Japanese consumer products achieved record high in the second quarter, following the first quarter, thanks to the ‘eco-point’ system, the Japanese government’s economic stimulus program, and an extremely hot summer.

Overseas sales amounted to 2,178 billion yen, up 40% from 1,557 billion yen. Sales increased in all regions.

By region, sales in the Americas amounted to 553 billion, up 30% from 425 billion yen for the six months ended September 30, 2010. This was due mainly to sales increase in automotive electronics and general electronic components, despite the effect of exchange rate and sales decrease in AV products including flat-panel TVs.

Sales in Europe amounted to 428 billion yen, up 21% from the previous year’s 353 billion yen. This was due mainly to a sales increase of flat-panel TVs, home appliances, and general electronic components, automotive electronics and home appliances, although sales decrease in digital cameras.

In the Asia and Others region, sales increased 54% to 1,197 billion yen, from the previous year’s 779 billion yen. Especially, sales in China increased by 67% from last year due to strong sales in PEW’s products and FA equipment. Sales increase in air conditioners and compressors also contributed to sales growth.

Year ended March 31, 2010 compared with 2009

(1)	Sales

Consolidated group sales for fiscal 2010 amounted to 7,418 billion yen, down 4% from 7,766 billion yen in the previous fiscal year. Explaining fiscal 2010 results, Panasonic posted sales declines in all business segments. (For further details, see “(11) Results of Operations by Business Segments” of this section.)

In fiscal 2010, as the final year of its GP3 Plan, Panasonic simultaneously rebuilt its management structure, and took action for future growth. Specifically, Panasonic drastically reformed its business structure to rebuild its management structure. In addition, Panasonic pursued penetration and internalization of “Itakona,” acceleration of procurement cost reductions, reinforcement of comprehensive cost reduction efforts, and capital investment and inventory reductions. Meanwhile, to prepare for future growth, Panasonic developed its unique products with the following concepts as a cornerstone: “super link,” “super energy saving” and “thorough universal design.” Besides this, Panasonic globally developed its home appliances business, including launching refrigerators and drum-type washing machines in Europe; targeting emerging markets through local-oriented manufacturing; commercializing full high-definition (HD) 3D TVs that are expected to open a new era in television; and strengthening global systems and equipment businesses. These actions drove the Panasonic Group to new growth.

(2)	Cost of Sales and Selling, General and Administrative Expenses

In fiscal 2010, cost of sales amounted to 5,341 billion yen, down from the previous year, and selling, general and administrative expenses amounted to 1,886 billion yen, down from the previous year. These results are due mainly to the effects of sharp sales declines.

(3)	Interest Income, Dividends Received and Other Income

In fiscal 2010, interest income decreased 47% to 12 billion yen due mainly to decrease in invested funds, and dividends received decreased 41% to 7 billion yen and other income decreased 9% to 48 billion yen.

(4)	Interest Expense and Other Deductions

Interest expense increased 33% to 26 billion yen. In other deductions, Panasonic incurred 79 billion yen as expenses associated with impairment losses of fixed assets, 39 billion yen as expenses associated with the implementation of early retirement program and 7 billion yen as a write-down of investment securities. (For further details, see Notes 4, 5, 7, and 15 of the Notes to Consolidated Financial Statements.)

(5)	Income (loss) before Income Taxes

As a result of the above-mentioned factors, income (loss) before income taxes for fiscal 2010 amounted to a loss of 29 billion yen, compared with a loss of 383 billion yen in fiscal 2009.

(6)	Provision for Income Taxes

Provision for income taxes for fiscal 2010 amounted to 142 billion yen, a significant increase compared with 37 billion yen in the previous year. This result was due primarily to the fact that Panasonic increased the valuation allowances to deferred tax assets. (For further details, see Notes 11 of the Notes to Consolidated Financial Statements.)

(7)	Equity in Earnings (Losses) of Associated Companies

In fiscal 2010, equity in earnings of associated companies decreased to gains of 0.5 billion yen due to declining profitability of certain equity method investees, from the previous year’s gains of 16 billion yen.

(8)	Net Income (Loss)

Net income amounted to a loss of 171 billion yen for fiscal 2010, compared with a net loss of 404 billion yen in fiscal 2009.

(9)	Net Income (Loss) attributable to noncontrolling interests

Net income attributable to noncontrolling interests amounted to a loss of 67 billion yen for fiscal 2010, compared with net loss attributable to noncontrolling interests of 25 billion yen in fiscal 2009. This result was due mainly to IPS Alpha Technology, Ltd.

(10)	Net Income (Loss) attributable to Panasonic Corporation

As a result of all the factors stated in the preceding paragraphs, Panasonic recorded a net loss attributable to Panasonic Corporation of 103 billion yen for fiscal 2010, an improvement of 276 billion yen from the previous year’s net loss attributable to Panasonic Corporation of 379 billion yen.

(11)	Results of Operations by Business Segment

Results of operations by business segment for fiscal 2010, as compared with the previous fiscal year, were as follows:

	Yen (billions)		Percent change
	Fiscal year ended March 31,
	2010	2009
Sales:
Digital AVC Networks	3,410	3,749	(9)%
Home Appliances	1,204	1,290	(7)
PEW and PanaHome	1,632	1,766	(8)
Components and Devices	931	1,045	(11)
SANYO	405	—	—
Other	1,012	1,072	(6)
Eliminations	(1,176)	(1,156)	—

Total	7,418	7,766	(4)%

Segment profit (loss):
Digital AVC Networks	87	3	2648%
Home Appliances	66	47	41
PEW and PanaHome	35	40	(13)
Components and Devices	37	9	292
SANYO	(1)	—	—
Other	20	24	(18)
Corporate and eliminations	(54)	(50)	—

Total	190	73	161%

*	SANYO and its subsidiaries became Panasonic’s consolidated subsidiaries in December 2009, and are disclosed as “SANYO” segment. The operating results of SANYO and its subsidiaries after January 2010 are included in Panasonic’s consolidated financial statements.
*	Panasonic restructured the motor business on April 1, 2010. Accordingly, the prior figures for Home Appliances, and Components and Devices in fiscal 2010 and 2009 are reclassified to conform to the presentation for fiscal 2011.

Digital AVC Networks sales decreased 9% to 3,410 billion yen, compared with 3,749 billion yen in the previous year. Within this segment, although domestic sales of flat-panel TVs and automotive electronics and Blu-ray Disc recorders were favorable, overall sales declined due mainly to a sales decline of notebook PCs and mobile phones. Regarding digital cameras, although market conditions were tough, both high-end and standard models were favorable and the sales remained unchanged from the previous year.

With respect to this segment, despite the sales decline, operating profit significantly improved to 87 billion yen, or 2.6% of sales, from 3 billion yen in fiscal 2009. This was due mainly to comprehensive streamlining efforts.

Sales of Home Appliances decreased 7% to 1,204 billion yen, compared with 1,290 billion yen in the previous year. Within Home Appliances, despite strong sales of refrigerators, the overall sales decreased due mainly to weak sales of air conditioners and compressors.

Profit in this segment increased 41% from 47 billion yen in fiscal 2009, to 66 billion yen for fiscal 2010, or 5.5% of sales. Comprehensive streamlining efforts offset the negative impact of sales decline and led the operating profit increase in this segment.

Sales of PEW and PanaHome decreased 8% to 1,632 billion yen, compared with 1,766 billion yen a year ago. At PEW and its subsidiaries, sales mainly decreased in electrical construction materials and building materials. For PanaHome Corporation and its subsidiaries, ongoing sluggishness in the Japanese housing market conditions led to sales decrease.

With respect to this segment, operating profit was 35 billion yen, or 2.1% of sales, down 13% from 40 billion yen in fiscal 2009, due mainly to a decline in sales.

Sales of Components and Devices decreased 11% to 931 billion yen, from the previous year’s 1,045 billion yen, due mainly to sales downturns in batteries and semiconductors.

With respect to this segment, profit increased 292% from 9 billion yen in fiscal 2009, to 37 billion yen for fiscal 2010, or 3.9% of sales, due mainly to fixed cost reductions.

Sales in SANYO segment amounted to 405 billion yen. In the period from January to March 2010, sales of solar cells were strong helped by economic stimulus programs and environment policies in several countries.

With respect to this segment, profit resulted in a loss of 0.7 billion yen, incurring the expenses such as amortization of intangible asset recorded at acquisition.

Sales in the Other segment amounted to 1,012 billion yen, down 6% from 1,072 billion yen in the previous year, due mainly to weak sales in factory automation equipment.

With respect to this segment, profit was down 18% from 24 billion yen for fiscal 2010, to 20 billion yen, which was equivalent to 1.9% against sales in fiscal 2010. This result was due mainly to the aforementioned sales declines.

(12)	Sales Results by Region

Sales results by region for fiscal 2010, as compared with the previous fiscal year, were as follows:

	Yen (billions)		Percent change
	Fiscal year ended March 31,
	2010	2009
Domestic Sales:	3,994	4,082	(2)%
Overseas Sales:
North and South America	918	997	(8)
Europe	771	963	(20)
Asia and Others	1,735	1,724	1

Total	3,424	3,684	(7)

Total	7,418	7,766	(4)%

Sales in the domestic market amounted to 3,994 billion yen, down 2% from 4,082 billion yen in fiscal 2009, although sales gains were recorded in flat-panel TVs and refrigerators due to the positive effect of “eco-point” economic stimulus program. This sales decline was due mainly to a sales decrease in mobile phones, semiconductors and batteries.

Overseas sales amounted to 3,424 billion yen, down 7% from 3,684 billion yen in the previous fiscal year. Sales declined in all segments, and there were sharp sales declines particularly in AV products such as flat-panel TVs, automotive electronics.

By region, sales in the Americas amounted to 918 billion yen, down 8% from 997 billion yen in fiscal 2009. This was due mainly to sales declines in information and communications equipments and home appliances, and the effect of exchange rate, although sales in AV products such as flat-panel TVs and digital cameras were favorable.

Sales in Europe amounted to 771 billion yen, down 20% from the previous year’s 963 billion yen, suffered from weak economic demand in eastern Europe and Russia. This was due mainly to a sales decrease of automotive electronics and home appliances, although sales of digital AV products such as flat-panel TVs and digital cameras were favorable.

In the Asia and Others region, sales increased 1% to 1,735 billion yen, from the previous year’s 1,724 billion yen. In Asia, this was due mainly to an increase in sales of many products, including flat-panel TVs, air conditioners and washing machines, thanks to strong market conditions.

Year ended March 31, 2009 compared with 2008

(1)	Sales

Consolidated group sales for fiscal 2009 amounted to 7,766 billion yen, down 14% from 9,069 billion yen in the previous fiscal year. Explaining fiscal 2009 results, Panasonic cited sales declines in all business segments. (For further details, see “(11) Results of Operations by Business Segments” of this section.)

In fiscal 2009, the second year of the midterm management plan GP3, Panasonic steadily implemented initiatives focused on four major themes: double-digit growth for overseas sales, four strategic businesses, manufacturing innovation and the ‘eco ideas’ strategy. To achieve double-digit growth in overseas sales, Panasonic widened its target from affluent customers to upper-income customers in the strategic market regions of BRICs countries and Vietnam. With regard to the second theme, four strategic businesses—digital AV business, businesses providing comfortable living, semiconductors/components and devices business, and automotive electronics business—Panasonic launched various cross-group projects, established new strategies and implemented initiatives to expand sales in each business. As for manufacturing innovation, in addition to proactively promoting “Itakona” activities, which seek to standardize cost-reduction processes on a finer level, Panasonic established the New Business Promotion Subcommittee in April 2008 to strengthen cost-reduction activities. In terms of the ‘eco ideas’ strategy, Panasonic made steady progress in reducing CO2 emissions.

Despite these measures, Panasonic’s performance differed markedly between the first and second half of fiscal 2009, due to a sharp deterioration in the business environment from September 2008, when the global financial crisis caused a rapid downturn in global demand and a sharp appreciation of the yen. In response to these business conditions, Panasonic accelerated business restructuring initiatives based on a policy of selection and concentration. These included integration and closure of manufacturing sites, from the view point of global optimal production, withdrawing from unprofitable businesses, and reassigning and downsizing of workforce. As a result of these and other factors, consolidated group sales for the period under review decreased compared with the previous year.

(2)	Cost of Sales and Selling, General and Administrative Expenses

In fiscal 2009, cost of sales amounted to 5,667 billion yen, down from the previous year, and selling, general and administrative expenses amounted to 2,025 billion yen, down from the previous year. These results are due mainly to the effects of sharp sales declines.

(3)	Interest Income, Dividends Received and Other Income

In fiscal 2009, interest income decreased 32% to 23 billion yen, and dividends received increased 11% to 11 billion yen. In other income, in addition to gains on sales of tangible fixed assets, Panasonic recorded 16 billion yen gain on the sale of the investment securities.

(4)	Interest Expense and Other Deductions

Interest expense decreased 5% to 19 billion yen, owing primarily to a reduction in short-term borrowings. In other deductions, Panasonic incurred 314 billion yen as expenses associated with impairment losses of fixed assets, 53 billion yen as restructuring charges and 92 billion yen as a write-down of investment securities. (For further details, see Notes 4, 5, 7, and 15 of the Notes to Consolidated Financial Statements.)

(5)	Income (Loss) before Income Taxes

As a result of the above-mentioned factors, income (loss) before income taxes for fiscal 2009 amounted to a loss of 383 billion yen, compared with a profit of 435 billion yen in fiscal 2008.

(6)	Provision for Income Taxes

Provision for income taxes for fiscal 2009 amounted to 37 billion yen, a significant decrease compared with 115 billion yen in the previous year. This result was due primarily to the fact that Panasonic increased the valuation allowances to deferred tax assets as a result of incurring the aforementioned impairment losses of fixed assets and restructuring charges. (For further details, see Notes 11 of the Notes to Consolidated Financial Statements.)

(7)	Equity in Earnings (Losses) of Associated Companies

In fiscal 2009, equity in earnings of associated companies amounted to gains of 16 billion yen, from the previous year’s losses of 10 billion yen. This result is due mainly to the consolidation of IPS Alpha Technology Ltd. and the improvement of earnings in its associated companies under the equity method in China.

(8)	Net Income (Loss)

As a result of all the factors stated in the preceding paragraphs, Panasonic recorded a net loss of 404 billion yen for fiscal 2009, a decrease of 715 billion yen from the previous year’s net income of 311 billion yen.

(9)	Net Income (Loss) attributable to noncontrolling interests

Net income attributable to noncontrolling interests amounted to a loss of 25 billion yen for fiscal 2009, compared with minority interests of 29 billion yen in fiscal 2008. This result was due mainly to decreased profits in PEW for the period and the consolidation of IPS Alpha Technology, Ltd.

(10)	Net Income (Loss) attributable to Panasonic Corporation

As a result of all the factors stated in the preceding paragraphs, Panasonic recorded a net loss of 379 billion yen for fiscal 2009, a decrease of 661 billion yen from the previous year’s net income of 282 billion yen.

(11)	Results of Operations by Business Segment

Results of operations by business segment for fiscal 2009, as compared with the previous fiscal year, were as follows:

	Yen (billions)		Percent change
	Fiscal year ended March 31,
	2009	2008
Sales:
Digital AVC Networks	3,749	4,320	(13)%
Home Appliances	1,290	1,405	(8)
PEW and PanaHome	1,766	1,910	(8)
Components and Devices	1,045	1,289	(19)
Other	1,072	1,084	(1)
JVC	—	183	—
Eliminations	(1,156)	(1,122)	—

Total	7,766	9,069	(14)%

Segment profit:
Digital AVC Networks	3	252	(99)%
Home Appliances	47	92	(49)
PEW and PanaHome	40	96	(58)
Components and Devices	9	99	(91)
Other	24	64	(63)
JVC	—	(10)	—
Corporate and eliminations	(50)	(74)	—

Total	73	519	(86)%

*	Panasonic has changed the transactions related to Global Procurement Service Company since April 1, 2008. Accordingly, segment information for Other and Corporate and eliminations for fiscal 2008 have been reclassified to conform to the presentation for fiscal 2009.
*	The name of “AVC Networks” was changed to “Digital AVC Networks” from fiscal 2009.
*	The name of “MEW and PanaHome” was changed to “PEW and PanaHome” as of October 1, 2008.
*	Panasonic restructured the motor business on April 1, 2010. Accordingly, the prior figures for Home Appliances, and Components and Devices in fiscal 2009 and 2008 are reclassified to conform to the presentation for fiscal 2011.

Digital AVC Networks sales decreased 13% to 3,749 billion yen, compared with 4,320 billion yen in the previous year. Within this segment, sales of video and audio equipment decreased, due mainly to weak sales of digital AV products, such as plasma TVs and digital cameras. Regarding flat-panel TVs, although sales of plasma TVs were lower than the previous year, LCD TVs recorded a double-digit increase in sales from the previous year, mainly as a result of expanding its product line-ups. Regarding digital cameras, although the world’s smallest and lightest digital interchangeable lens cameras and products incorporating face recognition, an evolution from “face detection,” won market acclaim, weak demand particularly overseas led to a decrease in sales. Meanwhile, sales of information and communications equipment also decreased as a result of sluggish sales of automotive electronics and other products. This result was due mainly to further price erosion of car navigation system caused by the growing market share of low-priced Portable Navigation Devices (PND) in the domestic market, and sluggish sales of mobile phones due to a change in handsets sales incentives and economic downturn in Japan.

With respect to this segment, profit decreased 99% from 252 billion yen in fiscal 2008, to 3 billion yen for fiscal 2009, which is equivalent to 0.1% against sales. This decrease was attributable mainly to a decrease in sales as a result of a rapidly deteriorated market conditions, the negative effects of the appreciation of the yen and the effects of price declines. These factors led to a significant decrease in profit in this segment.

Sales of Home Appliances decreased 8% to 1,290 billion yen, compared with 1,405 billion yen in the previous year. Within Home Appliances, although induction-heating (IH) cooking equipment, “Eco Cute”

natural-refrigerant water heating systems and other products for all-electric homes recorded strong sales, weak sales of air conditioners and compressors resulted in an overall sales decrease.

Profit in this segment decreased 49% from 92 billion yen in fiscal 2008, to 47 billion yen for fiscal 2009, or 3.6% of sales. Although there were the positive effects of various cost rationalization activities, a decrease in sales, the effects of price declines and rising costs for raw materials led to decreased earnings in this segment.

Sales of PEW and PanaHome decreased 8% to 1,766 billion yen, compared with 1,910 billion yen a year ago. At PEW and its subsidiaries, sluggish sales of electronic materials, automation controls and health-enhancing products led to a decrease in sales from the previous year. At PanaHome Corporation and its subsidiaries, a rapid deterioration sluggish housing market conditions after September 2008 led to a decrease in sales.

With respect to this segment, profit decreased 58% to 40 billion yen, which is equal to 2.3% of sales, from 96 billion yen in the previous year, as a result of the aforementioned decrease in sales and the effects of price declines.

Sales of Components and Devices decreased 19% to 1,045 billion yen, from the previous year’s 1,289 billion yen, mainly as a result of sluggish sales in semiconductors and general electronic components. In general electronic components, Panasonic maintained its leading global market share in angular rate sensors for car navigation systems and digital cameras. In addition, sales of power supplies for plasma TVs were relatively steady. However, sales of capacitors, electromechanical components and other products dropped sharply due to deteriorated market conditions and inventory cutbacks at finished product manufacturers. In the semiconductor business, sales fell as demand slowed for semiconductors for digital equipment. In batteries, weak sales of such products as alkaline dry batteries and car batteries led to an overall decrease in sales.

With respect to this segment, profit decreased 91% from 99 billion yen in fiscal 2008, to 9 billion yen for fiscal 2009, or 0.9% of sales. Although there were positive effects of cost rationalization, decreased sales and price declines resulted in decreased earnings in this segment.

Sales in the Other segment amounted to 1,072 billion yen, down 1% from 1,084 billion yen in the previous year. Although Panasonic expanded product line-ups of high-speed modular placement machines, sluggish sales of factory automation equipment as a result of sharply deteriorated market conditions led to a decrease in sales in this category.

With respect to this segment, profit was down 63% from 64 billion yen for fiscal 2008, to 24 billion yen, which were equivalent to 2.2% against sales in fiscal 2009. This result was due mainly to sales declines as a result of the aforementioned sales declines.

(12)	Sales Results by Region

Sales results by region for fiscal 2009, as compared with the previous fiscal year, were as follows:

	Yen (billions)		Percent change
	2009	2008
Domestic Sales:	4,082	4,545	(10)%
Overseas Sales:
North and South America	997	1,251	(20)
Europe	963	1,213	(21)
Asia and Others	1,724	2,060	(16)

Total	3,684	4,524	(19)

Total	7,766	9,069	(14)%

Sales in Japan amounted to 4,082 billion yen, down 10% from 4,545 billion yen in fiscal 2008. Sales declined in all segments, and there were sharp sales declines particularly in automotive electronics equipment, mobile phones, semiconductors, general components and devices, and FA equipment.

Overseas sales amounted to 3,684 billion yen, down 19% from 4,524 billion yen in the previous fiscal year. Sales declined in all segments, and there were sharp sales declines particularly in business-use AV equipment, automotive electronics, PCs and peripherals, semiconductors, and general components and devices.

By region, sales in the Americas amounted to 997 billion, down 20% from 1,251 billion yen in fiscal 2008. Sales downturns in digital AV equipment, broadcast- and business-use AV equipment, automotive electronics, general components and other products led to decreased sales from the previous year for this region.

Sales in Europe amounted to 963 billion yen, down 21% from the previous year’s 1,213 billion yen. Sales for this region decreased, due mainly to weak sales in digital cameras, automotive electronics, white goods, general components and batteries.

In the Asia and Others region, sales decreased 16% to 1,724 billion yen, from the previous year’s 2,060 billion yen. In Asia (excluding China), sales decreased in PCs and peripherals, automotive electronics, compressors, as well as semiconductors and general components, resulting in overall sales declines. Meanwhile, in China, sales decreased mainly in PCs and peripherals, air-conditioners, compressors, and general components, resulting in overall decreased sales.

Liquidity and Capital Resources

Panasonic’s Policy on Financial Position and Liquidity

Panasonic maintains a basic policy of financing all required funds from internal sources. It also practices efficient fund management through internal financing activities. In addition to raising funds through borrowing as necessary, Panasonic in May 2009 expanded its commercial paper (CP) facility in Japan to 300 billion yen as a method for flexibly raising short-term capital for working capital and other requirements. There was no CP outstanding at March 31, 2010. As of September 30, 2010, there were 825 billion yen of CP outstanding to cover the acquisition cost of PEW and SANYO. The ratio of shareholders’ equity to total assets as of September 30, 2010 was 29.6%, down from 33.4% as of March 31, 2010. The ratio of shareholders’ equity to total assets as of March 31, 2010 was 33.4%, down from 43.5% as of March 31, 2009. The total of short-term borrowings and long-term debt amounted to 2,064 billion yen as of September 30, 2010, up by 736 billion yen from March 31, 2010 due to 825 billion yen of short-term bonds issuance. The total of short-term borrowings and long-term debt amounted to 1,328 billion yen as of March 31, 2010, up by 582 billion yen from a year ago. Cash balance increased to 1,970 billion yen (the total of cash and cash equivalents of 1,868 billion yen plus time deposits with a maturity of more than three months of 102 billion yen) as of September 30, 2010, compared with at the end of fiscal 2010, 1,202 billion yen (the total of cash and cash equivalents of 1,110 billion yen plus time deposits of 92 billion yen) as of March 31, 2010. Cash balance increased to 1,202 billion yen (the total of cash and cash equivalents of 1,110 billion yen plus time deposits with a maturity of more than three months of 92 billion yen) as of March 31, 2010, compared with the previous year’s 1,163 billion yen (the total of cash and cash equivalents of 974 billion yen plus time deposits of 189 billion yen) as of March 31, 2009.

Regarding future cash requirements, Panasonic will spend capital investment (excluding intangibles) of 480 billion yen for fiscal 2011, 300 billion yen for fiscal 2012 and 280 billion yen for fiscal 2013. Panasonic will decrease total cost of investment from fiscal 2011, but increase its investment ratio of energy systems.

In order to facilitate access to global capital markets, Panasonic obtains credit ratings from the world’s two leading credit rating agencies, Moody’s Japan K.K. (Moody’s) and Standard & Poor’s Rating Japan (S&P). In addition, Panasonic maintains credit ratings from Rating and Investment Information, Inc. (R&I), a rating agency nationally recognized in Japan, primarily for access to the Japanese capital markets. As of December 31, 2010, Panasonic’s debt ratings are: Moody’s: A1 (long-term) down from Aa3 in October 2010 (this downgrade in credit ratings was due mainly to the expectation of a negative influence on the financial position of Panasonic resulting from its acquisition of all shares of PEW and SANYO); S&P: A+ (long-term, outlook: stable) down from AA- in December 2009, A-1 (short-term) down from A-1+ in December 2009; and R&I: AA (long-term, outlook: stable) down from AA+ in January 2010, a-1+ (short-term).

Panasonic believes that its credit ratings include the rating agencies’ assessment of the general operating environment, its positions in the markets in which it competes, reputation, movements and volatility in its earnings, risk management policies, liquidity and capital management. An adverse change in any of these factors could result in a reduction of Panasonic’s credit ratings, and that could, in turn, increase its borrowing costs and limit its access to the capital markets or require it to post additional collateral and permit counterparties to terminate transactions pursuant to certain contractual obligations.

With the above-mentioned cash balance, combined with the generally and relatively high credit ratings from leading credit rating agencies, Panasonic believes that it has sufficient sources of liquidity for both working capital and long-term investment needs.

As of September 30, 2010, the outstanding balance of short-term borrowings totaled 1,114 billion yen, and long-term debt was 950 billion yen. Panasonic’s borrowings are not significantly affected by seasonal factors. (For further details, see Note 9 of the Notes to Consolidated Financial Statements.) Most borrowings are at fixed rates.

Regarding cash flows, Panasonic uses free cash flow (see “Panasonic Management’s Discussion and Analysis of Financial condition and Results of Operations—Overview—Key performance indicators” included elsewhere in this prospectus) as an important indicator to evaluate its performance.

Regarding the use of financial instruments for hedging purposes, see “Panasonic Management’s Discussion and Analysis of Financial condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk” included elsewhere in this prospectus.

Financial Position and Liquidity as of and for the Six Months ended September 30, 2010

Panasonic’s consolidated total assets as of the end of September, 2010 increased to 8,964 billion yen compared with 8,358 billion yen as of March 31, 2010. This increase was due primarily to an increase in cash and cash equivalents by issuing short-term bonds, despite decreases in investments and advances affected by decline of the market value in investments.

Panasonic’s consolidated total liabilities as of September 30, 2010 increased to 5,426 billion yen compared with 4,678 billion yen as of March 31, 2010. This increase was due primarily to an increase in short-term debt.

Panasonic Corporation shareholders’ equity as of September 30, 2010 decreased to 2,652 billion yen compared with 2,792 billion yen as of March 31, 2010. This decrease was due mainly to deterioration in accumulated other comprehensive income (loss) influenced by appreciation of the yen and decline of market value in investments, and decrease in capital surplus accompanied by the acquisition of noncontrolling interests of the company’s subsidiaries.

Noncontrolling interests amounted 886 billion yen, mostly unchanged from 887 billion yen as of March 31, 2010.

	Yen (billions)
	Six months ended September 30,
	2010	2009
Purchases of property, plant and equipment shown as capital expenditures in the consolidated statements of cash flows	201	203
Effects of timing difference between acquisition dates and payment dates	0	1

Capital investment	201	204

Capital investment (excluding intangibles) during fiscal 2011 first six months totaled 201 billion yen, down 1% from the previous six-months ended total of 204 billion yen, as shown in the above table. Panasonic implemented capital investment primarily to increase production capacity in strategic business areas such as batteries and flat-panel TVs. Principal capital investments consisted of PDP manufacturing facilities for the domestic Plant No. 5 in Amagasaki, Hyogo Prefecture, Japan; LCD panel production facilities for the Himeji plant in Hyogo Prefecture, Japan; and lithium-ion battery production facilities for the Suminoe plant in Osaka Prefecture, Japan.

Depreciation (excluding intangibles) during fiscal 2011 first six months amounted to 138 billion yen, up 21% compared with 114 billion yen in the previous fiscal year first six months.

Net cash provided by operating activities in the fiscal 2011 first six months totaled 247 billion yen, an increase of 91 billion yen from the same period a year ago. This was due primarily to an increase of net income. Net cash used in investing activities in the fiscal 2011 first six months amounted to 92 billion yen an increase of 72 billion yen the same period a year ago. This difference from a year ago was due primarily to a significant decrease in time deposits in last fiscal year. Net cash provided by financing activities in the fiscal 2011 first six months amounted to 654 billion yen, an increase of 281 billion yen from the same period a year ago. This was due mainly to an increase of short-term bonds issued by Panasonic and certain overseas subsidiaries, offsetting a decrease in long-term debt. All these activities associated with the effect of exchange rate fluctuations resulted in cash and cash equivalents of 1,868 billion yen as of September 30, 2010, up 409 billion yen, compared with the same period a year ago.

Free cash flow in fiscal 2011 first six months amounted to a cash inflow of 155 billion yen, compared with a cash inflow of 136 billion yen in fiscal 2010 first six months. This result was due mainly to operational improvement, as well as a decrease in inventories and capital expenditures. (For a reconciliation of free cash flow to the most directly comparable U.S. GAAP financial measure and related discussion, see “Panasonic Management’s Discussion and Analysis of Financial condition and Results of Operations—Overview—Key performance indicators” included elsewhere in this prospectus.

Fiscal 2010 Financial Position and Liquidity

Panasonic’s consolidated total assets as of the end of fiscal 2010 increased to 8,358 billion yen, as compared with 6,403 billion yen at the end of the last fiscal year. This increase was due primarily to the effect of consolidating SANYO and its subsidiaries.

Panasonic’s consolidated total liabilities as of March 31, 2010 increased to 4,678 billion yen, as compared with 3,191 billion yen at the end of the last fiscal year. This increase was also due primarily to the effect of consolidating SANYO and its subsidiaries. (For further details, see Note 9 of the Notes to Consolidated Financial Statements.)

Panasonic Corporation shareholders’ equity as of March 31, 2010 amounted 2,792 billion yen, mostly unchanged from the previous year’s 2,784 billion yen.

Noncontrolling interests increased by 459 billion yen, to 887 billion yen. This result was due mainly to the effect of consolidating SANYO and its subsidiaries.

	Yen (billions)
	Fiscal year ended March 31,
	2010	2009
Purchases of property, plant and equipment shown as capital expenditures in the consolidated statements of cash flows	376	522
Effects of timing difference between acquisition dates and payment dates	9	(28)

Capital investment	385	494

Capital investment (excluding intangibles) during fiscal 2010 totaled 385 billion yen, down 22% from the previous fiscal year’s total of 494 billion yen, as shown in the above table. Panasonic implemented capital investment primarily to increase production capacity in strategic business areas such as batteries and flat-panel TVs. Principal capital investments consisted of PDP manufacturing facilities for the domestic Plant No. 5 in Amagasaki, Hyogo Prefecture, Japan; LCD panel production facilities for the Himeji plant in Hyogo Prefecture, Japan; and lithium-ion battery production facilities for the Suminoe plant in Osaka Prefecture, Japan.

Depreciation (excluding intangibles) during fiscal 2010 amounted to 252 billion yen, down 23% compared with 326 billion yen in the previous fiscal year as Panasonic incurred impairment losses in fiscal 2009.

Net cash provided by operating activities in fiscal 2010 amounted to 522 billion yen, compared with 117 billion yen in the previous fiscal year. This result was due mainly to operational improvement, as well as an increase in trade payables, accrued expenses and other current liabilities, and a decrease in inventories, despite an increase in trade receivables. Net cash used in investing activities amounted to 323 billion yen, compared with 470 billion yen in fiscal 2009. This result was due primarily to the decrease of expenses by reduction in capital investment and a decrease in time deposits, despite an outflow to purchase of SANYO shares of 175 billion yen (deducting the amount of cash and cash equivalents of SANYO and its subsidiaries as of acquisition date.) Net cash used in financing activities was 57 billion yen, compared with cash inflow of 149 billion yen in fiscal 2009. This result was due mainly to the issuance of unsecured straight bonds of 400 billion yen in fiscal 2009, despite a decrease of dividend payment and repurchasing of its own shares. All these activities and the effect of exchange rate fluctuations (a negative impact of 6 billion yen) resulted in cash and cash equivalents at the end of fiscal 2010 of 1,110 billion yen, compared with 974 billion yen a year ago.

Free cash flow in fiscal 2010 amounted to a cash inflow of 199 billion yen, compared with a cash outflow of 353 billion yen in fiscal 2009. This result was due mainly to operational improvement, as well as a decrease in inventories and capital expenditures. (For a reconciliation of free cash flow to the most directly comparable U.S. GAAP financial measure and related discussion, see “Panasonic Management’s Discussion and Analysis of Financial condition and Results of Operations—Overview—Key performance indicators” included elsewhere in this prospectus.

Commitments for Capital Expenditures

As of March 31, 2010, commitments outstanding for the purchase of property, plant and equipment amounted to 105 billion yen.

Research and Development

In fiscal 2010, Panasonic executed initiatives to accelerate R&D with a focus on key development themes and to bolster development of energy-saving and environmental technologies.

Panasonic engages in a broad range of R&D themes, including digital network software, device and environmental technologies. Panasonic has established R&D sites at optimal locations globally as it builds an R&D structure that optimally utilizes the personnel and technologies in Japan, North America, Europe, China and the ASEAN region. For example, at the Panasonic Hollywood Laboratory in North America, Panasonic has developed Blu-ray 3D™ technologies in collaboration with movie studios. In Europe and China, meanwhile, Panasonic has strengthened its development of appliances products that are more tailored to regional characteristics in terms of food, clothing and housing.

R&D Expenditures amounted to 477 billion yen, 518 billion yen and 555 billion yen for the three fiscal years ended March 31, 2010, 2009 and 2008, respectively, representing 6.4%, 6.7% and 6.1% of Panasonic’s total net sales for each of those periods. For the six months ended September 30, 2010 and 2009, R&D Expenditures amounted to 266 billion yen and 236 billion yen, representing 6.1% and 7.1% of Panasonic’s total net sales for each of those periods.

Key development themes during the fiscal year were as follows:

(1)	Full HD 3D Plasma Display Panels (PDPs)

Panasonic developed high-speed 3D image display drive technology, including new panel materials and LSIs, that enables rapid illumination of pixels while maintaining brightness, as well as crosstalk reduction technology for minimizing double-image (ghosting) that occurs when left- and right-eye images are alternately displayed thanks to newly developed phosphors with short luminescence decay time and illumination control technology. Due to these developments, Panasonic nearly doubled luminous efficiency from the previous fiscal year and reduced the luminescence decay time to one-third*1 of conventional phosphors.

As a result, Panasonic refined the world’s first*2 103-inch full HD 3D PDP which developed in the previous fiscal year. The new panel can provide full HD images for the left and right eyes at twice the speed of conventional 2D displays (1/120 of a second), enabling the production of clear 3D images and making possible a true high-quality 3D movie-theatre experience in the home living room.

(2)	Newly Developed ECO NAVI-equipped Room Air Conditioner With Three Sensors for Control

Panasonic has achieved energy savings of up to approximately 70%*3 during heating due to automatic energy-conservation operation made possible by three types of sensors: a “people sensor” that detects people’s location and movement in a room and also controls airflow according to body temperature; a “room layout sensor” that detects the position of furniture and controls the direction of airflow to reach people, as well as detects the position of walls to cap operation; and an “insolation sensor” which senses changes in the amount of sunlight in a room from windows due to changes in the weather and time of day and adjusts the room temperature accordingly.

(3)	The Industry’s*[4] First 18650-type High-Capacity 3.1 Ah Lithium-ion Battery

Panasonic developed safe, high-capacity 3.1 Ah batteries with Company’s safety technology. This technology, called Heat Resistance Layer (HRL) technology, forms an insulating metal oxide layer between the nickel positive and negative electrodes, preventing batteries from overheating even if a short circuit occurs. Panasonic has begun mass producing these batteries in December 2009.

Moreover, Panasonic developed a 3.4 Ah high-capacity battery with greater density (mass production is scheduled to commence in fiscal 2011) using a proprietary nickel positive electrode for extended operating times in notebooks PCs and electric vehicles (EVs) as well as a 4.0 Ah high-capacity battery that uses a silicon-based alloy for the negative electrode. Panasonic plans to begin mass production of the latter battery in fiscal 2012.

(4)	World’s First*[5] Single Chip Gallium Nitride (GaN)-based Inverter IC

Panasonic has developed technology for fabricating GaN transistors on a cost-effective Si substrate with a large diameter. The GaN-based transistors function as high-speed switches between an on-state with low resistance and an off-state with a high breakdown voltage in order to efficiently and safely control large amounts of electricity.

In addition, the inverter conversion loss was decreased by approximately 42%*6 to achieve the inverter function that converts direct to alternating current by single-chip by the insulation technology that enabled an independent drive of six GaN transistors, and a highly effective motor drive was achieved.

Notes:

*1.	Compared with the same size of existing models (V1 series).
*2.	As of September 24, 2008; Panasonic estimates.
*3.	For the X series. Calculated based on Panasonic’s conditions and therefore the cumulative power consumption may differ from a calculation based on JIS. The figure is the maximum energy saving and will vary depending on the environment and conditions where the air conditioner is installed.
*4.	As of December 18, 2009; Panasonic estimates.
*5.	As of December 7, 2009; Panasonic estimates.
*6	Compared to a conventional Si-based IGBT (Insulated Gate Bipolar Transistor) at the output power of 20W.

Trend Information

The business environment surrounding the Panasonic Group has continued to change dramatically and rapidly. While business expansion opportunities have been provided by the expanding environment- and energy-related markets and rapidly growing emerging markets, competition with Korean, Taiwanese and Chinese companies as well as Japanese, U.S. and European companies has intensified not only in the Digital AVC Networks field, but also in the fields of rechargeable batteries, solar cells and electric vehicles-related business. Speeding up strategy execution and taking further advantage of the total strengths of the Panasonic Group are indispensable in order to effectively compete against the competition and to achieve business growth in new markets.

Through ownership of all of the shares of the subsidiaries, Panasonic intends to dynamically accelerate, and to achieve further progress under, GT12 by promoting rapid decision making and maximizing group synergies. Panasonic, PEW and SANYO will pursue the establishment of the new Panasonic Group, under which the three companies will be genuinely integrated, and will make efforts to (i) maximize value creation by strengthening contacts with customers, (ii) realize speedy and lean management, and (iii) accelerate growth businesses by boldly shifting management resources.

Furthermore, in order to realize these objectives, the Panasonic Group’s business organization is scheduled to be restructured by around January 2012. From the perspective of “maximization of customer value,” the basic policy of such restructuring is to integrate and reorganize the business and marketing divisions of the three companies into three business sectors: “Consumer,” “Components and Devices” and “Solutions,” and to design optimal business models that are most suitable for the character of each business. The Panasonic Group will make efforts to establish a business organization under which it can effectively compete against global competitors in each business and in each industry.

The direction of the reorganization of each business sector will be as follows:

•	Consumer business sector:

The Panasonic Group will reorganize its marketing function on a global basis. Under the reorganization, the Panasonic Group will enhance the function of its frontline business and accelerate the creation of customer-oriented products. Also, the Panasonic Group will work to strengthen, among others, its overseas consumer business by strategically distributing its marketing resources in Japan and overseas.

•	Components and Devices business sector:

The Panasonic Group will strengthen the cooperation among the development, production and sales functions for each component and device having a common business model. By combining marketing and technology, the Panasonic Group will strengthen its “proposal”-style business, which foresees the potential needs of customers and aim to expand the business as an independent business that does not rely on internal needs. Particularly in this business sector, the Panasonic Group will continue to make maximum use of SANYO’s strengths, such as its rechargeable batteries business and solar business, as well as its customer network.

•	Solutions business sector:

The Panasonic Group will unify the development, production and sales functions for each solution for business customers. The Panasonic Group aims to offer the most suitable products, services and solutions as quickly as possible, grasping customers’ needs in as timely a fashion as possible. In addition, the “comprehensive solutions for the entire home, the entire building and the entire town” that encompass these solutions will be accelerated. Particularly in this business sector, the Panasonic Group will continue to make maximum use of the strength and customer network of PEW.

In addition to the reorganization, the head office will aim for a “lean and speedy” global head office by strengthening its strategic functions, while integrating and streamlining the three companies’ organizations.

The details of the reorganization will be announced as soon as they are determined.

Further, together with this reorganization, Panasonic Group will consider integrating its brands, in principle, into “Panasonic” in the future. However, “SANYO” will continue to be partially utilized, depending on the particular business or region.

Panasonic believes that the acquisitions and business reorganization mentioned above will promote the integration of the three companies’ advantages and the “proposal” capabilities for “comprehensive solutions,” and will enable rapid increase in global competitiveness especially in the “energy systems,” “heating/refrigeration/air conditioning” and “network AV” business, which are indicated in the GT12 as core businesses to lead sales and profits of the entire group companies. Also, in each business such as “healthcare,” “security,” and “LED,” which is positioned as a “key business for the next generation,” Panasonic will make efforts to accelerate the growth of such business by combining the capacities of the three companies for research and development as well as market development.

Additionally, Panasonic intends to realize further reinforcement of management structure and cost competitiveness through business integration and unification of the business bases of the three companies, and through optimizing and streamlining the head office organization.

Through these measures, Panasonic aims to ensure the achievement of the targets of the midterm management plan, GT12, which Panasonic announced on May 7, 2010: “10 trillion yen in sales, 5 percent or more in operating profit to sales ratio, 10 percent in ROE, a three-year accumulative total of over 800 billion yen in free cash flow, and 50 million ton reduction in CO2 emissions compared to the estimated amount of emissions, assuming no action was taken after the fiscal year ended March 2006” targeted for the fiscal year ending March 2013, and further aims to exceed these targets.

Off-Balance Sheet Arrangements

Panasonic established sale-leaseback arrangements for manufacturing machinery and equipment, and sale of receivables without recourse and with recourse, as off-balance sheet arrangements in order to reduce its total assets.

In fiscal 2010, Panasonic sold machinery and equipment for 95 billion yen, which are used in manufacturing plasma display panel and other products, to Sumishin Matsushita Financial Services Co., Ltd. (On April 1, 2010,

the name has been changed to Sumishin Panasonic Financial Services Co., Ltd.) and other third parties. The assets are leased back to Panasonic over a period of one to five years. Panasonic guarantees a specific value of the leased assets. These leases are classified as operating leases for U.S. GAAP purposes. Including the above-mentioned, the aggregate amount of future minimum lease payments under non-cancelable operating leases is 170 billion yen at March 31, 2010. (For further details, see Note 6 of the Notes to Consolidated Financial Statements.)

In fiscal 2010, Panasonic sold, without recourse, trade receivables of 444 billion yen to independent third parties for proceeds of 443 billion yen. In fiscal 2010, Panasonic sold, with recourse, trade receivables of 356 billion yen to independent third parties for proceeds of 355 billion yen. (For further details, see Note 16 of the Notes to Consolidated Financial Statements.)

In addition, Panasonic provides several types of guarantees and similar arrangements. (For further details, see Note 19 of the Notes to Consolidated Financial Statements.)

Tabular Disclosure of Contractual Obligations

The two tables below show Panasonic’s cash payment obligations and guarantees and other commercial commitments, broken down by the payment amounts due for each of the periods specified below, as of March 31, 2010:

	Yen (millions)
	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Contractual Obligations:
Long-Term Debt Obligations	1,091,282	166,953	390,010	361,878	172,441
Interest Obligations	53,357	14,007	19,337	10,171	9,842
Capital Lease Obligations	144,770	40,171	53,305	20,611	30,683
Operating Lease Obligations	169,965	71,686	69,209	24,844	4,226
Purchase Obligations	218,470	118,499	26,257	22,905	50,809
Defined Benefit Plan Contribution	91,195	91,195	—	—	—

Total Contractual Cash Obligations	1,769,039	502,511	558,118	440,409	268,001

Note:	Contingent payments related to uncertain tax positions of 10 billion yen are excluded from the table above, as it is not possible to reasonably predict the ultimate amount of settlement or timing of payment.

Yen (millions)
Total Amounts Committed
Other Commercial Commitments:
Guarantees	38,480

Total Commercial Commitments	38,480

Discounted exported bills generally have contractual lives of less than one year. Loan guarantees are principally provided on behalf of employees, associated companies and customers, and generally have long-term contractual lives coinciding with the maturities of the guaranteed obligations. (For further details, see Notes 6, 9, 10, 11 and 19 of the Notes to Consolidated Financial Statements.)

Panasonic issued 824,731 million yen of short-term bonds during the six months ended September 30, 2010, which are included in short-term debt in the consolidated balance sheets as of September 30, 2010. Interest obligation for the short-term bonds, which matures in less than one year, amounts to 321 million yen.

Accounting Principles

Critical Accounting Policies

Panasonic has identified the following critical accounting policies which are important to its financial condition and results of operations, and require management’s judgment.

Long-lived Assets

The useful lives of long-lived assets are summarized in Note 1(h) of the Notes to Consolidated Financial Statements included in this prospectus and reflect the estimated period that Panasonic expects to derive economic benefit from their use. In estimating the useful lives and determining whether subsequent revisions to the useful lives are necessary, Panasonic considers the likelihood of technological obsolescence, changes in demand for the products related to such assets, and other factors which may affect their utilization of the long-lived assets. The effect of any future changes to the estimated useful lives of the long-lived assets could be significant to Panasonic’s results of operations.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest charges) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. Factors which may contribute to the need for future impairment charges include changes in the use of assets resulting from Panasonic’s restructuring initiatives, technological changes or any significant declines in the demand for related products.

Valuation of Investment Securities

Panasonic holds available-for-sale securities, held-to-maturity securities, equity method securities and cost method securities, included in short-term investments, and investments and advances. Available-for-sale securities are carried at fair value with unrealized holding gains and losses included as a component of accumulated other comprehensive income (loss), net of applicable taxes.

Individual securities are reduced to net realizable value by a charge to earnings for other-than-temporary declines in fair value. Management regularly reviews each investment security for impairment based on criteria that includes the extent to which cost exceeds market value, the duration of that market decline and the financial health of and specific prospects for the issuer. Because such specific information may become available after Panasonic makes the impairment evaluation, and whether the impairment is other-than-temporary depends upon future events that may or may not occur, Panasonic may be required to recognize an other-than-temporary impairment in the future. Determination of whether a decline in value is other-than-temporary requires judgment. At March 31, 2010, Panasonic has recorded 384 billion yen of available-for-sale securities, 2 billion yen of held-to-maturity securities, 22 billion yen of cost method securities, 50 billion yen of equity method securities that have market values, and 179 billion yen of equity method securities that do not have market values, advances and others. These investments could be determined to be other-than-temporarily impaired, depending on changes to the current facts and assumptions. In fiscal 2010, Panasonic recorded 7 billion yen impairment losses on investment securities. Panasonic recorded 26 billion yen impairment losses on investment securities for the six months ended September 30, 2010.

For further discussion on valuation of investment securities, see Notes 4 and 5 of the Notes to Consolidated Financial Statements included in this prospectus.

Valuation of Inventory

Inventories are stated at the lower of cost, determined on a first-in, first-out basis or average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make a sale. Panasonic routinely reviews its inventories for their salability and for indications of obsolescence to determine if inventories should be written-down to net realizable value. Judgments and estimates must be made and used in connection with establishing such allowances in any accounting period. In estimating the net realizable value of its inventories, Panasonic considers the age of the inventories and the likelihood of spoilage or changes in market demand for its inventories.

Warranties

Panasonic makes estimates of potential warranty claims related to its goods sold. Panasonic provides for such costs based upon historical experience and its estimate of the level of future claims. Management makes judgments and estimates in connection with establishing the warranty reserve in any accounting period. Differences may result in the amount and timing of its revenue for any period if management makes different judgments or utilizes different estimates. (For further details, see Note 19 of the Notes to Consolidated Financial Statements.)

Valuation of Accounts Receivable and Noncurrent Receivables

Panasonic reviews its accounts receivable on a periodic basis and provides an allowance for doubtful receivables based on historical loss experience and current economic conditions. In evaluating the collectibility of individual receivable balances, Panasonic considers the age of the balance, the customers’ payment history, their current credit-worthiness and adequacy of collateral.

Panasonic records noncurrent receivables, representing loans from finance lease transactions, at cost, less the related allowance for impaired receivables. A loan is considered to be impaired when, based on current information and events, it is probable that Panasonic will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows or the fair value of the collateral. Cash receipts on impaired receivables are applied to reduce the principal amount of such receivables until the principal has been recovered and are recognized as interest income thereafter. Management’s judgment is required in making estimates of the future cash flows of an impaired loan. Such estimates are based on current economic conditions and the current and expected financial condition of the debtor. (For further details, see Schedule II of Financial Statements of Panasonic Corporation.)

Valuation of Goodwill

Goodwill is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the goodwill may be impaired, such as an adverse change in business climate. Impairment is recorded if the implied fair value of goodwill is less than its carrying amount. The fair value determination used in the impairment assessment requires estimates of the fair value of reporting units based on quoted market prices, prices of comparable businesses, present value or other valuation techniques, or a combination thereof, necessitating management to make subjective judgments and assumptions. These estimates and assumptions could result in significant differences to the amounts reported if underlying circumstances were to change. At March 31, 2010, Panasonic has recorded 923 billion yen of goodwill, part or all of which could be determined to be impaired in future periods, depending on changes to the current facts and assumptions. For further discussion on goodwill, see Note 8 of the Notes to Consolidated Financial Statements included in this prospectus.

Valuation of Deferred Tax Assets and Sustainability of Uncertain Tax Positions

In assessing the realizability of deferred tax assets and uncertain tax positions based on the expected future generation of taxable income or assessed sustainability of uncertain tax positions, Panasonic considers whether it is more likely than not that any portion or all of the deferred tax assets or recognized benefit under uncertain tax position benefit will not be realized. The ultimate realization of deferred tax assets and uncertain tax positions is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or dependent on assessed sustainability of uncertain tax positions. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment over the valuation of deferred tax assets.

At March 31, 2010, Panasonic has recorded gross deferred tax assets of 1,652 billion yen with a total valuation allowance of 1,015 billion yen. Included in the gross deferred tax assets is 617 billion yen resulting from net operating loss carryforwards (NOLs) of 1,668 billion yen, which are available to offset future taxable income. In order to fully realize these NOLs, Panasonic will need to generate sufficient taxable income by the expiration of these NOLs. These NOLs of 1,528 billion yen expire from fiscal 2011 through 2017 and the remaining balance expire thereafter or do not expire. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Panasonic will realize the benefits of these deductible differences, net of the existing valuation allowance at March 31, 2010 based on available evidence. Panasonic could be required to increase the valuation allowance if such assumptions would change concluding that Panasonic would not be able to generate sufficient taxable income. At March 31, 2010, Panasonic has recorded 10 billion yen of unrecognized tax benefits. For further discussion on valuation of deferred tax assets and realizability of uncertain tax positions, see Note 11 of the Notes to Consolidated Financial Statements included in this prospectus.

Retirement and Severance Benefits

Retirement and severance benefits costs and obligations are dependent on assumptions used in calculating such amounts. The discount rate and expected return on assets are the most critical assumptions among others, including retirement rates, mortality rates and salary growth. While Panasonic’s management believes that the assumptions used are appropriate, actual results in any given year could differ from actuarial assumptions because of economic and other factors. The resulting difference is accumulated and amortized and therefore, generally affect Panasonic’s retirement and severance benefit costs and obligations in future period.

Panasonic determines discount rates by looking to rates of return on high-quality fixed income investments, and the expected long-term rate of return on pension plan assets by considering the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. Decreases in discount rates lead to increases in benefit obligations which, in turn, could lead to an increase in amortization cost through amortization of actuarial gain or loss, and vice versa. A decrease of 50 basis points in the discount rate is expected to increase the projected benefit obligation by approximately seven percent. A decline in market stock values generally results in a lower expected rate of return on plan assets, which would result in an increase of future retirement and severance benefit costs.

Accounting for Derivatives

Panasonic has limited involvement with derivative financial instruments and does not use them for trading purposes. Panasonic uses derivative instruments principally to manage foreign currency risks resulting from transactions denominated in currencies other than the Japanese yen. Panasonic recognizes all derivatives as either assets or liabilities on the balance sheet at their fair values. Changes in the fair value of a derivative are reported in earnings or other comprehensive income (loss) depending on their use and whether they qualify for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative depends on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the hedged item. Panasonic evaluates and determines on a continuous basis if the derivative remains highly effective in offsetting changes in the fair value or cash flows of the hedged item. If the derivative ceases to be highly effective in offsetting changes in the fair value or cash flows of the hedged item,

Panasonic discontinues hedge accounting prospectively. Because the derivatives Panasonic uses are not complex, significant judgment is not required to determine their fair values. Fair values are determined based an unadjusted market prices or quotations from brokers.

Loss Contingencies

Loss contingencies may from time to time arise from situations such as product liability claims, warranty claims, disputes over intellectual property rights, environmental remediation obligations, and other legal actions. Loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that the ultimate loss will exceed the recorded provision. Contingent liabilities are often resolved over long time periods. In recording liabilities for probable losses, management is required to make estimates and judgments regarding the amount or range of the probable loss. Management continually assesses the adequacy of estimated loss contingencies and, if necessary, adjusts the amounts recorded as better information becomes known.

New Accounting Pronouncements

In December 2009, FASB issued Accounting Standards Update (ASU) 2009-16, “Accounting for Transfers of Financial Assets.” ASU2009-16 removes the concept of a qualifying special-purpose entity (QSPE) from ASC 860, “Transfers and Servicing,” and the exception from applying ASC 810 to QSPEs, thereby requiring transferors of financial assets to evaluate whether to consolidate transferees that previously were considered QSPEs. ASU 2009-16 also clarifies ASC 860’s sale-accounting criteria pertaining to legal isolation and effective control and creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale. ASU 2009-16 is effective for Panasonic as of April 1, 2010. The adoption of ASU 2009-16 is not expected to have a material effect on Panasonic’s consolidated financial statements.

In December 2009, FASB issued ASU 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.” ASU 2009-17, which amends ASC 810, revises the test for determining the primary beneficiary of a Variable Interest Entities (VIE) from a primarily quantitative risks and rewards calculation based on the VIE’s expected losses and expected residual returns to a primarily qualitative analysis based on identifying the party or related-party (if any) with the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. ASU 2009-17 is effective for Panasonic as of April 1, 2010. The adoption of ASU 2009-17 is not expected to have a material effect on Panasonic’s consolidated financial statements.

In October 2009, FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements.” ASU 2009-13 amends ASC 605 to eliminate the requirement that all undelivered elements have vendor specific objective evidence of selling price (VSOE) or third party evidence of selling price (TPE) before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. In the absence of VSOE and TPE for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements in a multiple-element arrangement. The overall arrangement fee will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. Application of the “residual method” of allocating an overall arrangement fee between delivered and undelivered elements will no longer be permitted upon adoption of ASU 2009-13. ASU 2009-13 is effective prospectively for Panasonic’s revenue arrangements entered into or materially modified beginning on or after April 1, 2011. Panasonic is currently in the process of assessing the impact of adoption of ASU 2009-13 on Panasonic’s consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Panasonic is exposed to market risk, including changes of foreign exchange rates, interest rates and prices of marketable securities and commodities. In order to hedge the risks of changes in foreign exchange rates, interest rates and commodity prices, Panasonic uses derivative financial instruments. Panasonic does not hold or issue financial instruments for trading purposes. Although the use of derivative financial instruments exposes Panasonic to the risk of credit-related losses in the event of nonperformance by counterparties, Panasonic believes that such risk is minor because of the high credit rating of the counterparties.

Equity Price Risk

Panasonic holds available-for-sale securities included in short-term investments and investments and advances. In general, highly-liquid and low risk instruments are preferred in the portfolio. Available-for-sale securities included in investments and advances are held as longer term investments. Panasonic does not hold marketable securities for trading purposes.

Maturities of investments in available-for-sale securities at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010		2009
	Cost	Fair value	Cost	Fair value
Due within one year	—	—	1,972	1,998
Due after one year through five years	4,462	4,546	9,782	9,910
Equity securities	275,579	379,358	269,735	284,356

Total	280,041	383,904	281,489	296,264

Foreign Exchange Risk

The primary purpose of Panasonic’s foreign currency hedging activities is to protect against the volatility associated with foreign currency transactions. Panasonic primarily utilizes forward exchange contracts and options with a duration of less than a few months. Panasonic also enters into foreign exchange contracts from time to time to hedge the risk of fluctuation in foreign currency exchange rates associated with long-term debt that is denominated in foreign currencies. Foreign exchange contracts related to such long-term debt have the same maturity as the underlying debt.

The following table provides the contract amounts and fair values of foreign exchange contracts, primarily hedging U.S. dollar and euro revenues, at March 31, 2010 and 2009. Amounts related to foreign exchange contracts entered into in connection with long-term debt denominated in foreign currencies which eliminate all foreign currency exposures, are shown in the table of “Interest Rate Risk.”

	Yen (millions)
	2010		2009
	Contract amount	Fair value	Contract amount	Fair value
Forward:
To sell foreign currencies	375,430	1,121	334,586	(9,902)
To buy foreign currencies	196,439	3,606	190,495	2,503
Cross currency swaps	31,797	(283)	33,953	1,535
Interest rate swaps	33,702	23	—	—

Commodity Price Risk

Panasonic is exposed to market risk of changes in prices of commodities including various non-ferrous metals used in the manufacturing of various products. Panasonic enters into commodity future contracts to offset such exposure.

The following table provides the contract amounts and fair values of commodity futures at March 31, 2010 and 2009.

	Yen (millions)
	2010		2009
	Contract amount	Fair value	Contract amount	Fair value
Commodity futures:
To sell commodity	40,194	(4,576)	48,858	13,955
To buy commodity	113,682	12,561	168,527	(57,720)

Interest Rate Risk

Panasonic’s exposure to market risk for changes in interest rates relates principally to its debt obligations. Panasonic has long-term debt primarily with fixed rates. Fixed-rate debt obligations expose Panasonic to variability in their fair values due to changes in interest rates. To manage the variability in the fair values caused by interest rate changes, Panasonic enters into interest rate swaps when it is determined to be appropriate based on market conditions. Interest rate swaps change fixed-rate debt obligations to variable-rate debt obligations by entering into fixed-receiving, variable-paying interest rate swap contracts. The hedging relationship between interest rate swaps and hedged debt obligations is highly effective in achieving offsetting changes in fair values resulting from interest rate risk. The following tables provide information about Panasonic’s financial instruments that are sensitive to changes in interest rates at March 31, 2010 and 2009. For debt obligations, the table presents principal cash flows by expected maturity dates, related weighted average interest rates and fair values of financial instruments.

Long-term debt, including current portion:

	Average interest rate	Yen (millions)
		Carrying amount and maturity date (as of March 31, 2010)
		Total	2011	2012	2013	2014	2015	There- after	Fair value
Unsecured Straight bonds	1.5%	500,000		200,000		200,000		100,000	514,400
Unsecured Straight bonds issued by subsidiaries	1.5%	182,406	20,000	30,643		30,000	31,769	69,994	184,887
Unsecured bank loans	1.1%	404,318	146,304	109,533	49,338	40,772	57,680	691	401,433
Secured bank loans by subsidiaries	2.0%	4,558	649	325	171	1,475	182	1,756	4,558

Total		1,091,282	166,953	340,501	49,509	272,247	89,631	172,441	1,105,278

	Average interest rate	Yen (millions)
		Carrying amount and maturity date (as of March 31, 2009)
		Total	2010	2011	2012	2013	2014	There- after	Fair value
Unsecured Straight bonds	1.5%	500,000			200,000		200,000	100,000	500,791
Unsecured Straight bonds issued by subsidiaries	1.6%	60,143			150		20,000	39,993	60,171
Unsecured bank loans	1.6%	22,043	7,446	7,531	5,560	1,347	159		22,073
Secured bank loans by subsidiaries	2.5%	3,136	29	344	197	187	193	2,186	3,136

Total		585,322	7,475	7,875	205,907	1,534	220,352	142,179	586,171

SANYO MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of SANYO’s financial condition and results of operations together with its consolidated financial statements and other information included in this prospectus. SANYO prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), and accordingly the following discussion is based on SANYO’s U.S. GAAP financial information. SANYO’s fiscal year end is March 31.

Overview

A consolidated subsidiary of Panasonic since December 2009, SANYO manufactures and sells products in the following business segments: Energy, Electronic device, Digital system, Commercial, Consumer electronics, and Other. SANYO has developed these businesses globally, placing a great emphasis on energy-related businesses. SANYO is drawing on its unique technologies such as lithium-ion batteries widely used in mobile devices and HEVs, and HIT® Solar Cells, which boast high conversion efficiency. Against the backdrop of an increasing environmental awareness worldwide, SANYO has implemented a structural transformation in various areas since 2005 with the intention of capitalizing on its proprietary global environment-serving technologies to capture business opportunities. The structural reform included investments in HEV rechargeable batteries and PV systems, which SANYO considers to be promising business areas. SANYO concurrently executed group-wide cost reduction.

In order for SANYO to build lasting growth in the energy field, as well as to expand existing businesses, SANYO is advancing development of the Smart Energy System which enables effective energy utilization (smart energy) based on a combination of technologies for energy generation, energy storage, and energy efficiency related products include PV modules, lithium-ion batteries, power conditioners, and commercial equipment.

With respect to SANYO’s consolidated business performance for the fiscal 2010, net sales were down 9.3% from the previous fiscal year to 1,493.9 billion yen. This is mainly due to sharp sales decline of rechargeable batteries, digital cameras as well as commercial air conditioners amid the economic stagnation during the first half, despite sales increase of PV systems and car electronics.

Meanwhile, net loss attributable to SANYO for fiscal 2010 resulted in 48.8 billion yen due to the recognition of 70.6 billion yen as net non-operating loss. The non-operating losses resulted from the capital and business alliance with Panasonic Corporation, which includes selling some of SANYO’s battery businesses such as nickel metal hydride battery business other than those for use in automobiles, business restructuring such as implementation of our “special career support plan” mainly in the Electronic Device and Commercial Business Segments, and implementation of measures for quality related problems with some of SANYO’s products, including a Top-Open Drum washer/dryer unit.

Due to a definitive purchase agreement with ON Semiconductor Corporation to divest its semiconductor business on July 15, 2010, SANYO reclassified its result of operations as discontinued operations. Prior period results have been reclassified to conform to the 2010 presentation.

Economic environment

During the fiscal 2009, the economic environment was generally steady during the first half of the year. However, the economic situation in the financial markets caused by the sub-prime loan crisis in the U.S. rippled through the economy, creating an unexpectedly rapid deceleration of the global economy, and the world economy was showing signs of a global recession. The electronics industry experienced extremely harsh conditions with a significant slump in sales during the second half of the fiscal 2009 due to a reduction in corporate capital investments and a drastic decline in personal consumption. The difficult economic environment forced businesses to make massive production adjustments and implement further structural reforms.

During the fiscal 2010, the global economy showed a mild upwards trend in comparison to the second half of the previous fiscal year. This positive upwards trend is due to the economic growth in China and other Asian countries, as well as the positive effects of the economic stimulus packages of various nations. However, despite showing some signs of improvement, the business environment for the electronics industry continued to be difficult as a result of personal consumption and corporate capital investment not making a full recovery, and the deflationary conditions continuing in Japan.

During the six months ended September 30, 2010, the global economy continued to show a mild upward trend due to increasing domestic demand in emerging countries, including China and India, and the positive effects of the economic stimulus packages of various nations. The outlook for the economy continues to be difficult due to fears of financial issues in Europe and deterioration in employment in addition to appreciating yen and continuous deflationary trend in Japan.

Condition of foreign currency exchange rates and SANYO’s policy

Foreign currency exchange rates fluctuated during the two-year period ended March 31, 2010. In the year ended March 31, 2009, there was a sharp increase in the Japanese yen against the major currencies such as the U.S. dollar and euro. In the year ended March 31, 2010, there was also an increasing appreciation of the yen. In order to alleviate the effects of currency-related transaction risks, SANYO has traditionally used several currency risk hedging methods, such as forward foreign-exchange contracts and currency options contracts with leading banks. SANYO has also increased matching of export and import exchange contracts. As a basic countermeasure against currency exchange risk, SANYO has been strengthening production operations outside Japan to meet overseas demand, while reducing dependence on exports from Japan. SANYO does not have any material unhedged monetary assets, liabilities or commitments denominated in currencies other than the individual operations’ functional currencies.

Summary of operations

In fiscal 2009, SANYO announced its Mid-term Management Plan for the next three years, aiming to regain public trust and to establish the foundation for a highly profitable company, to become a leading company for energy and environment, and striving to strengthen its business base in terms of revenue and finance.

During fiscal 2009, the first year of the Mid-term Management Plan, SANYO implemented measures for profit growth over the next three years, such as up front investments in business areas with growth potential and for increasing cooperation with other companies.

•

In the HEV lithium-ion battery business, SANYO entered into an agreement with Volkswagen Group of Germany to co-develop a next generation battery system. Also, as addressing development and commercialization of a much more sophisticated system, a new commercial production line was completed and introduced.

•

In the PV business, to meet active demand, SANYO decided to increase production capacity by building a new plant in Nishikinohama (Kaizuka City, Osaka, Japan). SANYO also constructed a new plant for silicon ingots and wafers in Oregon, U.S.A.

•

In the commercial business segment, to expand business globally and in China in particular, SANYO invested in and became the largest stockholder of Dalian Bingshan Group Co., Ltd., a holding company of major commercial equipment manufacturers in China.

To create a management structure less susceptible to the impact of harsh external conditions such as a surge in raw materials costs and the ongoing appreciation of the yen, cost structure reforms were promoted through group-wide cost reduction activities such as having more concentrated material procurement and logistics practices.

Efforts to strengthen the management structure were made to enhance profitability. However, the management and market environments in which SANYO operates rapidly deteriorated during the second half of the fiscal year, which resulted in an unexpectedly harsh impact on its earnings.

For fiscal 2009, sales increased in the first half of the fiscal year based on the strong demand for PV systems and lithium-ion batteries. However, due to the rapid decline of market conditions in the second half of the year, sales, primarily from electronic components, and digital cameras, decreased drastically. This resulted in consolidated net sales decreasing by 11.1% from the prior year to 1,647.3 billion yen, while other operating revenue increased by 7.5% from the prior year to 70.5 billion yen.

On the profit front, SANYO incurred increased expenses due to structural reforms including impairment losses on fixed assets in the semiconductor business, which continued to experience a declining business environment, to ensure profitability from the next period and going forward. Therefore, net loss attributable to SANYO for fiscal 2009 amounted to 93.2 billion yen even through a gain was realized as a result of the sale of the mobile phone business.

Free cash flows drastically decreased from the previous year due to a downturn in business, resulting in a net cash outflow of 11.4 billion yen.

In fiscal 2010, in response to the difficult conditions, SANYO focused its investment into the energy business:

•

SANYO transferred manufacturing operations overseas for the capacitor business and, the commercial air conditioner business. SANYO also terminated the LEDs business, except for LED lighting products, and has discontinued the development and manufacturing of domestic household air conditioners.

•	SANYO strengthened the production capacity of the PV business, to promote investment in the energy business. SANYO also started construction of a new factory for HEV rechargeable batteries.

For fiscal 2010, sales of PV systems and car electronics increased. However, sales of rechargeable batteries, digital cameras, and commercial air conditioners decreased drastically, due to the decline of the market in the first half of the fiscal year. This resulted in decreased consolidated net sales by 9.3% from the previous fiscal year to 1,493.9 billion yen, while other operating revenue decreased by 11.0% from the previous fiscal year to 62.7 billion yen.

Loss from continuing operations before income taxes amounted to 29.0 billion yen and net loss attributable to SANYO for the fiscal year ended March 31, 2010 amounted to 48.8 billion yen. This mainly resulted from the recognition of the expenses related to the capital and business alliance with Panasonic Corporation, which includes selling some of SANYO’s battery businesses such as nickel metal hydride battery business other than those for use in automobiles, as well as quality problem related expenses and business restructuring related expenses such as implementation of our “special career support plan” mainly in the Electronic device and Commercial business segments.

Free cash flows resulted in net cash outflows of 7.9 billion yen, an improvement of 3.5 billion yen from the previous fiscal year.

In response to these circumstances, SANYO formulated a new 3-year Mid-term Management Plan implemented during this fiscal year. According to this plan, SANYO will strengthen the business structure to improve profitability, focusing investment into the energy business to establish a continuous competitive edge, and to strengthen the overall competitiveness of profitable businesses.

In July 2010, SANYO sold all shares of SANYO Electric Logistics Co., Ltd. to The Longreach Group to focus SANYO’s business resources on growth markets. SANYO also decided to sell the semiconductor business to ON Semiconductor Corporation in the United States.

In response to the dramatically and rapidly changing business environment, it is necessary to maximize synergy effect promptly within the Panasonic Group in order to outclass competitors and achieve further growth. On July 29, 2010, the board of directors of SANYO passed a resolution stating that SANYO supports Panasonic’s plan to acquire 100% ownership of SANYO by April 2011.

For the six months ended September 30, 2010, sales of electronic components, car electronics and PV systems increased, due to strong demand driven by recovery of IT-related market and subsidy policy. However, sales of digital cameras, rechargeable batteries, and commercial air conditioners decreased, due to decline in unit price and intensifying competition. This resulted in increased consolidated net sales and other operating revenue by 1.6% from the previous fiscal year to 778.4 billion yen.

Income from continuing operations before income taxes amounted to 19.1 billion yen and net income attributable to SANYO for the six months ended September 30, 2010 amounted to 11.5 billion yen. This was due to improved profitability, resulting from cost reductions promoted across the board, in addition to the effect of increased sales of electronic components.

Free cash flows resulted in net cash outflows of 7.3 billion yen, an improvement of 29.3 billion yen from the same period of the previous fiscal year.

Key performance indicators

The following are performance measures that SANYO believes are key indicators of its business results for the last two fiscal years.

	Yen (millions) (%)
	Fiscal year ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
Net sales	1,493,904	1,647,307	747,552	734,048
Income (loss) before income taxes to net sales ratio	(1.9)%	(1.6)%	2.5%	(3.8)%
Research and development costs to net sales ratio	3.9%	4.1%	3.9%	3.7%
Total assets	1,391,273	1,345,403	1,305,059	1,393,668
SANYO stockholders’ equity	108,318	146,454	105,224	111,757
SANYO stockholders’ equity to total assets ratio	7.8%	10.9%	8.1%	8.0%
Return on equity	(38.3)%	(41.0)%	10.8%	(28.9)%
Capital investment	67,683	100,987	49,071	20,082
Free cash flow	(7,919)	(11,434)	(7,328)	(36,616)

Note:	Return on equity is calculated by dividing net loss attributable to SANYO by the average of shareholders’ equity at the beginning and the end of each fiscal year.

SANYO defines “Capital investment” as purchases of property, plant and equipment on an accrual basis which reflects the effects of timing differences between acquisition dates and payment dates. SANYO has included the information concerning capital investment because its management uses this indicator to manage its capital expenditures and it believes that this indicator is useful for presenting to investors accrual basis capital investments as supplementing information to the cash basis information in the consolidated statements of cash flows.

SANYO’s management also believes that this indicator provides useful information when it is compared with depreciation expenses for purposes of evaluating the replacement of property, plant and equipment. This indicator is, however, subject to the limitation that capital investments may not produce future returns (because current expenditures may not provide an efficient use of capital) and may also be subject to impairment. Also, this indicator is subject to the limitation that it may not represent the true cost of maintaining SANYO’s portfolio of property, plant and equipment as it excludes expenditures for repairs and maintenance, operating leases, and intangible assets that may be integral to the use of property, plant and equipment. SANYO compensates for these limitations by referring to this indicator together with relevant U.S. GAAP financial measures, such as capital expenditures, depreciation and amortization, shown in its consolidated statements of cash flows, to present an accurate and complete picture for purposes of capital expenditure analysis.

The following table shows a reconciliation of capital investment to purchases of property, plant and equipment:

	Yen (millions)
	Fiscal year ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
Purchases of property, plant and equipment shown as capital expenditures in the consolidated statements of cash flows	84,934	80,689	47,855	58,666
Effects of timing difference between acquisition dates and payment dates	(12,452)	25,844	3,886	(37,263)
Capital investment used in the discontinued operations	(4,799)	(5,546)	(2,670)	(1,321)

Capital investment	67,683	100,987	49,071	20,082

SANYO defines “Free cash flow” as the sum of net cash provided by operating activities and net cash provided by investing activities. SANYO has included the information concerning free cash flow because its management uses this indicator, and it believes that such indicator is useful to investors, to assess its cash availability after financing of its capital projects.

SANYO’s management also believes that this indicator is useful in understanding SANYO’s current liquidity and financing needs in light of its operating and investing activities, i.e., its ability to pay down and draw on available cash. It should be noted, however, that free cash flow SANYO reports may not be comparable to free cash flow reported by other companies. It should also be noted that free cash flow should not be viewed in a manner that inappropriately implies that it represents the residual cash flow available for discretionary uses, since at any given time SANYO may be subject to mandatory debt service requirements and may have other non-discretionary expenditures that are not deducted from this indicator. SANYO compensates for these limitations by referring to this indicator together with relevant U.S. GAAP financial measures shown in its consolidated statements of cash flows and consolidated balance sheets, to present an accurate and complete picture for purposes of cash availability analysis.

The following table shows a reconciliation of free cash flow to net cash provided by operating activities:

	Yen (millions)
	Fiscal year ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
Net cash provided by operating activities	72,891	10,233	26,901	22,425
Net cash used in investing activities	(80,810)	(21,667)	(34,229)	(59,041)

Free cash flow	(7,919)	(11,434)	(7,328)	(36,616)

Business Segments

SANYO Electric Co., Ltd. and its Subsidiaries for the six months ended September 30, 2010 and 2009

	Yen (millions)		Percent change (%)
	Six months ended September 30,
	2010	2009
Net Sales and Other Operating Revenue:
Energy
External customers	202,486	204,825	(1)
Intersegment	11,668	8,569	36

Total	214,154	213,394	0
Electronic device
External customers	117,680	99,979	18
Intersegment	8,525	13,116	(35)

Total	126,205	113,095	12
Digital system
External customers	146,103	166,568	(12)
Intersegment	3,362	3,076	9

Total	149,465	169,644	(12)
Commercial
External customers	198,405	197,208	1
Intersegment	9,873	12,603	(22)

Total	208,278	209,811	(1)
Consumer electronics
External customers	116,348	103,001	13
Intersegment	3,889	5,916	(34)

Total	120,237	108,917	10
Other
External customers	5,029	2,450	105
Intersegment	2,233	1,407	59

Total	7,262	3,857	88

Corporate and eliminations	(47,160)	(52,314)	—

Consolidated	778,441	766,404	2

Segment Profit (loss):
Energy	11,187	8,575	30
Electronic device	10,599	(73)	—

Digital system	1,558	7,192	(78)
Commercial	994	646	54
Consumer electronics	3,434	1,678	105
Other	271	210	29
Corporate and eliminations	(2,773)	(11,760)	—

Consolidated	25,270	6,468	291

Interest and dividends	876	1,325	(34)
Other income	12,122	6,381	90
Interest	(3,778)	(5,096)	(26)
Other expenses	(15,402)	(37,981)	(59)

Income (loss) from continuing operations, before income taxes	19,088	(28,903)	—

SANYO Electric Co., Ltd. and its Subsidiaries Years ended March 31, 2010 and 2009

	Yen (millions)		Percent change (%)
	Fiscal year ended March 31,
	2010	2009
Net Sales and Other Operating Revenue:
Energy
External customers	419,177	461,376	(9)
Intersegment	22,623	15,926	42

Total	441,800	477,302	(7)
Electronic device
External customers	204,497	193,850	5
Intersegment	20,860	42,043	(50)

Total	225,357	235,893	(4)
Digital system
External customers	319,985	366,648	(13)
Intersegment	7,670	12,161	(37)

Total	327,655	378,809	(14)
Commercial
External customers	396,094	461,888	(14)
Intersegment	24,928	20,183	24

Total	421,022	482,071	(13)
Consumer electronics
External customers	229,110	204,763	12
Intersegment	11,078	18,661	(41)

Total	240,188	223,424	8
Other
External customers	3,381	10,737	(69)
Intersegment	3,869	4,121	(6)

Total	7,250	14,858	(51)

Corporate and eliminations	(106,676)	(94,583)	—

Consolidated	1,556,596	1,717,774	(9)

Segment Profit (loss):
Energy	23,849	47,194	(49)
Electronic device	9,300	(3,505)	—
Digital system	9,962	12,025	(17)
Commercial	7,246	(2,138)	—
Consumer electronics	9,414	(2,116)	—
Other	373	375	(1)
Corporate and eliminations	(19,787)	(22,260)	—

Consolidated	40,357	29,575	36

Interest and dividends	2,228	4,144	(46)
Other income	13,397	17,777	(25)
Interest	(9,683)	(10,989)	(12)
Other expenses	(75,280)	(67,008)	12

Loss from continuing operations, before income taxes	(28,981)	(26,501)	9

Impact of Exchange Rate Fluctuations

If the principal foreign currency denominated transactions were converted using the exchange rate applied for the six months ended September 30, 2009, net sales for the six months ended September 30, 2010 would decrease by 24.7 billion yen. These calculations are based on converting foreign-denominated accounts involving amounts in net sales, cost of sales, selling, general and administrative expenses converted at the average exchange rate on the Tokyo foreign exchange market for the six months ended September 30, 2009.

If the principal foreign currency denominated transactions were converted using the exchange rate applied for the year ended March 31, 2009, net sales and other operating revenue for the year ended March 31, 2010 would decrease 52.6 billion yen. These calculations are based on converting foreign-denominated accounts involving amounts in net sales, other operating revenue, cost of sales, selling, general and administrative expenses converted at the average exchange rate on the Tokyo foreign exchange market for the previous fiscal year.

Results of Operations

Details of SANYO’s consolidated sales and earnings results are as follows:

Six months ended September 30, 2010 compared with 2009

(1) Net Sales and Other Operating Revenue

Net sales and other operating revenue for the six months ended September 30, 2010 increased by 1.6% from the same period of the previous year to 778.4 billion yen.

In the Energy business segment, sales and other operating revenue increased by 0.4% from the same period of the previous year to 214.2 billion yen. Sales of photovoltaic systems increased, driven primarily by sales in Japan where subsidy policy kept demand steady. However, overall sales of rechargeable batteries decreased due to the sales of some businesses, including the nickel-metal hydride battery business which was divested in January 2010. Sales of lithium-ion batteries has also decreased during the period.

With respect to this segment, segment profit increased by 30.5% from the same period of the previous year to 11.2 billion yen.

In the Electronic device business segment, sales and other operating revenue increased by 11.6% from the same period of the previous year to 126.2 billion yen. Sales of electronic component products, increased due to strong sales of optical pickups and capacitors. This was due to the recovery of the IT-related market during the first-half of the year. Sales in the semiconductor business, which is classified as a discontinued operation, have been excluded from consolidated net sales.

With respect to this segment, segment profit amounted to 10.6 billion yen, as compared with the same period of the previous year loss of 0.7 billion.

In the Digital system business segment, sales and other operating revenue decreased by 11.9% from the same period of the previous year to 149.5 billion yen. Overall sales of digital cameras decreased due to decline in unit price and intensifying competition. Sales of projectors remained strong in China and other Asian countries and sales of TVs improved in North America and emerging countries; resulting in increased sales, in these respective product categories.

With respect to this segment, segment profit decreased by 78.3% from the same period of the previous year to 1.6 billion yen.

In the Commercial business segment, sales and other operating revenue decreased by 0.7% from the same period of the previous year to 208.3 billion yen. This was mainly due to a decrease in sales of air-conditioning equipment, including commercial air conditioners, and a decrease in sales from the medical information system due to reductions in corporate capital investments. The decrease in sales from the Commercial business segment is partially offset by increase in sales of cold-chain equipment products such as showcases and commercial kitchen equipment, primarily in China and other Asian countries. Sales of washing machines have also increased, driven by strong sales primarily in Japan. Sales in the biomedical business increased, both in Japan and overseas.

With respect to this segment, segment profit increased by 53.9% from the same period of the previous year to 1.0 billion yen.

In the Consumer electronics business segment, sales and other operating revenue increased by 10.4% from the same period of the previous year to 120.2 billion yen. In the life electronics product while sales of refrigerators remained unchanged from the previous year, sales of rice cookers and vacuum cleaners increased due to healthy sales, which improved total sales of the category. Sales of car electronics products, such as car navigation and audio systems, increased significantly due to recovery of sales in the automotive industry and a positive effect of the subsidy program for eco-friendly vehicles in Japan.

With respect to this segment, segment profit increased by 104.6% from the same period of the previous year to 3.4 billion yen.

In the Other business segment, sales and other operating revenue increased by 88.3% from the same period of the previous year to 7.3 billion yen.

(2) Cost of Sales, Selling, General and Administrative Expenses

Cost of sales for the six months ended September 30, 2010 increased by 0.9 billion yen from the same period of the previous year to 630.5 billion yen. The cost of sales ratio has decreased by 1.2% from the same period of the previous year to 81.0%. This was due to improved profitability, resulting from cost reductions promoted across the board.

Selling, general and administrative expenses decreased by 7.6 billion yen from the same period of the previous year to 122.7 billion yen, due to a decrease in labor costs. The ratio of selling, general and administrative expenses to net sales has decreased by 1.2% from the same period of the previous year to 15.8%.

(3) Interest and dividends and interest expense

For the six months ended September 30, 2010, interest and dividends decreased by 0.4 billion yen from the same period of the previous year to 0.9 billion yen. Interest expense has decreased by 1.3 billion yen from the same period of the previous year to 3.8 billion yen.

(4) Other Income (Expenses)

Other expenses net of other income amounted to 3.3 billion yen, resulting in a 28.3 billion yen decrease from the same period of the previous fiscal year.

(5) Income (loss) from continuing operations, before income taxes

Income from continuing operations before income taxes was 19.1 billion yen for the six months ended September 30, 2010, as compared with the same period of the previous year loss of 28.9 billion yen.

(6) Provision for income taxes

Provision for income taxes were 7.8 billion yen for the six months ended September 30, 2010, as compared with the same period of the previous year taxes of 7.1 billion yen.

(7) Income (loss) from continuing operations

Income from continuing operations amounted to 11.3 billion yen for the six months ended September 30, 2010, as compared with the same period of the previous year loss of 36.0 billion yen.

(8) Net income (loss) from discontinued operations

Net income from discontinued operations was 0.3 billion yen for the six months ended September 30, 2010, as compared with the same period of the previous year net loss of 1.7 billion yen.

(9) Net income (loss) attributable to noncontrolling interests

Net income attributable to noncontrolling interests was 0.1 billion yen for the six months ended September 30, 2010, as compared with the same period of the previous year net loss of 0.3 billion yen.

(10) Net income (loss) attributable to SANYO

Net income attributable to SANYO amounted to 11.5 billion yen for the six months ended September 30, 2010, as compared with the same period of the previous year loss of 37.4 billion yen.

Net income attributable to SANYO per share came to 1.9 yen for the six months ended September 30, 2010, as compared with a net loss attributable to SANYO per share of 6.1 yen for the same period of the previous year.

Year ended March 31, 2010 compared with 2009

(1) Net Sales and Other Operating Revenue

Net sales for fiscal 2010 decreased by 9.3% from the previous fiscal year to 1,493.9 billion yen. Other operating revenue decreased by 11.0% from the previous fiscal year to 62.7 billion yen.

In the Energy business segment, sales and other operating revenue decreased by 7.4% from the previous fiscal year to 441.8 billion yen. Demand for PV systems and HEVs increased due to the introduction of economic stimulus packages, and environment policies of various nations, which resulted in increased sales of SANYO’s PV systems, primarily in Japan. Additionally, sales of HEV rechargeable batteries increased steadily. The sales volume of lithium-ion batteries exceeded the previous fiscal year’s level, however, sales decreased overall, due to price declines which continued throughout the year.

With respect to this segment, segment profit decreased by 49.5% from the previous fiscal year to 23.8 billion yen, due mainly to ongoing price decline.

In the Electronic device business segment, sales and other operating revenue decreased by 4.5% from the previous fiscal year to 225.4 billion yen. In the electronic components product category, while sales of capacitors decreased, sales of optical pickups significantly increased, resulting in an increase in overall sales.

With respect to this segment, segment profit was 9.3 billion yen, as compared with the previous fiscal year loss of 3.5 billion yen. This was due to an increase in profitability of electronic components including optical pickups.

In the Digital system business segment, sales and other operating revenue decreased by 13.5% from the previous fiscal year to 327.7 billion yen. Sales of digital cameras decreased due to the decline of market prices, and despite efforts to expand sales of SANYO brand products. Sales of projectors decreased due to slower sales of large models. This decrease in projector sales was partially offset by the steady sales of compact models for the education market. Sales of TVs increased overall, due to strong sales in SANYO’s major market, North America, which offset the price declines resulting from intense market competition.

With respect to this segment, segment profit decreased by 17.2% from the previous fiscal year to 10.0 billion yen, due mainly to the falling prices.

In the Commercial business segment, sales and other operating revenue decreased by 12.7% from the previous fiscal year to 421.0 billion yen. This decrease is due to a drop in corporate capital investment, as a result of the challenging economic conditions, which has lead to lower sales of showcases and commercial air conditioners. Sales of medical computers increased in response to the growth in demand, as a result of preparation for the upcoming revision of medical treatment fees. Sales of biomedical equipment remained at the same level as the previous fiscal year.

With respect to this segment, segment profit was 7.2 billion yen. As a result of advancing segment-wide structural reforms, such as fixed cost reduction, a surplus was produced.

In the Consumer electronics business segment, sales and other operating revenue increased by 7.5% from the previous fiscal year to 240.2 billion yen. Sales of life electronics products decreased overall, despite healthy sales of high-value-added products, such as hybrid bicycles and rice cookers. Sales of refrigerators increased due to strong sales of eco-point models in Japan. Sales of car electronics, including car navigation systems, increased as a result of the recovery of auto sales and SANYO’s efforts to expand new products.

With respect to this segment, segment profit was 9.4 billion yen. This was mainly due to an increase in sales of car electronics and steady sales of high-value-added life electronics, including rice cookers and electric hybrid bicycles.

In the Other business segment, sales and other operating revenue decreased by 51.2% from the previous fiscal year to 7.3 billion yen.

(2) Cost of Sales, Selling, General and Administrative Expenses

Cost of sales for fiscal 2010 decreased by 140.5 billion yen from the previous fiscal year to 1,254.4 billion yen. The cost of sales ratio decreased by 0.7% from the previous fiscal year to 84.0%. This was due to improved profitability, resulting from cost reductions promoted across the board.

Selling, general and administrative expenses decreased by 31.4 billion yen from the previous fiscal year to 261.8 billion yen, due to the decrease in labor costs. The ratio of selling, general and administrative expenses to net sales decreased by 0.3% from the previous fiscal year to 17.5%.

(3) Interest and dividends and interest expense

For fiscal 2010, interest and dividends decreased by 1.9 billion yen from the previous fiscal year to 2.2 billion yen. Interest expense decreased by 1.3 billion yen from the previous fiscal year to 9.7 billion yen. This was due mainly to low-interest funds that were procured through SANYO head office and extended to group companies.

(4) Other Income (Expenses)

Other expenses net of other income amounted to 61.9 billion yen, resulting in a 12.7 billion yen increase from the previous fiscal year. This was mainly due to costs for handling quality problems, restructuring expenses, and expenses related to the capital and business alliance with Panasonic Corporation.

(5) Loss from continuing operations, before income taxes

Loss from continuing operations before income taxes was 29.0 billion yen for fiscal 2010, as compared with the previous fiscal year loss of 26.5 billion yen.

(6) Provision for income taxes

Provision for income taxes were 12.5 billion yen for fiscal 2010, as compared with the previous fiscal year taxes of 5.0 billion yen.

(7) Loss from continuing operations

Loss from continuing operations amounted to 41.5 billion yen for fiscal 2010, as compared with the previous fiscal year loss of 31.5 billion yen.

(8) Net loss from discontinued operations

Net loss from discontinued operations amounted to 10.0 billion yen for fiscal 2010, as compared with the previous fiscal year loss of 58.7 billion yen.

(9) Net income (loss) attributable to noncontrolling interests

Net loss attributable to noncontrolling interests was 2.7 billion yen for fiscal 2010, as compared with the previous fiscal year income of 3.0 billion yen. This result was due mainly to the downturn in business.

(10) Net loss attributable to SANYO

Net loss attributable to SANYO amounted to 48.8 billion yen as compared with the previous fiscal year loss of 93.2 billion yen.

Net loss attributable to SANYO per share came to 7.9 yen for fiscal 2010 compared with a net loss attributable to SANYO per share of 15.2 yen for the previous fiscal year.

Sales Results by Region

Net sales and other operating revenue classified according to geographic areas based on customer location for the six months ended September 30, 2010 and 2009 are as follows:

	Yen (millions)		Percent change (%)
	Six months ended September 30,
	2010	2009
Domestic Sales	303,836	325,161	(7)
Overseas Sales:
Asia	265,644	238,334	11
North America	104,121	101,479	3
Europe	67,702	72,075	(6)
Other	37,138	29,355	27

Total	474,605	441,243	8

Total	778,441	766,404	2

Net sales and other operating revenue in the domestic market amounted to 303.8 billion yen, down 7% from 325.1 billion yen in the same period of the previous year, although sales gains were recorded in PV systems buoyed by booming demand. This decline in sales was mainly due to a decrease in sales of digital cameras and commercial air conditioners.

Overseas net sales and other operating revenue amounted to 474.6 billion yen, up 8% from 441.2 billion yen in the same period of the previous year. Sales increased particularly in electric components and showcases due to the recovery of market prices.

By region, net sales and other operating revenue in Asia amounted to 265.6 billion yen, up 11% from 238.3 billion yen in the same period of the previous year. This was mainly due to an increase in sales of optical pickups driven by the recovery of market prices.

Net sales and other operating revenue in North America amounted to 104.1 billion yen, up 3% from 101.5 billion yen in the same period of the previous year. This was mainly due to an increase in sales of car audios due to positive effects of economic stimulus packages such as automobile subsidy.

In Europe, net sales and other operating revenue decreased 6% to 67.7 billion yen, from the previous year’s 72.1 billion yen. This was mainly due to a decrease in sales of nickel metal hydride batteries, as the business was divested in January 2010.

Net sales and other operating revenue in other regions amounted to 37.1 billion yen, up 27% from 29.4 billion yen in the same period of the previous year.

Net sales and other operating revenue classified according to geographic areas based on customer location for the years ended March 31, 2010 and 2009 are as follows:

	Yen (millions)		Percent change (%)
	Fiscal year ended March 31,
	2010	2009
Domestic Sales	649,023	684,766	(5)
Overseas Sales:
Asia	501,316	545,077	(8)
North America	201,933	229,356	(12)
Europe	137,342	189,506	(28)
Other	66,982	69,069	(3)

Total	907,573	1,033,008	(12)

Total	1,556,596	1,717,774	(9)

Net sales and other operating revenue in the domestic market amounted to 649.0 billion yen, down 5% from 684.8 billion yen in the previous year, although sales gains were recorded in PV systems buoyed by booming demand. This sales decline was due mainly to a sales decrease in digital cameras and commercial air conditioners.

Overseas net sales and other operating revenue amounted to 907.6 billion yen, down 12% from 1,033.0 billion yen in the previous fiscal year. Sales declined in all regions, and there were sharp sales declines particularly in lithium-ion batteries and digital cameras due to the decline of market prices.

By region, net sales and other operating revenue in the Asia amounted to 501.3 billion yen, down 8% from 545.0 billion yen in the previous year. This was due mainly to decline in sales of rechargeable batteries driven by the decline of market prices, although sales of optical pickup increased reflected by healthy performance of the personal computer market.

Net sales and other operating revenue in North America amounted to 201.9 billion yen, down 12% from 229.4 billion yen in the previous year. This was due mainly to a sales decrease of digital camera suffered from deceleration of the economy, although sales of audio were favorable due to positive effects of economic stimulus packages such as automobile subsidy.

In Europe, net sales and other operating revenue decreased 28% to 137.3 billion yen, from the previous year’s 189.5 billion yen. This was due mainly to a decrease in sales of many products, including large air conditioner and digital cameras, suffered from corporate capital investment remaining stagnant due to deceleration of the economy.

In the Other amounted to 67.0 billion yen, down 3% from 69.1 billion yen in the previous year.

Liquidity and Capital Resources

Financial Strategies

SANYO maintains a basic policy of financing all required funds from internal sources. SANYO also practices efficient fund management through internal financing activities. In addition, SANYO procures funds for working capital and capital investment by borrowing and issuing corporate bonds. Working capital is financed through short-term borrowing with maturities of one year or less, while long-term funds for production facilities and equipments are procured by long-term loans and straight bonds. As of March 31, 2010, short-term borrowing (including the current portion of long-term debt) was up 57.0 billion yen from the end of the previous fiscal year to 216.1 billion yen, while corporate bond issues and long-term loans increased 19.1 billion yen from the end of the previous fiscal year to 324.4 billion yen. As of March 31, 2009, short-term borrowing (including the current portion of long-term liabilities) was down 76.1 billion yen from the previous year, to 159.1 billion yen, while corporate bond issues and long-term loans increased 34.2 billion yen to 305.3 billion yen.

Annual interest rates of short-term borrowings ranged primarily from 0.50% to 8.37% at March 31, 2010. The weighted average interest rate on such short-term borrowings was 2.51%. As for long-term debt, both fixed and floating rates were included in the interest rates, and the weighted average interest rate on such long-term debt at March 31, 2010, was 1.18%. With regard to the maturity profile of these borrowings, please refer to “Tabular Disclosure of Contractual Obligations.

As of March 31, 2010, the outstanding balance of short-term borrowings totaled 216.1 billion yen, and long-term debt was 324.4 billion yen. SANYO’s borrowings are not significantly affected by seasonal factors. (For further details, see Note 11 of the Notes to Consolidated Financial Statements.)

Regarding future cash requirements, SANYO will spend capital investment amounting to approximately 290.0 billion yen planned in the new Mid-term Management Plan from fiscal 2011 to fiscal 2013, SANYO will invest approximately 60% of the total in the energy business area, for example allocating approximately 50.0 billion yen to the photovoltaic business and approximately 120.0 billion yen to the businesses related to rechargeable batteries, including those for HEVs.

SANYO maintains credit ratings from Rating and Investment Information, Inc. (R&I), a nationally recognized rating agency in Japan, primarily for access to the Japanese capital markets. As of December 31, 2010, SANYO’s debt ratings from this rating agency are: R&I: AA- (long-term, outlook: stable) up from A- in November, 2010, a-1+ (short-term) up from a-1 in November, 2010. These upgrades in credit ratings were due mainly to improving integrity accompanied by SANYO becoming a wholly consolidated subsidiary of Panasonic.

Considering the circumstances mentioned above, SANYO believes that it has sufficient sources of liquidity for both working capital and long-term investment needs.

Six Months Ended September 30, 2010 Financial Position

Assets

Total assets as of September 30, 2010 were 1,305.1 billion yen, a decrease of 86.2 billion yen from the end of the previous fiscal year. This decrease was mainly due to a 23.6 billion yen decrease in cash and a 52.3 billion yen decrease in time deposits, from the end of the previous fiscal year, which resulted from bond retirements and repayment of long-term debt.

Liabilities and SANYO Stockholders’ Equity

Total liabilities as of September 30, 2010 were 1,184.7 billion yen, a decrease of 77.0 billion yen from the end of the previous fiscal year. This decrease was mainly due to a 64.1 billion yen decrease in long-term debt from the end of the previous fiscal year.

Total SANYO stockholders’ equity was 105.2 billion yen, a decrease of 3.1 billion yen from the end of the previous fiscal year. This decrease was mainly due to a 14.4 billion yen increase in accumulated other comprehensive loss from the end of the previous fiscal year, which was partially offset by a decrease in accumulated deficit of 11.5 billion yen from the end of the previous fiscal year.

Six Months Ended September 30, 2010 Cash Flows

For the six months ended September 30, 2010, net cash provided by operating activities amounted to 26.9 billion yen, net cash used in investing activities amounted to 34.2 billion yen, and net cash used in financing activities amounted to 54.5 billion yen. With the effect of changes in exchange rates, cash and cash equivalents as of September 30, 2010 amounted to 206.5 billion yen, a decrease of 75.9 billion yen from the end of the previous fiscal year.

Fiscal 2010 Financial Position

Assets

As a result of the consolidated business performance described above, total assets as of March 31, 2010 came to 1,391.3 billion yen, up 45.9 billion yen from the end of the previous fiscal year.

Total current assets increased 43.4 billion yen from the end of the previous fiscal year to 873.1 billion yen, due to a 94.7 billion yen increase in time deposits and a 31.6 billion yen decrease in cash from the end of the previous fiscal year.

Investment and advances increased 5.0 billion yen from the end of the previous fiscal year to 70.5 billion yen, mainly due to the recovery of the market for available-for sale securities.

Net property, plant and equipment decreased 9.7 billion yen from the end of the previous fiscal year to 383.9 billion yen, mainly due to an impairment loss on fixed assets.

Deferred income taxes non-current amounted to 10.5 billion yen, a decrease of 0.5 billion yen from the end of the previous fiscal year.

Other assets amounted to 53.2 billion yen, an increase of 7.7 billion yen from the end of the previous fiscal year.

Liabilities and Stockholders’ Equity

Total liabilities as of March 31, 2010 were 1,261.7 billion yen, an increase of 87.9 billion yen from the end of the previous fiscal year. The change is due to an increase of 109.4 billion yen from the end of the previous fiscal year, mainly due to increases in the combined balance of the current portion of long-term liabilities, and notes and accounts payable-trade. Total SANYO stockholders’ equity decreased 38.1 billion yen from the end of the previous fiscal year to 108.3 billion yen, mainly due to a 48.8 billion yen increase in accumulated deficit and a decrease of 10.6 billion yen in accumulated other comprehensive loss. As a result, the stockholders’ equity ratio decreased by 3.1% from the end of the previous fiscal year to 7.8%.

Fiscal 2010 Cash Flows

Net cash provided by operating activities in fiscal 2010 amounted to 72.9 billion yen, compared with 10.2 billion yen in the previous fiscal year. This result was due mainly to improvement in funds resulting from collections/payments term differences. Net cash used in investing activities amounted to 80.8 billion yen, compared with 21.7 billion yen in fiscal 2009. This result was due primarily to the sale of a business to Kyocera Corporation resulted in a decrease in net cash used for investing activities. Net cash provided by financing activities was 68.8 billion yen, compared with cash outflow of 39.0 billion yen in fiscal 2009. This result was due mainly to new fund procurement. All these activities and the effect of exchange rate fluctuations (a positive impact of 1.7 billion yen) resulted in cash and cash equivalents at the end of fiscal 2010 of 282.5 billion yen, compared with 219.4 billion yen at the end of fiscal 2009.

Free cash flow in fiscal 2010 amounted to a cash outflow of 7.9 billion yen, compared with a cash outflow of 11.4 billion yen in fiscal 2009. This result was due mainly to operational improvement, as well as an increase in trade payable and a decrease in trade receivables. (For a reconciliation of free cash flow to the most directly comparable U.S. GAAP financial measure and related discussion, see “SANYO Management’s Discussion and Analysis of Financial condition and Results of Operations—Overview—Key performance indicators” included elsewhere in this Prospectus.)

Commitments for Capital Expenditures

As of March 31, 2010, commitments outstanding for the purchase of property, plant and equipment amounted to 27.7 billion yen.

Research and Development

R&D Policy

Within SANYO, the R&D H.Q. works as one with each business division to create competitive products for the global arena through maximizing its proprietary technologies and power to create new ideas, for the business segments of Energy, Electronic Device, Digital System, Commercial and Consumer Electronics Business Segment.

In the future, by focusing corporate resources on the energy field in which it has an edge, SANYO will advance the development of technologies, including energy control technology and other core technologies that will serve as driving forces for the Smart Energy System.

Fiscal 2010 Activities

SANYO promotes selection and concentration in R&D activities to strengthen the competitive advantages of its core technologies, including energy-related technologies. At the same time, SANYO has been advancing efficient R&D through promoting across-the-board utilization of common, fundamental technologies and collaborating with universities and research institutes in Japan and overseas. Research and development expenses for the years ended March 31, 2010 and 2009 were 58.6 billion yen and 67.3 billion yen respectively. For fiscal 2010, research and development expenses were down 13.0% from the previous year to 58.6 billion yen. Research and development expenses for the six months ended September 30, 2010 and 2009 were 30.3 billion yen and 28.3 billion yen, respectively. For the six months ended September 30, 2010, research and development expenses were up 7.2% from the same period of the previous year to 30.3 billion yen.

Major activities included research and development of fundamental technologies related to next-generation rechargeable batteries and PV modules; image processing technologies to help realize smaller full HD Digital Dual Cameras with less power consumption; and environment-related technologies, such as water and air purification technologies represented by heat pump-based equipment using a natural refrigerant (CO2) with zero ozone depletion potential, and products equipped with “virus washer” technology.

(1)	Energy Business Segment

SANYO focuses on the development of rechargeable batteries, including those for HEVs with rapid growth potential; the HIT® solar cells offering the highest-class conversion efficiency in the world; and the Smart Energy System to utilize energy in the most effective way.

(2)	Electronic Device Business Segment

For electronic components and other products, SANYO advances the development of device/material technologies to further enhance the strengths of products and creation of proprietary devices which will lead the next generation as a core business.

(3)	Digital System Business Segment

SANYO works to create high-value-added digital equipment through developing image/optical processing technologies for products, such as digital cameras and projectors.

(4)	Commercial Business Segment

SANYO promotes the development of environment-related fundamental technologies for the refrigeration/air-conditioning field that facilitates reduction of energy consumption and CO2 emissions and the cutting-edge medical field; information technologies (IT) to support medical services and enhance people’s health; and fundamental technologies related to the proprietary air purification system using electrolyzed water.

(5)	Consumer Electronics Business Segment

SANYO works to develop energy-saving home appliances and fundamental technologies related to car electronics, including car navigation systems.

Trend Information

During the six months ended September 30, 2010, the global economy continued to show a mild upward trend due to increasing domestic demand in emerging countries, including China and India, and the positive effects of the economic stimulus packages of various nations.

The outlook for the economy continues to be difficult due to fears of financial issues in Europe and deterioration in employment in addition to appreciating yen and continuous deflationary trend in Japan.

In response to these circumstances, SANYO formulated a new 3-year Mid-term Management Plan implemented during this fiscal year. According to this plan, SANYO will strengthen the business structure to improve profitability, focusing investment into the energy business to establish a continuous competitive edge, and to strengthen the overall competitiveness of profitable businesses.

In July 2010, SANYO sold all shares of SANYO Electric Logistics Co., Ltd. to The Longreach Group to focus SANYO’s business resources on growth markets. SANYO also decided to sell the semiconductor business to ON Semiconductor Corporation in the United States.

In response to the dramatically and rapidly changing business environment, it is necessary to maximize synergy effect promptly within the Panasonic Group in order to outclass competitors and achieve further growth. On July 29, 2010, the board of directors of SANYO passed a resolution that SANYO support Panasonic’s plan to acquire 100% ownership of SANYO by April 2011.

New Mid-term Management Plan

SANYO formulated a new Mid-term Management Plan covering the period from fiscal 2011 to fiscal 2013 by revising the previous Mid-term Management Plan undertaken in fiscal 2009 due to the following reasons:

1) It was necessary to create a new business strategy to build lasting growth while keeping pace with drastic changes in the economic environment; and 2) To make clear SANYO’s managerial goals as a member of the Panasonic Group, it was necessary to redevelop a mid-term management plan covering the period consistent with that of the plan by Panasonic Corporation. As the ultimate managerial goal set in the new Mid-term Management Plan, SANYO is aiming to realize an operating profit ratio of 4.5% in fiscal 2013.

As the strategic points for achieving this goal, SANYO will focus on the following: 1) Strengthen competitiveness for profitable businesses; 2) Make all businesses profitable; 3) Further strengthen management culture; and 4) Concentrate investment of management resources in the energy business.

(1) Strengthen Competitiveness for Profitable Businesses

SANYO’s businesses can be classified into three large categories such as “ Businesses Supporting the Next Generation”, “Profitable Businesses” and “Businesses with Challenges” from the perspective of market growth potential and competitive superiority. "Profitable Businesses" correspond to businesses SANYO has a competitive edge in while their market growth potential is moderate, such as optical pickups, digital cameras, and car electronics.

For these businesses, SANYO will ensure maximum profitability by maintaining and improving their currently-held superior market position. To this end, SANYO will make efforts to further enhance its competitiveness, such as developing new products to distinguish itself from competitors and strengthening cost competitiveness through intensive cost reduction.

(2) Make All Businesses Profitable

“Businesses with challenges” correspond to businesses placed in a low position, in terms of both market growth potential and competitive superiority.

With the aim of making all businesses profitable, for businesses which fall into this category SANYO will decide on fundamental reform policies through exploring all possible options and take concrete actions during fiscal 2011.

(3) Further Strengthen Management Culture

Strengthening of its weak cash generation capability is a managerial challenge facing SANYO. SANYO must solve this challenge in order for SANYO to provide for forward-looking investment to facilitate expansion of the energy business in the future.

In this context, SANYO launched the “Corporate Reform H.Q.” in May 2010. Under the leadership thereof, it will conduct a broader range of activities to further strengthen management culture across-the-board, such as deploying the successful cost reduction technique used within the Panasonic Group.

(4) Concentrate Investment of Management Resources in the Energy Business

As the most important business area supporting the future of SANYO, it will concentrate investment of management resources in the energy business with potential for market expansion.

From a three-year capital investment amount of approximately 290.0 billion yen planned in the new Mid-term Management Plan, SANYO will invest approximately 60% of the total in the energy business area, for example, allocating approximately 50.0 billion yen to the PV business and approximately 120 billion yen to the businesses related to rechargeable batteries, including those for HEVs. To provide funds for these investments, it will steadily carry out strategic points (1) - (3) to earn sufficient cash.

In the PV business, with the aim of winning a top-three global sales share by fiscal 2016, SANYO will work on a further increase of power generation efficiency, strengthening of cost competitiveness, and development of a commercial PV market, as well as building a stronger sales structure in collaboration with Panasonic Corporation.

In the consumer rechargeable battery business, SANYO will further expand sales of its lithium-ion batteries, which hold the largest share of the global market, in current markets of battery use, including notebook PC. At the same time, SANYO will intensify marketing of large-capacity, high-voltage, lithium-ion battery systems to expand into new uses, such as large energy storage and electric motor. Thus, it will strive to maintain its currently-held superior position in the world.

In the HEV rechargeable battery business, SANYO will start operation of a new lithium-ion battery factory during fiscal 2011, and facilitate the commercialization of lithium-ion batteries for plug-in HEVs. It will lead the market for rechargeable batteries for environment-responsive cars as it implements an all-round sales strategy aiming to obtain a global share of 40% by fiscal 2021.

By carrying out the measures described above, SANYO will ensure generation of free cash flow of more than 70 billion yen within the three fiscal years from fiscal 2011.

Off-Balance Sheet Arrangements

SANYO established sale of receivables without recourse as off-balance sheet arrangements in order to reduce its total assets.

In fiscal 2010, SANYO sold, without recourse, trade receivables of 124.0 billion yen to independent third parties for proceeds of 124.0 billion yen. In fiscal 2010, SANYO did not sell, with recourse, trade receivables to independent third parties. (For further details, see Note 4 of the Notes to Consolidated Financial Statements.)

In addition, SANYO provides several types of guarantees and similar arrangements. (For further details, see Note 14 of the Notes to Consolidated Financial Statements.)

Tabular Disclosure of Contractual Obligations

The two tables below show SANYO’s cash payment obligations and guarantees and other commercial commitments, broken down by the payment amounts due for each of the periods specified below, as of March 31, 2010:

	Yen (millions)
	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Contractual Obligations:
Long-Term Debt Obligations	473,041	157,589	178,673	136,429	350
Interest Obligations	11,867	4,669	5,083	2,113	2
Capital Lease Obligations	12,226	4,138	5,028	2,379	681
Operating Lease Obligations	8,750	3,235	4,147	1,128	240
Purchase Obligations	140,902	40,931	26,257	22,905	50,809
Defined Benefit Plan Contribution	19,885	19,885	—	—	—

Total Contractual Cash Obligations	666,671	230,447	219,188	164,954	52,082

Note :	Contingent payments related to uncertain tax positions of 3,788 million yen are excluded from the table above, as it is not possible to reasonably predict the ultimate amount of settlement or timing of payment.

Yen (millions)
Total Amounts Committed
Other Commercial Commitments:
Guarantees	12,859

Total Commercial Commitments	12,859

Discounted exported bills generally have contractual lives of less than one year. Loan guarantees are principally provided on behalf of employees, associated companies and customers, and generally have long-term contractual lives coinciding with the maturities of the guaranteed obligations.

Accounting Principles

Critical Accounting Policies

SANYO has identified the following critical accounting policies which are important to its financial condition and results of operations, and require management’s judgment.

Long-lived Assets

The useful lives of long-lived assets reflect the estimated period that SANYO expects to derive economic benefit from their use. In estimating the useful lives and determining whether subsequent revisions to the useful lives are necessary, SANYO considers the likelihood of technological obsolescence, changes in demand for the products related to such assets, and other factors which may affect their utilization of the long-lived assets. The effect of any future changes to the estimated useful lives of the long-lived assets could be significant to SANYO’s results of operations.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest charges) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. Factors which may contribute to the need for future impairment charges include changes in the use of assets resulting from SANYO’s restructuring initiatives, technological changes or any significant declines in the demand for related products.

Valuation of Investment Securities

SANYO holds available-for-sale securities, held-to-maturity securities, equity method securities and cost method securities, included in prepaid expenses and other (current assets) and securities and other investments (non-current assets). Available-for-sale securities are carried at fair value with unrealized holding gains and losses included as a component of accumulated other comprehensive income (loss), net of applicable taxes.

Individual securities are reduced to net realizable value by a charge to earnings for other-than-temporary declines in fair value. Management regularly reviews each investment security for impairment based on criteria that includes the extent to which cost exceeds market value, the duration of that market decline and the financial health of and specific prospects for the issuer. Because such specific information may become available after SANYO makes the impairment evaluation, and whether the impairment is other-than-temporary depends upon future events that may or may not occur, SANYO may be required to recognize an other-than-temporary impairment in the future. Determination of whether a decline in value is other-than-temporary requires judgment. At March 31, 2010, SANYO has recorded 15.9 billion yen of available-for-sale securities, 2.4 billion yen of held-to-maturity securities, 6.1 billion yen of cost method securities, 10.5 billion yen of equity method securities that have market values, and 29.9 billion yen of equity method securities that do not have market values, advances and others. These investments could be determined to be other-than-temporarily impaired, depending on changes to the current facts and assumptions. In fiscal 2010, SANYO recorded 0.5 billion yen impairment losses on investment securities.

Valuation of Inventory

Inventories are stated at the lower of cost, determined on a first-in, first-out basis or average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make a sale. SANYO routinely reviews its inventories for their salability and for indications of obsolescence to determine if inventories should be written-down to net realizable value. Judgments and estimates must be made and used in connection with establishing such allowances in any accounting period. In estimating the net realizable value of its inventories, SANYO considers the age of the inventories and the likelihood of spoilage or changes in market demand for its inventories.

Warranties

SANYO makes estimates of potential warranty claims related to its goods sold. SANYO provides for such costs based upon historical experience and its estimate of the level of future claims. Management makes judgments and estimates in connection with establishing the warranty reserve in any accounting period. Differences may result in the amount and timing of its revenue for any period if management makes different judgments or utilizes different estimates.

Valuation of Accounts Receivable and Noncurrent Receivables

SANYO reviews its accounts receivable on a periodic basis and provides an allowance for doubtful receivables based on historical loss experience and current economic conditions. In evaluating the collectibility of individual receivable balances, SANYO considers the age of the balance, the customers’ payment history, their current credit-worthiness and adequacy of collateral.

SANYO records noncurrent receivables, representing loans, at cost, less the related allowance for impaired receivables. A loan is considered to be impaired when, based on current information and events, it is probable that SANYO will be unable to collect all amounts due according to the contractual terms of the loan agreement.

When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows or the fair value of the collateral. Cash receipts on impaired receivables are applied to reduce the principal amount of such receivables until the principal has been recovered and are recognized as interest income thereafter. Management’s judgment is required in making estimates of the future cash flows of an impaired loan. Such estimates are based on current economic conditions and the current and expected financial condition of the debtor.

Valuation of Deferred Tax Assets and Sustainability of Uncertain Tax Positions

In assessing the realizability of deferred tax assets and uncertain tax positions based on the expected future generation of taxable income or assessed sustainability of uncertain tax positions, SANYO considers whether it is more likely than not that any portion or all of the deferred tax assets or recognized benefit under uncertain tax position benefit will not be realized. The ultimate realization of deferred tax assets and uncertain tax positions is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or dependent on assessed sustainability of uncertain tax positions. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment over the valuation of deferred tax assets.
At March 31, 2010, SANYO has recorded gross deferred tax assets of 405.3 billion yen with a total valuation allowance of 389.2 billion yen. Included in the gross deferred tax assets is 221.1 billion yen resulting from net operating loss carryforwards (NOLs) of 565.4 billion yen, which are available to offset future taxable income. In order to fully realize these NOLs, SANYO will need to generate sufficient taxable income by the expiration of these NOLs. These will expire mainly in the periods ending from March 31, 2011 through 2017. 515.2 billion yen of operating loss carryforwards is attributable to the Japanese consolidated companies which is included in the Company. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that SANYO will realize the benefits of these deductible differences, net of the existing valuation allowance at March 31, 2010 based on available evidence. SANYO could be required to increase the valuation allowance if such assumptions would change concluding that SANYO would not be able to generate sufficient taxable income. At March 31, 2010, SANYO has recorded 3.8 billion yen of unrecognized tax benefits.

Retirement and Severance Benefits

Retirement and severance benefits costs and obligations are dependent on assumptions used in calculating such amounts. The discount rate and expected return on assets are the most critical assumptions among others, including retirement rates, mortality rates and salary growth. While management believes that the assumptions used are appropriate, actual results in any given year could differ from actuarial assumptions because of economic and other factors. The resulting difference is accumulated and amortized and therefore, generally affect SANYO’s retirement and severance benefit costs and obligations in future period.

SANYO determines discount rates by looking to rates of return on high-quality fixed income investments, and the expected long-term rate of return on pension plan assets by considering the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. Decreases in discount rates lead to increases in benefit obligations which, in turn, could lead to an increase in amortization cost through amortization of actuarial gain or loss, and vice versa. A decrease of 25 basis points in the discount rate is expected to increase the projected benefit obligation by approximately three percent. A decline in market stock values generally results in a lower expected rate of return on plan assets, which would result in an increase of future retirement and severance benefit costs.

Accounting for Derivatives

SANYO has limited involvement with derivative financial instruments and does not use them for trading purposes. SANYO uses derivative instruments principally to manage foreign currency risks resulting from transactions denominated in currencies other than the Japanese yen. SANYO recognizes all derivatives as either assets or liabilities on the balance sheet at their fair values. Changes in the fair value of a derivative are reported in earnings or other comprehensive income (loss) depending on their use and whether they qualify for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative depends on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the hedged item. SANYO evaluates and determines on a continuous basis if the derivative remains highly effective in offsetting changes in the fair value or cash flows of the hedged item. If the derivative ceases to be highly effective in offsetting changes in the fair value or cash flows of the hedged item, SANYO discontinues hedge accounting prospectively. Because the derivatives SANYO uses are not complex, significant judgment is not required to determine their fair values. Fair values are determined based an unadjusted market prices or quotations from brokers.

Loss Contingencies

Loss contingencies may from time to time arise from situations such as product liability claims, warranty claims, disputes over intellectual property rights, environmental remediation obligations, and other legal actions. Loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that the ultimate loss will exceed the recorded provision. Contingent liabilities are often resolved over long time periods. In recording liabilities for probable losses, management is required to make estimates and judgments regarding the amount or range of the probable loss. Management continually assesses the adequacy of estimated loss contingencies and, if necessary, adjusts the amounts recorded as better information becomes known.

New Accounting Pronouncements

In December 2009, FASB issued ASU2009-16, “Accounting for Transfers of Financial Assets,” an amendment of ASC860, “Transfers and Servicing” (former SFAS No.166 “Accounting for Transfers of Financial Assets an amendment of SFAS No.140”). ASU2009-16 removes the concept of a qualifying special-purpose entity (QSPE) from ASC860 and the exception from applying ASC810 to QSPEs, thereby requiring transferors of financial assets to evaluate whether to consolidate transferees that previously were considered QSPEs. ASU2009-16 also clarifies ASC860’s sale accounting criteria pertaining to legal isolation and effective control and creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale. ASU2009-16 has been adopted by SANYO in the first quarter beginning on April 1, 2010. SANYO does not expect that the adoption of ASU2009-16 will have any impact on its consolidated results of operations and financial position.

In December 2009, FASB issued ASU2009-17, “Improvement to Financial Reporting by Enterprises Involved with Variable Interest Entities,” an amendment of ASC810, “Consolidations” (former SFAS No.167 “Amendments to FASB Interpretation No.46(R)”). ASU2009-17 revises the test for determining the primary beneficiary of a Variable Interest Entities (VIE) from a primarily quantitative risks and rewards calculation based on the VIE’s expected losses and expected residual returns to a primarily qualitative analysis based on identifying the party or related party (if any) with the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. ASU2009-17 has been adopted by SANYO in the first quarter beginning on April 1, 2010. SANYO does not expect that the adoption of ASU2009-17 will have any impact on its consolidated results of operations and financial position.

In October 2009, FASB issued ASU2009-13, “Multiple-Deliverable Revenue Arrangements,” an update to ASC605, “Revenue Recognition” (former EITF 00-21 “Revenue Arrangements with Multiple Deliverables”). ASU2009-13 modifies the criteria for separating consideration under multiple deliverable arrangements and requires allocation of the overall consideration to each deliverable using the estimated selling price in the absence of vendor-specific objective evidence or third party evidence of selling price for deliverables. ASU2009-13 eliminates the residual method of revenue allocation and requires revenue to be allocated using the relative selling price method. ASU2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. SANYO is currently evaluating the effect of adoption of ASU2009-13 on its consolidated results of operations and financial position.

In October 2009, FASB issued ASU2009-14, “Certain Revenue Arrangements That Include Software Elements,” an update to ASC985 “Software” (former AICPA Statement of Position 97-2 “Software Revenue Recognition” and related guidances). ASU2009-14 modifies the scope of the software revenue recognition guidance to exclude from its requirements non-software components of tangible products and software components of tangible products that are sold, licensed, or leased with tangible products when the software components and non-software components of the tangible product function together to deliver the tangible product’s essential functionality. ASU2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. SANYO is currently evaluating the effect of adoption of ASU2009-14 on its consolidated results of operations and financial position.

Quantitative and Qualitative Disclosures about Market Risk

SANYO is exposed to market risk, including changes of foreign exchange rates, interest rates and prices of marketable securities and commodities. In order to hedge the risks of changes in foreign exchange rates, interest rates and commodity prices, SANYO uses derivative financial instruments. SANYO does not hold or issue financial instruments for trading purposes. Although the use of derivative financial instruments exposes SANYO to the risk of credit-related losses in the event of nonperformance by counterparties, SANYO believes that such risk is minor because of the high credit rating of the counterparties.

Equity Price Risk

SANYO holds available-for-sale securities included in prepaid expenses and other (current assets) and securities and other investments (non-current assets). In general, highly-liquid and low risk instruments are preferred in the portfolio. Available-for-sale securities included in securities and other investments (non-current assets) are held as longer term investments. SANYO does not hold marketable securities for trading purposes.

Equity securities in available-for-sale securities at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010		2009
	Cost	Fair value	Cost	Fair value
Equity securities	9,782	15,949	11,443	10,961

Total	9,782	15,949	11,443	10,961

Foreign Exchange Risk

The primary purpose of SANYO’s foreign currency hedging activities is to protect against the volatility associated with foreign currency transactions. SANYO primarily utilizes forward exchange contracts and options with a duration of less than a few months. SANYO also enters into foreign exchange contracts from time to time to hedge the risk of fluctuation in foreign currency exchange rates associated with long-term debt that is denominated in foreign currencies. Foreign exchange contracts related to such long-term debt have the same maturity as the underlying debt.

The following table provides the contract amounts and fair values of foreign exchange contracts, primarily hedging U.S. dollar and euro revenues, at March 31, 2010 and 2009.

	Yen (millions)
	2010		2009
	Contract amount	Fair value	Contract amount	Fair value
Forward:
To sell foreign currencies	66,185	(807)	49,690	(1,092)
To buy foreign currencies	12,325	168	7,471	233
Option:
To sell currency contracts	—	—	79	(1)
To buy currency contracts	—	—	171	10

Commodity Price Risk

SANYO is exposed to market risk of changes in prices of commodities including various non-ferrous metals used in the manufacturing of various products. SANYO enters into commodity future contracts to offset such exposure. There have been no transactions which have material impact on SANYO's consolidated results of operations and financial position.

Interest Rate Risk

SANYO’s exposure to market risk for changes in interest rates relates principally to its debt obligations. SANYO has long-term debt primarily with fixed rates. Fixed-rate debt obligations expose SANYO to variability in their fair values due to changes in interest rates. To manage the variability in the fair values caused by interest rate changes, SANYO enters into interest rate swaps when it is determined to be appropriate based on market conditions. Interest rate swaps change fixed-rate debt obligations to variable-rate debt obligations by entering into fixed-receiving, variable-paying interest rate swap contracts. The hedging relationship between interest rate swaps and hedged debt obligations is highly effective in achieving offsetting changes in fair values resulting from interest rate risk. The following tables provide information about SANYO’s financial instruments that are sensitive to changes in interest rates at March 31, 2010 and 2009. For debt obligations, the table presents principal cash flows by expected maturity dates, related weighted average interest rates and fair values of financial instruments. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected (contractual) maturity dates. Weighted average variable rates reflect the effective interest rates as of March 31, 2010 and 2009 respectively.

Long-term debt, including current portion:

	Average interest rate	Yen (millions)
		Carrying amount and maturity date (as of March 31, 2010)
		Total	2011	2012	2013	2014	2015	There- after	Fair value
Unsecured Straight bonds	1.39%	90,000	20,000	30,000	—	10,000	30,000	—	92,145
Unsecured	1.13%	381,093	136,940	101,988	46,358	39,019	56,438	350	384,953
Secured bank loans	1.82%	1,948	649	214	113	972	—	—	2,005

Total		473,041	157,589	132,202	46,471	49,991	86,438	350	479,103

	Average interest rate	Yen (millions)
		Carrying amount and maturity date (as of March 31, 2009)
		Total	2010	2011	2012	2013	2014	There- after	Fair value
Unsecured Straight bonds	1.79%	140,000	50,000	20,000	30,000	—	10,000	30,000	141,986
Unsecured	1.64%	248,189	46,235	113,242	69,165	11,328	7,860	359	252,339
Secured bank loans	1.75%	2,555	642	614	614	418	267	—	2,612

Total		390,744	96,877	133,856	99,779	11,746	18,127	30,359	396,937

Interest rate Derivatives:

	Expected maturity date (as of March 31, 2010)
	Total	2011	2012	2013	2014	2015	There- after	Fair value
Interest Rate Swaps
Variable to Fixed (Millions of yen)	17,502	2,000	15,502	—	—	—	—	—
Average pay rate	1.18%	1.18%	1.18%	—	—	—	—	—
Average receive rate	0.46%	0.55%	0.45%	—	—	—	—	—

	Total	2011	2012	2013	2014	2015	There- after	Fair value
Fixed to Variable (Millions of yen)	16,200	200	16,000	—	—	—	—	23
Average pay rate	0.42%	0.00%	0.42%	—	—	—	—	—
Average receive rate	1.15%	1.32%	1.15%	—	—	—	—	—

	Expected maturity date (as of March 31, 2009)
	Total	2010	2011	2012	2013	2014	There- after	Fair value
Interest Rate Swaps
Variable to Fixed (Millions of yen)	19,604	1,770	2,000	15,834	—	—	—	1
Average pay rate	1.11%	0.97%	0.63%	1.19%	—	—	—	—
Average receive rate	0.79%	0.93%	0.73%	0.78%	—	—	—	—

	Total	2010	2011	2012	2013	2014	There- after	Fair value
Fixed to Variable (Millions of yen)	16,400	—	400	16,000	—	—	—	35
Average pay rate	0.74%	—	0.72%	0.74%	—	—	—	—
Average receive rate	1.16%	—	1.32%	1.15%	—	—	—	—

DIRECTORS AND MANAGEMENT OF PANASONIC AFTER THE SHARE EXCHANGE

The following provides information about those individuals who are expected to remain in the general capacities indicated for Panasonic after the Share Exchange.

Name	Position and responsibilities in Panasonic, and brief personal records
(Date of birth)
Kunio Nakamura (Jul. 5, 1939)	Chairman of the Board of Directors
	-Jun. 1993	Director of Panasonic;
	-Jun. 1996	Managing Director of Panasonic;
	-Jun. 1997	Senior Managing Director of Panasonic;
	-Jun. 2000	President of Panasonic;
	-Jun. 2006	Chairman of the Board of Directors.

Masayuki Matsushita (Oct. 16, 1945)	Vice Chairman of the Board of Directors
	-Feb. 1986	Director of Panasonic;
	-Jun. 1990	Managing Director of Panasonic;
	-Jun. 1992	Senior Managing Director of Panasonic;
	-Jun. 1996	Executive Vice President of Panasonic;
	-Jun. 2000	Vice Chairman of the Board of Directors.

Fumio Ohtsubo (Sep. 5, 1945)	President and Director
	-Jun. 1998	Director of Panasonic;
	-Jun. 2000	Managing Director of Panasonic;
	-Jun. 2003	Senior Managing Director of Panasonic;
	-Jun. 2006	President of Panasonic.

Toshihiro Sakamoto* (Oct. 27, 1946)	Executive Vice President and Director
	-Jun. 2000	Director of Panasonic;
	-Jun. 2004	Managing Director of Panasonic;
	-Apr. 2006	Senior Managing Director
	-Apr. 2009	Executive Vice President of Panasonic / in charge of Domestic Consumer Marketing and Design;
	-Apr. 2010	In charge of Domestic Customer Satisfaction.

Takahiro Mori (Jun. 16, 1947)	Executive Vice President and Director
	-Jun. 2003	Executive Officer of Panasonic;
	-Jun. 2005	Managing Director of Panasonic
	-Apr. 2006	In charge of Corporate Planning;
	-Apr. 2008	Senior Managing Director of Panasonic;
	-Apr. 2009	Executive Vice President of Panasonic / in charge of Corporate Division for Promoting System & Equipment Business, and Electrical Supplies Sales, Project Sales and Building Products Sales.

Yasuo Katsura* (Sep. 19, 1947)	Executive Vice President and Director
	-Jun. 2003	Executive Officer of Panasonic;
	-Jun. 2004	Managing Executive Officer of Panasonic;
	-Jun. 2007	Managing Director of Panasonic;
	-Apr. 2009	Senior Managing Director of Panasonic / Representative in Tokyo / Director, Corporate Division for Government & Public Affairs;
	-Apr. 2010	Executive Vice President of Panasonic

Name	Position and responsibilities in Panasonic, and brief personal records
(Date of birth)
Hitoshi Otsuki* (Jun. 6, 1947)	Senior Managing Director
	-Jun. 2003	Executive Officer of Panasonic;
	-Apr. 2007	Managing Executive Officer of Panasonic / in charge of Overseas Operations;
	-Jun. 2007	Managing Director of Panasonic;
	-Apr. 2009	Senior Managing Director of Panasonic.

Ken Morita* (Oct. 24, 1948)	Senior Managing Director
	-Jun. 2005	Executive Officer of Panasonic;
	-Apr. 2007	Managing Executive Officer of Panasonic;
	-Apr. 2009	Senior Managing Executive Officer of Panasonic / President, AVC Networks Company;
	-Jun. 2009	Senior Managing Director of Panasonic.

Ikusaburo Kashima* (Oct. 8, 1948)	Senior Managing Director
	-Jun. 2003	Vice Chairman, Information Technology Promotion Agency;
	-Jun. 2005	Director of Panasonic;
	-Apr. 2007	Managing Director of Panasonic / in charge of Legal Affairs, and Corporate Business Ethics;
	-Apr. 2009	In charge of Intellectual Property;
	-Apr. 2010	Senior Managing Director of Panasonic.

Junji Nomura* (Apr. 10, 1947)	Senior Managing Director
	-Jun. 2006	Executive Vice President, Matsushita Electric Works, Ltd;
	-Jun. 2009	Managing Director of Panasonic;
	-Feb. 2010	In charge of Technology;
	-Apr. 2010	Senior Managing Director of Panasonic / in charge of Corporate Division for Promoting Energy Solutions Business.

Yoshihiko Yamada* (May 11, 1951)	Managing Director
	-Jun. 2004	Executive Officer of Panasonic;
	-Apr. 2007	Managing Executive Officer of Panasonic;
	-Apr. 2010	In charge of Industrial Sales;
	-Jun. 2010	Managing Director of Panasonic.

Kazunori Takami* (Jun. 12, 1954)	Managing Director
	-Apr. 2006	Executive Officer of Panasonic;
	-Apr. 2008	Managing Executive Officer of Panasonic;
	-Apr. 2009	President, Home Appliances Company / in charge of Lighting Company;
	-Jun. 2009	Managing Director of Panasonic.

Makoto Uenoyama* (Feb. 14, 1953)	Managing Director
	-Apr. 2006	Executive Officer of Panasonic;
	-Apr. 2007	In charge of Accounting and Finance;
	-Jun. 2007	Director of Panasonic;
	-Apr. 2009	In charge of Information Systems;
	-Apr. 2010	Managing Director of Panasonic.

Name	Position and responsibilities in Panasonic, and brief personal records
(Date of birth)
Masatoshi Harada* (Feb. 9, 1955)	Managing Director
	-Apr. 2008	Executive Officer of Panasonic / in charge of Personnel, General Affairs and Social Relations;
	-Jun. 2008	Director of Panasonic;
	-Apr. 2010	Managing Director of Panasonic.

Ikuo Uno (Jan. 4, 1935)	Director
	-Apr. 2005	Chairman, Nippon Life Insurance Company;
	-Jun. 2005	Director of Panasonic.

Masayuki Oku (Dec. 2, 1944)	Director
	-Jun. 2005	President, Sumitomo Mitsui Banking Corporation / Chairman, Board of Directors of Sumitomo Mitsui Financial Group, Inc.;
	-Jun. 2008	Director of Panasonic.

Masashi Makino* (Aug. 20, 1948)	Director
	-Jun. 2003	Executive Officer of Panasonic;
	-Apr. 2009	In charge of Manufacturing Innovation, Facility Management, Quality Administration, FF Customer Support & Management and Environmental Affairs;
	-Jun. 2009	Director of Panasonic.

Takashi Toyama* (Sep. 28, 1955)	Director
	-Apr. 2007	Executive Officer of Panasonic;
	-Jan. 2010	President, System Networks Company / President, Panasonic System Networks Co., Ltd.;
	-Jun. 2010	Director of Panasonic.

Masaharu Matsushita (Sep. 17, 1912)	Honorary Chairman of the Board of Directors and Executive Advisor, Member of the Board
	-Oct. 1947	Director of Panasonic;
	-Aug. 1949	Executive Vice President of Panasonic;
	-Jan. 1961	President of Panasonic;
	-Feb. 1977	Chairman, the Board of Directors;
	-Jun. 2000	Honorary Chairman of the Board of Directors and Executive Advisor, Member of the Board.

Kenichi Hamada (May 2, 1947)	Senior Corporate Auditor
	-Jun. 2005	Vice President, Panasonic Communications Co., Ltd.;
	-Jun. 2007	Senior Corporate Auditor of Panasonic.

Masahiro Seyama (Jul. 18, 1949)	Senior Corporate Auditor
	-Jun. 2005	Director, Latin American operations / President, Panasonic Corporation of Latin America;
	-Jun. 2008	Senior Corporate Auditor of Panasonic.

Name	Position and responsibilities in Panasonic, and brief personal records
(Date of birth)
Yasuo Yoshino (Oct. 5, 1939)	Corporate Auditor
	-Jul. 2001	Chairman, Sumitomo Life Insurance Company;
	-Jun. 2003	Corporate Auditor of Panasonic;
	-Jul. 2007	Advisory of Sumitomo Life Insurance Company.

Ikuo Hata (Aug. 6, 1931)	Corporate Auditor
	-Sep. 1995	Registered as Attorney at law (member of Osaka Bar Association);
	-Jul. 2001	Member of Supreme Court’s Building-Related Litigation Commission;
	-Jun. 2004	Corporate Auditor of Panasonic.

Hiroyuki Takahashi (Mar. 1, 1937)	Corporate Auditor
	-Oct. 2000	Executive Managing Director and Secretary-General, Japan Corporate Auditors Association;
	-Jun. 2006	Corporate Auditor of Panasonic.

Asterisks (*) denote members of the Board of Directors who concurrently serve as Executive Officers, pursuant to the Executive Officer System which was introduced to facilitate the development of optimum corporate strategies that integrate the Panasonic Group’s comprehensive strengths.

Ikuo Uno and Masayuki Oku are outside directors as stipulated in the Company Law.

Yasuo Yoshino, Ikuo Hata and Hiroyuki Takahashi are outside corporate auditors as stipulated in the Company Law.

All two (2) outside directors and three (3) outside corporate auditors were notified to the Japanese stock exchanges as “independent directors/corporate auditors” pursuant to the regulations of the Japanese stock exchanges.

There are no family relationships among any Directors or Corporate Auditors except as described below:

Masayuki Matsushita, Vice Chairman of the Board of Directors is the son of Masaharu Matsushita, Honorary Chairman of the Board of Directors and Executive Advisor, Member of the Board.

Compensation

The aggregate compensation paid, including benefits in kind granted, by Panasonic to its directors and corporate auditors who are listed above during the fiscal year ended March 31, 2010 was 976 million yen.

The aggregate amounts of remunerations, including equity compensation such as stock options, bonuses, and other financial benefits given in consideration of performance of duties (collectively, the “remunerations”), paid by Panasonic during the year ended March 31, 2010 to 21 Directors (other than Outside Directors) and 2 Corporate Auditors (other than Outside Corporate Auditors) for services in all capacities were 931 million yen and 63 million yen, respectively. The amounts of remunerations for 2 Outside Directors and 3 Outside Corporate Auditors were 26 million yen and 39 million yen, respectively, during the year ended March 31, 2010. The amounts of remunerations for Mr. Kunio Nakamura, Chairman of the Board of Director, and Mr. Fumio Ohtsubo, President and Director, were 122 million yen and 105 million yen, respectively, during the year ended March 31, 2010.

Share Ownership

The following table lists the number of shares owned by the Directors and Corporate Auditors of Panasonic as of June 25, 2010. The total is 17,941,334 shares constituting 0.87% of all issued and outstanding shares of Panasonic’s common stock, excluding its own stock.

Name	Position	Number of Panasonic Shares Owned as of June 25, 2010
Kunio Nakamura	Chairman of the Board of Directors	81,000
Masayuki Matsushita	Vice Chairman of the Board of Directors	7,913,000
Fumio Ohtsubo	President and Director	56,000
Toshihiro Sakamoto	Executive Vice President and Director	35,878
Takahiro Mori	Executive Vice President and Director	32,460
Yasuo Katsura	Executive Vice President and Director	23,816
Hitoshi Otsuki	Senior Managing Director	15,200
Ken Morita	Senior Managing Director	19,550
Ikusaburo Kashima	Senior Managing Director	15,100
Junji Nomura	Senior Managing Director	15,900
Yoshihiko Yamada	Managing Director	21,161
Kazunori Takami	Managing Director	14,700
Makoto Uenoyama	Managing Director	22,800
Masatoshi Harada	Managing Director	15,100
Ikuo Uno	Director	0
Masayuki Oku	Director	1,050
Masashi Makino	Director	12,400
Takashi Toyama	Director	16,400
Masaharu Matsushita	Honorary Chairman of the Board of Directors and Executive Advisor, Member of the Board	9,598,000
Kenichi Hamada	Senior Corporate Auditor	13,154
Masahiro Seyama	Senior Corporate Auditor	15,665
Yasuo Yoshino	Corporate Auditor	3,000
Ikuo Hata	Corporate Auditor	0
Hiroyuki Takahashi	Corporate Auditor	0

Total		17,941,334

MAJOR SHAREHOLDERS

Panasonic

As of September 30, 2010, the following shareholders of record owned more than 5% of Panasonic’s outstanding common stock. The information in the following table is based on Panasonic’s register of shareholders. Panasonic is not required by Japanese law to monitor or disclose beneficial ownership of common stock.

Name	Shares Ownership (in thousands of shares)	Percentage of Outstanding Panasonic Shares Owned as of September 30, 2010
The Master Trust Bank of Japan, Ltd. (trust account)	126,397	6.11%
Japan Trustee Services Bank, Ltd. (trust account)	110,516	5.34

*	Holdings of less than 1,000 shares have been omitted.
*	Percentage of outstanding Panasonic shares is calculated excluding Panasonic’s own shares (382,723,437).

Notes:

Any person who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares with voting rights of common stock of a company listed on any Japanese stock exchange or whose shares are traded on the over-the-counter market in Japan, as calculated pursuant to the Financial Instruments and Exchange Law of Japan, must file with the Director General of a competent Local Finance Bureau of Ministry of Finance within five business days a report concerning such shareholding (a “Substantial Shareholding Report”). Panasonic is aware that Mitsubishi UFJ Financial Group filed a Substantial Shareholding Report on March 2, 2009, stating that The Bank of Tokyo-Mitsubishi UFJ, Ltd. and its three affiliate holders owned a total of 122,788 thousand shares of Panasonic’s common stock as of February 23, 2009, representing 5.01% of Panasonic’s issued common stock.

Panasonic’s major shareholders do not have different voting rights from any other holder of Panasonic shares. To Panasonic’s knowledge, it is not owned or controlled by another corporation, any government or any natural or legal person, either severally or jointly. Panasonic knows of no arrangements the operation of which may result in a change of control of Panasonic.

DESCRIPTION OF PANASONIC’S COMMON STOCK

The following information relates to the shares of Panasonic’s common stock, including summaries of certain provisions of the Panasonic’s Articles of Incorporation, Share Handling Regulations and of the Company Law relating to joint stock corporations (known in Japanese as kabushiki kaisha).

General

Except as otherwise stated, set forth below is information relating to Panasonic’s Common Stock, including brief summaries of the relevant provisions of Panasonic’s Articles of Incorporation and Share Handling Regulations, as currently in effect, and of the Company Law and related regulations.

Effective on January 5, 2009, a new central book-entry transfer system for listed shares of Japanese companies was established pursuant to the Law Concerning Book-Entry Transfer of Corporate Bonds, Shares etc. and regulations thereunder (collectively, the “Book-entry Transfer Law”), and this system is applied to the shares of Common Stock of Panasonic. Under this system, shares of all Japanese companies listed on any Japanese stock exchange are dematerialized, and shareholders of listed shares must have accounts at account management institutions to hold their shares unless such shareholder has an account at Japan Securities Depository Center, Inc. (“JASDEC”), the only institution that is designated by the relevant authorities as a clearing house under the Book-entry Transfer Law. “Account management institutions” are financial instruments business operators (i.e., securities companies), banks, trust companies and certain other financial institutions which meet the requirements prescribed by the Book-entry Transfer Law. Transfer of the shares of Common Stock of Panasonic is effected exclusively through entry in the records maintained by JASDEC and the account management institutions, and title to the shares passes to the transferee at the time when the transfer of the shares is recorded at the transferee’s account at an account management institution. The holder of an account at an account management institution is presumed to be the legal holder of the shares recorded in such account.

Under the Company Law and the Book-entry Transfer Law, in order to assert shareholders’ rights to which shareholders as of record dates are entitled (such as the rights to vote at a general meeting of shareholders or receive dividends) against Panasonic, a shareholder must have its name and address registered in Panasonic’s register of shareholders. Under the central book-entry transfer system, shareholders shall notify the relevant account management institutions of certain information prescribed under the Book-entry Transfer Law and Panasonic’s Share Handling Regulations, including their names and addresses, and the registration on the register of shareholders is made upon receipt by Panasonic of necessary information from JASDEC (as described in “—Record date”). On the other hand, in order to assert, directly against Panasonic, shareholders’ rights to which shareholders are entitled regardless of record dates such as minority shareholders’ rights, including the right to propose a matter to be considered at a general meeting of shareholders, excluding shareholders’ rights to request Panasonic to purchase or sell shares constituting less than a full unit (as described in “—Unit share system”), JASDEC shall, upon the shareholder’s request, issue a notice of certain information including the name and address of such shareholder to Panasonic. Thereafter, such shareholder is required to present Panasonic with a receipt of the request of the notice in accordance with Panasonic’s Share Handling Regulations. Under the Book-entry Transfer Law, the shareholder shall exercise such shareholders’ right within four weeks after the notice above has been given.

Non-resident shareholders are required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each such shareholder must give notice of such standing proxy or mailing address to the relevant account management institution. Such notice will be forwarded to Panasonic through JASDEC. Japanese securities companies and commercial banks customarily act as standing proxies and provide related services for standard fees. Notices from Panasonic to non-resident shareholders are delivered to such standing proxies or mailing addresses.

The registered holder of deposited shares underlying the American Depositary Shares (ADSs) is the Depositary for the ADSs. Accordingly, holders of ADSs will not be able to directly assert shareholders’ rights against Panasonic.

Authorized capital

Article 6 of the Articles of Incorporation of Panasonic provides that the total number of shares authorized to be issued by Panasonic shall be four billion nine hundred and fifty million (4,950,000,000).

As of September 30, 2010, 2,453,053,497 shares of Common Stock were issued. All shares of Common Stock of Panasonic have no par value. All issued shares of Panasonic are fully-paid and non-assessable.

Distribution of Surplus

Distribution of Surplus—General

Under the Company Law, dividends shall be paid by way of distribution of Surplus (“Surplus” is defined in “—Restriction on Distributions of Surplus”) in cash or in kind.

Panasonic may make distributions of Surplus to the shareholders any number of times per business year, subject to certain limitations described in “—Restriction on Distributions of Surplus.” Distributions of Surplus need, in principle, to be declared by a resolution of a general meeting of shareholders, but Panasonic may also authorize distributions of Surplus by a resolution of the Board of Directors as long as its non-consolidated annual financial statements for the last business year fairly present its assets and profit or loss, as required by ordinances of the Ministry of Justice.

Distributions of Surplus may be made in cash or in kind in proportion to the number of shares of Common Stock of Panasonic held by respective shareholders. A resolution of a general meeting of shareholders or the Board of Directors, as the case may be, authorizing a distribution of Surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. If a distribution of Surplus is to be made in kind, Panasonic may, pursuant to a resolution of a general meeting of shareholders or the Board of Directors, as the case may be, grant a right to the shareholders to require Panasonic to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant Distribution of Surplus must be approved by a special resolution of a general meeting of shareholders (see “Voting Rights” with respect to a “special resolution”).

Under Panasonic’s Articles of Incorporation, year-end dividends and interim dividends may be distributed to shareholders appearing in Panasonic’s register of shareholders as of March 31 and September 30 each year respectively, in proportion to the number of shares of the Common Stock of Panasonic held by respective shareholders following approval by the general meeting of shareholders or the Board of Directors. Panasonic is not obliged to pay any dividends in cash which have not been received within three years from the commencement of payment thereof. In Japan, the ex-dividend date and the record date for dividends precede the date when the amount of the dividends to be paid is determined by Panasonic. The shares of common stock generally go ex-dividend on the second business day prior to the record date for dividends.

Distribution of Surplus—Restriction on Distributions of Surplus

In making a distribution of Surplus, Panasonic must, until the sum of its additional paid-in capital and legal reserve reaches one-quarter of its stated capital, set aside to its additional paid-in capital and/or legal reserve an amount equal to one-tenth of the amount of Surplus so distributed.

The amount of Surplus at any given time must be calculated in accordance with the following formula:

A + B + C + D – (E + F + G)

In the above formula:

“A” = the total amount of other capital surplus and other retained earnings, each such amount being that appearing on the non-consolidated balance sheet as of the end of the last business year

“B” = (if Panasonic has disposed of its treasury stock after the end of the last business year) the amount of the consideration for such treasury stock received by Panasonic less the book value thereof

“C” = (if Panasonic has reduced its stated capital after the end of the last business year) the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital or legal reserve (if any)

“D” = (if Panasonic has reduced its additional paid-in capital or legal reserve after the end of the last business year) the amount of such reduction less the portion thereof that has been transferred to stated capital (if any)

“E” = (if Panasonic has cancelled its treasury stock after the end of the last business year) the book value of such treasury stock

“F” = (if Panasonic has distributed Surplus to its shareholders after the end of the last business year) the total book value of the Surplus so distributed

“G” = certain other amounts set forth in ordinances of the Ministry of Justice, including (if Panasonic has reduced Surplus and thereby increased its stated capital, additional paid-in capital or legal reserve after the end of the last fiscal year) the amount of such reduction and (if Panasonic has distributed Surplus to the shareholders after the end of the last business year) the amount set aside from such Surplus to additional paid-in capital or legal reserve (if any) as required by ordinances of the Ministry of Justice.

The aggregate book value of Surplus to be distributed by Panasonic may not exceed a prescribed distributable amount (the “Distributable Amount”), as calculated on the effective date of such distribution. The Distributable Amount at any given time shall be equal to the amount of Surplus less the aggregate of the followings:

(a) the book value of its treasury stock;

(b) the amount of consideration for any of treasury stock disposed of by Panasonic after the end of the last business year; and

(c) certain other amounts set forth in ordinances of the Ministry of Justice, including (if the sum of one-half of goodwill and the deferred assets exceeds the total of stated capital, additional paid-in capital and legal reserve, each such amount being that appearing on the non-consolidated balance sheet as of the end of the last business year) all or certain part of such exceeding amount as calculated in accordance with the ordinances of the Ministry of Justice.

Panasonic, for the fiscal year ended March 31, 2010, elected to become a company with respect to which consolidated balance sheets should be considered in the calculation of the Distributable Amount (renketsu haito kisei tekiyo kaisha) as described below. If a company has become at its option a company with respect to which consolidated balance sheets should also be considered in the calculation of the Distributable Amount, a company shall, in calculating the Distributable Amount, further deduct from the amount of Surplus the excess amount, if any, of (x) the total amount of stockholders’ equity appearing on the non-consolidated balance sheet as of the end of the last business year and certain other amounts set forth by ordinances of the Ministry of Justice over (y) the total amount of stockholders’ equity and certain other amounts set forth by ordinances of the Ministry of Justice appearing on the consolidated balance sheet as of the end of the last business year.

If Panasonic has prepared interim financial statements as described below, and if such interim financial statements have been approved by the Board of Directors or, if so required by the Company Law, by a general meeting of shareholders, then the Distributable Amount must be adjusted to take into account the amount of profit or loss, and the amount of consideration for any of the treasury stock disposed of by Panasonic, during the period in respect of which such interim financial statements have been prepared. Panasonic may prepare non-consolidated interim financial statements consisting of a balance sheet as of any date subsequent to the end of the last business year and an income statement for the period from the first day of the current business year to the date of such balance sheet. Interim financial statements so prepared by Panasonic must be audited by the Corporate Auditors and the Accounting Auditor, as required by ordinances of the Ministry of Justice.

Stock splits

Panasonic may at any time split shares in issue into a greater number of shares by resolution of the Board of Directors, and may in principle amend its Articles of Incorporation to increase the number of authorized shares to be issued in proportion to the relevant stock split pursuant to a resolution of the Board of Directors rather than a special shareholders resolution (as defined in “Voting Rights”) as is otherwise required for amending the Articles of Incorporation.

When a stock split is to be made, Panasonic must give public notice of the stock split, specifying the record date therefor, at least two weeks prior to such record date. Under the central book-entry transfer system operated by JASDEC, Panasonic must also give notice to JASDEC regarding a stock split at least two weeks prior to the relevant effective date. On the effective date of the stock split, the number of shares recorded in all accounts held by Panasonic’s shareholders at account managing institutions or JASDEC will be increased in accordance with the applicable ratio.

Consolidation of shares

Panasonic may at any time consolidate shares in issue into a smaller number of shares by a special shareholders resolution (as defined in “—Voting Rights”). When a consolidation of shares is to be made, Panasonic must give public notice or notice to each shareholder at least two weeks prior to the effective date of the consolidation of shares. Under the central book-entry transfer system operated by JASDEC, Panasonic must also give notice to JASDEC regarding a consolidation of shares at least two weeks prior to the effective date of the consolidation of shares. On the effective date of the consolidation of shares, the number of shares recorded in all accounts held by Panasonic’s shareholders at account managing institutions or JASDEC will be decreased in accordance with the applicable ratio. Panasonic must disclose the reason for the consolidation of shares at the general meeting of shareholders.

General meeting of shareholders

The ordinary general meeting of shareholders of Panasonic for each fiscal year is normally held in June in each year. In addition, Panasonic may hold an extraordinary general meeting of shareholders whenever necessary by giving notice of convocation thereof at least two weeks prior to the date set for the meeting.

Notice of convocation of a shareholders’ meeting setting forth the place, time, purpose thereof and certain matters set forth in the Company Law and the ordinances of the Ministry of Justice, must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his or her standing proxy or mailing address in Japan) at least two weeks prior to the date set for the meeting. Under the Company Law, such notice may be given to shareholders by electronic means, subject to the consent of the relevant shareholders. The record date for exercising voting rights at the ordinary general meeting of shareholders is March 31 of each year.

Any shareholder or group of shareholders of Panasonic holding at least three percent of the total number of voting rights for a period of six months or more may require the convocation of a general meeting of shareholders for a particular purpose by showing such a purpose and reason for convocation to a Representative Director. Unless such shareholders’ meeting is convened promptly or a convocation notice of a meeting which is to be held not later than eight weeks from the day of such demand is dispatched, the requiring shareholder may, upon obtaining a court approval, convene such shareholders’ meeting.

Any shareholder or group of shareholders of Panasonic holding at least 300 voting rights or one percent of the total number of voting rights for a period of six months or more may propose a matter to be considered at a general meeting of shareholders by showing such matter to a Representative Director at least eight weeks prior to the date of such meeting.

Under the Company Law, any of minimum percentages, time periods and number of voting rights necessary for exercising the minority shareholder rights described above may be decreased or shortened if the articles of incorporation of a joint stock corporation so provide.

Voting rights

So long as Panasonic maintains the unit share system (see “Description of Panasonic’s Common Stock—Unit share system” below; currently 100 shares constitute one unit) a holder of shares constituting one or more full units is entitled to one voting right per unit of shares subject to the limitations on voting rights set forth in the following two sentences. Any corporate or certain other entity, one-quarter or more of whose total voting rights are directly or indirectly owned by Panasonic, may not exercise its voting rights with respect to shares of Common Stock of Panasonic that it owns. In addition, Panasonic may not exercise its voting rights with respect to its shares that it owns. If Panasonic eliminates from its Articles of Incorporation the provisions relating to the unit of shares, holders of Common Stock will have one voting right for each share they hold. Except as otherwise provided by law or by the Articles of Incorporation, a resolution can be adopted at a general meeting of shareholders by a majority of the number of voting rights of all the shareholders entitled to exercise their voting rights represented at the meeting. The Company Law and Panasonic’s Articles of Incorporation provide, however, that the quorum for the election of Directors and Corporate Auditors shall not be less than one-third of the total number of voting rights of all the shareholders entitled to exercise their voting rights. Panasonic’s shareholders are not entitled to cumulative voting in the election of Directors. Shareholders may exercise their voting rights through proxies, provided that the proxies are also shareholders holding voting rights. Panasonic’s shareholders also may cast their votes in writing, or exercise their voting rights by electronic means pursuant to the method determined by the Board of Directors.

The Company Law and Panasonic’s Articles of Incorporation provide that in order to amend the Articles of Incorporation and in certain other instances, including:

(1)	acquisition of its own shares from a specific party other than its subsidiaries;

(2)	consolidation of shares;

(3)	any offering of new shares at a “specially favorable” price (or any offering of stock acquisition rights to acquire shares of capital stock, or bonds with stock acquisition rights at “specially favorable” conditions) to any persons other than shareholders;

(4)	the removal of a Corporate Auditor;

(5)	the exemption of liability of a Director, Corporate Auditor or Accounting Auditor to a certain extent set forth in the Company Law;

(6)	a reduction of stated capital with certain exceptions in which just a usual resolution of shareholders is required or a shareholders’ resolution is not required;

(7)	a distribution of in-kind dividends which meets certain qualifications;

(8)	dissolution, liquidation, merger, consolidation, or corporate split with certain exceptions in which a shareholders’ resolution is not required;

(9)	the transfer of the whole or a material part of the business;

(10)	the taking over of the whole of the business of any other corporation with certain exceptions in which a shareholders’ resolution is not required; or

(11)	share exchange or share transfer for the purpose of establishing 100% parent-subsidiary relationships with certain exceptions in which a shareholders’ resolution is not required;

the quorum shall be one-third of the total voting rights of all the shareholders and the approval by at least two-thirds of the voting rights of all the shareholders entitled to exercise their voting rights represented at the meeting is required (the “special shareholders resolutions”).

Pursuant to the terms of the Amended and Restated Deposit Agreement relating to American Depositing Receipts (ADRs) evidencing ADSs, each ADS representing one share of Common Stock of Panasonic, as soon as practicable after receipt of notice of any meeting of shareholders of Panasonic, the Depositary (currently JPMorgan Chase Bank, N.A.) will mail to the record holders of ADRs a notice which will contain the information in the notice of the meeting. The record holders of ADRs on a date specified by the Depositary will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the shares of Common Stock of Panasonic represented by their ADSs. The Depositary will endeavor, in so far as practicable, to vote the number of shares of Common Stock of Panasonic represented by such ADSs in accordance with such instructions. In the absence of such instructions, the Depositary has agreed to give a discretionary proxy to a person designated by Panasonic to vote in favor of any proposals or recommendations of Panasonic. However, such proxy may not be given with respect to any matter which Panasonic informs the Depositary that Panasonic does not wish such proxy given, or for any proposal that has, in the discretion of the Depositary, a materially adverse effect on the rights of shareholders of Panasonic.

Issue of additional shares

Holders of Panasonic’s shares of Common Stock have no pre-emptive rights under the Company Law. Authorized but unissued shares may be issued at such times and upon such terms as the Board of Directors determines, subject to the limitations as to the offering of new shares at a “specially favorable” price mentioned under “Voting rights” above. In the case of an issuance or transfer of Panasonic’s shares of Common Stock or stock acquisition rights by way of an allotment to a third party which would dilute the outstanding voting shares by 25% or more or change the controlling shareholder, in addition to a resolution of the Board of Directors, the approval of the shareholders or an affirmative opinion from a person independent of our management is generally required pursuant to the regulations of the Japanese stock exchanges. The Board of Directors may, however, determine that shareholders shall be given subscription rights regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all shareholders as at a record date at least two weeks prior to which public notice must be given. Each of the shareholders to whom such rights are given must also be given notice of the expiry thereof at least two weeks prior to the date on which such rights expire.

Subject to certain conditions, Panasonic may issue stock acquisition rights or bonds with stock acquisition rights by a resolution of the Board of Directors. Holders of stock acquisition rights may exercise their rights to acquire a certain number of shares within the exercise period as prescribed in the terms of their stock acquisition rights. Upon the exercise of stock acquisition rights, Panasonic will be obliged to issue the relevant number of new shares or alternatively to transfer the necessary number of treasury stock held by it. Panasonic may determine by a resolution of the Board of Directors at the time of offerings that a transfer of the stock acquisition rights shall require the approval of Panasonic. Whether Panasonic will determine such a matter in future stock acquisition rights offerings will depend upon the circumstances at the time of such offerings.

Liquidation rights

In the event of a liquidation of Panasonic, the assets remaining after payment of all debts and liquidation expenses and taxes will be distributed among shareholders in proportion to the respective numbers of shares of Common Stock held.

Record date

As mentioned above (see “Description of Panasonic’s Common Stock—Distribution of Surplus—Distribution of Surplus—General”), March 31 is the record date for Panasonic’s year-end dividends. So long as Panasonic maintains the unit share system, the shareholders who are registered as the holders of one or more units of shares in Panasonic’s registers of shareholders at the end of each March 31 are entitled to exercise shareholders’ rights at the ordinary general meeting of shareholders with respect to the business year ending on such March 31. September 30 is the record date for interim dividends. In addition, Panasonic may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least two weeks’ prior public notice. Under the Book-entry Transfer Law, JASDEC is required to give Panasonic a notice of the names and addresses of the shareholders, the number of shares held by them and other relevant information as of each such record date, and Panasonic’s register of shareholders shall be updated accordingly.

The shares generally goes ex-dividends or ex-rights on Japanese stock exchanges on the second business day prior to a record date (or if the record date is not a business day, the third business day prior thereto), for the purpose of dividends or rights offerings.

Acquisition by Panasonic of its common stock

Under the Company Law and Panasonic’s Articles of Incorporation, Panasonic may acquire its own shares of Common Stock (i) from a specific shareholder other than any of its subsidiaries (pursuant to a special shareholders resolution), (ii) from any of its subsidiaries (pursuant to a resolution of the Board of Directors), or (iii) by way of purchase on any Japanese stock exchange on which Panasonic’s shares of Common Stock are listed or by way of tender offer (as long as its non-consolidated annual financial statements and certain documents for the last business year fairly present its asset and profit or loss status, as required by ordinances of the Ministry of Justice) (in either case pursuant to an ordinary resolution of a general meeting of shareholders or a resolution of the Board of Directors). In the case of (i) above, any other shareholder may make a request to Panasonic that such other shareholder be included as a seller in the proposed purchase, provided that no such right will be available if the purchase price or any other consideration to be received by the relevant specific shareholder will not exceed the last trading price of the shares on the relevant stock exchange on the day immediately preceding the date on which the resolution mentioned in (i) above was adopted (or, if there is no trading in the shares on the stock exchange or if the stock exchange is not open on such day, the price at which the shares are first traded on such stock exchange thereafter).

Shares acquired by Panasonic may be held for any period or may be cancelled by a resolution of the Board of Directors. Panasonic may also transfer such shares to any person, subject to a resolution of the Board of Directors and to other requirements similar to those applicable to the issuance of new shares, as described in “Issue of additional shares and pre-emptive rights” above. Panasonic may also utilize its treasury stock for the purpose of transfer to any person upon exercise of stock acquisition rights or for the purpose of acquiring another company by way of merger, share exchange or corporate split through exchange of treasury stock for shares or assets of the acquired company.

Unit share system

The Articles of Incorporation of Panasonic provide that 100 shares constitute one unit of shares of Common Stock. Although the number of shares constituting one unit is included in the Articles of Incorporation, any amendment to the Articles of Incorporation reducing (but not increasing) the number of shares constituting one unit or eliminating the provisions for the unit of shares may be made by a resolution of the Board of Directors rather than by a special shareholders resolution, which is otherwise required for amending the Articles of Incorporation. The number of shares constituting one unit, however, cannot exceed 1,000.

Under the unit share system, shareholders shall have one voting right for each unit of shares that they hold. Any number of shares less than a full unit will carry no voting rights.

Under the central book-entry transfer system operated by JASDEC, shares constituting less than one unit are generally transferable. Under the rules of the Japanese stock exchanges, however, shares constituting less than one unit do not comprise a trading unit, except in limited circumstances, and accordingly may not be sold on the Japanese stock exchanges.

A holder of shares constituting less than one unit may require Panasonic to purchase such shares at their market value in accordance with the provisions of the Share Handling Regulations of Panasonic. In addition, the Articles of Incorporation of Panasonic provide that a holder of shares constituting less than one unit may request Panasonic to sell to such holder such amount of shares which will, when added together with the shares constituting less than one unit held by such holder, constitute one unit of stock, in accordance with the provisions of the Share Handling Regulations of Panasonic. As prescribed in the Share Handling Regulations, such requests shall be made through an account management institution and JASDEC pursuant to the rules set by JASDEC, without going through the notification procedure required for the exercise of shareholders’ rights entitled regardless of record dates as described in “—General.”

A holder who owns ADRs evidencing less than 100 ADSs will indirectly own less than one full unit of shares of Common Stock. Although, as discussed above, under the unit share system holders of less than one unit have the right to require Panasonic to purchase their shares or sell shares held by Panasonic to such holders, holders of ADRs evidencing ADSs that represent other than integral multiples of units are unable to withdraw the underlying shares of Common Stock representing less than one unit and, therefore, are unable, as a practical matter, to exercise the rights to require Panasonic to purchase such underlying shares or sell shares held by Panasonic to such holders. As a result, access to the Japanese markets by holders of ADRs through the withdrawal mechanism will not be available for dispositions of shares of Common Stock in lots less than one unit. The unit share system does not affect the transferability of ADSs, which may be transferred in lots of any size.

Sale by Panasonic of shares held by shareholders whose location is unknown

Panasonic is not required to send a notice to a shareholder if a notice to such shareholder fails to arrive at the registered address of the shareholder in Panasonic’s register of shareholders or at the address otherwise notified to Panasonic continuously for five years or more.

In addition, Panasonic may sell or otherwise dispose of shares of Common Stock for which the location of the shareholder is unknown. Generally, if (i) notices to a shareholder fail to arrive continuously for five years or more at the shareholder’s registered address in Panasonic’s register of shareholders or at the address otherwise notified to Panasonic, and (ii) the shareholder fails to receive distribution of Surplus on the shares continuously for five years or more at the address registered in Panasonic’s register of shareholders or at the address otherwise notified to Panasonic, Panasonic may sell or otherwise dispose of the shareholder’s shares by a resolution of the Board of Directors and after giving at least three months’ prior public and individual notice, and hold or deposit the proceeds of such sale or disposal of shares at the then market price of the shares for the shareholder, the location of which is unknown.

Reporting of substantial shareholdings, etc.

The Financial Instruments and Exchange Law of Japan and regulations thereunder requires any person, regardless of his/her residence, who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares with voting rights of common stock of a company listed on any Japanese stock exchange or whose shares are traded on the over-the-counter market in Japan, to file with the Director-General of a competent Local Finance Bureau of Ministry of Finance within five business days from the date of becoming such holder a Substantial Shareholding Report.

A similar report must also be filed in respect to any subsequent change of 1% or more in any such holding or any change in material matters set out in reports previously filed, with certain exceptions. For this purpose, shares issuable to such person upon conversion of convertible securities or exercise of share subscription warrants or stock acquisition rights are taken into account in determining both the number of shares with voting rights held by such holder and the issuer’s total issued share capital. Any such report shall be filed with the Director General of the relevant Finance Bureau of the Ministry of Finance through the Electronic Disclosure for Investors’ Network (EDINET) system. Copies of such report must also be furnished to the issuer of such shares.

Except for the general limitations under Japanese anti-trust and anti-monopoly regulations on holding shares of common stock of a Japanese corporation which leads or may lead to a restraint of trade or a monopoly, except for the limitations under the Foreign Exchange Regulations as described in “D. Exchange Controls” below, and except for general limitations under the Company Law or Panasonic’s Articles of Incorporation on the rights of shareholders applicable regardless of residence or nationality, there is practically no limitation under Japanese laws and regulations applicable to Panasonic or under its Articles of Incorporation on the rights of non-resident or foreign shareholders to hold the shares of Common Stock of Panasonic or exercise voting rights thereon.

There is no provision in Panasonic’s Articles of Incorporation that would have an effect of delaying, deferring or preventing a change in control of Panasonic and that would operate only with respect to merger, consolidation, acquisition or corporate restructuring involving Panasonic. However, the Board of Directors resolved to adopt the ESV Plan which provides certain rules which a Large-scale Purchaser who intends to acquire 20% or more of all voting rights of Panasonic must comply with. (For details, please see “Initiatives to Maximize Shareholder Value” below.)

* Initiatives to Maximize Shareholder Value

On April 28, 2005, the Board of Directors resolved to adopt a policy related to a Large-scale Purchase of the Panasonic’s shares called the Enhancement of Shareholder Value (ESV) Plan. The ESV Plan has been approved at Board of Directors meetings every year since then. On May 7, 2010, the Board of Directors resolved to continue the ESV Plan.

With respect to a Large-scale Purchaser who intends to acquire 20% or more of all voting rights of Panasonic, this policy requires that (i) a Large-scale Purchaser provides sufficient information, such as its outline, purposes or conditions, the basis for determination of the purchase price and funds for purchase, and management policies and business plans which the Large-scale Purchaser intends to adopt after the completion of the Large-scale Purchase, to the Board of Directors before a Large-scale Purchase is to be conducted and (ii) after all required information is provided, the Board of Directors should be allowed a sufficient period of time (a sixty-day period or a ninety-day period) for consideration.

The Board of Directors intends to assess and examine any proposed Large-scale Purchase after the information on such purchase is provided, and subsequently to disclose the opinion of the Board of Directors and any other information needed to assist shareholders in making their decisions. The Board of Directors may negotiate with the Large-scale Purchaser regarding purchase conditions or suggest alternative plans to shareholders, if it is deemed necessary.

If a Large-scale Purchaser does not comply with the rules laid out in the ESV Plan, Panasonic’s Board of Directors may take countermeasures against the Large-scale Purchaser to protect the interests of all shareholders. Countermeasures include the implementation of stock splits, issuance of stock acquisition rights (including allotment of share options without contribution) or any other measures that the Board of Directors is permitted to take under the Company Law in Japan, other laws and Panasonic’s Articles of Incorporation.

If a Large-scale Purchaser complies with the Large-scale Purchase rules, the Board of Directors does not intend to prevent the Large-scale Purchase at its own discretion, unless it is clear that such Large-scale Purchase will cause irreparable damage or loss to Panasonic.

The Board of Directors will make decisions relating to countermeasures by referring to advice from outside professionals, such as lawyers and financial advisers, and fully respect the opinions of outside directors and statutory corporate auditors.

When invoking the aforementioned countermeasures, if Panasonic’s Board of Directors decides that it is appropriate to confirm the will of shareholders from the perspective of the interest of all shareholders, a general meeting of shareholders will be held. If Panasonic’s Board of Directors decides to hold a general meeting of shareholders, it will give notice to that effect as well as the reasons for such a meeting at that time.

The Board of Directors will adopt specific countermeasures which it deems appropriate at that time. If the Board of Directors elects to make a stock split for shareholders as of a certain record date, the maximum ratio of the stock split shall be five-for-one. If the Board of Directors elects to issue stock acquisition rights to shareholders, Panasonic will issue one stock acquisition right for every share held by shareholders on a specified record date. One share shall be issued on the exercise of each stock acquisition right.

If the Board of Directors elects to issue stock acquisition rights as a countermeasure, it may determine the exercise period and exercise conditions of the stock acquisition rights in consideration of the effectiveness thereof as a countermeasure, such as the condition that shareholders do not belong to a specific group of shareholders including a Large-scale Purchaser, as well as the conditions that allow Panasonic to acquire share options by swapping Panasonic stock with a party other than the Large-scale Purchaser. Panasonic recognizes that the aforementioned countermeasures may cause damage or loss, economic or otherwise, to a prospective Large-scale Purchaser who does not comply with the Large-scale Purchase Rules.

Panasonic does not anticipate that taking such countermeasures will cause shareholders, other than the Largescale Purchaser, economic damage or loss of any rights. However, in the event that the Board of Directors determines to take a specific countermeasure, the Board of Directors will disclose such countermeasure in a timely and appropriate manner, pursuant to relevant laws and stock exchange regulations. The terms of office of all Directors are for one year, and they are elected at an annual general meeting of shareholders in June of each year. All of the two Outside Directors and three Outside Corporate Auditors are notified to the Japanese stock exchanges as “independent directors/corporate auditors” pursuant to the regulations of the Japanese stock exchanges and are unlikely to have any conflict of interests with our shareholders. Panasonic’s Board of Directors intends to review the Large-scale Purchase Rules, as necessary, for reasons including amendments to applicable legislation. Any such review would be conducted strictly in the interests of all shareholders.

Daily price fluctuation limits under Japanese stock exchange rules

Stock prices on Japanese stock exchanges are determined on a real-time basis by the balance between bids and offers. These stock exchanges are order-driven markets without specialists or market makers to guide price formation. In order to prevent excessive volatility, these stock exchanges set daily upward and downward price range limitations for each listed stock, based on the previous day’s closing price. Although transactions may continue at the upward or downward limit price if the limit price is reached on a particular trading day, no transactions may take place outside these limits. Consequently, an investor wishing to sell at a price above or below the relevant daily limit on these stock exchanges may not be able to effect a sale at such price on a particular trading day, or at all.

Exchange Controls

The Foreign Exchange and Foreign Trade Law of Japan and its related cabinet orders and ministerial ordinances (the “Foreign Exchange Regulations”) govern the acquisition and holding of shares of Common Stock of Panasonic by “exchange non-residents” and by “foreign investors.” The Foreign Exchange Regulations currently in effect may affect transactions between exchange non-residents to purchase or sell shares in certain circumstances, even if such transactions are being made outside Japan using currencies other than Japanese yen.

Exchange non-residents are:

(i)	individuals who do not reside in Japan; and

(ii)	corporations whose principal offices are located outside Japan.

Generally, branches and other offices of non-resident corporations that are located within Japan are regarded as residents of Japan. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are:

(i)	individuals who are exchange non-residents;

(ii)	corporations that are organized under the laws of foreign countries or whose principal offices are located outside of Japan; and

(iii)	corporations (1) of which 50% or more of their shares are held by individuals who are exchange non-residents and/or corporations (a) that are organized under the laws of foreign countries or (b) whose principal offices are located outside of Japan or (2) a majority of whose officers, or officers having the power of representation, are individuals who are exchange non-residents.

In general, the acquisition of shares of a Japanese company (such as the shares of Common Stock of Panasonic) by an exchange non-resident from a resident of Japan is not subject to any prior filing requirements. In certain circumstances, however, the Minister of Finance may require prior approval of an acquisition of this type. While prior approval, as described above, is not required, in the case where a resident of Japan transfers shares of a Japanese company (such as the shares of Common Stock of Panasonic) for consideration exceeding 100 million yen to an exchange non-resident, the resident of Japan who transfers the shares is required to report the transfer to the Minister of Finance within 20 days from the date of the transfer, unless the transfer was made through a bank or financial instruments business operator licensed or registered under Japanese law.

If a foreign investor acquires shares of a Japanese company that is listed on a Japanese stock exchange (such as the shares of Common Stock of Panasonic) or that is traded on an over-the-counter market in Japan and, as a result of the acquisition, the foreign investor, in combination with any existing holdings, directly or indirectly holds 10% or more of the issued shares of the relevant company, the foreign investor must file a report of the acquisition with the Minister of Finance and any other competent Ministers having jurisdiction over that Japanese company on or before the 15th day of the month following the month in which such acquisition was made. However, in certain circumstances, such as where a business of a Japanese company falls under any business related to the national security of Japan or to maintenance of public safety, etc. which is listed in a schedule included in the Foreign Exchange Regulations, or where the foreign investor is in a country that is not listed in an exemption schedule included in the Foreign Exchange Regulations, a prior notification of the acquisition must be filed with, and the proposed acquisition must be subject to an examination process by, the Minister of Finance and any other competent Ministers, who may then modify or prohibit the proposed acquisition. In such circumstances, the foreign investor must wait until the examination process is completed, which ordinarily takes 30 days after the filing in principle although such waiting period may be shortened or extended to up to 5 months. Panasonic believes that certain businesses of Panasonic fall under businesses listed in the above-mentioned schedule in the Foreign Exchange Regulation, and thus, a foreign investor must file a prior notification of the acquisition with, and must be subject to an examination process by, the Minister of Finance and any other competent Ministers.

Under the Foreign Exchange Regulations, dividends paid on and the proceeds from the sale in Japan of shares of Common Stock of Panasonic held by non-residents of Japan may generally be converted into any foreign currency and repatriated abroad.

TAXATION

You are urged to consult your own tax advisor regarding the United States federal, state and local and the Japanese and other tax consequences of the Share Exchange and of owning and disposing of Panasonic’s shares or ADSs in your particular circumstances.

For the purposes of discussion of Japanese and U.S. tax consequences of the Share Exchange below, the term “Treaty” shall refer to the current income tax convention between the United States and Japan, as amended (possibly with retroactive effect); a “U.S. Holder” shall refer to any beneficial owner of shares of Panasonic’s common stock or of ADRs evidencing ADSs representing shares of Panasonic’s common stock that, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes organized in or under the laws of the United States, any State, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source; or (iv) a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; a “non-U.S. Holder” is a beneficial owner of shares of Panasonic’s common stock who is not a United States person for U.S. federal income tax purposes; and an “Eligible U.S. Holder” shall refer to a U.S. Holder that: (i) is a resident of the United States for purposes of the Treaty; (ii) does not maintain a permanent establishment in Japan (a) with which shares of Panasonic’s common stock or ADSs are effectively connected or (b) of which shares of Panasonic’s common stock or ADSs form part of the business property; and (iii) is eligible for benefits under the Treaty, with respect to income and gain derived in connection with the shares of Panasonic’s common stock or ADSs.

Japanese Tax Consequences

The following is a summary of the principal Japanese tax consequences (limited to national taxes) of the Share Exchange and the ownership of shares of Panasonic’s common stock or ADSs to non-resident holders who hold shares of SANYO’s common stock and ultimately of Panasonic’s common stock or ADSs. A “non-resident holder” means a holder of shares of SANYO’s or Panasonic’s common stock or ADSs, as the case may be, who holds such shares or ADSs as portfolio investments, and who is a non-resident individual of Japan or a non-Japanese corporation without a permanent establishment in Japan.

The statements regarding Japanese tax laws set forth below are based on the laws in force and double taxation conventions applicable as of the date hereof which are subject to change, possibly on a retroactive basis, including changes due to forthcoming 2011 Annual Tax Reform. This summary is not exhaustive of all possible tax considerations which may apply to a particular non-resident holder and potential non-resident holders are advised to satisfy themselves as to the overall tax consequences of the Share Exchange and of the acquisition, ownership and disposition of Panasonic’s shares or ADSs, including specifically the tax consequences under Japanese law, the laws of the jurisdiction of which they are residents, and any tax treaty between Japan and their country of residence, by consulting their own tax advisors.

Consequences of the Share Exchange

Under the terms of the Share Exchange, shares of SANYO’s common stock will be exchanged solely for shares of Panasonic’s common stock, and no cash or other property other than shares of Panasonic’s common stock will be distributed to holders of shares of SANYO’s common stock, except that some holders of shares of SANYO’s common stock may receive cash (i) in lieu of fractional shares of Panasonic’s common stock where such fractional shares arise due to the exchange ratio in the Share Exchange or (ii) as a result of their exercise of dissenters’ appraisal rights under the Company Law.

On the basis of the foregoing, in the opinion of Panasonic’s Japanese counsel, Nagashima Ohno & Tsunematsu, subject to certain limited exceptions set forth below, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of shares of SANYO’s common stock. As such, except as described in the following paragraphs, as long as non-resident holders of shares of SANYO’s common stock receive only shares of Panasonic’s common stock in exchange for the SANYO shares in the Share Exchange, such non-resident shareholders will not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange.

If holders of shares of SANYO’s common stock receive any cash in lieu of fractional shares of Panasonic’s common stock, such cash is deemed to be sale proceeds for such fractional shares and, consequently, such shareholders will generally recognize capital gains or losses for Japanese tax purposes with respect to their SANYO shares that would otherwise have been exchanged for such fractional shares of Panasonic’s common stock. However, non-resident holders holding SANYO shares as a portfolio investor are generally not subject to Japanese taxation with respect to such gains derived from the sale of their shares under Japanese tax law.

If holders of shares of SANYO’s common stock receive cash payments of the sale price from SANYO as a result of their exercise of dissenters’ appraisal rights under the Company Law (see “The Share Exchange—Dissenters’ Appraisal Rights”), the portion of such sale price in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws will be deemed dividends for Japanese tax purposes, and such deemed dividend portion, if any, will generally be subject to Japanese withholding tax. Non-resident holders who wish to exercise dissenters’ appraisal rights are urged to consult their own tax advisors with respect to the exact tax consequences of their exercise of dissenters’ appraisal rights.

Ownership and Disposition of Panasonic Shares

Generally, a non-resident holder will be subject to Japanese withholding tax on dividends paid by Panasonic. Such taxes are withheld prior to payment of dividends as required by Japanese law. Stock splits in themselves generally are not subject to Japanese income tax.

For the purpose of Japanese taxation, a non-resident holder of ADSs is generally treated as a beneficial owner of the shares of Panasonic’s common stock underlying the ADSs evidenced by the ADRs. Deposits or withdrawals of shares of Panasonic’s common stock by a non-resident holder in exchange for ADSs are generally not subject to Japanese income or corporation tax.

In the absence of any applicable tax treaty, convention or agreement reducing the maximum rate of Japanese withholding tax, or allowing exemption from Japanese withholding tax, the rate of Japanese withholding tax applicable to dividends paid by a Japanese corporation to non-resident holders is generally 20%. However, with respect to dividends paid on listed shares issued by a Japanese corporation (such as shares of Panasonic’s common stock or ADSs) to non-resident holders, except for any individual shareholder who holds 5% or more of the total number of shares issued by the relevant Japanese corporation, the aforementioned 20% withholding tax rate is reduced to (i) 7% for dividends to be paid on or before December 31, 2011, and (ii) 15% for dividends to be paid on or after January 1, 2012.

At the date of this prospectus, Japan has income tax treaties, conventions or agreements in force, whereby the above-mentioned withholding tax rate is reduced, in most cases to 15% or 10% for portfolio investors (15% under the income tax treaties with, among other countries, Belgium, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, the Netherlands. New Zealand, Norway, Singapore, Spain, Sweden and Switzerland, and 10% under the income tax treaties with Australia, France, the U.K. and the United States.)

Under the Treaty, the maximum rate of Japanese withholding tax which may be imposed on dividends paid by a Japanese corporation to an Eligible U.S. Holder that is a portfolio investor is generally limited to 10% of the gross amount actually distributed, and dividends paid by a Japanese corporation to an Eligible U.S. Holder that is a pension fund are exempt from Japanese income taxation by way of withholding or otherwise unless such dividends are derived from the carrying on of a business, directly or indirectly, by such pension fund.

If the maximum tax rate provided for in the income tax treaty applicable to dividends paid by Panasonic to any particular non-resident holder is lower than the withholding tax rate otherwise applicable under Japanese tax law, or if any particular non-resident holder is exempt from Japanese income tax with respect to such dividends under the income tax treaty applicable to such particular non-resident holder, such non-resident holder of shares of Panasonic’s common stock who is entitled to a reduced rate of or exemption from Japanese withholding tax on payment of dividends is required to submit an Application Form for Income Tax Convention Regarding Relief from Japanese Income Tax on Dividends in advance through the withholding agent to the relevant tax authority before such payment of dividends. A standing proxy for non-resident holders may provide this application service. With respect to ADSs, this reduced rate or exemption is applicable if the Depositary or its agent submits two Application Forms (one before payment of dividends, the other within eight months after the record date concerning such payment of dividends) together with certain other documents to the Japanese tax authority. To claim this reduced rate or exemption, any relevant non-resident holder of ADSs will be required to file a proof of taxpayer status, residence and beneficial ownership (as applicable) and to provide other information or documents as may be required by the Depositary. A non-resident holder who is entitled, under an applicable income tax treaty, to a reduced treaty rate lower than the withholding tax rate otherwise applicable under Japanese tax law or an exemption from the withholding tax, but failed to submit the required application in advance will be entitled to claim the refund of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-resident holder is entitled to a reduced treaty rate under the applicable income tax treaty) or the whole of the withholding tax withheld (if such non-resident holder is entitled to an exemption under the applicable income tax treaty) from the relevant Japanese tax authority, by complying with a certain subsequent filing procedure. Panasonic does not assume any responsibility to ensure withholding at the reduced treaty rate or not withholding for shareholders who would be so eligible under an applicable tax treaty but where the required procedures as stated above are not followed.

Gains derived from the sale or other disposition of shares of Panasonic’s common stock or ADSs outside Japan by a non-resident holder holding such shares or ADSs as a portfolio investor are, in general, not subject to Japanese income or corporation tax under Japanese tax law. Eligible U.S. Holders are not subject to Japanese income or corporation tax with respect to such gains under the Treaty, subject to a certain filing requirement under Japanese law.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual who has acquired from an individual shares of Panasonic’s common stock or ADSs as legatee, heir or donee even if neither the acquiring individual nor the deceased nor the donor is a Japanese resident.

Holders of Panasonic’s shares of common stock or ADSs should consult their tax advisors regarding the effect of these taxes and, in the case of U.S. Holders, the possible application of the Estate and Gift Tax Treaty between the U.S. and Japan.

Material U.S. Federal Income Tax Consequences

This section is the opinion of Sullivan & Cromwell LLP, U.S. tax counsel to Panasonic, regarding the material United States federal income tax consequences of the Share Exchange and the ownership of shares of Panasonic’s common stock or ADSs. It applies to persons who hold the common stock of SANYO, and who will ultimately hold shares of Panasonic’s common stock or ADSs, as capital assets for U.S. federal income tax purposes. This section does not apply to members of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more of the voting stock of SANYO or Panasonic,

•	a person that holds SANYO’s common stock or Panasonic’s common stock or ADSs as part of a straddle or a hedging or conversion transaction, or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the Treaty. These laws are subject to change, possibly on a retroactive basis.

In general, for purposes of U.S. federal income tax purposes, beneficial owners of ADRs evidencing ADSs will be treated as owners of the shares of Panasonic’s common stock represented by those ADSs, and exchanges of shares of Panasonic’s common stock for ADRs, and exchanges of ADRs for shares of Panasonic’s common stock, will not be subject to U.S. federal income tax. Therefore, the following discussion of U.S. federal income tax consequences also applies to holders of Panasonic’s common stock who, after the Share Exchange, exchange their Panasonic’s common shares for Panasonic’s ADSs, provided that the obligations contemplated by the deposit agreement between Panasonic and the depositary for Panasonic’s ADR facility are performed in accordance with their terms.

If a partnership holds the shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the shares should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the shares.

Shareholders of SANYO should consult their own tax advisor regarding the United States federal, state and local and the Japanese and other tax consequences of the Share Exchange and of owning and disposing of shares of Panasonic’s common stock in their particular circumstances.

Transfer of SANYO Shares for Panasonic Shares

Panasonic expects that certain conditions necessary to qualify the Share Exchange as a “reorganization” will not be satisfied. As a result, U.S. Holders will generally recognize a capital gain or loss measured by the difference between (i) the sum of (A) the fair market value (in U.S. dollars) of Panasonic’s common stock received in exchange for their SANYO shares and (B) any cash received in lieu of fractional shares of Panasonic’s common stock, and (ii) their tax basis in the shares of SANYO’s common stock they hold. Such capital gain or loss will be long-term capital gain or loss if, at the time of the exchange, their holding period in their shares of SANYO’s common stock exceeds one year. A U.S. Holder’s tax basis in shares of Panasonic’s common stock received in the Shares Exchange will be the fair market value (in U.S. dollars) of those shares on the date the holder receives them. The U.S. Holder’s holding period for shares of Panasonic’s common stock received in the Share Exchange will begin on the day after the date the holder receives those shares.

Tax Consequences of Owning Panasonic’s Common Stock

Taxation of Dividends—U.S. Holders. Under the U.S. federal income tax laws a U.S. Holder must include in his or her gross income the gross amount of any dividend paid by Panasonic out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes). Dividends paid to a noncorporate U.S. Holder in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to the holder at a maximum tax rate of 15% provided that the holder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends we pay with respect to the shares generally will be qualified dividend income. A U.S. Holder must include any Japanese tax withheld from the dividend payment in this gross amount even though the holder does not in fact receive it. The dividend is ordinary income that a U.S. Holder must include in income when the holder receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution that a U.S. Holder must include in the U.S. Holder’s income will be the U.S. dollar value of the Japanese yen payments made, determined at the spot Japanese yen/U.S. dollar exchange rate on the date the dividend distribution is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date a U.S. Holder includes the dividend payment in income to the date the holder converts the payment into U.S. dollars will be treated as ordinary income or loss. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the shares of Panasonic’s common stock and thereafter as capital gain.

The Japanese tax withheld in accordance with the Treaty and paid over to Japan will be eligible for credit against a U.S. Holder’s U.S. federal income tax liability except to the extent a refund of the tax withheld is available to the holder under Japanese tax law or under the Treaty. The amount allowed to a U.S. Holder as a credit generally is limited to the amount of the holder’s U.S. federal income tax liability that is attributable to income from sources outside the United States and is computed separately with respect to different types of income that the holder receives from non-U.S. sources. Dividends paid by Panasonic will be income from sources outside the United States and depending on the circumstances of the U.S. Holder, will be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to a U.S. Holder.

Taxation of Dividends—Non-U.S. Holders. Dividends paid to a non-U.S. Holder in respect of shares of Panasonic’s common stock will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with the holder’s conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that he or she maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting him or her to U.S. taxation on a net income basis. In such cases a non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder. If a non-U.S. Holder is a corporate non-U.S. Holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains—U.S. Holders. A U.S. Holder who sells or otherwise disposes of the holder’s shares of Panasonic’s common stock will recognize a capital gain of loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the holder realizes and the holder’s tax basis, determined in U.S. dollars, in those shares. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates when the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Taxation of Capital Gains—Non-U.S. Holders. A non-U.S. Holder will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of the holder’s shares of Panasonic’s common stock unless:

•

the gain is "effectively connected" with his or her conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that the holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis, or

•	the holder is an individual, is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

“Effectively connected” gains of a corporate non-U.S. Holder that it recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company Considerations

Panasonic believes that shares of common stock should not be treated as stock of a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and thus may be subject to change. If Panasonic were to be treated as a PFIC (unless a U.S. Holder elects to be taxed annually on a mark-to-market basis with respect to the shares of common stock), gain realized on the sale or other disposition or shares of common stock would in general not be treated as capital gain, and a U.S. Holder would be treated as if such holder had realized such gain and certain “excess distributions” ratably over the holder's holding period for the shares of common stock and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of share, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If a holder is a U.S. person that is an individual, estate or trust, the holder is urged to consult the holder’s tax advisors regarding the applicability of the Medicare tax to the holder’s income and gains in respect of the holder’s investment in the shares.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. Holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the stock.

Backup Withholding and Information Reporting.

U.S. Holders. Information reporting requirements for a noncorporate U.S. Holder, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or other taxable distributions made to him or her within the United States, and

•	the payment of proceeds to him or her from the sale of shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments to a noncorporate U.S. Holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that he or she has failed to report all interest and dividends required to be shown on his or her federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Pursuant to recently enacted legislation, certain payments in respect of shares made to corporate U.S. Holders after December 31, 2011 may be subject to information reporting and backup withholding.

Non-U.S. Holders. A non-U.S. Holder is generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to the holder outside the United States and

•

other dividend payments and the payment of the proceeds from the sale of shares of Panasonic’s common stock effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the holder certifies, under penalties of perjury that the holder is a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	he or she otherwise establishes an exemption.

Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by a non-U.S. Holder in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the holder otherwise establishes an exemption.

In addition, a sale of shares of Panasonic’s common stock will be subject to information reporting, but not backup withholding, if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that the person is a United States person and the documentation requirements described above are met or the person otherwise establishes an exemption.

A person generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the person’s income tax liability by properly filing a refund claim with the Internal Revenue Service.

COMPARISON OF SHAREHOLDERS’ RIGHTS

Both Panasonic and SANYO are joint stock corporations organized under the laws of Japan. Panasonic’s common stock is listed on the First Sections of the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange. SANYO’s common stock is listed on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange. In addition, the description of the attributes of shares of common stock in the share capital provisions of the articles of incorporation of Panasonic and SANYO are substantially similar. As a result, there are no material differences between the rights of holders of Panasonic’s common stock and of SANYO’s common stock from a legal perspective.

EXPERTS

The consolidated financial statements and schedule of Panasonic as of March 31, 2010 and 2009, and for each of the years in the three-year period ended March 31, 2010 have been included herein and in the registration statement in reliance upon the report of KPMG AZSA LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of SANYO as of March 31, 2010 and 2009 and for each of the years in the two-year period ended March 31, 2010, have been included herein and in the registration statement in reliance upon the report of KPMG AZSA LLC, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF PANASONIC SHARES

Nagashima Ohno & Tsunematsu, Japanese counsel for Panasonic, will render an opinion with respect to the validity of the shares of its common stock to be transferred in the Share Exchange.

WHERE YOU CAN FIND MORE INFORMATION

Panasonic is a “foreign private issuer” and, under the rules adopted under the Securities Exchange Act of 1934 (the “Exchange Act”), will be exempt from some of the requirements of that Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

Panasonic is subject to reporting obligations under the Exchange Act and the rules thereunder and any filings it makes will be available via the website of the United States Securities and Exchange Commission, or SEC, at www.sec.gov. You may also read and copy any reports, statements or other information filed by Panasonic at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains filings by reporting companies, including those filed by Panasonic at http://www.sec.gov. You may also access the SEC filings and obtain other information about Panasonic through the website it maintains, which is www.ms-ins.com/english/. The information contained in those website is not incorporated by reference into this prospectus.

Panasonic files annual and semi-annual securities reports and other reports, in Japanese, under the Financial Instruments and Exchange Law of Japan with the applicable local finance bureau in Japan.

Panasonic has not authorized anyone to give any information or make any representation about the Share Exchange that is different from, or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

ENFORCEABILITY OF CIVIL LIABILITIES

Panasonic is a joint-stock corporation with limited liability incorporated under the laws of Japan. Almost all of Panasonic’s directors and corporate auditors reside in Japan. All or substantially all of Panasonic’s assets and the assets of these persons are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon Panasonic or these persons or to enforce against it or these persons judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. Panasonic’s Japanese counsel, Nagashima Ohno & Tsunematsu, has advised it that there is doubt as to the enforceability in Japan, in original actions or inactions for enforcement of judgments of United States courts, of liabilities predicated solely upon the federal securities laws of the United States.

INDEX TO FINANCIAL STATEMENTS

Page
Panasonic Corporation

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of March 31, 2010 and 2009 and September 30, 2010 (unaudited)	F-3

Consolidated Statements of Operations for the years ended March 31, 2010, 2009 and 2008 and for the six months ended September 30, 2010 and 2009 (unaudited)	F-5

Consolidated Statements of Equity for the years ended March 31, 2010, 2009 and 2008 and for the six months ended September 30, 2010 and 2009 (unaudited)	F-6

Consolidated Statements of Cash Flows for the years ended March 31, 2010, 2009 and 2008 and for the six months ended September 30, 2010 and 2009 (unaudited)	F-8

Notes to Consolidated Financial Statements	F-10

Schedule for the years ended March 31, 2010, 2009 and 2008:

Schedule II: Valuation and Qualifying Accounts and Reserves for the year ended March 31, 2010, 2009 and 2008[1]	F-65

SANYO Electric Co., Ltd.

Consolidated Financial Statements:

Independent Auditors’ Report	F-66

Consolidated Statements of Operations for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009 (unaudited)	F-67

Consolidated Balance Sheets as of March 31, 2010 and 2009 and September 30, 2010 (unaudited)	F-68

Consolidated Statements of Stockholders’ Equity for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009 (unaudited)	F-70

Consolidated Statements of Cash Flows for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009 (unaudited)	F-73

Notes to Consolidated Financial Statements	F-74

[1]

All other schedules are omitted as permitted by the rules and regulations of the Securities and Exchange Commission as the required information is presented in the consolidated financial statements or notes thereto, or the schedules are not applicable.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Panasonic Corporation:

We have audited the accompanying consolidated balance sheets of Panasonic Corporation and subsidiaries (the “Company”) as of March 31, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for each of the years in the three-year period ended March 31, 2010. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Panasonic Corporation and subsidiaries as of March 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2010, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for noncontrolling interests with the adoption of Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (codified in FASB Accounting Standards Codification Topic 810, Consolidation), its method of accounting for business combinations with the adoption of Financial Accounting Standards Board Statement No.141R, Business Combinations (codified in FASB Accounting Standards Codification Topic 805, Business Combinations), and its method of computing depreciation effective April 1, 2009.

/s/ KPMG AZSA LLC
KPMG AZSA LLC

Osaka, Japan

June 30, 2010, except for Notes 20 and 21, as to which the date is January 12, 2011

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2010 and 2009 and September 30, 2010

	Yen (millions)
	March 31,		September 30,
	2010	2009	2010
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents (Note 9)	1,109,912	973,867	1,868,406
Time deposits (Note 9)	92,032	189,288	102,076
Short-term investments (Notes 5 and 18)	—	1,998	—
Trade receivables (Note 16):
Related companies (Note 4)	37,940	16,178	45,644
Notes	74,028	42,582	77,308
Accounts (Note 17)	1,097,230	727,504	1,057,328
Allowance for doubtful receivables	(24,158)	(21,131)	(22,906)

Net trade receivables	1,185,040	765,133	1,157,374

Inventories (Note 3)	913,646	771,137	1,010,673
Other current assets (Notes 11, 17 and 18)	505,418	493,271	459,005

Total current assets	3,806,048	3,194,694	4,597,534

Investments and advances:
Associated companies (Notes 4 and 18)	177,128	123,959	154,387
Other investments and advances (Notes 5, 9 and 18)	459,634	427,792	379,182

Total investments and advances	636,762	551,751	533,569

Property, plant and equipment (Notes 6, 7, 9 and 18):
Land	391,394	298,346	385,279
Buildings	1,767,674	1,532,359	1,757,887
Machinery and equipment	2,303,633	2,229,123	2,234,098
Construction in progress	128,826	213,617	125,708

	4,591,527	4,273,445	4,502,972
Less accumulated depreciation	2,635,506	2,698,615	2,590,061

Net property, plant and equipment	1,956,021	1,574,830	1,912,911

Other assets:
Goodwill (Notes 8 and 18)	923,001	410,792	920,312
Intangible assets (Notes 7, 8 and 18)	604,865	120,712	576,481
Other assets (Notes 10 and 11)	431,360	550,537	423,159

Total other assets	1,959,226	1,082,041	1,919,952

	8,358,057	6,403,316	8,963,966

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets—(Continued)

March 31, 2010 and 2009 and September 30, 2010

	Yen (millions)
	March 31,		September 30,
	2010	2009	2010
			(Unaudited)
Liabilities and Equity
Current liabilities:
Short-term debt, including current portion of long-term debt (Notes 6, 9 and 18)	299,064	94,355	1,113,805
Trade payables:
Related companies (Note 4)	66,596	58,315	97,049
Notes	59,516	38,196	57,398
Accounts (Note 17)	945,334	582,857	934,239

Total trade payables	1,071,446	679,368	1,088,686

Accrued income taxes (Note 11)	39,154	26,139	59,446
Accrued payroll	149,218	115,845	159,753
Other accrued expenses (Note 19)	826,051	672,836	818,935
Deposits and advances from customers	64,046	60,935	67,729
Employees’ deposits	10,009	269	9,704
Other current liabilities (Notes 10, 11, 17 and 18)	356,875	350,681	362,201

Total current liabilities	2,815,863	2,000,428	3,680,259

Noncurrent liabilities:
Long-term debt (Notes 6, 9 and 18)	1,028,928	651,310	950,131
Retirement and severance benefits (Note 10)	435,799	404,367	415,931
Other liabilities (Note 11)	397,694	134,630	379,800

Total noncurrent liabilities	1,862,421	1,190,307	1,745,862

Equity:
Panasonic Corporation shareholders’ equity:
Common stock (Note 12):
Authorized—4,950,000,000 shares
Issued —2,453,053,497 shares	258,740	258,740	258,740
Capital surplus (Note 12)	1,209,516	1,217,764	1,126,269
Legal reserve (Note 12)	93,307	92,726	93,949
Retained earnings (Note 12)	2,349,487	2,479,416	2,413,210
Accumulated other comprehensive income (loss) (Notes 5, 10, 13 and 17):
Cumulative translation adjustments	(352,649)	(341,592)	(445,087)
Unrealized holding gains (losses) of available-for-sale securities	40,700	(10,563)	10,353
Unrealized gains (losses) of derivative instruments	1,272	(4,889)	1,728
Pension liability adjustments	(137,555)	(237,333)	(136,507)

Total accumulated other comprehensive loss	(448,232)	(594,377)	(569,513)

Treasury stock, at cost (Note 12):
382,448,008 shares as of March 31, 2010, 382,411,876 shares as of March 31, 2009, and 382,723,437 shares as of September 30, 2010	(670,330)	(670,289)	(670,695)

Total Panasonic Corporation shareholders’ equity	2,792,488	2,783,980	2,651,960

Noncontrolling interests	887,285	428,601	885,885

Total equity	3,679,773	3,212,581	3,537,845

Commitments and contingent liabilities (Notes 6 and 19)

	8,358,057	6,403,316	8,963,966

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended March 31, 2010, 2009 and 2008 and Six Months ended September 30, 2010 and 2009

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Revenues, costs and expenses:
Net sales:
Related companies (Note 4)	209,938	223,231	371,216	114,544	102,631
Other	7,208,042	7,542,276	8,697,712	4,253,404	3,230,665

Total net sales	7,417,980	7,765,507	9,068,928	4,367,948	3,333,296
Cost of sales (Notes 4, 16 and 17)	(5,341,059)	(5,667,287)	(6,377,240)	(3,199,550)	(2,423,537)
Selling, general and administrative expenses (Note 16)	(1,886,468)	(2,025,347)	(2,172,207)	(999,430)	(880,902)
Interest income	12,348	23,477	34,371	5,717	6,044
Dividends received	6,746	11,486	10,317	3,483	4,103
Other income (Notes 5, 6 and 17)	47,896	52,709	70,460	30,260	16,603
Interest expense	(25,718)	(19,386)	(20,357)	(14,285)	(11,566)
Other deductions (Notes 2, 4, 5, 7, 8, 15, 16, 17 and 18)	(261,040)	(523,793)	(179,279)	(49,590)	(70,494)

Income (loss) before income taxes	(29,315)	(382,634)	434,993	144,553	(26,453)
Provision for income taxes (Note 11):
Current	58,147	61,840	128,181	65,631	(2,318)
Deferred	83,686	(24,482)	(13,608)	(1,484)	25,092

	141,833	37,358	114,573	64,147	22,774
Equity in earnings (losses) of associated companies (Note 4)	481	16,149	(9,906)	3,629	(2,049)

Net income (loss)	(170,667)	(403,843)	310,514	84,035	(51,276)
Less net income (loss) attributable to noncontrolling interests	(67,202)	(24,882)	28,637	9,317	(4,408)

Net income (loss) attributable to Panasonic Corporation	(103,465)	(378,961)	281,877	74,718	(46,868)

	Yen
Net income (loss) per share attributable to Panasonic Corporation common shareholders (Note 14):
Basic	(49.97)	(182.25)	132.90	36.09	(22.63)
Diluted	—	(182.25)	132.90	—	—

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Equity

Years ended March 31, 2010, 2009 and 2008 and Six Months ended September 30, 2010 and 2009

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Common stock (Note 12):
Balance at beginning of period	258,740	258,740	258,740	258,740	258,740

Balance at end of period	258,740	258,740	258,740	258,740	258,740

Capital surplus (Note 12):
Balance at beginning of period	1,217,764	1,217,865	1,220,967	1,209,516	1,217,764
Sale of treasury stock	(8)	(101)	59	(7)	(6)
Decrease from issuance of new shares by a subsidiary	—	—	(3,161)	—	—
Equity transactions with noncontrolling interests and others	(8,240)	—	—	(83,240)	(8,116)

Balance at end of period	1,209,516	1,217,764	1,217,865	1,126,269	1,209,642

Legal reserve (Note 12):
Balance at beginning of period	92,726	90,129	88,588	93,307	92,726
Transfer from retained earnings	581	2,597	1,541	642	1,100

Balance at end of period	93,307	92,726	90,129	93,949	93,826

Retained earnings (Note 12):
Balance at beginning of period prior to adjustment	2,479,416	2,948,065	2,737,024	2,349,487	2,479,416
Effects of changing the pension plan measurement date, net of tax (Note 10)	—	(3,727)	—	—	—

Balance at beginning of period as adjusted	2,479,416	2,944,338	2,737,024	2,349,487	2,479,416
Net income (loss) attributable to Panasonic Corporation	(103,465)	(378,961)	281,877	74,718	(46,868)
Cash dividends to Panasonic Corporation stockholders	(25,883)	(83,364)	(69,295)	(10,353)	(15,530)
Transfer to legal reserve	(581)	(2,597)	(1,541)	(642)	(1,100)

Balance at end of period	2,349,487	2,479,416	2,948,065	2,413,210	2,415,918

Accumulated other comprehensive income (loss) (Note 13):
Balance at beginning of period prior to adjustment	(594,377)	(173,897)	107,097	(448,232)	(594,377)
Effects of changing the pension plan measurement date, net of tax (Note 10)	—	(73,571)	—	—	—

Balance at beginning of period as adjusted	(594,377)	(247,468)	107,097	(448,232)	(594,377)
Other comprehensive income (loss), net of tax	146,145	(346,909)	(280,994)	(121,281)	(12,270)

Balance at end of period	(448,232)	(594,377)	(173,897)	(569,513)	(606,647)

Treasury stock (Note 12):
Balance at beginning of period	(670,289)	(598,573)	(495,675)	(670,330)	(670,289)
Repurchase of common stock	(72)	(72,416)	(103,112)	(386)	(43)
Sale of treasury stock	31	700	214	21	22

Balance at end of period	(670,330)	(670,289)	(598,573)	(670,695)	(670,310)

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Equity—(Continued)

Years ended March 31, 2010, 2009 and 2008 and Six Months ended September 30, 2010 and 2009

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Noncontrolling interests:
Balance at beginning of period prior to adjustment	428,601	514,620	551,154	887,285	428,601
Effects of changing the pension plan measurement date, net of tax (Note 10)	—	(3)	—	—	—

Balance at beginning of period as adjusted	428,601	514,617	551,154	887,285	428,601
Cash dividends paid to noncontrolling interests	(14,619)	(20,803)	(19,807)	(8,072)	(9,071)
Acquisition transaction	532,360	—	29,248	—	—
Issuance of shares by subsidiaries	—	—	40,000	—	—
Change in consolidated subsidiaries	—	—	(90,470)	—	—
Equity transactions with noncontrolling interests and others	(2,402)	(1,422)	(3,520)	20,966	(2,031)
Net income (loss) attributable to noncontrolling interests	(67,202)	(24,882)	28,637	9,317	(4,408)
Other comprehensive income (loss), net of tax:
Translation adjustments	1,238	(18,043)	(8,260)	(21,890)	(7,364)
Unrealized holding gains (losses) of available-for-sale securities	2,378	(1,619)	(3,806)	(2,070)	1,307
Unrealized gains (losses) of derivative instruments	68	(12)	332	(30)	37
Pension liability adjustments	6,863	(19,235)	(8,888)	379	(2,134)

Balance at end of period	887,285	428,601	514,620	885,885	404,937

Disclosure of comprehensive income (loss):
Net income (loss)	(170,667)	(403,843)	310,514	84,035	(51,276)
Other comprehensive income (loss), net of tax:
Translation adjustments	(9,819)	(130,843)	(137,514)	(114,328)	(56,825)
Unrealized holding gains (losses) of available-for-sale securities	53,641	(57,624)	(119,195)	(32,417)	33,066
Unrealized gains (losses) of derivative instruments	6,229	(9,227)	3,796	426	7,018
Pension liability adjustments	106,641	(188,124)	(48,703)	1,427	(3,683)

Comprehensive income (loss)	(13,975)	(789,661)	8,898	(60,857)	(71,700)
Comprehensive income (loss) attributable to noncontrolling interests	(56,655)	(63,791)	8,015	(14,294)	(12,562)

Comprehensive income (loss) attributable to Panasonic Corporation	42,680	(725,870)	883	(46,563)	(59,138)

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended March 31, 2010, 2009 and 2008 and Six Months ended September 30, 2010 and 2009

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Cash flows from operating activities (Note 16):
Net income (loss)	(170,667)	(403,843)	310,514	84,035	(51,276)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	298,270	364,806	320,534	179,685	131,316
Net gain on sale of investments	(5,137)	(13,512)	(14,402)	(6,876)	(407)
Provision for doubtful receivables	10,862	10,538	6,008	3,097	1,790
Deferred income taxes	83,686	(24,482)	(13,608)	(1,484)	25,092
Write-down of investment securities (Notes 4, 5 and 18)	6,944	92,016	31,842	25,691	2,859
Impairment loss on long-lived assets (Notes 7 and 8)	83,004	313,466	44,627	2,195	7,559
Cash effects of changes in, excluding acquisition:
Trade receivables	(119,966)	249,123	(56,677)	(3,131)	(98,019)
Inventories	100,576	21,011	(37,372)	(132,022)	(22,586)
Other current assets	24,151	30,279	39,602	(4,132)	(16,612)
Trade payables	83,719	(199,176)	(41,568)	51,612	140,974
Accrued income taxes	6,706	(33,358)	5,765	20,462	4,270
Accrued expenses and other current liabilities	102,743	(157,660)	9,973	41,421	20,168
Retirement and severance benefits	(8,655)	(107,196)	(128,937)	(18,911)	(8,357)
Deposits and advances from customers	(7,368)	(21,191)	(15,915)	3,004	2,284
Other	33,465	(4,174)	5,672	2,676	17,175

Net cash provided by operating activities	522,333	116,647	466,058	247,322	156,230

Cash flows from investing activities (Note 16):
Proceeds from sale of short-term investments	6,442	—	697	—	—
Purchase of short-term investments	(6,369)	—	—	—	—
Proceeds from disposition of investments and advances	61,302	221,127	313,947	59,624	34,837
Increase in investments and advances	(8,855)	(34,749)	(160,423)	(2,633)	(3,926)
Capital expenditures	(375,648)	(521,580)	(418,730)	(200,728)	(203,219)
Proceeds from disposals of property, plant and equipment	117,857	40,476	151,279	72,771	18,544
(Increase) decrease in time deposits	99,274	(136,248)	166,750	(14,412)	154,792
Purchase of shares of newly consolidated subsidiaries, net of acquired companies’ cash and cash equivalents (Note 2)	(174,808)	—	(68,309)	—	—
Other	(42,854)	(38,503)	(46,582)	(6,838)	(21,247)

Net cash used in investing activities	(323,659)	(469,477)	(61,371)	(92,216)	(20,219)

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows—(Continued)

Years ended March 31, 2010, 2009 and 2008 and Six Months ended September 30, 2010 and 2009

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Cash flows from financing activities (Note 16):
Increase (decrease) in short-term debt	(3,360)	(34,476)	(5,815)	798,043	383,023
Proceeds from long-term debt	53,172	442,515	1,344	2,425	45,830
Repayments of long-term debt	(54,780)	(83,257)	(46,750)	(65,884)	(21,870)
Dividends paid to Panasonic Corporation shareholders (Note 12)	(25,883)	(83,364)	(69,295)	(10,353)	(15,530)
Dividends paid to noncontrolling interests	(14,619)	(20,803)	(19,807)	(8,072)	(9,071)
Repurchase of common stock (Note 12)	(72)	(72,416)	(103,112)	(386)	(43)
Sale of treasury stock (Note 12)	23	599	273	14	16
Purchase of noncontrolling interests	(11,095)	—	—	(61,759)	(10,198)
Proceeds from issuance of shares by subsidiaries	—	—	39,866	—	—
Other	(359)	(86)	(252)	(301)	420

Net cash provided by (used in) financing activities	(56,973)	148,712	(203,548)	653,727	372,577

Effect of exchange rate changes on cash and cash equivalents	(5,656)	(36,831)	(129,521)	(50,339)	(22,950)
Effect of changes in consolidated subsidiaries (Note 16)	—	—	(93,441)	—	—

Net increase (decrease) in cash and cash equivalents	136,045	(240,949)	(21,823)	758,494	485,638
Cash and cash equivalents at beginning of year	973,867	1,214,816	1,236,639	1,109,912	973,867

Cash and cash equivalents at end of year	1,109,912	973,867	1,214,816	1,868,406	1,459,505

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Panasonic Corporation (hereinafter, the “Company,” including consolidated subsidiaries, unless the context otherwise requires) is one of the world’s leading producers of electronic and electric products. The Company currently offers a comprehensive range of products, systems and components for consumer, business and industrial use based on sophisticated electronics and precision technology, expanding to building materials and equipment, and housing business.

Sales by product category in fiscal 2010 were as follows: Digital AVC Networks—43%, Home Appliances—15%, PEW and PanaHome*—20%, Components and Devices—11%, SANYO*—5%, and Other—6%. A sales breakdown in fiscal 2010 by geographical market was as follows: Japan—54%, North and South America—12%, Europe—11%, and Asia and Others—23%.

Sales by product category for the six months ended September 30, 2010 were as follows: Digital AVC Networks—35%, Home Appliances—14%, PEW and PanaHome*—17%, Components and Devices—9%, SANYO*—19%, and Other—6%. A sales breakdown by geographical market was as follows: Japan—50%, North and South America—13%, Europe—10%, and Asia and Others—27%.

The Company is not dependent on a single supplier, and has no significant difficulty in obtaining raw materials from suppliers.

* PEW stands for Panasonic Electric Works Co., Ltd. and PanaHome stands for PanaHome Corporation. SANYO stands for SANYO Electric Co., Ltd.

(b)	Basis of Presentation of Consolidated Financial Statements

The Company and its domestic subsidiaries maintain their books of account in conformity with financial accounting standards of Japan, and its foreign subsidiaries in conformity with those of the countries of their domicile.

The consolidated financial statements presented herein have been prepared in a manner and reflect adjustments which are necessary to conform with U.S. generally accepted accounting principles.

(c)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned, controlled subsidiaries. The Company also consolidates entities in which controlling interest exists through variable interests in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, “Consolidation.” Investments in companies and joint ventures over which the Company has the ability to exercise significant influence (generally through a voting interest of between 20% to 50%) are included in “Investments and advances—Associated companies” in the consolidated balance sheets. All significant intercompany balances and transactions have been eliminated in consolidation.

(d)	Revenue Recognition

The Company generates revenue principally through the sale of consumer and industrial products, equipment, and supplies. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, and title and risk of loss have been transferred to the customer or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Revenue from sales of products is generally recognized when the products are received by customers. Revenue from sales of certain products with customer acceptance provisions related to their functionality is recognized when the product is received by the customer and the specific criteria of the product functionality are successfully tested and demonstrated.

The Company enters into arrangements with multiple elements, which may include any combination of products, equipment, installation and maintenance. The Company allocates revenue to each element based on its relative fair value if such element meets the criteria for treatment as a separate unit of accounting as prescribed in the provisions of ASC 605, “Revenue Recognition.” Product revenue is generally recognized upon completion of installation or upon shipment if installation is not required. Maintenance revenue is recognized on a straight-line basis over the term of the maintenance agreement.

The Company’s policy is to accept product returns only in the case that the products are defective. The Company issues contractual product warranties under which it guarantees the performance of products delivered and services rendered for a certain period of time. A liability for the estimated product warranty related cost is established at the time revenue is recognized, and is included in “Other accrued expenses.” Estimates for accrued warranty cost are primarily based on historical experience and current information on repair cost.

Historically, the Company has made certain allowances related to sales to its consumer business distributors. Such allowances are generally provided to compensate the distributors for a decline in the product’s value, and are classified as a reduction of revenue on the consolidated statements of operations. Estimated price adjustments are accrued when the related sales are recognized. The estimate is made based primarily on the historical experience or specific arrangements made with the distributors.

The Company also occasionally offers incentive programs to its distributors in the form of rebates. These rebates are accrued at the latter of the date at which the related revenue is recognized or the date at which the incentive is offered, and are recorded as reductions of sales in accordance with in the provisions of ASC 605.

Taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of operations.

(e)	Leases (See Note 6)

The Company accounts for leases in accordance with the provisions of ASC 840, “Leases.” Leases of the assets under certain conditions are recorded as capital leases in property, plant and equipment in the consolidated balance sheets.

(f)	Inventories (See Note 3)

Finished goods and work in process are stated at the lower of cost (average) or market. Raw materials are stated at cost, principally on a first-in, first-out basis or average basis, not in excess of current replacement cost.

(g)	Foreign Currency Translation (See Note 13)

Foreign currency financial statements are translated in accordance with the provisions of ASC 830, “Foreign Currency Matters,” under which all assets and liabilities are translated into yen at year-end rates and income and expense accounts are translated at weighted-average rates. Adjustments resulting

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

from the translation of financial statements are reflected under the caption, “Accumulated other comprehensive income (loss),” a separate component of equity.

(h)	Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is computed primarily using the straight-line method based on the following estimated useful lives:

Buildings	5 to 50 years
Machinery and equipment	2 to 10 years

Effective April 1, 2009, the Company and certain of its domestic subsidiaries changed their depreciation method from the declining-balance method to the straight-line method. The Company believes that the straight-line method better reflects the pattern of consumption of the future benefits to be derived from those assets being depreciated and provides a better matching of costs and revenues over the assets’ estimated useful lives. Under the provisions of ASC 250, “Accounting Changes and Error Corrections,” a change in depreciation method is treated on a prospective basis as a change in estimate and prior period results have not been restated. The change in depreciation method caused a decrease in depreciation expense by 11,031 million yen for the year ended March 31, 2010. Net loss attributable to Panasonic Corporation and basic net loss per share attributable to Panasonic Corporation common shareholders decreased by 6,861 million yen and 3.31 yen, respectively, for the year ended March 31, 2010. Impact on diluted net income (loss) per share attributable to Panasonic Corporation common shareholders for the year ended March 31, 2010 has been omitted because the Company did not have potentially dilutive common shares that were outstanding for the period.

(i)	Goodwill and Other Intangible Assets (See Notes 7 and 8)

Goodwill represents the excess of costs over the fair value of net assets of businesses acquired. The Company adopted the provisions of ASC 350, “Intangibles—Goodwill and Other.” Goodwill and intangible assets determined to have an indefinite useful life are not amortized, and are instead reviewed for impairment at least annually based on assessment of current estimated fair value of the intangible asset. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform the second step of the impairment test (measurement). If the fair value of the reporting unit exceeds its carrying amount, the second step does not need to be performed. Under the second step, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation in business combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a guideline merged and acquired company method, guideline public company method, and a discounted cash flow analysis. The provisions of ASC 350 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment based on an assessment of the undiscounted cash flows expected by the asset, whenever impairment indications are presented. An impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(j)	Investments and Advances (See Notes 4, 5, 13 and 18)

Investments and advances primarily consist of investments in and advances to associated companies, cost method investments, available-for-sale securities, and long-term deposits. Cost method investments and long-term deposits are recorded at historical cost.

The equity method is used to account for investments in associated companies in which the Company exerts significant influence, generally having a 20% to 50% voting interest, and corporate joint ventures. The Company also uses the equity method for certain investees if the minority shareholders have substantive participating rights. Under the equity method of accounting, investments are stated at their underlying net equity value after elimination of intercompany profits. The cost method is used when the Company does not have significant influence.

The excess of cost of the stock of the associated companies over the Company’s share of their net assets at the acquisition date, included in the equity investment balance, is recognized as equity method goodwill. Such equity method goodwill is not being amortized and is instead tested for impairment as part of the equity method investment.

The Company accounts for debt and marketable equity securities in accordance with the provisions of ASC 320, “Investments—Debt and Equity Securities.”

The provisions of ASC 320 require that certain investments in debt and marketable equity securities be classified as held-to-maturity, trading, or available-for-sale securities. The Company classifies its existing marketable equity securities other than investments in associated companies and all debt securities as available-for-sale. Available-for-sale securities are carried at fair value with unrealized holding gains or losses included as a component of accumulated other comprehensive income (loss), net of applicable taxes.

Realized gains and losses are determined on the average cost method and reflected in earnings.

On a continuous basis, but no less frequently than at the end of each quarter, the Company evaluates the carrying amount of each of the investments in associated companies, cost method investments and available-for-sale securities for possible other-than-temporary impairment. Factors considered in assessing whether an indication of other-than-temporary impairment exists include the period of time the fair value has been below the carrying amount or cost basis of investment, financial condition and prospects of each investee, and other relevant factors.

Investments in associated companies, cost method investments and available-for-sale securities are reduced to fair value by a charge to earnings when impairment is considered to be other than temporary. Impairment is measured based on the amount by which the carrying amount or cost basis of the investment exceeds its fair value. Fair value is determined based on quoted market prices, discounted cash flows or other valuation techniques as appropriate.

(k)	Allowance for Doubtful Receivables

An allowance for doubtful trade receivables and advances is provided at an amount calculated based on historical experience, while specific allowances for doubtful trade receivables and advances are provided for the estimated amounts considered to be uncollectible after reviewing individual collectibility.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(l)	Income Taxes (See Note 11)

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for uncertainty in tax positions in accordance with the provisions of ASC 740, “Income Taxes.” The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interests and penalties related to unrecognized tax benefits in “Provision for income taxes—Current” in the consolidated statements of operations.

(m)	Advertising (See Note 16)

Advertising costs are expensed as incurred.

(n)	Net Income (loss) per Share (See Note 14)

The Company accounts for net income (loss) per share in accordance with the provisions of ASC 260, “Earnings Per Share.” This statement establishes standards for computing net income (loss) per share and requires dual presentation of basic and diluted net income (loss) per share on the face of the statements of operation for all entities with complex capital structures.

Under the provisions of ASC 260, basic net income (loss) per share is computed based on the weighted-average number of common shares outstanding during each period, and diluted net income (loss) per share assumes the dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock.

(o)	Cash Equivalents

Cash equivalents include all highly liquid debt instruments purchased with a maturity of three months or less.

(p)	Derivative Financial Instruments (See Notes 13, 17 and 18)

Derivative financial instruments utilized by the Company are comprised principally of foreign exchange contracts, interest rate swaps, cross currency swaps and commodity futures used to hedge currency risk and commodity price risk.

The Company accounts for derivative instruments in accordance with the provisions of ASC 815, “Derivatives and Hedging.” On the date the derivative contract is entered into, the Company ordinarily designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair-value” hedge), a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash-flow” hedge), or a foreign-currency fair-value or cash-flow hedge (“foreign-currency” hedge). The Company

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. The Company does not offset fair value of contracts in gain and loss positions.

Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability or unrecognized firm commitment of the hedged item that is attributable to the hedged risk, are recorded in earnings. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income (loss), until earnings are affected by the variability in cash flows of the designated hedged item. Changes in the fair value of derivatives that are highly effective as hedges and that are designated and qualify as foreign-currency hedges are recorded in either earnings or other comprehensive income (loss), depending on whether the hedge transaction is a fair-value hedge or a cash-flow hedge. The ineffective portion of the change in fair value of a derivative instrument that qualifies as either a fair-value hedge or a cash-flow hedge is reported in earnings.

(q)	Impairment of Long-Lived Assets (See Note 7)

The Company accounts for impairment or disposition of long-lived assets in accordance with the provisions of ASC 360, “Property, Plant, and Equipment.” In accordance with the provisions of ASC 360, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(r)	Restructuring Charges (See Note 15)

The Company accounts for costs associated with exit or disposal activities in accordance with the provisions of ASC 420, “Exit or Disposal Cost Obligations.” Pursuant to the provisions of ASC 420, liabilities for restructuring costs are recognized when the liability is incurred, which may be subsequent to the date when the Company has committed to a restructuring plan.

(s)	Stock-Based Compensation (See Note 12)

The provisions of ASC 718, “Compensation—Stock Compensation” address accounting and disclosure requirements with measurement of the cost of employee service using a fair-value-based method of accounting for stock-based employee compensation plans.

(t)	Segment Information (See Note 20)

The Company accounts for segment information in accordance with the provisions of ASC 280, “Segment Reporting.” Pursuant to the provisions of ASC 280, the reporting segments are the components of the Company for which separate financial information is available that is evaluated regularly by the chief operating decision maker of the Company in deciding how to allocate resources and in assessing performance.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(u)	Fair Value Measurements (See Note 18)

On April 1, 2008, the Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures” for all financial assets and liabilities and nonfinancial items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. The provisions of ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. On April 1, 2009, the Company adopted the provisions of ASC 820 for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a nonrecurring basis.

(v)	Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions are reflected in valuation and disclosure of revenue recognition, allowance for doubtful receivables, valuation of inventories, impairment of long-lived assets, environmental liabilities, valuation of deferred tax assets, uncertain tax positions, employee retirement and severance benefit plans, and assets acquired and liabilities assumed by business combinations.

(w)	Adoption of New Accounting Standards

On April 1, 2009, the Company adopted the provisions of ASC 805, “Business Combinations.” The provisions of ASC 805 requires most identifiable assets, liabilities, noncontrolling interests (previously referred to as minority interests), and goodwill acquired in a business combination to be recorded at full fair value. On April 1, 2009, the Company adopted the provisions of ASC 810, “Consolidation.” ASC 810 requires noncontrolling interests to be reported as a component of equity, which changes the accounting for transactions with noncontrolling interest holders. The provisions of ASC 805 is applied to business combinations occurring after the effective date. The provisions of ASC 810 is applied prospectively to all noncontrolling interests, including any that arose before the effective date and the disclosure requirement is applied retrospectively. As a result, the prior years’ consolidated financial statements have been reclassified in order to conform with the presentation used for the year ended March 31, 2010.

(x)	Reclassifications

Certain reclassifications have been made to the prior years’ consolidated financial statements in order to conform with the presentation used for the year ended March 31, 2010.

(2)	Acquisition

On December 16, 2009, the Company acquired all preferred shares of SANYO Electric Co., Ltd. (SANYO) through a tender offer. On December 21, 2009, the Company subsequently converted the preferred shares to common shares, resulting in an acquisition of 50.2% of the voting rights and a controlling interest of SANYO.

SANYO is in the business of manufacturing and sales of solar cells, rechargeable batteries, electronic devices, commercial equipment, audio-visual equipment, home appliances, and other electronic and electric products. As a result of this acquisition, a collaborating relationship between the Company and SANYO is established under the large business strategy as an united business group to generate synergy, such as the further expansion in the solar business, reinforcement of competitiveness in the rechargeable battery

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

business, strengthening of the financial and business position of SANYO through the application of the Company’s cost reduction know-how, and creation of a comprehensive solution business centered on the environment and energy.

The fair value of noncontrolling interests was measured based on the market price per share of SANYO as of the acquisition date. The fair value of the consideration paid for the controlling interests of SANYO and the noncontrolling interests as of the acquisition date is as follows:

Yen (millions)
Fair value of consideration:
Cash	403,780
Fair value of noncontrolling interests	532,360

Total	936,140

Acquisition-related cost of 5,058 million yen was included in other deductions in the consolidated statements of operations for the year ended March 31, 2010.

Assets acquired and liabilities assumed reflected in the Company’s consolidated balance sheet as of the acquisition date were as follows:

Yen (millions)
Cash and cash equivalents	228,972
Other current assets	653,709
Investments and advances	105,643
Property, plant and equipment	404,468
Goodwill	514,419
Intangible assets	494,103
Other assets	48,596

Total assets acquired	2,449,910

Current liabilities	606,639
Noncurrent liabilities	907,131

Total liabilities assumed	1,513,770

Total net assets acquired	936,140

Trade notes receivable, trade accounts receivable and other short-term receivables recorded at the fair value were included in other current assets in the table above, and the fair value was measured by deducting allowance for doubtful receivables of 73 million yen, 5,319 million yen and 964 million yen from their contractual amounts of 26,001 million yen, 314,175 million yen, 23,941 million yen, respectively. Long-term receivables recorded at the fair value were included in investments and advances, and the fair value was measured by deducting allowance for doubtful receivables of 2,730 million yen from their contractual amounts of 10,999 million yen.

Intangible assets of 492,476 million yen were subject to amortization, which include right of trademark of 45,451 million yen with a 10-year weighted-average useful life, customer relationship of 52,011 million yen with a 12-year weighted-average useful life and patents and know-how of 355,490 million yen with a 10-year weighted-average useful life.

The total amount of goodwill is included in “SANYO” segment, and is not deductible for tax purpose.

Accrued warranty costs of 4,253 million yen were included in current liabilities in the table above.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Net sales and loss before income taxes of SANYO and its subsidiaries that are included in the consolidated statements of operations for the year ended March 31, 2010 are 399,888 million yen and 23,352 million yen, respectively.

The unaudited pro forma information shows the results of the Company’s consolidated operations for the year ended March 31, 2010 and 2009 as though SANYO and its subsidiaries had been consolidated at the beginning of fiscal 2010 and 2009. The pro forma data is not necessarily indicative of the Company’s results of operations that would actually have been reported if the transaction in fact had occurred on April 1, 2009 or 2008, and is not necessarily representative of the Company’s consolidated results of operations for future periods.

	Unaudited
	Yen (millions)
	2010	2009
Net sales	8,617,400	9,537,809
Net income (loss) attributable to Panasonic Corporation	(133,012)	(436,093)

	Unaudited
	Yen
	2010	2009
Net income (loss) per share attributable to Panasonic Corporation common shareholders:
Basic	(64.24)	(209.73)
Diluted	—	(209.73)

Diluted net income (loss) per share attributable to Panasonic Corporation common shareholders for the year ended March 31, 2010 has been omitted because the Company did not have potentially dilutive common shares that were outstanding for the period.

(3)	Inventories

Inventories at March 31, 2010 and 2009 and September 30, 2010 are summarized as follows:

	Yen (millions)
	March 31,		September 30,
	2010	2009	2010
			(Unaudited)
Finished goods	497,153	439,747	552,745
Work in process	159,699	129,949	174,108
Raw materials	256,794	201,441	283,820

	913,646	771,137	1,010,673

(4)	Investments in and Advances to, and Transactions with Associated Companies

Certain financial information in respect of associated companies in aggregate at March 31, 2010 and 2009, and for the three years ended March 31, 2010 is shown below. The most significant of these associated companies as of March 31, 2010 are JVC KENWOOD Holdings, Inc. (JVC KENWOOD HD) and Sumishin Matsushita Financial Services Co., Ltd. (SMFC). At March 31, 2010, the Company has a 27.6% equity ownership in JVC KENWOOD HD and a 22.6% equity ownership in SMFC.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The Company formerly consolidated Victor Company of Japan, Ltd. (JVC) and its subsidiaries. On August 10, 2007, JVC issued and allocated new shares of its common stock to third parties. As a result, the Company’s shareholding of JVC decreased from 52.4% to 36.8%, and JVC and its subsidiaries became associated companies under the equity method. On October 1, 2008, JVC and Kenwood Corporation integrated management by establishing JVC KENWOOD HD through a share transfer. The Company has 27.6% shareholding of JVC KENWOOD HD.

The Company formerly had a 34.0% equity ownership in SMFC. On November 5, 2009, the Company sold certain equity interest to The Sumitomo Trust and Banking Co., Ltd. and as a result, the Company had a 22.6% equity ownership in SMFC. On April 1, 2010, SMFC and STB Leasing Co., Ltd. merged its business to form Sumishin Panasonic Financial Services Co., Ltd. (SPFC). As a result, the Company has a 15.1% equity ownership in SPFC. The Company continues to apply the equity method subsequent to April 1, 2010 as the Company continues to hold significant influence over operating and financial policies of SPFC.

The Company formerly accounted for the investment in Toshiba Matsushita Display Technology Co., Ltd. (TMD) and its subsidiaries under the equity method. On April 28, 2009, the Company sold all of its shares in TMD to Toshiba Corporation.

	Yen (millions)
	2010	2009
Current assets	1,065,594	1,012,194
Other assets	488,755	526,722

	1,554,349	1,538,916
Current liabilities	775,170	961,503
Other liabilities	370,949	292,788

Net assets	408,230	284,625

Company’s equity in net assets	146,825	102,966

	Yen (millions)
	2010	2009	2008
Net sales	1,176,332	1,568,499	1,968,527
Gross profit	254,507	292,589	377,989
Net loss	(10,572)	(70,779)	(52,915)

Purchases and dividends received from associated companies for the three years ended March 31, 2010 are as follows:

	Yen (millions)
	2010	2009	2008
Purchases from	287,598	315,829	424,242
Dividends received	4,301	4,528	5,434

Retained earnings include undistributed earnings of associated companies in the amount of 33,489 million yen and 36,594 million yen, as of March 31, 2010 and 2009, respectively.

During the years ended March 31, 2010, 2009 and 2008, the Company incurred a write-down of 3,605 million yen, 18,121 million yen and 23,668 million yen, respectively, for other-than-temporary impairment of investments and advances in associated companies. During the six months ended September 30, 2010 and 2009, the Company incurred a write-down of 8,318 million yen and 2,151 million

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

yen, respectively, for other-than-temporary impairment of investments and advances in associated companies. The fair values of the investments and advances in associated companies were based on quoted market price or discounted cash flows by using appropriate discounted rate. An impairment charge was recorded to reduce the carrying value of the assets to fair value. The write-down is included in other deductions in the consolidated statements of operations.

Investments in associated companies include equity securities which have quoted market values at March 31, 2010 and 2009 compared with related carrying amounts are as follows:

	Yen (millions)
	2010	2009
Carrying amount	50,314	12,825
Market value	61,294	11,093

(5)	Investments in Securities

The Company classifies its existing marketable equity securities other than investments in associated companies and all debt securities as available-for-sale.

The cost, fair value, gross unrealized holding gains and gross unrealized holding losses of available-for-sale securities included in short-term investments, and other investments and advances at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010
	Cost	Fair value	Gross unrealized holding gains	Gross unrealized holding losses
Noncurrent:
Equity securities	275,579	379,358	104,666	887
Corporate and government bonds	3,894	3,961	75	8
Other debt securities	568	585	22	5

	280,041	383,904	104,763	900

	Yen (millions)
	2009
	Cost	Fair value	Gross unrealized holding gains	Gross unrealized holding losses
Current:
Corporate and government bonds	1,972	1,998	26	—

	1,972	1,998	26	—

Noncurrent:
Equity securities	269,735	284,356	32,510	17,889
Corporate and government bonds	4,290	4,395	110	5
Other debt securities	5,492	5,515	23	—

	279,517	294,266	32,643	17,894

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The cost, fair value, gross unrealized holding gains and gross unrealized holding losses of held-to-maturity securities included in other investments and advances are 1,954 million yen, 1,887 million yen, 16 million yen and 83 million yen at March 31, 2010, respectively.

The cost, fair value, net unrealized holding gains (losses) of available-for-sale securities included in short-term investments, and investments and advances at September 30 are as follows:

	Yen (millions)
	September 30, 2010
	Cost	Fair value	Net unrealized holding gains
Noncurrent:
Equity securities	257,191	307,701	50,510
Corporate and government bonds	2,041	2,180	139
Other debt securities	564	564	—

	259,796	310,445	50,649

Maturities of investments in available-for-sale securities at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010		2009
	Cost	Fair value	Cost	Fair value
Due within one year	—	—	1,972	1,998
Due after one year through five years	4,462	4,546	9,782	9,910
Equity securities	275,579	379,358	269,735	284,356

	280,041	383,904	281,489	296,264

Maturity of investments in held-to-maturity securities at March 31, 2010 is due after 10 years. The cost and fair value of the related investments are 1,954 million yen and 1,887 million yen, respectively.

Proceeds from sale of available-for-sale securities for the years ended March 31, 2010, 2009 and 2008 were 18,275 million yen, 73,782 million yen and 106,466 million yen, respectively. The gross realized gains on sale of available-for-sale securities for the years ended March 31, 2010, 2009 and 2008 were 3,756 million yen, 797 million yen and 7,415 million yen, respectively. The gross realized losses on sale of available-for-sale securities for the years ended March 31, 2010, 2009 and 2008 were 88 million yen, 11 million yen and 148 million yen, respectively. The cost of securities sold in computing gross realized gains and losses is determined by the average cost method.

During the years ended March 31, 2010, 2009 and 2008, the Company incurred a write-down of 2,965 million yen, 73,861 million yen and 8,002 million yen, respectively, for other-than-temporary impairment of available-for-sale securities, mainly reflecting the aggravated market condition of certain industries in Japan. The write-down is included in other deductions in the consolidated statements of operations.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Gross unrealized holding losses on investments in available-for-sale securities and the fair value of the related investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Equity securities	6,222	887	—	—	6,222	887
Corporate and government bonds	1,194	8	—	—	1,194	8
Other debt securities	40	5	—	—	40	5

	7,456	900	—	—	7,456	900

	Yen (millions)
	2009
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Equity securities	105,647	17,889	—	—	105,647	17,889
Corporate and government bonds	1,780	5	—	—	1,780	5

	107,427	17,894	—	—	107,427	17,894

The gross unrealized loss position has been continuing for a relatively short period of time. Based on this and other relevant factors, management has determined that these investments are not considered other-than-temporarily impaired. The Company did not have investment securities that had been in a continuous loss position for twelve months or more at March 31, 2010 and 2009.

Gross unrealized holding losses on investments in held-to-maturity securities and the fair value of the related investments are 83 million yen and 1,281 million yen, respectively.

The carrying amounts of the Company’s cost method investments totaled 22,039 million yen, 40,755 million yen and 28,241 million yen at March 31, 2010 and 2009 and September 30, 2010, respectively. For substantially all such investments, the Company estimated that the fair value exceeded the carrying amounts of investments (that is, the investments were not impaired). For the years ended March 31, 2010, 2009 and 2008, certain investments were considered other-than-temporarily impaired, resulting in a write-down of 374 million yen, 34 million yen and 172 million yen, respectively.

At March 31, 2010 and 2009, equity securities with a book value of 15,753 million yen and 13,333 million yen were pledged as collateral for the deferred payments of certain taxes based on the Japanese Custom Act and Consumption Tax Law, respectively.

(6)	Leases

The Company has capital and operating leases for certain land, buildings, and machinery and equipment with SMFC and other third parties.

During the years ended March 31, 2010, 2009 and 2008, the Company sold and leased back certain land, buildings, and machinery and equipment for 95,316 million yen, 16,582 million yen and 109,311 million

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

yen, respectively. The base lease term is 1 to 10 years. The resulting leases are being accounted for as operating leases or capital leases. The resulting gains of these transactions, included in other income in the consolidated statements of operations, were not significant. Regarding certain leased assets, the Company has options to purchase the leased assets, or to terminate the leases and guarantee a specified value of the leased assets thereof, subject to certain conditions, during or at the end of the lease term. Regarding leased land and buildings, there are no future commitments, obligations, provisions, or circumstances that require or result in the Company’s continuing involvement.

At March 31, 2010 and 2009, the gross book value of land, buildings, and machinery and equipment under capital leases, including the above-mentioned sale-leaseback transactions was 164,119 million yen and 136,445 million yen, and the related accumulated depreciation recorded was 59,698 million yen and 65,001 million yen, respectively.

Rental expenses for operating leases, including the above-mentioned sale-leaseback transactions were 64,124 million yen, 63,490 million yen and 59,886 million yen for the years ended March 31, 2010, 2009 and 2008, respectively.

Future minimum lease payments under non-cancelable capital leases and operating leases at March 31, 2010 are as follows:

	Yen (millions)
Year ending March 31	Capital leases	Operating leases
2011	42,548	71,686
2012	30,215	42,942
2013	27,116	26,267
2014	12,229	20,074
2015	9,939	4,770
Thereafter	32,999	4,226

Total minimum lease payments	155,046	169,965

Less amount representing interest	10,276

Present value of net minimum lease payments	144,770
Less current portion	40,171

Long-term capital lease obligations	104,599

Future minimum lease payments under operating leases at September 30, 2010 are as follows:

Yen (millions)
Operating leases
Due within 1 year	78,342
Due after 1 year within 2 years	53,115
Due after 2 years within 3 years	37,856
Due after 3 years within 4 years	21,953
Due after 4 years within 5 years	4,534
Thereafter	3,695

Total minimum lease payments	199,495

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(7)	Long-Lived Assets

The Company periodically reviews the recorded value of its long-lived assets to determine if the future cash flows to be derived from these assets or related asset group will be sufficient to recover the remaining recorded asset values. Impairment losses are included in other deductions in the consolidated statements of operations, and are not charged to segment profit.

The Company recognized impairment losses in the aggregate of 79,259 million yen of long-lived assets during fiscal 2010.

The Company recorded impairment losses for certain machinery and finite-lived intangible assets related to domestic liquid crystal display panel manufacturing facilities. As a result of the continuously substantial decline of product prices, the Company estimated that the carrying amounts would not be recoverable through future cash flows. The fair value was based on the discounted estimated cash flows expected to result from the use and eventual disposition of the assets.

The Company also recorded impairment losses for certain land, buildings, and machinery and equipment related to domestic battery manufacturing facilities. Due to the revamp of manufacturing capacity of lithium-ion battery business, certain factories experienced a downturn in profitability. In addition, the Company had to transfer a part of its nickel-hydrogen battery business in relation to the acquisition of SANYO. As a result, the carrying amounts of certain domestic battery manufacturing facilities would not be recoverable through future cash flows. The fair value of land was determined through an appraisal based on the comparable sales method. The fair value of buildings, and machinery and equipment was determined through an appraisal based on the repurchase cost.

Impairment losses of 37,872 million yen, 7,063 million yen, 24,329 million yen, 8,897 million yen and 1,098 million yen were related to “Digital AVC Networks,” “Home Appliances,” “Components and Devices,” “SANYO” and the remaining segments, respectively.

The Company recognized impairment losses in the aggregate of 313,466 million yen of long-lived assets during fiscal 2009.

The Company recorded impairment losses for certain buildings, machinery and finite-lived intangible assets related to domestic liquid crystal display panel manufacturing facilities. As a result of the substantial decline of product prices due to the significant market downturn, the Company estimated that the carrying amounts would not be recoverable through future cash flows. The fair value of buildings and remaining assets, respectively, was determined through an appraisal based on the comparable sales method and the discounted estimated cash flows expected to result from the use and eventual disposition of the assets.

The Company also recorded impairment losses for certain buildings, machinery and finite-lived intangible assets related to domestic and overseas plasma display panel manufacturing facilities. As a result of the substantial decline of product prices due to the significant market downturn, the Company estimated that the carrying amounts would not be recoverable through future cash flows. The fair value of buildings and remaining assets, respectively, was determined through an appraisal based on the comparable sales method and the orderly liquidation value.

Impairment losses of 252,372 million yen, 18,131 million yen, 19,077 million yen, 18,747 million yen and 5,139 million yen were related to “Digital AVC Networks,” “Home Appliances,” “PEW and PanaHome,” “Components and Devices” and the remaining segments, respectively.

The Company recognized impairment losses in the aggregate of 44,554 million yen of long-lived assets during fiscal 2008.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The Company recorded impairment losses related to manufacturing facilities used in its domestic semiconductors business. As the profitability of domestic business declined, the Company estimated that the carrying amounts would not be recovered by the future cash flows. The fair value of manufacturing facilities was based on the discounted estimated future cash flows expected to result from the use and eventual disposition of them.

The Company also recorded impairment losses related to certain buildings and manufacturing facilities used in its device business at an overseas subsidiary. Due to the downsizing of business, the Company wrote down the carrying amounts of these assets to the fair value. The fair value was based on the discounted estimated future cash flows.

Impairment losses of 1,167 million yen, 2,231 million yen, 39,490 million yen and 1,666 million yen were related to “Digital AVC Networks,” “Home Appliances,” “Components and Devices” and the remaining segments, respectively.

The Company recognized impairment losses in the aggregate of 2,195 million yen of long-lived assets for the six months ended September 30, 2010. Impairment losses mainly related to “PEW and PanaHome” segment.

The Company recognized impairment losses in the aggregate of 7,559 million yen of long-lived assets for the six months ended September 30, 2009. Impairment losses mainly related to “Components and Devices” segment. The Company recorded the impairment losses of manufacturing facilities related to overseas motor business for the six months ended September 30, 2009. The Company decided to divest one of its motor businesses as part of the motor business structural reform and estimated that the carrying amounts of the assets would not be recovered through future cash flows. The fair value of the assets was determined based on discounted estimated future cash flows expected to result from their use and eventual disposition.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(8)	Goodwill and Other Intangible Assets

The changes in the carrying amount of goodwill by business segment for the years ended March 31, 2010 and 2009 are as follows:

	Yen (millions)
	Digital AVC Networks	Home Appliances	PEW and PanaHome	Components and Devices	SANYO	Other	Total
Balance at March 31, 2008:
Goodwill	319,392	14,756	89,941	70,172	—	12,990	507,251
Accumulated impairment losses	(77,349)	—	—	—	—	—	(77,349)

	242,043	14,756	89,941	70,172	—	12,990	429,902

Goodwill acquired during the year	702	—	262	—	—	30	994
Translation adjustments	—	—	(10,583)	—	—	—	(10,583)
Other	(3,780)	—	(5,741)	—	—	—	(9,521)

Balance at March 31, 2009:
Goodwill	316,314	14,756	73,879	70,172	—	13,020	488,141
Accumulated impairment losses	(77,349)	—	—	—	—	—	(77,349)

	238,965	14,756	73,879	70,172	—	13,020	410,792

Goodwill acquired during the year	—	—	—	—	514,419	—	514,419
Goodwill impaired during the year	—	—	—	(3,745)	—	—	(3,745)
Translation adjustments	—	—	2,070	—	—	—	2,070
Other	—	—	—	(535)	—	—	(535)

Balance at March 31, 2010:
Goodwill	316,314	14,756	75,949	69,637	514,419	13,020	1,004,095
Accumulated impairment losses	(77,349)	—	—	(3,745)	—	—	(81,094)

	238,965	14,756	75,949	65,892	514,419	13,020	923,001

Acquired intangible assets, excluding goodwill, at March 31, 2010 and 2009 are as follows:

	Yen (millions)				Average amortization period
	2010		2009
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
Finite-lived intangible assets:
Patents and know-how	439,608	54,684	60,317	41,063	10 years
Software	283,075	210,726	257,859	188,439	4 years
Other	172,497	30,337	56,040	28,059	13 years

	895,180	295,747	374,216	257,561

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Yen (millions)
	2010	2009
Indefinite-lived intangible assets	5,432	4,057

Aggregate amortization expense for finite-lived intangible assets for the years ended March 31, 2010, 2009 and 2008 was 46,175 million yen, 38,903 million yen and 38,343 million yen, respectively. Estimated amortization expense for the next five years is as follows:

Year ending March 31	Yen (millions)
2011	83,551
2012	75,017
2013	66,696
2014	60,558
2015	53,794

The Company recognized impairment losses of 73 million yen of indefinite-lived intangible assets, in connection with the decline of their fair value during fiscal 2008. The impairment losses are included in other deductions in the consolidated statements of operations.

Impairment losses of finite-lived intangible assets that are being amortized are included in impairment losses of long-lived assets discussed in Note 7.

(9)	Long-term Debt and Short-term Borrowings

Long-term debt at March 31, 2010 and 2009 is set forth below:

	Yen (millions)
	2010	2009
Unsecured Straight bond, due 2011, interest 1.64%	100,000	100,000
Unsecured Straight bond, due 2012, interest 1.14%	100,000	100,000
Unsecured Straight bond, due 2014, interest 1.404%	200,000	200,000
Unsecured Straight bond, due 2019, interest 2.05%	100,000	100,000
Unsecured Straight bonds issued by subsidiaries, due 2010 – 2019, interest 0.53% – 2.02%	182,406	60,143
Unsecured bank loans, due 2009 – 2015, effective interest 1.1% in fiscal 2010 and 1.6% in fiscal 2009	404,318	22,043
Secured bank loans by subsidiaries, due 2009 – 2026, effective interest 2.04% in fiscal 2010 and 2.51% in fiscal 2009	4,558	3,136
Capital lease obligations	144,770	112,331

	1,236,052	697,653
Less current portion	207,124	46,343

	1,028,928	651,310

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The aggregate annual maturities of long-term debt after March 31, 2010 are as follows:

Year ending March 31	Yen (millions)
2011	207,124
2012	368,594
2013	74,721
2014	283,617
2015	98,872
2016 and thereafter	203,124

As is customary in Japan, short-term and long-term bank loans are made under general agreements which provide that security and guarantees for future and present indebtedness will be given upon request of the bank, and that the bank shall have the right, as the obligations become due, or in the event of their default, to offset cash deposits against such obligations due to the bank.

Each of the loan agreements grants the lender the right to request additional security or mortgages on certain assets. At March 31, 2010 and 2009, other investments and advances, and property, plant and equipment with a book value of 9,933 million yen and 4,967 million yen respectively, was pledged as collateral by subsidiaries for secured loans from banks. At March 31, 2010 and 2009, loans subject to such general agreements amounted to 6,761 million yen and 7,130 million yen, respectively.

The balance of short-term loans also includes borrowings under acceptances and short-term loans of foreign subsidiaries. The weighted-average interest rate on short-term borrowings outstanding at March 31, 2010 and 2009 was 2.5% and 3.5%, respectively.

824,731 million yen of short-term bonds, which were newly issued during the six months ended September 30, 2010, are included in short-term debt, including current portion of long-term debt in the consolidated balance sheets as of September 30, 2010.

(10)	Retirement and Severance Benefits

The Company and certain subsidiaries have contributory, funded benefit pension plans covering substantially all employees who meet eligibility requirements. Benefits under the plans are primarily based on the combination of years of service and compensation.

In addition to the plans described above, upon retirement or termination of employment for reasons other than dismissal, employees are entitled to lump-sum payments based on the current rate of pay and length of service. If the termination is involuntary or caused by death, the severance payment is greater than in the case of voluntary termination. The lump-sum payment plans are not funded.

Effective April 1, 2002, the Company and some of the above-mentioned subsidiaries amended their benefit pension plans by introducing a “point-based benefits system,” and their lump-sum payment plans to cash balance pension plans. Under point-based benefits system, benefits are calculated based on accumulated points allocated to employees each year according to their job classification and years of service. Under the cash balance pension plans, each participant has an account which is credited yearly based on the current rate of pay and market-related interest rate.

During the year ended March 31, 2009, the Company changed the measurement date to March 31 for those postretirement benefit plans with a December 31 measurement date in conformity with the measurement date provisions of ASC 715 “Compensation-Retirement Benefits.” The benefit obligations and plan assets of

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

these plans were remeasured as of April 1, 2008. Net periodic benefit cost, net of tax, for the period from January 1, 2008 to March 31, 2008, in the amount of 3,727 million yen has been recorded as a reduction of beginning fiscal 2009 balance of “retained earnings.” Changes in fair value of plan assets and benefit obligations during the same transition period has been recorded, as a reduction of beginning fiscal 2009 balance of “accumulated other comprehensive income (loss),” in the amount of 73,571 million yen, net of tax of 44,726 million yen.

Reconciliation of beginning and ending balances of the benefit obligations of the contributory, funded benefit pension plans, the unfunded lump-sum payment plans, and the cash balance pension plans, and the fair value of the plan assets at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010	2009
Change in benefit obligations:
Benefit obligations at beginning of year prior to adjustment	1,821,937	1,828,803
ASC 715 measurement date adjustment	—	4,378

Benefit obligations at beginning of year as adjusted	1,821,937	1,833,181
Service cost	50,285	49,660
Interest cost	51,239	50,114
Prior service benefit	—	(666)
Actuarial (gain) loss	12,040	(6,150)
Benefits paid	(102,014)	(85,073)
Effect of changes in consolidated subsidiaries	388,648	(5,560)
Foreign currency exchange impact	(1,304)	(13,569)
Curtailments, settlements and other	(6,724)	—

Benefit obligations at end of year	2,214,107	1,821,937

Change in plan assets:
Fair value of plan assets at beginning of year prior to adjustment	1,413,646	1,737,634
ASC 715 measurement date adjustment	—	(118,514)

Fair value of plan assets at beginning of year as adjusted	1,413,646	1,619,120
Actual return on plan assets	197,127	(268,049)
Employer contributions	87,963	153,161
Benefits paid	(93,462)	(77,682)
Effect of changes in consolidated subsidiaries	176,036	—
Foreign currency exchange impact	(1,044)	(12,904)
Curtailments, settlements and other	(5,259)	—

Fair value of plan assets at end of year	1,775,007	1,413,646

Funded status	(439,100)	(408,291)

The accumulated benefit obligation for the pension plans was 2,155,066 million yen and 1,814,118 million yen at March 31, 2010 and 2009, respectively.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The projected benefit obligations and the fair value of plan assets for the pension plans with projected benefit obligations in excess of plan assets, and the accumulated benefit obligations and the fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010	2009
Plans with projected benefit obligations in excess of plan assets:
Projected benefit obligations	2,094,302	1,821,937
Fair value of plan assets	1,649,951	1,413,646
Plans with accumulated benefit obligations in excess of plan assets:
Accumulated benefit obligations	2,035,647	1,814,118
Fair value of plan assets	1,649,951	1,413,646

Accounts recognized in the consolidated balance sheet at March 31, 2010 and 2009 consist of:

	Yen (millions)
	2010	2009
Other assets	5,251	—
Other current liabilities	(8,552)	(3,924)
Retirement and severance benefits	(435,799)	(404,367)

	(439,100)	(408,291)

Amounts recognized in accumulated other comprehensive income (loss) at March 31, 2010 and 2009 consist of:

	Yen (millions)
	2010	2009
Prior service benefit	(197,508)	(222,519)
Actuarial loss	455,780	641,371

	258,272	418,852

Net periodic benefit cost for the contributory, funded benefit pension plans, the unfunded lump-sum payment plans, and the cash balance pension plans of the Company for the three years ended March 31, 2010 consist of the following components:

	Yen (millions)
	2010	2009	2008
Service cost—benefits earned during the year	50,285	49,660	52,830
Interest cost on projected benefit obligation	51,239	50,114	50,667
Expected return on plan assets	(43,971)	(48,659)	(52,861)
Amortization of prior service benefit	(25,011)	(24,606)	(27,046)
Recognized actuarial loss	43,576	22,391	15,448

Net periodic benefit cost	76,118	48,900	39,038

Net periodic benefit cost for the six months ended September 30, 2010 and 2009 are 29,003 million yen and 35,870 million yen, respectively.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The estimated prior service benefit and actuarial loss for the defined benefit pension plans that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost for fiscal 2011 are gain of 25,011 million yen and loss of 29,444 million yen, respectively.

Weighted-average assumptions used to determine benefit obligations at March 31, 2010 and 2009 are as follows:

	2010	2009
Discount rate	2.6%	2.7%
Rate of compensation increase	1.8%	1.7%

Weighted-average assumptions used to determine net cost for the three years ended March 31, 2010 are as follows:

	2010	2009	2008
Discount rate	2.7%	2.7%	2.7%
Expected return on plan assets	3.1%	3.1%	3.1%
Rate of compensation increase	1.7%	1.7%	1.6%

The expected return on plan assets is determined based on the portfolio as a whole and not on the sum of the returns on individual asset categories, considering long-term historical returns, asset allocation, and future estimates of long-term investment returns.

Each plan of the Company has a different investment policy, which is designed to ensure sufficient plan assets are available to provide future payments of pension benefits to the eligible plan participants and is individually monitored for compliance and appropriateness on an on-going basis. Considering the expected long-term rate of return on plan assets, each plan of the Company establishes a “basic” portfolio comprised of the optimal combination of equity securities and debt securities. Plan assets are invested in individual equity and debt securities using the guidelines of the “basic” portfolio in order to generate a total return that will satisfy the expected return on a mid-term to long-term basis. The Company evaluates the difference between expected return and actual return of invested plan assets on an annual basis to determine if such differences necessitate a revision in the formulation of the “basic” portfolio. The Company revises the “basic” portfolio when and to the extent considered necessary to achieve the expected long-term rate of return on plan assets.

The Company’s pension plan assets allocation is approximately 40% for equity securities, approximately 40% for debt securities, and approximately 20% for other investments, primarily for life insurance company general accounts.

For the Company’s major defined benefit pension plans, equity investments are invested mainly in listed equity securities, broadly in Japanese equity, developed international equity and emerging markets. The debt securities investments are comprised primarily of government, municipal, and corporate bonds. The Company mainly chooses debt securities with rating above BBB, high liquidity and appropriate repayment, and has appropriately diversified the investments by sector and geography. As for investments in life insurance company general accounts, the contracts with the insurance companies include a guaranteed interest rate and return of capital. Other investments include fund-of-funds investment, equity long/short hedge funds investment and private equity investment. Fund-of-funds investment and equity long/short hedge funds investment are primarily invested in listed equity securities with frequency of transactions and stable return, while private equity investment are diversified products with low correlation.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The fair values of the Company’s pension plan assets at March 31, 2010, by asset category are as follows:

	Yen (millions)
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	44,336	20,281	—	64,617
Equity securities:
Japanese companies	116,053	—	—	116,053
Foreign companies	84,218	—	—	84,218
Commingled funds (a)	—	485,091	—	485,091
Debt securities:
Government and Municipal bonds	204,898	—	—	204,898
Corporate bonds	—	41,113	—	41,113
Commingled funds (b)	—	451,246	—	451,246
Life insurance company general accounts	—	198,049	—	198,049
Other (c)	—	114,610	15,112	129,722

Total	449,505	1,310,390	15,112	1,775,007

(a)	These funds invest mainly in listed equity securities, approximately 60% Japanese companies and 40% foreign companies.
(b)	Primarily invests in Japanese government bonds and foreign government bonds.
(c)	Other investments primarily include fund-of-funds investment, equity long/short hedge funds.

The three levels of the fair value hierarchy are discussed in Note 18.

Level 1 assets are comprised principally of equity securities and government and municipal bonds, which are valued using unadjusted quoted market price in active markets with sufficient volume and frequency of transactions.

Level 2 assets are comprised principally of commingled funds, which are valued at their net asset values that are determined by the fund family and have daily liquidity, corporate bonds, which are valued using quoted prices for identical assets in market that are not active, and life insurance company general accounts, which are valued at conversion value. Fund of funds investment, hedge funds investment that use equity long/short strategies included in level 2, which primarily invest in listed equity securities and debt securities, are valued based on net asset value.

Level 3 assets are comprised principally of collateralized loan obligation investment and private equity investment, which are valued based on prices and other relevant information such as similar market transactions and latest round of financing data.

The reconciliation of the beginning and ending balances of level 3 assets is as follows:

	Yen (millions)
	Collateralized loan obligation	Private equity	Total
Balance at beginning of year	630	5,635	6,265
Effect of changes in consolidated subsidiaries	5,822	—	5,822
Realized gains (losses)	804	27	831
Unrealized gains (losses) relating to assets held	2,393	23	2,416
Purchases, sales, issuances and settlements, net	(656)	712	56
Transfers out of Level 3	(278)	—	(278)

Balance at ending of year	8,715	6,397	15,112

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The Company expects to contribute 91,195 million yen to its defined benefit plans in fiscal 2011.

The benefits expected to be paid from the defined pension plans in each fiscal year 2011 – 2015 are 120,297 million yen, 124,578 million yen, 125,097 million yen, 124,246 million yen and 127,403 million yen, respectively. The aggregate benefits expected to be paid in the five years from fiscal 2016 – 2020 are 660,662 million yen. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at March 31 and include estimated future employee service.

(11)	Income Taxes

Income (loss) before income taxes and income taxes for the three years ended March 31, 2010 are summarized as follows:

	Yen (millions)
	Domestic	Foreign	Total
For the year ended March 31, 2010
Income (loss) before income taxes	(80,125)	50,810	(29,315)
Income taxes:
Current	22,105	36,042	58,147
Deferred	80,954	2,732	83,686

Total income taxes	103,059	38,774	141,833

For the year ended March 31, 2009
Income (loss) before income taxes	(345,776)	(36,858)	(382,634)
Income taxes:
Current	38,297	23,543	61,840
Deferred	(10,232)	(14,250)	(24,482)

Total income taxes	28,065	9,293	37,358

For the year ended March 31, 2008
Income before income taxes	266,972	168,021	434,993
Income taxes:
Current	85,009	43,172	128,181
Deferred	(16,068)	2,460	(13,608)

Total income taxes	68,941	45,632	114,573

The Company and its subsidiaries in Japan are subject to a National tax of 30%, an Inhabitant tax of approximately 20.5%, and a deductible Enterprise tax of approximately 7.4% varying by local jurisdiction, which, in aggregate, resulted in a combined statutory tax rate in Japan of approximately 40.5% for the three years ended March 31, 2010.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The effective tax rates for the years differ from the combined statutory tax rates for the following reasons:

	2010	2009	2008
Combined statutory tax rate	(40.5)%	(40.5)%	40.5%
Lower tax rates of overseas subsidiaries	(38.4)	(1.1)	(6.9)
Expenses not deductible for tax purposes	25.7	0.8	0.7
Change in valuation allowance allocated to income tax expenses	473.8	41.8	(5.4)
Tax effects attributable to investments in subsidiaries	45.7	5.8	(4.8)
Per capita tax	8.3	0.6	0.6
Goodwill impairment	5.2	—	—
Other	4.0	2.4	1.6

Effective tax rate	483.8%	9.8%	26.3%

The significant components of deferred income tax expenses for the three years ended March 31, 2010 are as follows:

	Yen (millions)
	2010	2009	2008
Deferred tax expense (exclusive of the effects of other components listed below)	111,579	94,250	16,898
Benefits of net operating loss carryforwards	(27,893)	(118,732)	(30,506)

	83,686	(24,482)	(13,608)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 2010 and 2009 are presented below:

	Yen (millions)
	2010	2009
Deferred tax assets:
Inventory valuation	94,596	78,930
Expenses accrued for financial statement purposes but not currently included in taxable income	154,679	138,580
Property, plant and equipment	295,091	246,276
Retirement and severance benefits	253,636	233,924
Tax loss carryforwards	616,648	333,383
Other	237,797	232,994

Total gross deferred tax assets	1,652,447	1,264,087
Less valuation allowance	1,014,703	477,997

Net deferred tax assets	637,744	786,090

Deferred tax liabilities:
Net unrealized holding gains of available-for-sale securities	(42,458)	(5,882)
Intangible assets	(194,691)	—
Other	(89,242)	(41,814)

Total gross deferred tax liabilities	(326,391)	(47,696)

Net deferred tax assets	311,353	738,394

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences and loss carryforwards become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences and loss carryforwards, net of the existing valuation allowances at March 31, 2010.

The net change in total valuation allowance for the years ended March 31, 2010, 2009 and 2008 was an increase of 536,706 million yen, an increase of 129,427 million yen and a decrease of 90,267 million yen, respectively.

At March 31, 2010, the Company had, for income tax purposes, net operating loss carryforwards of approximately 1,667,709 million yen, of which 1,527,953 million yen expire from fiscal 2011 through 2017 and the remaining balance will expire thereafter or do not expire. At March 31, 2010, the Company had, for income tax purposes, tax credit carryforwards of approximately 58,482 million yen, which expire from fiscal 2011 through 2013.

Net deferred tax assets and liabilities at March 31, 2010 and 2009 are reflected in the accompanying consolidated balance sheets under the following captions:

	Yen (millions)
	2010	2009
Other current assets	232,165	227,059
Other assets	358,416	547,580
Other current liabilities	(1,470)	(1,168)
Other liabilities	(277,758)	(35,077)

Net deferred tax assets	311,353	738,394

The Company has not recognized a deferred tax liability for the undistributed earnings of its foreign subsidiaries and foreign corporate joint ventures of 875,626 million yen as of March 31, 2010, because the Company currently does not expect those unremitted earnings to reverse and become taxable to the Company in the foreseeable future. A deferred tax liability will be recognized when the Company no longer plans to indefinitely reinvest undistributed earnings. The calculation of related unrecognized deferred tax liability is not practicable.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the three years ended March 31, 2010 is as follows:

	Yen (millions)
	2010	2009	2008
Balance at beginning of year	(7,187)	(9,327)	(4,281)
Increase related to prior year tax positions	(685)	(1,835)	(4,657)
Decrease related to prior year tax positions	1,780	3,561	82
Increase related to current year tax positions	(1,195)	(484)	(2,023)
Change in consolidated subsidiaries	(3,339)	—	—
Settlements	747	60	1,552
Translation adjustments	36	838	—

Balance at end of year	(9,843)	(7,187)	(9,327)

As of March 31, 2010, 2009 and 2008, the total amount of unrecognized tax benefits are 9,843 million yen, 7,187 million yen and 8,287 million yen, respectively, that if recognized, would reduce the effective tax rate. The Company does not expect that the total amount of unrecognized tax benefits will significantly change within the next twelve months. The Company has accrued interests and penalties related to unrecognized tax benefits and the amount of interest and penalties included in provision for income taxes and cumulative amount accrued were not material as of and for the years ended March 31, 2010, 2009 and 2008.

The Company files income tax returns in Japan and various foreign tax jurisdictions. There are a number of subsidiaries which operate within each of the Company’s major jurisdictions resulting in a range of open tax years. The open tax years for the Company is fiscal 2010, and its significant subsidiaries in Japan, the United States of America, the United Kingdom and China range from fiscal 2004 and thereafter.

(12)	Stockholders’ Equity

The Company may repurchase its common stock from the market pursuant to the Company Law of Japan. For the years ended March 31, 2010, 2009 and 2008, respectively, 53,863, 30,875,208 and 45,294,912 shares were repurchased for the aggregate cost of approximately 72 million yen, 72,416 million yen and 103,112 million yen, respectively, primarily with the intention to hold as treasury stock to improve capital efficiency.

The Company sold 17,731, 399,673 and 127,610 shares of its treasury stock for the years ended March 31, 2010, 2009 and 2008, respectively. The difference between sales price and book value was charged to capital surplus in the consolidated balance sheets.

The Company Law of Japan provides that an amount equal to 10% of appropriations be appropriated as a capital reserve or legal reserve until the aggregated amount of capital reserve and legal reserve equals 25% of stated capital. The capital reserve and legal reserve are not available for dividends but may be transferred to capital surplus or retained earnings or stated capital upon approval of the shareholders’ meeting.

Cash dividends and transfers to the legal reserve charged to retained earnings during the three years ended March 31, 2010 represent dividends paid out during the periods and related appropriation to the legal reserve. Cash dividends per share paid during the three years ended March 31, 2010 amounted to 12.50 yen, 40.00 yen and 32.50 yen, respectively. The accompanying consolidated financial statements do not include any provisions for the year-end dividend of 5.0 yen per share, totaling approximately 10,353 million yen in respect of the year ended March 31, 2010 approved by the board of directors in May 2010.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

On October 29, 2010, the board of directors approved an interim dividend of 5.0 yen per share, totaling 10,352 million yen on outstanding common stock as of September 30, 2010.

In accordance with the Company Law of Japan, there are certain restrictions on payment of dividends in connection with the treasury stock repurchased. As a result of restrictions on the treasury stock repurchased, retained earnings of 671,223 million yen at March 31, 2010 were restricted as to the payment of cash dividends.

The Company’s directors and certain senior executives were granted options to purchase the Company’s common stock. All stock options become fully exercisable two years from the date of grant and have a four-year term. Information with respect to stock options is as follows:

	Number of shares	Weighted-average exercise price (Yen)
Balance at March 31, 2007	47,000	2,008
Exercised	(8,000)	1,895
Forfeited	(27,000)	2,163

Balance at March 31, 2008	12,000	1,734
Forfeited	(12,000)	1,734

Balance at March 31, 2009	—	—
Balance at March 31, 2010	—	—

Treasury stock reserved for options at March 31, 2007 was 30,000 shares. There was no treasury stock reserved for options from March 31, 2008 through 2010.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(13)	Other Comprehensive Income (Loss)

Components of other comprehensive income (loss) for the three years ended March 31, 2010 are as follows:

	Yen (millions)
	Pre-tax amount	Tax expense	Net-of-tax amount
For the year ended March 31, 2010
Translation adjustments:
Translation adjustments arising during the period	(21,186)	—	(21,186)
Less: Reclassification adjustment for (gains) losses included in net income (loss)	10,129	—	10,129

Net translation adjustments	(11,057)	—	(11,057)

Unrealized holding gains (losses) of available-for-sale securities:
Unrealized holding gains (losses) arising during the period	88,042	(36,356)	51,686
Less: Reclassification adjustment for (gains) losses included in net income (loss)	(703)	280	(423)

Net unrealized gains (losses)	87,339	(36,076)	51,263

Unrealized holding gains (losses) of derivative instruments:
Unrealized holding gains (losses) arising during the period	4,607	(1,543)	3,064
Less: Reclassification adjustment for (gains) losses included in net income (loss)	4,657	(1,560)	3,097

Net unrealized gains (losses)	9,264	(3,103)	6,161

Pension liability adjustments:
Prior service benefit arising during the period	—	—	—
Less: Amortization of prior service benefit included in net periodic benefit cost	(23,947)	8,962	(14,985)

Net prior service benefit	(23,947)	8,962	(14,985)

Actuarial gain (loss) arising during the period	139,867	(49,300)	90,567
Less: Amortization of actuarial gain (loss) included in net periodic benefit cost	39,159	(14,963)	24,196

Net actuarial gain (loss)	179,026	(64,263)	114,763

Net pension liability adjustments	155,079	(55,301)	99,778

Other comprehensive income (loss)	240,625	(94,480)	146,145

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Yen (millions)
	Pre-tax amount	Tax expense	Net-of-tax amount
For the year ended March 31, 2009
Translation adjustments:
Translation adjustments arising during the period	(116,738)	—	(116,738)
Less: Reclassification adjustment for (gains) losses included in net income (loss)	3,938	—	3,938

Net translation adjustments	(112,800)	—	(112,800)

Unrealized holding gains (losses) of available-for-sale securities:
Unrealized holding gains (losses) arising during the period	(167,397)	67,907	(99,490)
Less: Reclassification adjustment for (gains) losses included in net income (loss)	73,075	(29,590)	43,485

Net unrealized gains (losses)	(94,322)	38,317	(56,005)

Unrealized holding gains (losses) of derivative instruments:
Unrealized holding gains (losses) arising during the period	(4,043)	1,565	(2,478)
Less: Reclassification adjustment for (gains) losses included in net income (loss)	(10,855)	4,118	(6,737)

Net unrealized gains (losses)	(14,898)	5,683	(9,215)

Pension liability adjustments:
Prior service benefit arising during the period	345	(140)	205
Less: Amortization of prior service benefit included in net periodic benefit cost	(22,727)	7,742	(14,985)

Net prior service benefit	(22,382)	7,602	(14,780)

Actuarial gain (loss) arising during the period	(273,853)	100,104	(173,749)
Less: Amortization of actuarial gain (loss) included in net periodic benefit cost	26,422	(6,782)	19,640

Net actuarial gain (loss)	(247,431)	93,322	(154,109)

Net pension liability adjustments	(269,813)	100,924	(168,889)

Other comprehensive income (loss)	(491,833)	144,924	(346,909)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Yen (millions)
	Pre-tax amount	Tax expense	Net-of-tax amount
For the year ended March 31, 2008
Translation adjustments:
Translation adjustments arising during the period	(128,047)	—	(128,047)
Less: Reclassification adjustment for (gains) losses included in net income	(1,207)	—	(1,207)

Net translation adjustments	(129,254)	—	(129,254)

Unrealized holding gains of available-for-sale securities:
Unrealized holding gains (losses) arising during the period	(199,198)	83,370	(115,828)
Less: Reclassification adjustment for (gains) losses included in net income	735	(296)	439

Net unrealized gains (losses)	(198,463)	83,074	(115,389)

Unrealized holding gains (losses) of derivative instruments:
Unrealized holding gains (losses) arising during the period	5,014	(1,914)	3,100
Less: Reclassification adjustment for (gains) losses included in net income	612	(248)	364

Net unrealized gains (losses)	5,626	(2,162)	3,464

Pension liability adjustments:
Prior service benefit arising during the period	1,954	(6)	1,948
Less: Amortization of prior service benefit included in net periodic benefit cost	(24,197)	7,806	(16,391)

Net prior service benefit	(22,243)	7,800	(14,443)

Actuarial gain (loss) arising during the period	(62,744)	27,095	(35,649)
Less: Amortization of actuarial gain (loss) included in net periodic benefit cost	13,660	(3,383)	10,277

Net actuarial gain (loss)	(49,084)	23,712	(25,372)

Net pension liability adjustments	(71,327)	31,512	(39,815)

Other comprehensive income (loss)	(393,418)	112,424	(280,994)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(14)	Net Income (Loss) per Share Attributable to Panasonic Corporation Common Shareholders

A reconciliation of the numerators and denominators of the basic and diluted net income (loss) per share attributable to Panasonic Corporation common shareholders computation for the three years ended March 31, 2010 and for the six months ended September 30, 2010 and 2009 is as follows:

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Net income (loss) attributable to Panasonic Corporation common shareholders	(103,465)	(378,961)	281,877	74,718	(46,868)

	Number of shares
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Average common shares outstanding	2,070,623,618	2,079,296,525	2,120,986,052	2,070,372,312	2,070,632,113
Dilutive effect:
Stock options		—	3,818

Diluted common shares outstanding		2,079,296,525	2,120,989,870

	Yen
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Net income (loss) per share attributable to Panasonic Corporation common shareholders:
Basic	(49.97)	(182.25)	132.90	36.09	(22.63)
Diluted	—	(182.25)	132.90	—	—

Diluted net income (loss) per share attributable to Panasonic Corporation common shareholders for the year ended March 31, 2010 and for the six months ended September 30, 2010 and 2009 has been omitted because the Company did not have potentially dilutive common shares that were outstanding for the period.

The effect of stock options was not included in the calculation of diluted net loss per share for the year ended March 31,2009 as the effect would be antidilutive due to the net loss incurred for the year.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(15)	Restructuring Charges

In connection with the reorganization of the Company’s operations, the Company has incurred certain restructuring charges. Components and related amounts of the restructuring charges, before the related tax effects, for the years ended March 31, 2010, 2009 and 2008 are as follows:

	Yen (millions)
	2010	2009	2008
Expenses associated with the implementation of early retirement programs:
Domestic	33,070	26,452	27,050
Overseas	5,884	11,899	5,594

Total	38,954	38,351	32,644
Expenses associated with the closure and integration of locations	15,918	15,049	6,922

Total restructuring charges	54,872	53,400	39,566

Expenses associated with the implementation of the early retirement programs in the domestic and overseas subsidiaries for the six months ended September 30, 2010 and 2009 are 1,605 million yen and 22,694 million yen, respectively.

These restructuring charges are included in other deductions in the consolidated statements of operations. The Company has provided early retirement programs to those employees voluntarily leaving the Company. The accrued early retirement programs are recognized when the employees accept the offer and the amount can be reasonably estimated. Expenses associated with the closure and integration of locations include amounts such as moving expenses of facilities and costs to terminate leasing contracts incurred at domestic and overseas manufacturing plants and sales offices. An analysis of the accrued restructuring charges for the years ended March 31, 2010, 2009 and 2008 is as follows:

	Yen (millions)
	2010	2009	2008
Balance at beginning of year	32,523	4,761	10,020
New charges	54,872	53,400	39,566
Cash payments	(78,006)	(25,638)	(44,825)

Balance at end of year	9,389	32,523	4,761

The following represents significant restructuring activities for the year ended March 31, 2010 by business segment:

Digital AVC Networks

Digital AVC Networks segment continued selection and concentration of its businesses for improving its cost competitiveness. The restructuring activities mainly consisted of the early retirement programs in Japan.

Total restructuring charges amounted to 15,409 million yen, including expenses associated with the implementation of early retirement programs of 11,757 million yen.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Home Appliances

Home Appliances segment restructured its operations to accelerate concentration of its business for strengthening its management structure. The restructuring activities were mainly integrations of overseas manufacturing bases and the early retirement programs in Japan.

Total restructuring charges amounted to 8,561 million yen, including expenses associated with the implementation of early retirement programs of 5,145 million yen.

PEW and PanaHome

PEW and PanaHome segment restructured to improve cost efficiency in Japan and overseas bases.

Total restructuring charges amounted to 6,975 million yen.

Components and Devices

Components and Devices segment restructured to mainly improve efficiency and cost effectiveness in Japan.

Total restructuring charges amounted to 8,173 million yen, including expenses associated with the implementation of early retirement programs of 6,451 million yen.

SANYO

SANYO segment restructured to mainly improve cost effectiveness in Japan.

Total restructuring charges amounted to 3,483 million yen.

Other

Other segment restructured mainly to improve efficiency in domestic companies.

Total restructuring charges amounted to 12,271 million yen, including expenses associated with the implementation of early retirement programs of 10,300 million yen.

The following represents significant restructuring activities for the year ended March 31, 2009 by business segment:

Digital AVC Networks

Digital AVC Networks segment restructured mainly to accelerate selection and concentration of its businesses for improving its cost competitiveness. The restructuring activities mainly consisted of the implementation of early retirement programs in Japan.

Total restructuring charges amounted to 34,748 million yen, including expenses associated with the implementation of early retirement programs of 29,029 million yen.

Home Appliances

Home Appliances segment restructured its operations to accelerate concentration of its business for strengthening its management structure. The restructuring activities mainly consisted of integrations in Japan.

Total restructuring charges amounted to 3,206 million yen.

PEW and PanaHome

PEW and PanaHome segment restructured mainly its housing business in Japan.

Total restructuring charges amounted to 5,673 million yen.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Components and Devices

Components and Devices segment restructured mainly to improve efficiency in its components business.

Total restructuring charges amounted to 3,957 million yen, including expenses associated with the implementation of early retirement programs of 3,277 million yen.

Other

Other segment restructured mainly to improve efficiency in overseas sales companies.

The restructuring charges amounted to 5,816 million yen, including expenses associated with the implementation of early retirement programs of 4,145 million yen.

The following represents significant restructuring activities for the year ended March 31, 2008 by business segment:

Digital AVC Networks

Digital AVC Networks segment restructured mainly to accelerate selection and concentration of its businesses for improving its cost competitiveness. The restructuring activities mainly consisted of the implementation of early retirement programs in Japan.

Total restructuring charges amounted to 15,356 million yen, including expenses associated with the implementation of early retirement programs of 14,168 million yen.

Home Appliances

Home Appliances segment restructured its operations to accelerate concentration of its business for strengthening its management structure. The restructuring activities mainly consisted of integrations in Japan.

Total restructuring charges amounted to 8,375 million yen, including expenses associated with the implementation of early retirement programs of 5,611 million yen.

PEW and PanaHome

PEW and PanaHome segment mainly restructured its housing business in Japan. The restructuring activities mainly consisted of the implementation of early retirement programs.

Total restructuring charges amounted to 11,581 million yen, including expenses associated with the implementation of early retirement programs of 8,888 million yen.

Components and Devices

Components and Devices segment restructured mainly to improve efficiency in its battery business.

Total restructuring charges amounted to 3,128 million yen.

JVC

JVC segment incurred restructuring charges in the amount of 750 million yen in its domestic entertainment business.

Other

Other segment incurred restructuring charges in the amount of 376 million yen mainly in overseas sales companies.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(16)	Supplementary Information to the Statements of Operations and Cash Flows

Research and development costs, advertising costs, shipping and handling costs and depreciation charged to income for the three years ended March 31, 2010 are as follows:

	Yen (millions)
	2010	2009	2008
Research and development costs	476,903	517,913	554,538
Advertising costs	150,866	174,939	200,890
Shipping and handling costs	129,114	146,920	159,418
Depreciation	251,839	325,835	282,102

Foreign exchange losses included in other deductions for the years ended March 31, 2010, 2009 and 2008 are 3,486 million yen, 7,501 million yen and 11,492 million yen, respectively.

Foreign exchange gains included in other income for the six months ended September 30, 2010 are 6,754 million yen. Foreign exchange losses included in other deductions for the six months ended September 30, 2009 are 5,190 million yen.

Shipping and handling costs are included in selling, general and administrative expenses in the consolidated statements of operations.

In fiscal 2010, 2009 and 2008, the Company sold, without recourse, trade receivables of 443,673 million yen, 458,321 million yen and 443,464 million yen to independent third parties for proceeds of 442,779 million yen, 456,870 million yen and 441,778 million yen, and recorded losses on the sale of trade receivables of 894 million yen, 1,451 million yen and 1,686 million yen, respectively. In fiscal 2010, 2009 and 2008, the Company sold, with recourse, trade receivables of 355,512 million yen, 411,778 million yen and 397,796 million yen to independent third parties for proceeds of 355,113 million yen, 411,022 million yen and 397,421 million yen, and recorded losses on the sale of trade receivables of 399 million yen, 756 million yen and 375 million yen, respectively. Those losses are mainly included in selling, general and administrative expenses. The Company is responsible for servicing the receivables. Included in trade notes receivable and trade accounts receivable at March 31, 2010 are amounts of 37,619 million yen without recourse and 26,576 million yen with recourse scheduled to be sold to independent third parties. The sale of trade receivables was accounted for under the provision of ASC 860, “Transfers and Servicing,” which provides accounting and reporting standards for transfer and servicing of financial assets and extinguishments of liabilities.

Deposits from retirees of 112,499 million yen and 122,446 million yen are included in other current liabilities in the consolidated balance sheets as of March 31, 2010 and 2009, respectively.

Interest expenses and income taxes paid, and noncash investing and financing activities for the three years ended March 31, 2010 are as follows:

	Yen (millions)
	2010	2009	2008
Cash paid:
Interest	26,301	19,627	20,911
Income taxes	51,441	95,198	122,416
Noncash investing and financing activities:
Capital leases	37,505	12,235	36,330

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

JVC and its subsidiaries became associated companies under equity method from consolidated companies in August, 2007. Certain financial information of JVC and its subsidiaries at the date of deconsolidation is as follows:

Yen (millions)
Assets:
Current assets	311,080
Other assets	115,546

Total	426,626

Liabilities:
Current liabilities	242,336
Other liabilities	36,149

Total	278,485

(17)	Derivatives and Hedging Activities

The Company operates internationally, giving rise to significant exposure to market risks arising from changes in foreign exchange rates, interest rates and commodity prices. The Company assesses these risks by continually monitoring changes in these exposures and by evaluating hedging opportunities. Derivative financial instruments utilized by the Company to hedge these risks are comprised principally of foreign exchange contracts, interest rate swaps, cross currency swaps and commodity derivatives. The Company does not hold or issue derivative financial instruments for trading purpose.

Amounts included in accumulated other comprehensive income (loss) at March 31, 2010 and September 30 are expected to be recognized in earnings principally over the next twelve months. The maximum term over which the Company is hedging exposures to the variability of cash flows for foreign currency exchange risk is approximately five months.

The Company is exposed to credit risk in the event of non-performance by counterparties to the derivative contracts, but such risk is considered mitigated by the high credit rating of the counterparties.

The contract amounts of foreign exchange contracts, interest rate swaps, cross currency swaps and commodity futures at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010	2009
Forward:
To sell foreign currencies	375,430	334,586
To buy foreign currencies	196,439	190,495
Cross currency swaps	31,797	33,953
Interest rate swaps	33,702	—
Commodity futures:
To sell commodity	40,194	48,858
To buy commodity	113,682	168,527

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The fair values of derivative instruments at March 31, 2010 are as follows:

	Yen (millions)
	Asset derivatives		Liability derivatives
	Consolidated balance sheet location	Fair value	Consolidated balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	415	Other current liabilities	(1,971)
Commodity futures	Other current assets	11,330	Other current liabilities	(3,345)

Total derivatives designated as hedging instruments under ASC 815		11,745		(5,316)

Derivatives not designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	8,590	Other current liabilities	(2,307)
Cross currency swaps	—	—	Other current liabilities	(283)
Interest rate swaps	Other current assets	23	—	—
Commodity futures	Other current assets	1,231	Other current liabilities	(1,231)

Total derivatives not designated as hedging instruments under ASC 815		9,844		(3,821)

Total derivatives		21,589		(9,137)

The fair values of derivative instruments at March 31, 2009 are as follows:

	Yen (millions)
	Asset derivatives		Liability derivatives
	Consolidated balance sheet location	Fair value	Consolidated balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	2,299	Other current liabilities	(9,094)
Cross currency swaps	Other current assets	275	—	—
Commodity futures	Other current assets	9,285	Other current liabilities	(53,050)

Total derivatives designated as hedging instruments under ASC 815		11,859		(62,144)

Derivatives not designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	204	Other current liabilities	(808)
Cross currency swaps	Other current assets	1,260	—	—
Commodity futures	Other current assets	4,670	Other current liabilities	(4,670)

Total derivatives not designated as hedging instruments under ASC 815		6,134		(5,478)

Total derivatives		17,993		(67,622)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The fair values of derivative instruments at September 30, 2010 are as follows:

	Yen (millions)
	Asset derivatives		Liability derivatives
	Consolidated balance sheet location	Fair value	Consolidated balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	5,101	Other current liabilities	(2,067)
Commodity futures	Other current assets	4,380	Other current liabilities	(786)

Total derivatives designated as hedging instruments under ASC 815		9,481		(2,853)

Derivatives not designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	6,901	Other current liabilities	(12,269)
Cross currency swaps	—	—	Other current liabilities	(3,207)
Commodity futures	Other current assets	4,381	Other current liabilities	(4,381)

Total derivatives not designated as hedging instruments under ASC 815		11,282		(19,857)

Total derivatives		20,763		(22,710)

The effect of derivative instruments on the consolidated statement of operations for the year ended March 31, 2010 is as follows:

Yen (millions)
Hedging instruments in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Commodity futures	Other income (deductions)	41,003

Total		41,003

Yen (millions)
Related hedged items in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Trade accounts receivable (payable)	Other income (deductions)	(39,024)

Total		(39,024)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Fair value hedges resulted in gains of 1,979 million yen of ineffectiveness.

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Amount of gain or (loss) recognized in OCI on derivative (effective portion)	Location of gain or (loss) reclassified from accumulated OCI into operations (effective portion)	Amount of gain or (loss) reclassified from accumulated OCI into operations (effective portion)
Foreign exchange contracts	(613)	Other income (deductions)	(4,599)
Cross currency swaps	(291)	Other income (deductions)	(16)
Commodity futures	3,611	Cost of sales	(42)

Total	2,707		(4,657)

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Location of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)
Foreign exchange contracts	Other income (deductions)	1,228
Cross currency swaps	—	—
Commodity futures	—	—

Total		1,228

Yen (millions)
Derivatives not designated as hedging instruments under ASC 815	Location of gain or (loss) recognized in operations on derivative	Amount of gain or (loss) recognized in operations on derivative
Foreign exchange contracts	Other income (deductions)	2,950
Cross currency swaps	Other income (deductions)	(1,543)
Interest rate swaps	Other income (deductions)	(3)
Commodity futures	Other income (deductions)	0

Total		1,404

The effect of derivative instruments on the consolidated statement of operations for the three months ended March 31, 2009 is as follows:

Yen (millions)
Hedging instruments in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Commodity futures	Other income (deductions)	5,700

Total		5,700

Yen (millions)
Related hedged items in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Trade accounts receivable (payable)	Other income (deductions)	(5,352)

Total		(5,352)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Fair value hedges resulted in gains of 348 million yen of ineffectiveness.

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Amount of gain or (loss) recognized in OCI on derivative (effective portion)	Location of gain or (loss) reclassified from accumulated OCI into operations (effective portion)	Amount of gain or (loss) reclassified from accumulated OCI into operations (effective portion)
Foreign exchange contracts	(9,251)	Other income (deductions)	2,355
Cross currency swaps	(90)	Other income (deductions)	(16)
Commodity futures	2,484	Cost of sales	(1,879)

Total	(6,857)		460

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Location of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)
Foreign exchange contracts	Other income (deductions)	(1,226)
Cross currency swaps	—	—
Commodity futures	—	—

Total		(1,226)

Yen (millions)
Derivatives not designated as hedging instruments under ASC 815	Location of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)
Foreign exchange contracts	Other income (deductions)	814
Cross currency swaps	Other income (deductions)	1,624
Commodity futures	Other income (deductions)	0

Total		2,438

The effect of derivative instruments on the consolidated statement of operations for the six months ended September 30, 2010 is as follows:

Yen (millions)
Hedging instruments in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Commodity futures	Other income (deductions)	(7,774)

Total		(7,774)

Yen (millions)
Related hedged items in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Trade accounts receivable (payable)	Other income (deductions)	8,744

Total		8,744

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Fair value hedges resulted in gains of 970 million yen of ineffectiveness.

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Amount of gain or (loss) recognized in OCI on derivative (effective portion)	Location of gain or (loss) reclassified from accumulated OCI into operations (effective portion)	Amount of gain or (loss) reclassified from accumulated OCI into operations (effective portion)
Foreign exchange contracts	10,750	Other income (deductions)	7,641
Commodity futures	1,543	Cost of sales	268

Total	12,293		7,909

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Location of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)
Foreign exchange contracts	Other income (deductions)	628
Commodity futures	—	—

Total		628

Yen (millions)
Derivatives not designated as hedging instruments under ASC 815	Location of gain or (loss) recognized in operations on derivative	Amount of gain or (loss) recognized in operations on derivative
Foreign exchange contracts	Other income (deductions)	11,976
Cross currency swaps	Other income (deductions)	(2,924)
Interest rate swaps	Other income (deductions)	(23)
Commodity futures	Other income (deductions)	0

Total		9,029

The effect of derivative instruments on the consolidated statement of operations for the six months ended September 30, 2009 is as follows:

Yen (millions)
Hedging instruments in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Commodity futures	Other income (deductions)	22,743

Total		22,743

Yen (millions)
Related hedged items in ASC 815 fair value hedging relationships	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Trade accounts receivable (payable)	Other income (deductions)	(21,815)

Total		(21,815)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Fair value hedges resulted in gains of 928 million yen of ineffectiveness.

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Amount of gain or (loss) recognized in OCI on derivative (effective portion)	Location of gain or (loss) reclassified from accumulated OCI into operations (effective portion)	Amount of gain or (loss) reclassified from accumulated OCI into operations (effective portion)
Foreign exchange contracts	2,992	Other income (deductions)	(5,772)
Cross currency swaps	(291)	Other income (deductions)	(16)
Commodity futures	2,756	Cost of sales	(1,020)

Total	5,457		(6,808)

Yen (millions)
Derivatives in ASC 815 cash flow hedging relationships	Location of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain or (loss) recognized in operations on derivative (ineffective portion and amount excluded from effectiveness testing)
Foreign exchange contracts	Other income (deductions)	634
Cross currency swaps	—	—
Commodity futures	—	—

Total		634

Yen (millions)
Derivatives not designated as hedging instruments under ASC 815	Location of gain or (loss) recognized in operations on derivative	Amount of gain or (loss) recognized in operations on derivative
Foreign exchange contracts	Other income (deductions)	(8,720)
Cross currency swaps	Other income (deductions)	(647)
Commodity futures	Other income (deductions)	0

Total		(9,367)

(18)	Fair Value

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents, Time deposits, Trade receivables, Short-term debt, Trade payables and Accrued expenses

The carrying amount approximates fair value because of the short maturity of these instruments.

Short-term investments

The fair value of short-term investments is estimated based on quoted market prices.

Investments and advances

The fair value of investments and advances is estimated based on quoted market prices or the present value of future cash flows using appropriate current discount rates.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Long-term debt

The fair value of long-term debt is estimated based on quoted market prices or the present value of future cash flows using appropriate current discount rates.

Derivative financial instruments

The fair value of derivative financial instruments, all of which are used for hedging purposes, is estimated based on unadjusted market prices or quotes obtained from brokers, which are periodically validated by pricing models using observable inactive market inputs.

The estimated fair values of financial instruments, all of which are held or issued for purposes other than trading, at March 31, 2010 and 2009 are as follows:

	Yen (millions)
	2010		2009
	Carrying amount	Fair value	Carrying amount	Fair value
Non-derivatives:
Assets:
Short-term investments	—	—	1,998	1,998
Other investments and advances	454,313	454,516	424,237	423,223
Liabilities:
Long-term debt, including current portion	(1,236,052)	(1,250,048)	(697,653)	(698,502)
Derivatives:
Other current assets:
Forward:
To sell foreign currencies	3,511	3,511	—	—
To buy foreign currencies	5,494	5,494	2,503	2,503
Cross currency swaps	—	—	1,535	1,535
Interest rate swaps	23	23	—	—
Commodity futures:
To sell commodity	—	—	13,955	13,955
To buy commodity	12,561	12,561	—	—
Other current liabilities:
Forward:
To sell foreign currencies	(2,390)	(2,390)	(9,902)	(9,902)
To buy foreign currencies	(1,888)	(1,888)	—	—
Cross currency swaps	(283)	(283)	—	—
Commodity futures:
To sell commodity	(4,576)	(4,576)	—	—
To buy commodity	—	—	(57,720)	(57,720)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The estimated fair values of financial instruments, all of which are held or issued for purposes other than trading, at September 30, 2010 are as follows:

	Yen (millions)
	September 30, 2010
	Carrying amount	Fair value
Non-derivatives:
Assets:
Other investments and advances	379,004	379,041
Liabilities:
Long-term debt, including current portion	(1,165,710)	(1,186,499)
Derivatives:
Other current assets:
Forward:
To sell foreign currencies	11,919	11,919
To buy foreign currencies	83	83
Commodity futures:
To sell commodity	11	11
To buy commodity	8,750	8,750
Other current liabilities:
Forward:
To sell foreign currencies	(218)	(218)
To buy foreign currencies	(14,118)	(14,118)
Cross currency swaps	(3,207)	(3,207)
Commodity futures:
To sell commodity	(5,156)	(5,156)
To buy commodity	(11)	(11)

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The provisions of ASC 820 defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1—	Quoted prices (unadjusted) in active markets for identical assets.
Level 2—	Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3—	Unobservable inputs for the asset or liability.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The following table presents assets and liabilities that are measured at fair value on a recurring basis at March 31, 2010 and 2009:

	Yen (millions)
	March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities:
Equity securities	379,358	—	—	379,358
Corporate and government bonds	—	3,961	—	3,961
Other debt securities	—	585	—	585

Total available-for-sale securities	379,358	4,546	—	383,904

Derivatives:
Foreign exchange contracts	—	9,005	—	9,005
Interest rate swaps	—	23	—	23
Commodity futures	12,561	—	—	12,561

Total derivatives	12,561	9,028	—	21,589

Total	391,919	13,574	—	405,493

Liabilities:
Derivatives:
Foreign exchange contracts	—	(4,278)	—	(4,278)
Cross currency swaps	—	(283)	—	(283)
Commodity futures	(3,345)	(1,231)	—	(4,576)

Total derivatives	(3,345)	(5,792)	—	(9,137)

Total	(3,345)	(5,792)	—	(9,137)

	Yen (millions)
	March 31, 2009
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities:
Equity securities	284,356	—	—	284,356
Corporate and government bonds	—	6,393	—	6,393
Other debt securities	—	5,515	—	5,515
Derivatives	9,285	8,708	—	17,993

Total	293,641	20,616	—	314,257

Liabilities:
Derivatives	(57,720)	(9,902)	—	(67,622)

Total	(57,720)	(9,902)	—	(67,622)

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The following table presents assets and liabilities that are measured at fair value on a recurring basis at September 30, 2010:

	Yen (millions)
	September 30, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities:
Equity securities	307,701	—	—	307,701
Corporate and government bonds	—	2,180	—	2,180
Other debt securities	—	564	—	564

Total available-for-sale securities	307,701	2,744	—	310,445

Derivatives:
Foreign exchange contracts	—	12,002	—	12,002
Commodity futures	6,466	2,295	—	8,761

Total derivatives	6,466	14,297	—	20,763

Total	314,167	17,041	—	331,208

Liabilities:
Derivatives:
Foreign exchange contracts	—	(14,336)	—	(14,336)
Cross currency swaps	—	(3,207)	—	(3,207)
Commodity futures	(3,081)	(2,086)	—	(5,167)

Total derivatives	(3,081)	(19,629)	—	(22,710)

Total	(3,081)	(19,629)	—	(22,710)

The Company’s existing marketable equity securities and commodity futures are included in Level 1, which are valued using an unadjusted quoted market price in active markets with sufficient volume and frequency of transactions.

Level 2 available-for-sale securities include all debt securities, which are valued using inputs other than quoted prices that are observable. Level 2 derivatives including foreign exchange contracts and commodity futures are valued using quotes obtained from brokers, which are periodically validated by pricing models using observable market inputs, such as foreign currency exchange rates and market prices for commodity futures.

The following table presents assets and liabilities that are measured at fair value on a nonrecurring basis for the years ended March 31, 2010 and 2009:

	Yen (millions)
	Year ended March 31, 2010
	Total gains (losses)	Fair value
		Level 1	Level 2	Level 3	Total
Assets:
Investments in associated companies	(3,605)	1,058	—	1,980	3,038
Long-lived assets	(79,259)	—	—	27,800	27,800
Goodwill	(3,745)	—	—	0	0

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Yen (millions)
	Year ended March 31, 2009
	Total gains (losses)	Fair value
		Level 1	Level 2	Level 3	Total
Assets:
Investments in associated companies	(18,121)	9,326	—	2,151	11,477

During the year ended March 31, 2010, the Company classified most of assets described above in Level 3 as the Company used unobservable inputs to value these assets when recognizing impairment losses related to the assets. The fair value for the major assets was measured through estimated future cash flows. The Company classified certain investments in Level 1 as the Company used an unadjusted quoted market price in active markets as input to value the investment.

During the year ended March 31, 2009, the Company classified the impaired security, representing a substantial portion of the write-down, in Level 1 as the Company used an unadjusted quoted market price in active markets as input to value the investment. The remaining impaired security is classified in Level 3 as the Company used unobservable inputs to value the investment.

The following table presents significant assets and liabilities that are measured at fair value on a nonrecurring basis for the six months ended September 30, 2010 and 2009:

	Yen (millions)
	Six months ended September 30, 2010
	Total gains (losses)	Fair value
		Level 1	Level 2	Level 3	Total
Assets:
Investments in associated companies	(8,318)	23,196	—	2,933	26,129

	Yen (millions)
	Six months ended September 30, 2009
	Total gains (losses)	Fair value
		Level 1	Level 2	Level 3	Total
Assets:
Investments in associated companies	(2,151)	—	—	0	0
Long-lived assets	(7,559)	—	—	1,720	1,720

During the six months ended September 30, 2010, the Company classified the impaired security, representing a substantial portion of the write-down, in Level 1 as the Company used an unadjusted quoted market price in active markets as input to value the investment. The remaining impaired security is classified in Level 3 as the Company used unobservable inputs to value the investment.

During the six months ended September 30, 2009, the Company classified the assets described above in Level 3, as the Company used unobservable inputs to value these assets with the recognition of impairment losses related to the assets. The fair value for the major assets of them was measured by estimated future cash flows.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(19)	Commitments and Contingent Liabilities

The Company provides guarantees to third parties mainly on bank loans provided to associated companies and customers. The guarantees are made to enhance their credit. For each guarantee provided, the Company is required to perform under the guarantee if the guaranteed party defaults on a payment. Also, as discussed in Note 16, the Company sold certain trade receivables to independent third parties, some of which are with recourse. If the collectibility of those receivables with recourse becomes doubtful, the Company is obligated to assume the liabilities. At March 31, 2010, the maximum amount of undiscounted payments the Company would have to make in the event of default was 38,480 million yen. At September 30, 2010, the maximum amount of undiscounted payments the Company would have to make in the event of default is 40,541 million yen. The carrying amount of the liabilities recognized for the Company’s obligations as a guarantor under those guarantees at March 31, 2010 and 2009 and September 30, 2010 were immaterial.

As discussed in Note 6, in connection with the sale and leaseback of certain machinery and equipment, the Company guarantees a specific value of the leased assets. For each guarantee provided, the Company is required to perform under the guarantee if certain conditions are met during or at the end of the lease term. At March 31, 2010, the maximum amount of undiscounted payments the Company would have to make in the event that these conditions were met was 40,528 million yen. At September 30, 2010, the maximum amount of undiscounted payments the Company would have to make in the event that these conditions are met is 48,358 million yen. The carrying amount of the liabilities recognized for the Company’s obligations as a guarantor under those guarantees at March 31, 2010 and 2009 and September 30, 2010 were immaterial.

The Company issues contractual product warranties under which it generally guarantees the performance of products delivered and services rendered for a certain period or term. The change in accrued warranty costs for the years ended March 31, 2010 and 2009 are summarized as follows:

	Yen (millions)
	2010	2009
Balance at beginning of year	41,478	36,178
Change in consolidated subsidiaries	4,253	—
Liabilities accrued for warranties issued during the period	51,704	51,526
Warranty claims paid during the period	(45,489)	(45,797)
Changes in liabilities for pre-existing warranties during the period, including expirations	(640)	(429)

Balance at end of year	51,306	41,478

At March 31, 2010, commitments outstanding for the purchase of property, plant and equipment approximated 105,260 million yen.

Certain subsidiaries are under the contracts to purchase specific raw materials until 2020. At March 31, 2010, commitments outstanding for this contract approximated 113,210 million yen.

Liabilities for environmental remediation costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. In January 2003, the Company announced that disposed electric equipment that contained polychlorinated biphenyls (PCB equipment) might be buried in the ground of its four manufacturing facilities and one former manufacturing facility. The applicable laws require that PCB equipment be appropriately maintained and disposed of by July 2016. The Company has accrued estimated total cost of 9,513 million yen for necessary actions such as investigating whether the

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

PCB equipment is buried at the facilities, including excavations, maintaining and disposing the PCB equipment that is already discovered, and soil remediation, since it represents management’s best estimate or minimum of the cost, but the payments are not considered to be fixed and reliably determinable.

The Company and certain subsidiaries are under the term of leasehold interest contracts for lands of domestic factories and have obligations for restitution on their leaving. The asset retirement obligations cannot be reasonably estimated because the durations of use of the leased assets are not specified and there are no plans to undertake relocation in the future. Therefore the Company did not recognize asset retirement obligations.

The Company and certain of its subsidiaries are subject to a number of legal proceedings including civil litigations related to tax, products or intellectual properties, or governmental investigations. Since November 2007, the Company and MT Picture Display Co., Ltd. (MTPD), a subsidiary of the Company, are subject to investigations by government authorities, including the Japan Fair Trade Commission, the U.S. Department of Justice and the European Commission, in respect of alleged antitrust violations relating to cathode ray tubes (CRTs). Subsequent to these actions by the authorities, a number of class action lawsuits have been filed in the U.S. and Canada against the Company and certain of its subsidiaries. In October 2009, the Japan Fair Trade Commission issued a cease and desist order against MTPD and assessed a fine against its three subsidiaries in South East Asia, but each named company filed for a hearing to challenge the orders which is currently subject to proceedings. Since February 2009, the Company is subject to investigations by government authorities, including the U.S. Department of Justice and the European Commission, in respect of alleged antitrust violations relating to compressors for refrigerator use. Subsequent to these actions by the authorities, a number of class action lawsuits have been filed in the U.S. and Canada against the Company and certain of its subsidiaries. The Company has been cooperating with the various governmental investigations. Depending upon the outcome of these different proceedings, the Company and certain of its subsidiaries may be subject to an uncertain amount of fines, and accordingly the Company has accrued for certain probable and reasonable estimated amounts for the fines. On September 30, 2010, the Company has entered into a plea agreement with the U.S. Department of Justice to resolve alleged antitrust violations relating to compressors for refrigerator use. This agreement did not have a material effect on the Company’s consolidated financial statements. Other than those above, there are a number of legal actions against the Company and certain subsidiaries. Management is of the opinion that damages, if any, resulting from these actions will not have a material effect on the Company’s consolidated financial statements.

(20)	Segment Information

In accordance with the provisions of ASC 280, the segments reported below are the components of the Company for which separate financial information is available that is evaluated regularly by the chief operating decision maker of the Company in deciding how to allocate resources and in assessing performance.

Business segments correspond to categories of activity classified primarily by markets, products and brand names. “Digital AVC Networks” includes video and audio equipment, and information and communications equipment. “Home Appliances” includes household equipment. “PEW and PanaHome” includes electrical supplies, electric products, building materials and equipment, and housing business. “Components and Devices” includes semiconductors, electronic components, batteries and electric motors. “SANYO” includes solar cells, lithium-ion batteries, optical pickups, and others. “Other” includes electronic-parts-mounting machines, industrial robots and industrial equipment.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The Company has changed the internal business transactions between Global Procurement Service Company and other segments since April 1, 2008. Accordingly, segment information for “Other” and “Corporate and eliminations” of fiscal 2008 have been reclassified to conform to the presentation for fiscal 2010 and 2009 and six months ended September 30, 2010.

The Company transferred its motor business to Home Appliances on April 1, 2010. Accordingly, segment information for “Home Appliances” and “Components and Devices” of fiscal 2010, 2009 and 2008 and six months ended September 30, 2009 have been reclassified to conform to the presentation for six months ended September 30, 2010.

Information by segment for the three years ended March 31, 2010 and six months ended September 30, 2010 and 2009 is shown in the tables below:

By Business Segment:

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Sales:
Digital AVC Networks:
Customers	3,360,278	3,701,996	4,267,217	1,628,103	1,584,014
Intersegment	49,223	46,961	52,377	29,725	20,056

Total	3,409,501	3,748,957	4,319,594	1,657,828	1,604,070
Home Appliances:
Customers	1,005,756	1,066,028	1,200,396	539,143	498,569
Intersegment	198,443	224,281	204,981	97,532	96,339

Total	1,204,199	1,290,309	1,405,377	636,675	594,908
PEW and PanaHome:
Customers	1,573,393	1,717,168	1,854,023	807,859	751,041
Intersegment	58,720	49,094	56,269	26,187	22,683

Total	1,632,113	1,766,262	1,910,292	834,046	773,724
Components and Devices:
Customers	643,093	723,691	915,055	323,747	320,527
Intersegment	288,395	321,226	374,074	157,185	136,298

Total	931,488	1,044,917	1,289,129	480,932	456,825
SANYO:
Customers	399,888	—	—	814,575	—
Intersegment	4,953	—	—	15,095	—

Total	404,841	—	—	829,670	—
Other:
Customers	435,572	556,624	650,941	254,521	179,145
Intersegment	576,582	515,114	433,313	305,831	266,951

Total	1,012,154	1,071,738	1,084,254	560,352	446,096
JVC:
Customers	—	—	181,296	—	—
Intersegment	—	—	1,846	—	—

Total	—	—	183,142	—	—
Eliminations	(1,176,316)	(1,156,676)	(1,122,860)	(631,555)	(542,327)

Consolidated total	7,417,980	7,765,507	9,068,928	4,367,948	3,333,296

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
Segment profit (loss):
Digital AVC Networks	87,289	3,176	252,239	61,269	12,748
Home Appliances	66,074	46,808	92,474	49,164	26,663
PEW and PanaHome	34,742	40,081	96,405	30,832	4,174
Components and Devices	36,535	9,318	98,891	25,471	3,626
SANYO	(730)	—	—	6,079	—
Other	19,727	23,927	64,205	22,976	2,131
JVC	—	—	(9,672)	—	—
Corporate and eliminations	(53,184)	(50,437)	(75,061)	(26,823)	(20,485)

Total segment profit	190,453	72,873	519,481	168,968	28,857

Interest income	12,348	23,477	34,371	5,717	6,044
Dividends received	6,746	11,486	10,317	3,483	4,103
Other income	47,896	52,709	70,460	30,260	16,603
Interest expense	(25,718)	(19,386)	(20,357)	(14,285)	(11,566)
Other deductions	(261,040)	(523,793)	(179,279)	(49,590)	(70,494)

Consolidated income (loss) before income taxes	(29,315)	(382,634)	434,993	144,553	(26,453)

	Yen (millions)
	Year ended March 31,
	2010	2009	2008
Identifiable assets:
Digital AVC Networks	2,127,042	2,016,112	2,592,856
Home Appliances	724,955	758,426	837,771
PEW and PanaHome	1,252,243	1,258,465	1,356,588
Components and Devices	772,457	857,582	934,727
SANYO	2,435,829	—	—
Other	239,736	216,411	416,217
JVC	—	—	—
Corporate and eliminations	805,795	1,296,320	1,305,455

Consolidated total	8,358,057	6,403,316	7,443,614

Depreciation (including intangibles other than goodwill):
Digital AVC Networks	85,364	142,026	91,607
Home Appliances	31,368	38,730	41,141
PEW and PanaHome	49,180	51,906	44,124
Components and Devices	71,551	93,338	86,115
SANYO	28,877	—	—
Other	11,004	14,176	14,835
JVC	—	—	6,008
Corporate and eliminations	20,670	24,562	36,615

Consolidated total	298,014	364,738	320,445

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Yen (millions)
	Year ended March 31,
	2010	2009	2008
Capital investment (including intangibles other than goodwill):
Digital AVC Networks	258,999	250,891	228,358
Home Appliances	37,456	59,234	53,400
PEW and PanaHome	33,918	45,059	51,676
Components and Devices	86,268	138,946	134,528
SANYO	33,487	—	—
Other	7,988	12,262	13,331
JVC	—	—	3,542
Corporate and eliminations	6,203	27,652	18,625

Consolidated total	464,319	534,044	503,460

Corporate expenses include certain corporate R&D expenditures and general corporate expenses.

Corporate assets consist of cash and cash equivalents, time deposits, marketable securities in short-term investments, investments and advances and other assets related to unallocated expenses.

Intangibles mainly represent patents and software.

By Geographical Area:

Sales attributed to countries based upon the customer’s location and property, plant and equipment are as follows:

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2010	2009	2008	2010	2009
				(Unaudited)
Sales:
Japan	3,994,379	4,082,233	4,544,772	2,189,551	1,776,047
North and South America	917,898	996,647	1,250,677	553,354	424,582
Europe	771,251	962,981	1,212,971	427,637	353,095
Asia and Others	1,734,452	1,723,646	2,060,508	1,197,406	779,572

Consolidated total	7,417,980	7,765,507	9,068,928	4,367,948	3,333,296

United States included in North and South America	781,264	857,896	1,081,183	464,011	365,055
China included in Asia and Others	903,531	855,352	941,685	626,922	376,150

Property, plant and equipment:
Japan	1,571,914	1,230,868	1,353,421
North and South America	42,215	31,694	34,260
Europe	48,444	48,398	69,844
Asia and Others	293,448	263,870	299,848

Consolidated total	1,956,021	1,574,830	1,757,373

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

There are no individually material countries which should be separately disclosed in North and South America, Europe, and Asia and Others, except for the United States of America and China on sales. Transfers between business segments or geographic segments are made at arms-length prices. There are no sales to a single external major customer for the three years ended March 31, 2010 and for the six months ended September 30, 2010 and 2009.

The following information shows sales, geographical profit and identifiable assets which are attributed to geographic areas based on the country location of the Company or its subsidiaries for the three years ended March 31, 2010. In addition to the disclosure requirements under ASC 280, the Company discloses this information as supplemental information in light of the disclosure requirements of the Japanese Financial Instruments and Exchange Law, which a Japanese public company is subject to:

	Yen (millions)
	2010	2009	2008
Sales:
Japan:
Customers	4,324,430	4,435,587	4,908,850
Intersegment	1,542,034	1,617,969	1,880,654

Total	5,866,464	6,053,556	6,789,504
North and South America:
Customers	867,288	946,098	1,196,419
Intersegment	20,229	18,639	16,646

Total	887,517	964,737	1,213,065
Europe:
Customers	742,226	934,525	1,170,932
Intersegment	15,960	34,977	47,300

Total	758,186	969,502	1,218,232
Asia and Others:
Customers	1,484,036	1,449,297	1,792,727
Intersegment	1,035,297	1,008,345	1,167,322

Total	2,519,333	2,457,642	2,960,049
Eliminations	(2,613,520)	(2,679,930)	(3,111,922)

Consolidated total	7,417,980	7,765,507	9,068,928

Geographical profit (loss):
Japan	146,866	72,673	422,071
North and South America	9,116	(2,783)	22,136
Europe	(23,225)	(30,451)	20,438
Asia and Others	113,491	82,611	125,056
Corporate and eliminations	(55,795)	(49,177)	(70,220)

Consolidated total	190,453	72,873	519,481

Identifiable assets:
Japan	5,950,513	3,957,637	4,410,600
North and South America	403,831	285,039	320,487
Europe	275,790	272,513	430,149
Asia and Others	1,372,983	935,440	1,208,534
Corporate and eliminations	354,940	952,687	1,073,844

Consolidated total	8,358,057	6,403,316	7,443,614

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(21)	Subsequent Events

Based on the board of directors meeting held on July 29, 2010, the Company conducted the tender offers for common shares of PEW and SANYO from August 23, 2010 through October 6, 2010. The aggregate purchase amount of the tender offers is 525.2 billion yen and, as a result of the tender offers, the equity ownership of the Company in PEW and SANYO is approximately 84% and 81%, respectively. Thereafter, the Company will make PEW and SANYO wholly-owned subsidiaries of the Company by around April 2011 by way of share exchanges.

Schedule II

PANASONIC CORPORATION

AND SUBSIDIARIES

Valuation and Qualifying Accounts and Reserves

(In millions of yen)

Years ended March 31, 2010, 2009 and 2008

	Balance at beginning of period	Add	Deduct			Add (deduct)	Balance at end of period
		Charged to income	Change in consolidated subsidiaries	Bad debts written off	Reversal	Cumulative translation adjustments
Allowance for doubtful receivables:
2010	21,131	10,862	—	4,234	3,623	22	24,158
2009	20,868	10,538	—	3,246	5,436	(1,593)	21,131
2008	29,061	6,008	4,378	5,109	3,542	(1,172)	20,868

Independent Auditors’ Report

The Board of Directors

SANYO Electric Co., Ltd.:

We have audited the accompanying consolidated balance sheets of SANYO Electric Co., Ltd. and its subsidiaries as of March 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, all expressed in yen. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated June 26, 2009, we expressed a qualified opinion that, except for the omission of segment information, the 2009 consolidated financial statements presented fairly, in all material respects, the financial position, results of operations and cash flows of SANYO Electric Co., Ltd. and its subsidiaries, in conformity with accounting principles generally accepted in the United States of America. As described in Note 24, the Company adopted Financial Accounting Standards Board Accounting Standards Codification 280, “Segment Reporting” (former Statement of Financial Accounting Standards No.131, “Disclosures about Segment of an Enterprise and Related Information”) in its 2009 consolidated financial statements to conform with accounting principles generally accepted in the United States of America. Accordingly, our present opinion on the 2009 consolidated financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SANYO Electric Co., Ltd. and its subsidiaries as of March 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 of the notes to the consolidated financial statements in 2010, SANYO Electric Co., Ltd. and its subsidiaries changed the depreciation method and the useful lives of certain property, plant and equipment.

/s/ KPMG AZSA LLC
KPMG AZSA LLC

Osaka, Japan

June 23, 2010, except for Notes 3 and 25, as to which the date is January 12, 2011

SANYO Electric Co., Ltd. and Subsidiaries

Consolidated Statements of Operations

Years ended March 31, 2010 and 2009 and Six Months ended September 30, 2010 and 2009

	Millions of Yen
	Years ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
			(Unaudited)
Revenues and other:
Net sales and other operating revenue
Net sales
Affiliates (Note 6)	40,194	88,142	29,618	26,742
Other	1,453,710	1,559,165	717,934	707,306

Total net sales	1,493,904	1,647,307	747,552	734,048
Other operating revenue
Affiliates (Note 6)	950	674	484	357
Other	61,742	69,793	30,405	31,999

Total other operating revenue	62,692	70,467	30,889	32,356

Total	1,556,596	1,717,774	778,441	766,404
Interest and dividends	2,228	4,144	876	1,325
Other income (Note 22)	13,397	17,777	12,122	6,381

Total revenues and other	1,572,221	1,739,695	791,439	774,110

Costs and expenses (Note 20):
Cost of sales (Note 6)	1,254,417	1,394,934	630,494	629,636
Selling, general and administrative	261,822	293,265	122,677	130,300
Interest	9,683	10,989	3,778	5,096
Other expenses (Note 22)	75,280	67,008	15,402	37,981

Total costs and expenses	1,601,202	1,766,196	772,351	803,013

Income (loss) from continuing operations, before income taxes	(28,981)	(26,501)	19,088	(28,903)

Provision for income taxes (Note 19):
Current	12,418	12,043	7,912	5,546
Deferred	56	(7,043)	(134)	1,541

Total provision for income taxes	12,474	5,000	7,778	7,087

Income (loss) from continuing operations	(41,455)	(31,501)	11,310	(35,990)

Discontinued operations (Note 3):
Income (loss) from discontinued operations	(9,345)	(54,712)	5	(1,716)
Provision for income taxes	659	4,021	(340)	(23)

Net income (loss) from discontinued operations	(10,004)	(58,733)	345	(1,693)

Net income (loss) before allocation to noncontrolling interests	(51,459)	(90,234)	11,655	(37,683)

Less: net income (loss) attributable to noncontrolling interests	(2,670)	2,992	122	(325)

Net income (loss) attributable to SANYO	(48,789)	(93,226)	11,533	(37,358)

	Yen
Per share (Note 21):
Net income (loss) attributable to SANYO:
Basic
Net income (loss) attributable to SANYO from continuing operations	(6.3)	(5.6)	1.8	(5.8)
Net income (loss) attributable to SANYO from discontinued operations	(1.6)	(9.6)	0.1	(0.3)
Net income (loss) attributable to SANYO	(7.9)	(15.2)	1.9	(6.1)
Diluted
Net income (loss) attributable to SANYO from continuing operations	—	(5.6)	—	—
Net income (loss) attributable to SANYO from discontinued operations	—	(9.6)	—	—
Net income (loss) attributable to SANYO	—	(15.2)	—	—
Per American Depositary Share:
Net income (loss) attributable to SANYO:
Basic
Net income (loss) attributable to SANYO from continuing operations	(31.6)	(28.1)	9.1	(29.1)
Net income (loss) attributable to SANYO from discontinued operations	(8.1)	(47.8)	0.3	(1.3)
Net income (loss) attributable to SANYO	(39.7)	(75.9)	9.4	(30.4)
Diluted
Net income (loss) attributable to SANYO from continuing operations	—	(28.1)	—	—
Net income (loss) attributable to SANYO from discontinued operations	—	(47.8)	—	—
Net income (loss) attributable to SANYO	—	(75.9)	—	—
Weighted average number of common shares outstanding (thousands) (Note 21)	3,309,783	1,855,386	6,141,352	1,916,245

See accompanying notes to consolidated financial statements.

SANYO Electric Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

March 31, 2010 and 2009 and September 30, 2010

	Millions of Yen
	March 31,		September 30,
	2010	2009	2010
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents:
Cash	123,635	155,205	99,996
Time deposits	158,841	64,188	106,551

	282,476	219,393	206,547
Notes and accounts receivable:
Trade (Note 4)	290,702	284,806	265,572
Affiliates (Note 6)	21,864	25,247	22,821
Allowance for doubtful accounts (Note 6)	(5,643)	(7,508)	(4,521)
Inventories (Note 5)	233,981	254,474	206,902
Deferred income taxes (Note 19)	5,502	6,220	5,055
Assets held for sale (Note 3)	—	—	70,865
Prepaid expenses and other (Notes 8, 15 and 16)	44,246	47,113	37,523

Total current assets	873,128	829,745	810,764

Investments and advances:
Affiliates (Note 6)	40,558	40,180	38,649
Securities and other investments (Notes 7, 8 and 15)	29,932	25,339	21,676

Total investments and advances	70,490	65,519	60,325

Property, plant and equipment (Notes 8, 9 and 11):
Buildings	356,657	364,816	297,301
Machinery and equipment	700,346	729,161	546,589

	1,057,003	1,093,977	843,890
Accumulated depreciation	(789,058)	(814,344)	(579,861)

	267,945	279,633	264,029
Land	89,095	87,277	82,746
Construction in progress	26,855	26,703	28,450

Net property, plant and equipment	383,895	393,613	375,225

Deferred income taxes (Note 19)	10,523	11,032	9,247
Other assets (Notes 10 and 12)	53,237	45,494	49,498

Total assets	1,391,273	1,345,403	1,305,059

See accompanying notes to consolidated financial statements.

SANYO Electric Co., Ltd. and Subsidiaries

Consolidated Balance Sheets—(Continued)

March 31, 2010 and 2009 and September 30, 2010

	Millions of Yen
	March 31,		September 30,
	2010	2009	2010
Liabilities and Stockholders’ Equity			(Unaudited )
Current liabilities:
Short-term borrowings (Note 11)	54,730	57,195	39,912
Current portion of long-term debt (Note 11)	161,368	101,924	169,380
Notes and accounts payable:
Trade	293,765	243,761	267,208
Affiliates (Note 6)	7,087	5,058	17,709
Construction	35,648	48,288	37,403
Accrued liabilities	117,288	125,783	106,987
Accrued income taxes (Note 19)	8,421	5,723	8,087
Liabilities held for sale (Note 3)	—	—	39,780
Other liabilities (Notes 8, 12, 14, 15, 16 and 19)	40,937	44,248	39,915

Total current liabilities	719,244	631,980	726,381

Long-term debt (Notes 11 and 15)	324,372	305,272	260,264
Accrued pension and severance costs (Note 12)	203,963	222,305	184,763
Deferred income taxes (Note 19)	7,508	6,824	7,149
Other non-current liabilities	6,614	7,418	6,137

Total liabilities	1,261,701	1,173,799	1,184,694

Commitments and contingent liabilities (Note 14)

Stockholders’ equity:
SANYO stockholders’ equity
Common stock	322,242	172,242	322,242
Authorized (March 31, 2010 & 2009): 7,060,300,000 shares
(September 30, 2010): 7,489,000,000 shares
Issued (March 31, 2010): 6,158,053,099 shares
(March 31, 2009): 1,872,338,099 shares
(September 30, 2010): 6,158,053,099 shares
Preferred stock (Note 18)	—	150,000	—
Authorized (March 31, 2010)
Class A: 182,600,000 shares
Class B: 246,100,000 shares
(March 31, 2009)
Class A: 182,600,000 shares
Class B: 246,100,000 shares
(September 30, 2010)
Class A: — shares
Class B: — shares
Issued (March 31, 2010)
Class A: — shares
Class B: — shares
(March 31, 2009)
Class A: 182,542,200 shares
Class B: 246,029,300 shares
(September 30, 2010)
Class A: — shares
Class B: — shares

	322,242	322,242	322,242
Additional paid-in capital	781,966	781,951	781,723
Accumulated deficit	(751,202)	(702,409)	(739,670)
Accumulated other comprehensive loss	(238,162)	(248,811)	(252,525)
Less, treasury stock at cost:	(6,526)	(6,519)	(6,546)
March 31, 2010: 16,655,826 shares
March 31, 2009: 16,526,796 shares
September 30, 2010: 16,828,145 shares

Total SANYO stockholders’ equity	108,318	146,454	105,224

Noncontrolling interests (Note 2)	21,254	25,150	15,141

Total stockholders’ equity	129,572	171,604	120,365

Total liabilities and stockholders’ equity	1,391,273	1,345,403	1,305,059

See accompanying notes to consolidated financial statements.

SANYO Electric Co., Ltd. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years ended March 31, 2010 and 2009

	Millions of Yen
	SANYO stockholders’ equity
	Capital				Accumulated other comprehensive income (loss)
Item	Common stock	Preferred stock (Note 18)	Additional paid-in capital	Accumulated deficit	Net unrealized gains (losses) on securities	Foreign currency translation adjustments	Pension liability adjustments	Total	Treasury stock, at cost	Total SANYO Stockholders’ equity	Noncontrolling interests	Total stockholders’ equity
Balance, March 31, 2008	172,242	150,000	781,951	(604,626)	3,625	(56,274)	(131,179)	(183,828)	(7,696)	308,043	26,394	334,437
Purchase of subsidiary shares from noncontrolling interest											(1,039)	(1,039)
Comprehensive loss:
Net income (loss)				(93,226)						(93,226)	2,992	(90,234)
Other comprehensive income (loss):
Net unrealized losses on securities (net of tax of 1,758 million yen) (Note 7)					(4,310)			(4,310)		(4,310)	(54)	(4,364)
Reclassification adjustments for net losses on securities realized in net income (net of tax of 139 million yen)					203			203		203		203
Foreign currency translation adjustments (net of tax of 2,147 million yen)						(33,391)		(33,391)		(33,391)	(912)	(34,303)
Gain due to sale or liquidation of overseas subsidiaries						1,395		1,395		1,395		1,395
Pension liability adjustments (net of tax of 1,418 million yen) (Note 12)							(21,376)	(21,376)		(21,376)	(780)	(22,156)

Total										(150,705)	1,246	(149,459)

Dividends paid to noncontrolling interests											(1,451)	(1,451)
Effects of changing pension plan measurement date pursuant to ASC715 (net of tax of 83 million yen)				(4,095)			(7,504)	(7,504)		(11,599)		(11,599)
Purchase of treasury stock (565 thousand shares)									(104)	(104)		(104)
Sale of treasury stock and other (3,269 thousand shares)									1,281	1,281		1,281
Loss on disposal of treasury stock				(462)						(462)		(462)

Balance, March 31, 2009	172,242	150,000	781,951	(702,409)	(482)	(88,270)	(160,059)	(248,811)	(6,519)	146,454	25,150	171,604

See accompanying notes to consolidated financial statements.

SANYO Electric Co., Ltd. and Subsidiaries

Consolidated Statements of Stockholders’ Equity—(Continued)

Years ended March 31, 2010 and 2009

	Millions of Yen
	SANYO stockholders’ equity
	Capital				Accumulated other comprehensive income (loss)
Item	Common stock	Preferred stock (Note 18)	Additional paid-in capital	Accumulated deficit	Net unrealized gains (losses) on securities	Foreign currency translation adjustments	Pension liability adjustments	Total	Treasury stock, at cost	Total SANYO stockholders’ equity	Noncontrolling interests	Total stockholders’ equity
Balance, March 31, 2009	172,242	150,000	781,951	(702,409)	(482)	(88,270)	(160,059)	(248,811)	(6,519)	146,454	25,150	171,604
Conversion from preferred stock to common stock	150,000	(150,000)										—
Purchase of subsidiary shares from noncontrolling interests			15							15	(55)	(40)
Comprehensive loss:
Net loss				(48,789)						(48,789)	(2,670)	(51,459)
Other comprehensive income (loss):
Net unrealized gains on securities (net of tax of 437 million yen) (Note 7)					5,732			5,732		5,732	18	5,750
Reclassification adjustments for net losses on securities realized in net income (net of tax of—million yen)					480			480		480		480
Foreign currency translation adjustments (net of tax of 274 million yen)						(4,383)		(4,383)		(4,383)	(56)	(4,439)
Gain due to sale or liquidation of overseas subsidiaries						1,631		1,631		1,631		1,631
Pension liability adjustments (net of tax of 384 million yen) (Note 12)							7,189	7,189		7,189	(600)	6,589

Total										(38,140)	(3,308)	(41,448)

Dividends paid to noncontrolling interests											(533)	(533)
Purchase of treasury stock (212 thousand shares)									(40)	(40)		(40)
Sale of treasury stock and other (83 thousand shares)									33	33		33
Loss on disposal of treasury stock				(4)						(4)		(4)

Balance, March 31, 2010	322,242	—	781,966	(751,202)	5,730	(91,022)	(152,870)	(238,162)	(6,526)	108,318	21,254	129,572

	Thousands of shares
	Shares of common stock	Shares of preferred stock
As of March 31, 2008	1,872,338	428,572
As of March 31, 2009	1,872,338	428,572
As of March 31, 2010	6,158,053	—

For the year ended March 31, 2010, common stock has increased by 4,285,715 thousands shares because some of the stockholders converted all of their preferred stock to common stock. This led to retirement of all shares of their preferred stocks.

See accompanying notes to consolidated financial statements.

SANYO Electric Co., Ltd. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(Unaudited)

For the Six Months Ended September 30, 2010 and 2009

	Millions of Yen
	SANYO stockholder’s equity
	Capital
Item	Common stock	Preferred stock	Additional paid-in capital	Accumulated deficit	Accumulated Other Comprehensive Income (loss)	Treasury stock, at cost	Total SANYO stockholders’ equity	Noncontrolling interests	Total stockholders’ equity
Balance, March 31, 2009	172,242	150,000	781,951	(702,409)	(248,811)	(6,519)	146,454	25,150	171,604
Conversion from preferred stock to common stock	37,283	(37,283)					—		—
Purchase of subsidiary shares from noncontrolling interests			2				2	(33)	(31)
Comprehensive income (loss):
Net loss				(37,358)			(37,358)	(325)	(37,683)
Other comprehensive income (loss):
Net unrealized gains on securities					3,746		3,746	23	3,769
Foreign currency translation adjustments					(6,152)		(6,152)	927	(5,225)
Pension liability adjustments					5,089		5,089	(857)	4,232

Total							(34,675)	(232)	(34,907)

Dividends paid to noncontrolling interests								(369)	(369)
Increase / decrease of treasury stock (net amount)						(21)	(21)		(21)
Loss on disposal of treasury stock				(3)			(3)		(3)

Balance, September 30, 2009	209,525	112,717	781,953	(739,770)	(246,128)	(6,540)	111,757	24,516	136,273

Balance, March 31, 2010	322,242	—	781,966	(751,202)	(238,162)	(6,526)	108,318	21,254	129,572
Purchase of subsidiary shares from noncontrolling interests			(243)				(243)	(4,797)	(5,040)
Comprehensive income (loss):
Net income				11,533			11,533	122	11,655
Other comprehensive income (loss):
Net unrealized gains on securities					(2,181)		(2,181)	—	(2,181)
Foreign currency translation adjustments					(15,882)		(15,882)	(597)	(16,479)
Pension liability adjustments					3,700		3,700	28	3,728

Total							(2,830)	(447)	(3,277)

Dividends paid to noncontrolling interests								(869)	(869)
Increase / decrease of treasury stock (net amount)						(20)	(20)		(20)
Loss on disposal of treasury stock				(1)			(1)		(1)

Balance, September 30, 2010	322,242	—	781,723	(739,670)	(252,525)	(6,546)	105,224	15,141	120,365

See accompanying notes to consolidated financial statements.

SANYO Electric Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

Years ended March 31, 2010 and 2009 and Six Months ended September 30, 2010 and 2009

	Millions of Yen
	Years ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
			(Unaudited)
Cash flows from operating activities:
Net income (loss) before allocation to noncontrolling interests	(51,459)	(90,234)	11,655	(37,683)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	68,296	77,333	34,574	33,910
Loss (gain) on sale of marketable securities and investment securities	(82)	(429)	(495)	13
Impairment loss on marketable securities and investment securities	809	593	3,697	523
Loss (gain) on disposal of fixed assets	1,970	(235)	155	863
Impairment loss on fixed assets	7,090	57,775	99	1,049
Provision for deferred income taxes	203	(3,336)	(306)	1,590
Equity in earnings of affiliates	(1,316)	(1,837)	(2,121)	(372)
Change in assets and liabilities
(Increase) decrease in trade receivables	2,561	78,413	(16,675)	(21,638)
(Increase) decrease in inventories	17,472	16,396	(16,181)	3,312
(Increase) decrease in other current assets	7,150	28,659	2,417	1,037
(Increase) decrease in other assets	(14,884)	(11,458)	742	(3,235)
Increase (decrease) in trade payables	58,767	(100,546)	11,555	49,363
Increase (decrease) in accrued income taxes	2,797	(891)	929	(337)
Increase (decrease) in other current liabilities	(8,163)	(24,973)	2,113	14,360
Other, net	(18,320)	(14,997)	(5,257)	(20,330)

Net cash provided by operating activities	72,891	10,233	26,901	22,425

Cash flows from investing activities:
Purchase of held-to-maturity securities	—	(7,553)	(578)	(8)
Proceeds from sale of available-for-sale securities and other	227	1,082	1,362	179
Proceeds from redemption of held-to-maturity securities	50	10,063	—	—
Proceeds from sale of property, plant and equipment	1,927	8,057	5,934	1,087
Payments for purchase of property, plant and equipment	(84,934)	(80,689)	(47,855)	(58,666)
(Increase) decrease in time deposits	281	12,050	296	323
Purchase of shares of newly consolidated subsidiaries	(203)	—	—	(203)
Proceeds from sale of shares of subsidiaries (Note 22)	5,183	547	6,660	—
Proceeds from sale of business (Note 3)	—	43,596	—	—
Other, net	(3,341)	(8,820)	(48)	(1,753)

Net cash used in investing activities	(80,810)	(21,667)	(34,229)	(59,041)

Cash flows from financing activities:
Increase (decrease) in short-term borrowings	(6,820)	(100,087)	(13,651)	(10,482)
Proceeds from issuance of long-term debt	209,106	140,610	2,227	201,214
Repayments of long-term debt	(132,910)	(78,485)	(42,591)	(121,564)
Dividends paid to noncontrolling interests	(526)	(1,213)	(438)	(337)
(Purchases) sales of treasury stock, net	(37)	679	—	—
Proceeds from noncontrolling interests on the issuance of new shares in a subsidiary	—	378	—	—
Other, net	(47)	(903)	(81)	170

Net cash provided by (used in) financing activities	68,766	(39,021)	(54,534)	69,001

Effect of exchange rate changes on cash and cash equivalents	575	(10,858)	(6,870)	(705)

Cash and cash equivalents included in assets held for sale (Note 3)	—	—	(7,197)	—

Net increase (decrease) in cash and cash equivalents	61,422	(61,313)	(75,929)	31,680

Cash and cash equivalents at beginning of year (the period)	219,393	280,706	282,476	219,393

Cash and cash equivalents of newly consolidated subsidiaries	1,661	—	—	1,661

Cash and cash equivalents at end of year (the period)	282,476	219,393	206,547	252,734

See accompanying notes to consolidated financial statements.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

1  NATURE OF OPERATIONS

SANYO Electric Co., Ltd. and its subsidiaries (hereinafter collectively referred to as “SANYO”) are engaged in development, manufacture and sales of electric products in the various locations around the world. SANYO operates in six business segments: “Energy,” “Electronic device,” “Digital system,” “Commercial,” “Consumer electronics,” and “Other.” Fiscal 2010 net sales and other operating revenue comprised Energy (27%), Electronic device (14%), Digital system (20%), Commercial (25%), Consumer electronics (14%), and Other (0%). The principal markets are in Japan, Asia, North America and Others, with sales and other operating revenue in each area representing 55%, 30%, 9% and 6%, respectively, for the year ended March 31, 2010.

SANYO has manufacturing facilities located in more than 10 countries, principally in the Asian region, such as in Japan and China, as well as in North America and in Europe.

On December 21, 2009, SANYO Electric Co., Ltd. became a subsidiary of Panasonic Corporation through a tender offer bid by Panasonic Corporation. Panasonic Corporation is one of the world’s leading manufacturer of electronic and electric products. Panasonic Corporation currently offers a comprehensive range of products, systems and components for consumer, business and industrial use based on sophisticated electronics and precision technology, expanding to building materials and equipment, and housing business.

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Principles

The accounting records of the Company and its domestic subsidiaries are maintained in accordance with accounting practices prevailing in Japan, its foreign subsidiaries in accordance with accounting practices prevailing in their respective domicile. The accompanying consolidated financial statements reflect the adjustments necessary for a presentation in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowances for doubtful accounts and sales returns; the valuation of derivatives, deferred tax assets, fixed assets, inventories, investments, notes receivable and share-based compensation; and reserves for employee benefit obligations, income tax uncertainties and other contingencies. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Consolidation and Investments in Affiliated Companies

The consolidated financial statements include the accounts of the Company and all subsidiaries. Investments in 20% to 50% held companies are carried at cost plus the equity in undistributed earnings, after elimination of unrealized inter-company profits.

In accordance with ASC810, “Consolidation” (former Financial Accounting Standards Board (FASB) Interpretation No.46 (R), “Consolidation of Variable Interest Entities”), the Company also consolidates any variable interest entities (VIE’s) of which it is the primary beneficiary, as defined. When the Company does not

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

have a controlling interest in an entity, but exerts a significant influence over the entity, the Company applies the equity method of accounting. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash Equivalents

All highly liquid investments, including time deposits, purchased with original maturities of three months or less, are considered to be cash equivalents.

Investments in Debt and Equity Securities

Available-for-sale securities are carried at fair market value, with the unrealized holding gains and losses, net of tax, reported in other comprehensive income. Available-for-sale securities are reduced to net realizable value by a charge to earnings when there are other than temporary declines in fair value. For the purpose of computing realized gains and losses on securities sold, the cost of these securities is determined by the moving average method. Held-to-maturity securities are recorded at amortized cost. Securities that do not have readily determinable fair values are recorded at cost.

Translation of Foreign Currencies

Foreign currency assets and liabilities are translated at year end exchange rates and resulting exchange gains and losses are recognized in earnings currently. Assets and liabilities of foreign subsidiaries and affiliates accounted for on an equity basis are translated into yen at year end rates. Revenues and expenses are translated at the average rate of exchange prevailing for the period. Translation adjustments result from the process of translating foreign currency financial statements into yen and are reported in accumulated other comprehensive income.

Allowances for Doubtful Accounts

SANYO maintains allowances for doubtful accounts for estimated losses inherent in its accounts receivable. SANYO’s estimates of losses are based on various factors including the length of past due payments, historical experience and current business environments. In circumstances where it is aware of specific customers’ inability to meet its financial obligations, a specific allowance against these amounts is provided considering the fair value of assets pledged by the customers as collateral.

Inventories

Inventories are stated at the lower of cost or market value. The cost of finished products and work in process is primarily determined by the average cost method. The first-in, first-out method is primarily used for raw materials.

Property, Plant and Equipment and Depreciation

Property, plant and equipment, including significant improvements and additions, are stated at cost. When retired or otherwise disposed of, the cost and related accumulated depreciation are cleared from the respective accounts, and the net difference, less any amounts realized on disposal, is reflected in income. Depreciation is principally computed using the straight-line method and are based on the asset’s useful lives as follows:

Buildings	5 to 50 years
Machinery and equipment	2 to 20 years

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Maintenance and repairs, including minor replacements and improvements, are charged to income as incurred.

Change in Accounting Estimate

Effective April 1, 2009, SANYO elected to change the depreciation method of certain property, plant and equipment from the declining-balance method to the straight-line method. As a result of analysis made of capital investment, production output, sales and others in recent years, SANYO believes that this change equally allocates cost of capital investments based on the pattern of consumption of future benefits to be derived from those assets being depreciated and better reflects matching of costs and revenues over the assets’ estimated useful lives. This analysis also resulted in the reduction of the useful lives of property, plant and equipment. In accordance with ASC250, “Accounting Changes and Error Corrections” (former SFAS No.154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No.20 and SFAS No.3”), a change in depreciation method and review of useful lives is treated as a change in accounting estimate, without any restatement of prior period results. The effects of these changes for the consolidated results of operations for the fiscal year ended March 31, 2010 increased loss from continuing operations, before income taxes, net loss attributable to SANYO, and basic net loss attributable to SANYO per share by 4,153 million yen, 4,902 million yen, and 0.80 yen respectively.

Goodwill and Other Intangible Assets

Goodwill arising from business acquisition and intangible assets with indefinite useful lives are not amortized but are tested for impairment at least annually, and whenever events or changes in circumstances indicate the possibility of impairment. The fair value of these assets is generally estimated using a discounted cash flows analysis. Intangible assets with definite useful lives are amortized on a straight line basis over their estimated useful lives, being mainly 5 years.

Impairment of Long-Lived Assets

SANYO applies ASC360, “Property, Plant, and Equipment” (former SFAS No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets”). In accordance with ASC360, SANYO’s long-lived assets and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If it is determined that an impairment loss has occurred, a loss calculated as the difference between the carrying amount and the fair value is recognized in the period.

Advertising Costs

Advertising costs are expensed as incurred.

Research and Development Costs

Research and development costs are expensed as incurred.

Provision for Product Warranty Costs

Provision for product warranty costs is established based on actual results at the time the revenue is recognized. This provision for product warranty is provided for specific periods of time and usage of the product depending on the nature of the products, the geographic location of its sale and other relevant factors. SANYO recognizes provision for product warranty costs based on historical experience of actual warranty costs.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income taxes reflect the expected future tax consequences of differences between the tax bases of assets and liabilities and the financial reporting amounts at the fiscal year-end. Deferred income tax assets and liabilities are measured by using currently enacted tax rates, and the effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that the change is enacted. SANYO recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Interest and penalties related to income taxes are included in provision for income taxes in the consolidated statements of operations.

Derivatives

SANYO utilizes derivatives to manage the risk of changes in foreign currency exchange rates and interest rates. The derivatives SANYO utilizes are mainly foreign currency exchange contracts, interest rate swaps and foreign currency options. As a matter of policy, SANYO does not enter into derivative contract for trading or speculative purposes. SANYO applies ASC815, “Derivatives and Hedging” (former SFAS No.133, “Accounting for Derivative Instruments and Hedging Activities”). SANYO recognizes principally all derivatives as either assets or liabilities in the balance sheet and measures these instruments at fair value. The change in the fair value of a derivative that does not qualify for hedge accounting is recognized in earnings in the period of the change. If the derivatives are designated and qualify as cash flow hedges, changes in fair value are first recorded in other comprehensive income or loss, and then reclassified into earnings in the periods during which the hedged item affects earnings. SANYO formally documents hedging risk management objectives and strategies and relationships between the hedging instruments and the hedged items.

Stock-Based Compensation

ASC718, “Compensation—Stock Compensation” (former SFAS No.123 (revised 2004), “Accounting for Stock-Based Compensation”) requires recognition of the cost of employee services in exchange for the award of equity instruments (including stock options) based on the grant-date fair value of the award, with limited exceptions. That cost is recognized over the period during which an employee is required to provide service in exchange for the award.

Dividends and Net Income per Share and per American Depositary Share

Cash dividends declared subsequent to the balance sheet date and designated as applicable to earnings of the period are accrued and charged to retained earnings as of the balance sheet date. Basic income per share is computed by dividing net income by the weighted average number of common stock outstanding during each period. The calculation of diluted income per share takes into account the dilutive effect of stock options. Dividends and net income per American Depositary Share are computed on the basis of each American Depositary Share representing five shares of common stock. The calculation of basic and diluted income per share is presented in Note 21.

Revenue Recognition

SANYO generates revenue principally through the sale of consumer and industrial products, equipment, and supplies. SANYO recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, and title and risk of loss have been transferred to the customer or services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Revenue from sales of products is generally recognized when the products are received by customers. Revenue from sales of certain products with customer acceptance provisions related to their functionality is recognized when the product is received by the customer and the specific criteria of the product functionality are successfully tested and demonstrated.

SANYO’s policy is to accept product returns only in the case that the products are defective. SANYO issues contractual product warranties under which it guarantees the performance of products delivered and services rendered for a certain period of time. A liability for the estimated product warranty related cost is established at the time revenue is recognized, and is included in “Other liabilities.” Estimates for accrued warranty cost are primarily based on historical experience and current information on repair cost.

Historically, SANYO has made certain allowances related to sales to its consumer business distributors. Such allowances are generally provided to compensate the distributors for a decline in the product’s value, and are classified as a reduction of revenue on the consolidated statements of operations. Estimated price adjustments are accrued when the related sales are recognized. The estimate is made based primarily on the historical experience or specific arrangements made with the distributors.

SANYO also occasionally offers incentive programs to its distributors in the form of rebates. These rebates are accrued at the latter of the date at which the related revenue is recognized or the date at which the incentive is offered, and are recorded as reductions of sales in accordance with in the provisions of ASC 605 “Revenue Recognition” (former EITF Issue No.01-9, “Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products”).

Taxes collected from customers and remitted to governmental authorities are excluded from revenues in the consolidated statements of operations.

Reclassifications

Certain reclassifications of comparative period have been made to the consolidated financial statements for the years ended March 31, 2009 to conform with the current year presentation.

Discontinued Operations

Throughout the notes to consolidated financial statements, the amounts of discontinued operations related to consolidated statements of operations have been excluded from the prior years, unless indicated otherwise.

Recently Adopted Accounting Standards

In June 2009, FASB issued SFAS No.168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of SFAS No.162” (SFAS 168). SFAS 168 prescribes the ASC as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP), other than guidance issued by the U.S. Securities and Exchange Commission (SEC). SFAS 168 is effective for interim and annual periods ending after September 15, 2009 and is required to be adopted by SANYO in the second quarter beginning on July 1, 2009. Adoption of SFAS 168 had no material impact on SANYO’s consolidated results of operations and financial position. However, references to specific accounting standards in financial statements disclosure have been changed in accordance with the Codification.

In December 2007, FASB issued ASC805, “Business Combinations” (former SFAS No.141(R), “Business Combinations”). ASC805 requires most identifiable assets, liabilities, noncontrolling interests, and goodwill

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

acquired in a business combination to be recorded at “full fair value” and requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity. This changes the accounting for transactions with noncontrolling interest holders. ASC805 is effective for periods beginning on or after December 15, 2008, and has been adopted by SANYO in the first quarter beginning on April 1, 2009. ASC805 will be applied to business combinations occurring after the effective date. ASC805 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date. Adoption of ASC805 had no material impact on SANYO’s consolidated results of operations and financial position.

In December 2007, FASB issued ASC810, “Consolidation” (former SFAS No.160 “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No.51”). ASC810 requires noncontrolling interests (previously referred to as minority interests in subsidiaries) to be reported as a component of equity. ASC810 has been applied prospectively to all noncontrolling interests, including any that arose before the effective date, which became effective for SANYO from the first quarter beginning on April 1, 2009. Accordingly, noncontrolling interests, which were previously referred to as minority interests in subsidiaries and presented between total liabilities and stockholders’ equity on the consolidated balance sheets, are now treated as a separate component of equity. Based on this ¥25,150 million is posted therein. Adoption of ASC810 also impacted certain captions previously used on the consolidated financial statements. The presentation and disclosure requirements have been adopted retrospectively and prior year amounts in the consolidated financial statements have been adjusted to conform with ASC810.

In February 2008, FASB issued ASC820, “Fair Value Measurements and Disclosures” (former FASB Staff Position (FSP) No.157-2, “Effective Date of FASB Statement No.157”). ASC820 delays the effective date of ASC820 until fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a nonrecurring basis. ASC820 is effective for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years and has been adopted by SANYO in the first quarter beginning on April 1, 2009. Adoption of ASC820 had no material impact on SANYO’s consolidated results of operations and financial position.

In March 2008, FASB issued ASC815, “Derivatives and Hedging” (former SFAS No.161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of SFAS No.133”). ASC815 requires to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under ASC815, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position and results of operations. ASC815 is effective for interim and annual periods beginning after November 15, 2008 and has been adopted by SANYO in the year ended March 31, 2009. Adoption of ASC815 had no material impact on SANYO’s consolidated results of operations and financial position as it is disclosure only in nature.

In December 2008, FASB issued ASC715, “Compensation-Retirement Benefits” (former FSP FAS No.132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”). ASC715 requires additional disclosures about plan assets including investment allocation, fair value of major categories of plan assets, development of fair value measurements, and concentrations of risk. ASC715 is effective for interim and annual periods ending after December 15, 2009 and has been adopted by SANYO in the year ended March 31, 2010. Adoption of ASC715 had no material impact on SANYO’s consolidated results of operations and financial position as it is disclosure only in nature.

In April 2009, FASB issued ASC320, “Investments-Debt and Equity Securities” (former FSP FAS No.115-2 and FSP FAS No.124-2, “Recognition and Presentation of Other Than Temporary Impairments”). ASC320 is intended to provide greater clarity to investors about the credit and noncredit component of an other-than-temporary impairment event and to more effectively communicate when an other-than-temporary impairment

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

event has occurred. ASC320 applies to debt securities only and requires the separate presentation of losses related to credit deterioration, and losses related to other market factors. ASC320 is effective for interim and annual periods ending after June 15, 2009 and has been adopted by SANYO in the first quarter beginning on April 1, 2009. Adoption of ASC320 had no material impact on SANYO’s consolidated results of operations and financial position.

In May 2009, FASB issued ASC855, “Subsequent Events” (former SFAS No.165, “Subsequent Events”). ASC855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC855 is effective for interim and annual periods ending after June 15, 2009 and has been adopted by SANYO in the first quarter beginning on April 1, 2009. Adoption of ASC855 had no material impact on SANYO’s consolidated results of operations and financial position.

In August 2009, FASB issued Accounting Standards Update (ASU) 2009-05, an update to ASC820, “Fair Value Measurements and Disclosures.” ASU2009-05 provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities. ASU2009-05 provides clarification for circumstances in which a quoted price in an active market for the identical liability is not available. ASU2009-05 is effective for the first reporting period including interim periods beginning after the date of issuance and has been adopted by SANYO in the third quarter beginning on October 1, 2009. Adoption of ASU2009-05 had no material impact on SANYO’s consolidated results of operations and financial position.

New Accounting Pronouncements

In December 2009, FASB issued ASU2009-16, “Accounting for Transfers of Financial Assets,” an amendment of ASC860, “Transfers and Servicing” (former SFAS No.166 “Accounting for Transfers of Financial Assets—an amendment of SFAS No.140”). ASU2009-16 removes the concept of a qualifying special-purpose entity (QSPE) from ASC860 and the exception from applying ASC810 to QSPEs, thereby requiring transferors of financial assets to evaluate whether to consolidate transferees that previously were considered QSPEs. ASU2009-16 also clarifies ASC860’s sale-accounting criteria pertaining to legal isolation and effective control and creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale. ASU2009-16 has been adopted by SANYO in the first quarter beginning on April 1, 2010. SANYO does not expect that the adoption of ASU2009-16 will have any impact on its consolidated results of operations and financial position.

In December 2009, FASB issued ASU2009-17, “Improvement to Financial Reporting by Enterprises Involved with Variable Interest Entities,” an amendment of ASC810, “Consolidations” (former SFAS No.167 “Amendments to FASB Interpretation No.46(R)”). ASU2009-17 revises the test for determining the primary beneficiary of a Variable Interest Entities (VIE) from a primarily quantitative risks and rewards calculation based on the VIE’s expected losses and expected residual returns to a primarily qualitative analysis based on identifying the party or related party (if any) with the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. ASU2009-17 has been adopted by SANYO in the first quarter beginning on April 1, 2010. SANYO does not expect that the adoption of ASU2009-17 will have any impact on its consolidated results of operations and financial position.

In October 2009, FASB issued ASU2009-13, “Multiple-Deliverable Revenue Arrangements,” an update to ASC605, “Revenue Recognition” (former EITF 00-21 “Revenue Arrangements with Multiple Deliverables”). ASU2009-13 modifies the criteria for separating consideration under multiple deliverable arrangements and requires allocation of the overall consideration to each deliverable using the estimated selling price in the absence

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

of vendor-specific objective evidence or third party evidence of selling price for deliverables. ASU2009-13 eliminates the residual method of revenue allocation and requires revenue to be allocated using the relative selling price method. ASU2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. SANYO is currently evaluating the effect of adoption of ASU2009-13 on its consolidated results of operations and financial position.

In October 2009, FASB issued ASU2009-14, “Certain Revenue Arrangements That Include Software Elements,” an update to ASC985 “Software” (former AICPA Statement of Position 97-2 “Software Revenue Recognition” and related guidances). ASU2009-14 modifies the scope of the software revenue recognition guidance to exclude from its requirements non-software components of tangible products and software components of tangible products that are sold, licensed, or leased with tangible products when the software components and non-software components of the tangible product function together to deliver the tangible product’s essential functionality. ASU2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. SANYO is currently evaluating the effect of adoption of ASU2009-14 on its consolidated results of operations and financial position.

Subsequent Events

SANYO has evaluated subsequent events that have occurred subsequent to the financial statement reporting date through the original financial statement issuance date of June 23, 2010 and has determined that there are no events to disclose.

Additionally, SANYO has evaluated subsequent events that have occurred subsequent to June 23, 2010 through the financial statement issuance date of January 12, 2011 and has disclosed subsequent events in Note 25.

3  DISCONTINUED OPERATIONS

To accelerate emphasis and concentration of investments based on the group-wide strategies, on January 21, 2008 SANYO entered into a definitive agreement with Kyocera Corporation to sell its mobile phone business. The sale of the business unit to Kyocera Corporation was completed by way of a spin-off on April 1, 2008. The consideration for the sale of the business was 43,671 million yen, and the gain from the sale of the business was 33,695 million yen.

In accordance with ASC205 (former SFAS No.144), operating results of its mobile phone business are presented separately as discontinued operations in the consolidated statements of operations. The cash flows attributable to the discontinued operations are not presented separately from the cash flows attributable to the continuing operations in the consolidated statements of cash flows. In addition, gain from the sale of the business is included in 43,596 million yen of proceeds from sale of business in the consolidated statements of cash flows.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

A summary of selected financial data for the discontinued operations for the years ended March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Total revenues	—	6,095
Costs and expenses	—	6,166
Income before income taxes from discontinued operations	—	32,535
Provision for income taxes from discontinued operations	—	3,603
Net income from discontinued operations	—	28,932

Under the major change in the business environment, SANYO has reviewed its business structure to concentrate its business resources and to achieve a strategic growth while creating synergistic effects with the Panasonic Group. Based on this review, SANYO has determined that the semiconductor business does not qualify as a business that will contribute to its strategic and growth field. On July 15, 2010, SANYO and ON Semiconductor Corporation (“ON Semiconductor”) signed a definitive purchase agreement for the acquisition of all shares of SANYO Semiconductor Co., Ltd. (“SSC”) and its loan receivables by December 31, 2010. The acquiring company is Semiconductor Components Industries LLC. (“SCI LLC”), a wholly owned subsidiary of ON Semiconductor.

The purchase price was approximately 33.0 billion yen, and SANYO was expected to receive approximately 11.6 billion yen in cash and approximately 21.4 billion yen worth of ON Semiconductor’s common stock.

The purchase price consisted of considerations for all shares of SSC, loan receivables from the respective company held by SANYO, intellectual property rights related to the semiconductor business and value equivalent to semiconductor sales divisions of overseas subsidiaries (SANYO North America Corporation and SANYO Component Europe GmbH).

On November 30, 2010, SANYO, ON Semiconductor and SCI LLC agreed to amend a part of the terms of the purchase agreement dated July 15, 2010. The amendment amends the purchase agreement to provide that the closing of the transaction will occur on the later of (i) January 1, 2011, or (ii) the first business day of the month immediately following the month in which all of the conditions to closing have been satisfied.

In addition, the amendment provides that certain third-party indebtedness that was to be assumed by ON Semiconductor in connection with the transaction will be assumed or pre-paid by SANYO on or prior to the closing date. In connection with this adjustment, the purchase price has been increased to approximately 42.0 billion yen. SANYO is expected to receive approximately 11.6 billion yen in cash and approximately 30.4 billion yen in a loan credit with SCI LLC (under a joint and several guarantees by ON Semiconductor) in lieu of issuing shares of ON Semiconductor.

The amendment also provides that SANYO and SCI LLC shall enter into a letter agreement providing for certain operational support as follows: SANYO will provide operational support to SSC and its subsidiaries for their cost improvements up to 25.0 billion yen for two years from the date of the transfer; and in the case where the business results of SSC and its subsidiaries improve, SCI LLC will pay to SANYO a certain amount based on the excess gross margin of SSC and its subsidiaries for two years from the date of the transfer.

The sale of semiconductor business unit to SCI LLC was completed on January 1, 2011. SANYO anticipates that loss will be incurred from the transaction, however the amount of loss cannot be estimated because the purchase price will vary due to the closing adjustments based on the closing date balance of cash, net working capital and transferred liabilities, including assumed unfunded benefit liabilities and it will take certain period for these amounts to be finalized.

In accordance with ASC 205 (former SFAS No.144), Presentation of Financial Statements, operating results of its semiconductor business of the Electric Device Segment are presented separately as discontinued operations

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

in the consolidated statements of operations. The cash flows attributable to the discontinued operations are not presented separately from the cash flows attributable to the continuing operations in the consolidated statements of cash flows.

A summary of selected financial data for the discontinued operations for the years ended March 31, 2010 and 2009 and the six months ended September 30, 2010 and 2009 are as follows:

	Millions of Yen
	Years ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
			(Unaudited)
Total revenues	100,749	123,393	54,391	49,957
Costs and expenses	108,824	144,692	53,441	53,079
Income (loss) before income taxes from discontinued operations	(9,345)	(87,247)	5	(1,716)
Provision for income taxes from discontinued operations	659	418	(340)	(23)
Net income (loss) from discontinued operations	(10,004)	(87,665)	345	(1,693)

A summary of assets held for sale as of September 30, 2010 is as follows:

Millions of Yen
September 30, 2010
(Unaudited)
Cash and cash equivalents	7,197
Notes and accounts receivable: Trade	13,814
Inventories	33,799
Property, plant and equipment	6,321
Other	9,734

Total	70,865

A summary of liabilities held for sale as of September 30, 2010 is as follows:

Millions of Yen
September 30, 2010
(Unaudited)
Current portion of long-term debt	5,507
Notes and accounts payable: Trade	10,257
Accrued liabilities	5,796
Long-term debt	4,448
Accrued pension and severance costs	10,264
Other	3,508

Total	39,780

4  SECURITIZATION OF TRADE RECEIVABLE

For the years ended March 31, 2010 and 2009, SANYO sold trade receivables mainly to third-party special purpose entities which securitized these receivables. In these securitizations, SANYO retained certain servicing responsibilities. No servicing asset or liability has been recorded because the estimated cost of servicing the receivables approximate market servicing fees. In addition, SANYO retained subordinated interests which amounted to 2,269 million yen and 3,026 million yen as of March 31, 2010 and 2009, respectively.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

During the years ended March 31, 2010 and 2009, proceeds from the sale of trade receivables were 124,034 million yen and 130,613 million yen, respectively, and losses recognized from the sale of trade receivables were 212 million yen and 292 million yen, respectively.

5  INVENTORIES

Inventories at March 31, 2010 and 2009 and September 30, 2010 are as follows:

	Millions of Yen
	March 31,		September 30,
	2010	2009	2010
			(Unaudited)
Finished products	122,076	141,041	104,261
Work in process	34,101	39,125	31,685
Raw materials	77,804	74,308	70,956

Total	233,981	254,474	206,902

6  INVESTMENTS AND ADVANCES

Summarized financial information for affiliates accounted for under the equity method are as follows:

At March 31, 2010, the principal affiliates are NTT Data SANYO System Corporation, SANYO Electric (Taiwan) Co., Ltd and Dalian Bingshan Group Co., Ltd. in which the Company has a 50.0%, 46.5%, and 30.0% equity interest, respectively.

During fiscal 2009, the Company acquired 30% of equity interest in Dalian Bingshan Group Co., Ltd by investing 3,557 million yen. The carrying value of the investment in affiliates exceeded 2,448 million yen of SANYO’s equity in the underlying net assets by 1,109 million yen. The excess is attributed primarily to the goodwill.

	Millions of Yen
At March 31, 2010 and 2009	2010	2009
Current assets	137,076	144,856
Noncurrent assets	69,913	66,802

Total assets	206,989	211,658

Current liabilities	98,446	101,137
Noncurrent liabilities	10,825	13,537

Total liabilities	109,271	114,674

Net assets	97,718	96,984

Company’s equity in net assets	38,094	38,706
Undistributed earnings of affiliates included in retained earnings	6,661	10,085
Investments in affiliates	40,558	39,818
Advances to affiliates	1,135	1,508
Allowance for doubtful accounts in affiliates	(920)	(480)

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Millions of Yen
Years ended March 31, 2010 and 2009	2010	2009
Results of operations:
Net sales	240,651	326,225
Net income	4,375	4,670
Equity in affiliates:
Net income	1,320	1,824
Cash dividends	849	1,794
Transactions with affiliates:
Sales to	36,535	88,843
Purchases from	22,429	38,654
Number of affiliated companies at March 31
In Japan	23	25
Outside Japan	26	29

Total	49	54

The aggregate carrying amount and market value of investments in affiliates for which a quoted market price is available as at March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Carrying amount	10,501	9,202
Market value	48,822	25,865

7  INVESTMENTS IN DEBT AND EQUITY SECURITIES

Investments in debt and equity securities included in prepaid expenses and other (current assets) and securities and other investments (non-current assets) at March 31, 2010 and 2009 and September 30, 2010 are summarized below. Available-for-sale securities held by the semiconductor business are presented as assets held for sale in the interim consolidated financial statements and consequently, are not included in the following amount as of September 30, 2010.

	Millions of Yen
	March 31, 2010				March 31, 2009				September 30, 2010
	Carrying Amount	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Carrying Amount	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses	Carrying Amount	Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
									(Unaudited)
Available-for-sale:
Equity securities	9,782	15,949	6,412	245	11,443	10,961	658	1,140	8,913	12,504	3,736	145

	9,782	15,949	6,412	245	11,443	10,961	658	1,140	8,913	12,504	3,736	145

Held-to-maturity:
Debt securities	2,373	1,887	60	546	2,423	1,989	—	434	—	—	—	—

	2,373	1,887	60	546	2,423	1,989	—	434	—	—	—	—

Total investments in debt and equity securities	12,155	17,836	6,472	791	13,866	12,950	658	1,574	8,913	12,504	3,736	145

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Contractual maturities of investments in debt securities classified as held-to-maturity securities at March 31, 2010 and 2009 and September 30, 2010 are summarized as follows:

	Millions of Yen
	March 31, 2010		March 31, 2009		September 30, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
					(Unaudited)
Due within 1 year	—	—	—	—	—	—
Due after 1 year through 5 years	—	—	50	50	—	—
Due after 5 years	2,373	1,887	2,373	1,939	—	—

	2,373	1,887	2,423	1,989	—	—

Proceeds from the sale of available-for-sale securities for the years ended March 31, 2010 and 2009 were 179 million yen and 1,082 million yen, respectively. The gross realized gains and losses on those sales were 8 million yen and 5 million yen, respectively, for the year ended March 31, 2010. The gross realized gains on those sales was 4 million yen for the year ended March 31, 2009.

Proceeds from the sale of available-for-sale securities for the six months ended September 30, 2010 and 2009 were 227 million yen and 179 million yen, respectively. The gross realized gains and losses on those sales were 36 million yen and 1 million yen, respectively, for the six months ended September 30, 2010 and 8 million yen and 5 million yen, respectively, for six months ended September 30, 2009.

Gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2010 and 2009 and September 30, 2010 are as follows:

	Millions of Yen
	March 31, 2010				March 31, 2009				September 30, 2010
	Less than 12 Months		12 Months or More		Less than 12 Months		12 Months or More		Less than 12 Months		12 Months or More
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
									(Unaudited)
Available-for-sale:
Equity securities	615	245	—	—	3,384	1,140	—	—	719	145	—	—

	615	245	—	—	3,384	1,140	—	—	719	145	—	—

Held-to-maturity:
Debt securities	—	—	1,754	546	479	21	1,387	413	—	—	—	—

	—	—	1,754	546	479	21	1,387	413	—	—	—	—

Total investments in debt and equity securities	615	245	1,754	546	3,863	1,161	1,387	413	719	145	—	—

When fair value remains continuously below the acquisition cost over a certain period of time and recovery in relatively short period of time is not expected, the impairment in fair value is judged as other than temporary and an impairment loss is recognized to have occurred. However, for held-to-maturity securities, other factors are examined, such as whether the Company has both the will and ability to hold the securities over a period long enough so that recovery of fair value can be expected.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

For fiscal 2010 and 2009, SANYO recorded 457 million yen and 470 million yen as impairment loss of available-for-sale securities. For the six months ended September 30, 2010 and 2009, SANYO recorded 340 million yen and 359 million yen as impairment loss of available-for-sale securities.

As of March 31, 2010, the table above includes 13 securities that are available-for-sale and 3 securities that have been designated as held-to-maturity for which unrealized losses were recorded. As of September 30, 2010, the table above includes 17 securities that are available-for-sale for which unrealized losses were recorded. The gross unrealized loss position has been continuing for a relatively short period of time. Based on this and other relevant factors, management has determined that these investments are not considered other-than-temporarily impaired.

The aggregate cost of non-marketable equity securities accounted for using the cost method totaled 6,106 million yen and 6,365 million yen and 6,096 million yen at March 31, 2010 and 2009 and September 30, 2010, respectively. The Company uses the cost method, as it is not practicable to measure the fair value. Non-marketable equity securities are reviewed for impairment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

8  FAIR VALUE MEASUREMENTS

According to ASC820, “Fair Value Measurements and Disclosures” (former FASB Statement No.157), fair value is defined as either the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC820 establishes a 3-level fair value hierarchy as shown below based on the quality of inputs used to measure fair value in terms of the degree of objectivity applied.

Level 1	Level 1 inputs are unadjusted quoted market prices in active markets for identical assets and liabilities

Level 2	Level 2 inputs include:

1) quoted prices for similar assets or liabilities in active markets

2) quoted prices for identical or similar assets or liabilities in markets that are not active

3) inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3	Level 3 inputs are unobservable inputs used to measure fair value of assets and liabilities

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Assets and liabilities measured at fair value on a recurring basis

Assets and liabilities measured at fair value on a recurring basis as of March 31, 2010 and 2009 and September 30, 2010 are as follows:

	Millions of Yen
	March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities	15,949	—	—	15,949
Derivatives	—	102	—	102

Total:	15,949	102	—	16,051

Liabilities:
Derivatives	—	718	—	718

Total:	—	718	—	718

	Millions of Yen
	March 31, 2009
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities	10,860	101	—	10,961
Derivatives	—	364	—	364

Total:	10,860	465	—	11,325

Liabilities:
Derivatives	—	1,178	—	1,178

Total:	—	1,178	—	1,178

	Millions of Yen
	September 30, 2010
	Level 1	Level 2	Level 3	Total
	(Unaudited)
Assets:
Available-for-sale securities	12,504	—	—	12,504
Derivatives	—	1,729	—	1,729

Total	12,504	1,729	—	14,233

Liabilities:
Derivatives	—	232	—	232

Total	—	232	—	232

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Available-for-sale securities

Level 1 include listed stocks which are valued using an unadjusted quoted market price in active markets with sufficient volume and frequency of transactions.

Level 2 include investment trust funds which are valued using inputs other than quoted market prices that are observable. Fair values are evaluated according to market values based on observable market data provided by financial institutions.

Derivatives

Derivatives include foreign exchange forward contracts and interest-rate swap agreements. These are categorized as Level 2 because the fair values derived using quotes from brokers which are periodically validated by pricing models using observable market inputs, such as foreign currency exchange rates and interest rates.

Assets and liabilities measured at fair value on a nonrecurring basis

Assets and liabilities measured at fair value on a nonrecurring basis for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 are as follows. There are no material assets and liabilities measured at fair value on a nonrecurring basis for the six months ended September 30, 2009.

	Millions of Yen
	Year ended March 31, 2010
	Fair value
	Level 1	Level 2	Level 3	Total	income (loss)
Assets:
Assets held for sale	—	—	11,830	11,830	(5,449)
Tangible fixed assets	—	—	1,450	1,450	(6,949)
Other current assets	—	—	1,399	1,399	(141)
Equity securities investments, at cost	—	—	53	53	(281)

Total:	—	—	14,732	14,732	(12,820)

Liabilities:
Liabilities held for sale	—	—	11,350	11,350	—

Total:	—	—	11,350	11,350	—

	Millions of Yen
	Year ended March 31, 2009
	Fair value
	Level 1	Level 2	Level 3	Total	income (loss)
Assets:
Held-to-maturity securities	—	73	—	73	(127)

Total:	—	73	—	73	(127)

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Millions of Yen
	Six months ended September 30, 2010
	Fair value
	Level 1	Level 2	Level 3	Total	Income (loss)
	(Unaudited)
Assets:
Other current assets	—	—	156	156	(99)
Investments in affiliates	—	—	2,933	2,933	(3,331)

Total	—	—	3,089	3,089	(3,430)

Assets and liabilities held for sale

Assets or liabilities held for sale are recorded at their estimated selling price for the sales of the business unit, which is determined based on valuation techniques such as the income approach. Excess portion of carrying value over estimated selling price was recognized as impairment loss. Assets and liabilities held for sale are categorized as Level 3 because the fair values are determined based on unobservable inputs.

Tangible fixed assets

Tangible fixed assets are reviewed for impairment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If it is determined that an impairment loss has occurred, a loss calculated as the difference between the carrying amount and the fair value, is recognized in the period. Tangible fixed assets are categorized as Level 3 because the fair values are determined based on unobservable inputs, such as future cash flows expected to be generated from the corresponding assets.

Other current assets

Other current assets, such as unutilized real properties, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If it is determined that an impairment loss has occurred, a loss calculated as the difference between the carrying amount and the fair value, is recognized in the period. Other current assets are categorized as Level 3 because their fair values are evaluated mainly using their appraised values based on similar asset transactions or other evaluation techniques such as the discounted cash flow method, which are based on unobservable inputs.

Equity security investments, at cost

Included in Equity security investments, at cost, are unlisted stocks which are valued using the cost method, which are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Cost method investments are categorized as Level 3 as the fair values are evaluated based on unobservable inputs.

Held-to-maturity securities

Included in Held-to-maturity securities are debt securities, which are reviewed for impairment, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Held-to-maturity securities, while not being directly observable, are categorized as Level 2 as the fair values are evaluated based on observable market inputs which are available from financial institutions.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Investments in affiliates

Excess portion of carrying amount over estimated selling price was recognized as impairment loss. Investments in affiliates which are determined to sell are categorized as Level 3 because the fair values are determined based on unobservable inputs, basically based on the net assets of the affiliate.

9  LEASES

SANYO has capital and operating leases for certain machinery and equipment and office space. At March 31, 2010 and 2009, the gross amount of machinery and equipment and office space recorded under capital leases amounted to 30,641 million yen and 33,488 million yen, respectively and the related accumulated depreciation was 22,733 million yen and 23,116 million yen, respectively. Rental expenses associated with operating leases amounted to 3,384 million yen and 1,928 million yen for the years ended March 31, 2010 and 2009, respectively.

Future minimum lease payments under capital leases and non-cancelable operating leases at March 31, 2010 are as follows:

	Millions of Yen
Years ending March 31	Capital Leases	Operating Leases
2011	4,379	3,235
2012	3,032	2,582
2013	2,241	1,565
2014	1,630	879
2015	817	249
2016 and thereafter	688	240

Total minimum lease payments	12,787	8,750

Less amount representing interest	561

Present value of net minimum lease payments	12,226
Less current portion	4,138

Long-term capital lease obligations	8,088

10  GOODWILL AND INTANGIBLE ASSETS

Movements in the carrying amount of goodwill for the years ended March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Balance at beginning of year	—	2,641
Impairment loss	—	2,641

Balance at end of year	—	—

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The Company recognized an impairment loss of 2,641 million yen during fiscal 2009 related to goodwill of a subsidiary in the Energy business segment. This impairment is due to a decrease in market demand as a result of the global economic slowdown, resulting in the carrying amount of goodwill to exceed the implied fair value of that goodwill. The implied fair value was determined based on discounted cash flows.

Intangible assets not subject to amortization mainly consist of utility rights and telephone rights, with carrying amounts of 721 million yen and 1,924 million yen and 689 million yen as of March 31, 2010 and 2009 and September 30, 2010, respectively.

Intangible assets subject to amortization at March 31, 2010 and 2009 and September 30, 2010 are as follows:

	Millions of Yen
	March 31, 2010		March 31, 2009		September 30, 2010
	Gross Carrying Amounts	Accumulated Amortization	Gross Carrying Amounts	Accumulated Amortization	Gross Carrying Amounts	Accumulated Amortization
					(Unaudited)
Software	17,130	9,484	15,772	7,801	14,086	8,044
Other	9,080	4,826	6,917	3,805	8,316	4,269

Total	26,210	14,310	22,689	11,606	22,402	12,313

Intangible assets subject to amortization acquired during the year ended March 31, 2010 totaled 4,432 million yen, which are primarily consist of software of 1,488 million yen. Estimated weighted average useful lives of software and intangible assets in total used for computing depreciation are 5 years and 6 years, respectively.

Amortization expenses for the years ended March 31, 2010 and 2009 were 3,443 million yen and 3,876 million yen, respectively. Estimated amortization expense for the next five years ending March 31 are 2,799 million yen in 2011, 2,022 million yen in 2012, 1,296 million yen in 2013, 614 million yen in 2014, and 256 million yen in 2015, respectively.

11  SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-term bank loans, which are principally uncollateralized, include bank overdrafts and trade acceptances payable of foreign subsidiaries. The amount of unused lines of credit was approximately 345,000 million yen and 427,000 million yen at March 31, 2010 and 2009, respectively.

Short-term borrowings at March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Short-term bank loans with weighted average interest rate of 2.51% and 2.68% at March 31, 2010 and March 31, 2009, respectively	54,730	57,195

	54,730	57,195

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Long-term debt at March 31, 2010 and 2009 is as follows:

	Millions of Yen
	2010	2009

Loans, principally from banks and insurance companies with interest rates ranging from 0.60% to 16.00% due 2010 to 2015 at March 31, 2010 and interest rates ranging from 0.40% to 11.25% due 2009 to 2015 at March 31, 2009, respectively:

Collateralized (Note a)	1,948	2,555
Uncollateralized (Note b)	381,566	246,599
Uncollateralized bonds (Note c):
3.35% bonds due May 2009	—	30,000
1.25% bonds due May 2009	—	20,000
0.53% bonds due June 2010	20,000	20,000
0.82% bonds due June 2013	10,000	10,000
1.52% bonds due August 2011	30,000	30,000
2.02% bonds due August 2014	30,000	30,000
Capital lease obligations	12,226	18,042

Subtotal	485,740	407,196
Less: amount due within one year	161,368	101,924

Total	324,372	305,272

Note:	(a)

These loans belonging to subsidiaries are collateralized against property, plant and equipment of the subsidiaries with a book value of 4,405 million yen and 6,342 million yen at March 31, 2010 and 2009, respectively.

(b)	Substantially all of the uncollateralized loan agreements permit the lender to require collateral or guarantors.
(c)	The Company and certain subsidiaries may not pledge their property or assets against any future borrowings without granting the same or equivalent collateral to the bondholders.

Loans amounting to 2,172 million yen belonging to subsidiaries are collateralized against property, plant and equipment of the subsidiaries with a book value of 6,626 million yen at September 30, 2010.

The aggregate annual maturities of long-term debt at March 31, 2010 are as follows:

Years ending March 31	Millions of Yen
2012	135,273
2013	48,660
2014	51,405
2015	87,154
2016 and thereafter	1,880

Total	324,372

12  SEVERANCE AND PENSION PLANS

Employees who terminate their service with the Company or its principal domestic subsidiaries are, under most circumstances, entitled to lump-sum payments or an annuity determined by reference to current basic rates of pay, retirement benefits points, length of service and conditions under which the terminations occur. The Company and certain subsidiaries, including those located which are overseas, adopt defined contribution pension plans.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Retirement benefits for their directors of the Company and its principal subsidiaries recognized as the accrued pension balance amounted to 131 million yen and 230 million yen at March 31, 2010 and 2009, respectively.

Severance and pension costs including discontinued operations of the Company and its subsidiaries include the following components for the years ended March 31, 2010 and 2009:

	Millions of Yen
	2010	2009
Service cost	9,669	10,515
Interest cost	8,136	8,048
Expected return on plan assets	(5,170)	(6,637)
Amortization:
Prior service benefit	(3,098)	(2,413)
Actuarial losses	10,975	9,670
Losses on curtailments and settlements	362	—

Net periodic benefit cost	20,874	19,183

Weighted-average assumptions of the Company and its principal subsidiaries used in determining the net periodic benefit cost for the years ended March 31, 2010 and 2009 are as follows:

	2010	2009
Discount rate	2.2%	2.2%
Long-term rate of salary increase	2.4%	2.6%
Long-term rate of return on plan assets	3.2%	3.3%

The long-term rate of return on plan assets is based on the projected and actual return on each pension fund and based on the projected and actual return on each asset class.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The following table sets forth the changes in projected benefit obligation, plan assets and funded status of the Company and its subsidiaries at March 31, 2010 and 2009:

	Millions of Yen
	2010	2009
Change in projected benefit obligation:
Projected benefit obligation at beginning of year	391,537	416,143
Effects of changing pension plan measurement date pursuant to ASC715	—	7,167
Service cost	9,669	10,515
Interest cost	8,136	8,048
Plan participants’ contributions	23	24
Actuarial (gains) losses	17,377	(15,410)
Benefits paid	(32,666)	(27,889)
Decrease due to sale of mobile business unit	—	(7,061)
Curtailments and settlements	(3,480)	—

Projected benefit obligation at end of year	390,596	391,537

Change in plan assets:
Fair value of plan assets at beginning of year	164,929	207,840
Effects of changing pension plan measurement date pursuant to ASC715	—	(4,514)
Actual return on plan assets	21,827	(38,421)
Employer contributions	19,566	20,036
Plan participants’ contributions	23	24
Benefits paid	(20,634)	(16,896)
Decrease due to sale of mobile business unit	—	(3,140)
Curtailments and settlements	(2,467)	—

Fair value of plan assets at end of year	183,244	164,929

Funded status:
Projected benefit obligation in excess of plan assets	207,352	226,608

Net amount recognized	207,352	226,608

The measurement dates of the projected benefit obligation and plan assets as of March 31, 2010 and 2009 are March 31, 2010 and March 31, 2009, respectively.

The accumulated benefit obligations of the Company and its subsidiaries as of March 31, 2010 and 2009 are 339,997 million yen and 341,577 million yen, respectively. The projected benefit obligations and the fair value of plan assets for the pension plans with projected benefit obligations in excess of plan assets, and the accumulated benefit obligations and the fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets at March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Plans with projected benefit obligations in excess of plan assets:
Projected benefit obligations	387,977	391,537
Fair value of plan assets	180,043	164,929
Plans with accumulated benefit obligations in excess of plan assets:
Accumulated benefit obligations	335,385	341,577
Fair value of plan assets	177,378	164,929

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Weighted-average assumptions of the Company and its principal subsidiaries used in determining the benefit obligations as of March 31, 2010 and 2009 are as follows:

	2010	2009
Discount rate	2.0%	2.2%
Long-term rate of salary increase	2.3%	2.4%

Amounts of the Company and its subsidiaries recognized in the consolidated balance sheets at March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Other assets	(582)	—
Other liabilities	4,102	4,533
Accrued pension and severance costs	203,832	222,075

Net amount recognized	207,352	226,608

The estimated prior service benefit and actuarial loss including discontinued operations of the Company and its subsidiaries for the defined benefit pension plans that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost over the next year are summarized as follows:

Millions of Yen
Prior service benefit	(3,406)
Actuarial loss	9,989

The estimated contribution amount to plan assets by the Company and its principal domestic subsidiaries for the year ending March 31, 2011 is 19,885 million yen.

Future benefit payments of the Company and its principal domestic subsidiaries are expected as follows:

Years ending March 31	Millions of Yen
2011	20,550
2012	20,079
2013	18,734
2014	18,378
2015	18,460
2016 – 2020	95,926

Plan Assets

SANYO’s investment policy is designed to secure sufficient plan assets to provide future payments of pension benefit to beneficiaries. SANYO designs the basic portfolio consisting of the most suitable combination of assets, i.e., equity securities and debt securities, by taking into consideration the expected long-term rate of return on plan assets and based on this policy, carries out plan asset investment. SANYO verifies the gap between the expected long-term investment returns and the actual investment returns every year and revises the basic portfolio if it is necessary to achieve the long-term rate of return on plan assets.

SANYO manages its plan assets by investing approximately 40% in equity securities, approximately 20% in debt securities, and approximately 40% in other assets, including general accounts of life insurance companies.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Equity securities are mainly listed stocks and investments are appropriately diversified by selecting industries and individual stocks through sufficient investigation and analysis of business performance and growth potential of target companies.

Debt securities are mainly corporate bonds and public bonds including national bonds and municipal bonds and investments are appropriately diversified by selecting issuers and issuing conditions through sufficient investigation and analysis of bond rating, interest rates, redemption dates, and other issuing conditions.

Investments in foreign securities are carried out by selecting target countries and currencies after sufficient investigation of political and economic stability and market characteristics such as payment system and tax system.

For general accounts of life insurance companies, a certain expected rate of return and the principal are guaranteed.

Other include alternative assets, such as hedge funds and asset-backed securities. Hedge fund investments are carried out based on relative value strategy, long-short stock investing strategy and directional trading strategy. Investments in alternative assets are carried out by managing price volatility risk, credit risk and liquidity risk through sufficient investigation and analysis of asset management companies, management techniques, and the characteristic of investment products, such as risk/return, liquidity and evaluation method.

The fair value of SANYO’s plan assets by asset class as of March 31, 2010 is as follows. The three-level fair value hierarchy is shown in Note 8, FAIR VALUE MEASUREMENTS of Notes to Consolidated Financial Statements.

Asset Category	Investment Form	Millions of Yen
		2010
		Level 1	Level 2	Level 3	Total
Cash and cash equivalents		9,081	—	—	9,081
Equity securities	Domestic stock	23,348	—	—	23,348
	Foreign stock	1,034	—	—	1,034
	Pension fund trust / investment trust (Note a)	—	51,585	—	51,585

	Subtotal	24,382	51,585	—	75,967

Debt securities	National bond, municipal bond. (Note b)	5,607	2,618	—	8,225
	Corporate bond	98	150	—	248
	Pension fund trust / investment trust (Note c)	—	23,915	—	23,915

	Subtotal	5,705	26,683	—	32,388

General accounts of life insurance company		—	39,039	—	39,039
Other	Hedge fund	—	21,001	—	21,001
	Asset-backed securities	—	669	5,099	5,768

	Subtotal	—	21,670	5,099	26,769

Total		39,168	138,977	5,099	183,244

Notes:	(a)	Main targets of equity securities investments through pension fund trusts and investment trusts are listed stocks, domestic stocks accounts for approximately 40% and foreign stocks approximately 60%.
(b)	Investment in domestic national and municipal bonds accounts for approximately 30% and foreign national and municipal bonds approximately 70%.
(c)	Main targets of debt securities investments through pension fund trusts and investment trusts are public bonds, such as national bonds and municipal bonds, and investment in domestic public bonds accounts for approximately 50% and foreign public bonds approximately 50%.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Level 1 assets include stocks and public bonds, such as national bonds and municipal bonds, which are valued using an unadjusted quoted market price in active markets with sufficient volume and frequency of transactions.

Level 2 assets mainly include pension fund trusts and investment trusts which invest in listed stocks and public bonds such as national bonds and municipal bonds, corporate bonds and general accounts of life insurance companies. Pension fund trusts and investment trusts, which are traded on a day-to-day basis, are valued based on the equity ratio of the total net assets held as calculated by management institution. Corporate bonds are valued using a price announced by industry organization in markets that are not active. General accounts of life insurance company are valued by adding expected return to the principal. Hedge fund products are mostly listed stocks and debt securities, and are valued using its net asset values.

Level 3 assets include asset-backed securities, which are valued by comprehensively assessing future cash flows and the market environment, such as demand and supply.

The reconciliation of the beginning and ending balances of level 3 plan assets of SANYO for the fiscal year ended March 31, 2010 is as follows:

Millions of Yen
Item	Asset-backed securities
Balance at beginning of the year	7,176
Realized gains, net	344
Unrealized losses, net	(510)
Purchase, sales and settlement, net	(1,911)
Transfers out of level 3	—

Balance at ending of the year	5,099

The components of plan assets of the Company and its principal domestic subsidiaries as of March 31, 2009 are as follows:

Category	Ratio
Equity securities	34%
Debt securities	17%
General accounts of life insurance company	21%
Other	28%

Total	100%

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Amount of prior service benefit and actuarial loss of the Company and its subsidiaries recognized in accumulated other comprehensive income (loss) for the fiscal year ended March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Prior service benefit	30,131	33,229
Actuarial loss	(185,238)	(195,141)
Pension Liability Adjustments included in accumulated other comprehensive income, gross of tax	(155,107)	(161,912)

Impact of tax and noncontrolling interests	2,237	1,853

Pension Liability Adjustments included in accumulated other comprehensive income, net of tax	(152,870)	(160,059)

Amounts change in plan assets and benefit obligations of the Company and its subsidiaries recognized in accumulated other comprehensive income (loss) at March 31, 2010 are as follows:

	Millions of Yen
	2010
	Gross of tax amount	Tax impact	Net of tax amount
Amortization of prior service benefit	(3,098)	36	(3,062)
Actuarial loss	(1,072)	473	(599)
Amortization of actuarial loss	10,975	(125)	10,850

Total	6,805	384	7,189

Amounts change in plan assets and benefit obligations of the Company and its subsidiaries recognized in accumulated other comprehensive income (loss) at March 31, 2009 are as follows:

	Millions of Yen
	2009
	Gross of tax amount	Tax impact	Net of tax amount
Amortization of prior service benefit	(2,413)	8	(2,405)
Actuarial loss	(30,051)	1,440	(28,611)
Amortization of actuarial loss	9,670	(30)	9,640

Total	(22,794)	1,418	(21,376)

13  STOCK OPTION PLANS

The Company had a stock option plan to provide for grants of options to purchase shares of common stock for all its directors, corporate auditors, vice presidents, and certain key employees. The options granted vest over two years and are exercisable over a maximum of two years after vesting.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

A summary of stock option plan activity for the year ended March 31, 2009 is as follows:

	Number of Options (shares)	Weighted Average Exercise Price
Yen
Options outstanding at March 31, 2008	3,094,000	455
Granted	—	—
Exercised	—	—
Canceled	—	—
Expired	(3,094,000)	(455)

Options outstanding at March 31, 2009	—	—

14  COMMITMENTS AND CONTINGENT LIABILITIES

Commitments outstanding at March 31, 2010 for the purchase of property, plant and equipment amounted to 27,692 million yen.

In the Energy business segment, SANYO entered into purchase agreements, in which it has committed to purchase certain materials until fiscal 2020. In accordance with the contractual agreements, commitments outstanding at March 31, 2010 amounted to 113,210 million yen.

Contingent liabilities at March 31, 2010 for discounted notes issued in the ordinary course of business and other guaranteed loans amounted to 2,763 million yen and 10,096 million yen, respectively. No material loss is anticipated by management as a result of these discounted notes and guaranteed loans.

Contingent liabilities at September 30, 2010 for discounted notes issued in the ordinary course of business and other guaranteed loans amounted to 4,729 million yen and 9,456 million yen, respectively. No material loss is anticipated by management as a result of these discounted notes and guaranteed loans.

SANYO guarantees the quality and performance of its products and services for a certain period.

The movements in the provision for product warranty costs for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 are as follows:

	Millions of Yen
	March 31,		September 30,
	2010	2009	2010
			(Unaudited)
Balance at beginning of year (period)	4,131	6,772	4,033
Provision for the warranty costs added during the period	3,152	2,450	2,587
Warranty paid during the period	(3,320)	(4,623)	(2,337)
Adjustment	70	(468)	(212)

Balance at end of year (period)	4,033	4,131	4,071

SANYO is a defendant in several lawsuits. In the opinion of management, these lawsuits will not materially affect SANYO’s operating results, financial position or cash flows.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

15  FINANCIAL INSTRUMENTS

SANYO used the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practicable to estimate such a value:

(a)	Cash and cash equivalents, trade receivables, short-term borrowings, current portion of long-term debt and trade payables

The carrying amount approximates fair value because of the short maturities of these instruments.

(b)	Short-term investments

The fair value of short-term investments is based on quoted market prices. (Note 7)

(c)	Investments and advances

The fair value of certain investments is based on quoted market prices. For other investments which have no quoted market prices, a reasonable estimate of fair value cannot be made without incurring excessive costs. (Note 7)

(d)	Long-term debt (Excluding current portion of long-term debt)

The fair value of long-term debt is estimated based on the present value of future cash flows using the quoted market price of the same or similar debt securities.

(e)	Foreign currency exchange forward contracts and currency options

The fair value of foreign currency exchange forward contracts and currency options is estimated by obtaining quotes from brokers.

(f)	Interest rate swap agreements

The fair value of interest rate swap agreements is estimated based on the present value of future cash flows using a quoted market rate such as discounted rate.

SANYO does not hold or issue any financial instruments for trading or speculative purposes.

Although SANYO may be exposed to losses in the event of nonperformance by counterparties or in interest and currency fluctuations, it does not anticipate significant losses from the arrangements previously described.

The estimated fair values of financial instruments as of March 31, 2010 and 2009 and September 30, 2010 are as follows:

	Debit (credit)
	Millions of Yen
	March 31, 2010			March 31, 2009
	Notional Amount	Carrying Amount	Fair Value	Notional Amount	Carrying Amount	Fair Value
Long-term debt	—	(324,372)	(330,109)	—	(305,272)	(311,040)
Foreign currency forward contracts-selling	66,185	(807)	(807)	49,690	(1,092)	(1,092)
Foreign currency forward contracts-buying	12,325	168	168	7,471	233	233
Currency option contracts-selling	—	—	—	79	(1)	(1)
Currency option contracts-buying	—	—	—	171	10	10
Interest rate swap	33,702	23	23	36,004	36	36

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Debit (credit)
	Millions of Yen
	September 30, 2010
	Notional Amount	Carrying Amount	Fair Value
	(Unaudited)
Long-term debt	—	(260,264)	(266,473)
Foreign currency forward contracts-selling	49,103	1,883	1,883
Foreign currency forward contracts-buying	18,473	(386)	(386)
Interest rate and currency swap	31,436	—	—

The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies.

Considerable judgment is required in certain instances to develop estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts that could be realized in the current market. The use of different market assumptions or valuation methodologies may have an effect on the estimated fair value amounts.

16  DERIVATIVES

Risk management policy

SANYO operates, manufactures and sells electronic products and provides certain financial services in various locations around the world. SANYO’s activities expose it mainly to risks related to the effects of changes in foreign currency exchange rates and interest rates.

Derivatives are held in accordance with the formally documented risk management program. SANYO utilizes certain derivatives to manage its foreign currency and interest risk exposure, including those related to forecasted transactions. In addition, SANYO does not enter into derivative contracts for either trading or speculative purposes. The Company or its subsidiaries may be exposed to a risk of loss of confidence in the event of nonperformance by a trading partner, regarding derivative instruments. However, all trading partners maintain a good credit rating and SANYO does not believe there is a risk of nonperformance by any trading partner. Further, SANYO does not enter into any derivative contracts, which it believes may create an unwanted credit risk.

Foreign currency exchange risk management

The Company and certain subsidiaries maintain a foreign currency exchange risk management strategy in which derivatives are used to minimize exposure and to reduce risk from exchange rate fluctuations. Foreign currency forward contracts and foreign currency options are not designated, and do not qualify as hedges since they do not meet the requirements for hedge accounting. Changes in the fair value of these contracts and the foreign currency translation gains or losses arising from assets and liabilities denominated in foreign currencies are reported as a component of other income and expense in the consolidated statements of operations. At March 31, 2010, the total notional amount of the SANYO’s foreign currency forward contracts was 78,510 million yen and, at March 31, 2009, the total notional amounts of the SANYO’s foreign currency forward contracts and foreign currency options were 57,161 million yen and 250 million yen, respectively. The total notional amount of the SANYO’s foreign currency forward contracts was 67,576 million yen at September 30, 2010.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Interest rate risk management

The Company and certain subsidiaries maintain an interest rate risk management strategy in which derivatives are used to reduce risk from interest rate fluctuations. SANYO’s goals are to manage interest rate sensitivity by modifying the characteristics of its debt and to lower the cost of its borrowing rates where possible. The total notional amounts of the SANYO’s interest rate swaps were 33,702 million yen and 36,004 million yen at March 31, 2010 and 2009, respectively. The total notional amount of the SANYO’s interest rate swaps was 31,436 million yen at September 30, 2010.

Fair value hedges

The Company and certain subsidiaries use interest rate swaps to convert a portion of its nonprepayable fixed-rate debt into floating-rate debt. The resulting cost of funds is lower than it would be if floating-rate debt were issued directly. Under an interest rate swap contract, SANYO agrees with other parties to exchange the difference between fixed-rate and floating-rate interest amounts calculated based on an agreed-upon notional amount.

Fair value and changes in fair value of the interest rate swaps that were designated and qualified as a fair value hedge were not material and accordingly they were not recorded in the financial statement for the year ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009.

Cash flow hedges

The Company and certain subsidiaries have entered into pay fixed, receive floating interest rate swaps to hedge the interest rate exposure of future interest payments.

Fair value and changes in fair value of the interest rate swaps that were designated and qualified as a cash flow hedge were not material and accordingly they were not recorded in the financial statement for the year ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009.

The following tables provide a quantitative summary of the derivative instruments, related to risk management activities, as of March 31, 2010 and 2009 and September 30, 2010, and for the year ended March 31, 2010 and for the three months ended March 31, 2009, and for the six months ended September 30, 2010 and 2009.

Fair values of derivative instruments as of March 31, 2010 are as follows:

	Millions of Yen
	March 31, 2010
	Asset Derivatives		Liability Derivatives
	Consolidated Balance Sheet Location	Fair Value	Consolidated Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments
Interest rate contracts	Other assets	23	Other liabilities	—
Foreign exchange contracts	Other assets	660	Other liabilities	1,299

Total		683		1,299

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Fair values of derivative instruments as of March 31, 2009 are as follows:

	Millions of Yen
	March 31, 2009
	Asset Derivatives		Liability Derivatives
	Consolidated Balance Sheet Location	Fair Value	Consolidated Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments
Interest rate contracts	Other assets	36	Other liabilities	—
Foreign exchange contracts	Other assets	539	Other liabilities	1,389

Total		575		1,389

Fair values of derivative instruments as of September 30, 2010 are as follows:

	Millions of Yen
	September 30, 2010
	Asset Derivatives		Liability Derivatives
	Consolidated Balance Sheet Location	Fair Value	Consolidated Balance Sheet Location	Fair Value
	(Unaudited)
Derivatives not designated as hedging instruments
Interest rate contracts	Other assets	—	Other liabilities	—
Foreign exchange contracts	Other assets	2,103	Other liabilities	606

Total		2,103		606

The effect of derivative instruments on the consolidated statement of operations for the year ended March 31, 2010 and for the three months ended March 31, 2009 are as follows:

	Millions of Yen
	Year ended March 31, 2010		Three months ended March 31, 2009
	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative
Derivatives not designated as hedging instruments
Interest rate contracts	Other expenses	(13)	Other income	4
Foreign exchange contracts	Other expenses	(12)	Other expenses	(1,023)

Total		(25)		(1,019)

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The effect of derivative instruments on the consolidated statement of operations for the six months ended September 30, 2010 and 2009 are as follows:

	Millions of Yen
	Six months ended September 30,
	2010		2009
	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative
	(Unaudited)
Derivatives not designated as hedging instruments
Interest rate contracts	Other expenses	(23)	Other expenses	(7)
Foreign exchange contracts	Other income	6,646	Other income	609

Total		6,623		602

Additional information regarding derivative instruments can be referenced in Note 8, FAIR VALUE MEASUREMENTS and Note 15, FINANCIAL INSTRUMENTS of the Notes to Consolidated Financial Statements.

17  STOCKHOLDERS’ EQUITY

The Japanese Company Law (the “Law”) provides that an amount equal to 10% of appropriations be appropriated as a capital reserve or legal reserve until the aggregated amount of capital reserve and legal reserves equal to 25% of stated capital. The capital reserve and legal reserves are restricted from being used as dividends. The amount available for dividends under the Law is based on the amount recorded in the Company’s non-consolidated financial statements prepared in accordance with accounting principles generally accepted in Japan.

The Law requires the approval of stockholders’ meeting for transferring an amount between common stock and capital reserve. Common stock and capital reserve also are available for being transferred to other capital surplus or being used to reduce a deficit mainly upon an approval of stockholders’ meeting.

18 PREFERRED STOCK

On January 25, 2006, the Company completed a stock subscription agreement with Daiwa Securities SMBC Principal Investments Co., Ltd., Goldman Sachs Group and Sumitomo Mitsui Banking Corporation for the purpose of further accelerating and driving forward the structural reforms and executing the capital investment necessary for a growth strategy centered on future core businesses.

At the extraordinary stockholders’ meeting held on February 24, 2006, the issuance of 182,600,000 shares of Series 1 Class A Preferred Stock and of 246,100,000 shares of Series 1 Class B Preferred Stock was approved. On March 14, 2006, the Company issued 182,542,200 shares of Series 1 Class A Preferred Stock and 246,029,300 shares of Series 1 Class B Preferred Stock at an issue price of 700 yen each. The total issue amount was 127,780 million yen for the Class A shares and 172,220 million yen for the Class B shares.

During the period from September 18, 2009 to December 21, 2009, some of the stockholders converted all of their Series 1 Class A and Class B Preferred Stocks to common stock. This led to a retirement of all shares of the Series 1 Class A and Class B Preferred Stocks as of December 25, 2009.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The terms of the preferred stock were as follows:

Series 1 Class A Preferred Stock

1)	A share of the Series 1 Class A Preferred Stock (issue price being 700 yen) has a right to convert the share into ten shares of common stock of the Company (conversion ratio being 1:10), during the period from March 14, 2007 to March 13, 2026. Therefore, each share of the Series 1 Class A Preferred Stock may be converted into ten shares of common stock.

2)	The dividends and interim dividends for the Series 1 Class A Preferred Stock shall be paid in the same priority as dividends to common stockholders and other classified stockholders. The amount shall be obtained by multiplying the dividend amount or the interim dividend amount per share of common stock by the conversion rate then in effect as described in the paragraph above.

3)	In the case of the distribution of residual assets, for each share of the Series 1 Class A Preferred Stock, 700 yen shall be paid to the stockholders of the Series 1 Class A Preferred Stock in preference to the common stockholders.

4)	The Series 1 Class A Preferred Stock shall have voting rights at a Stockholders’ Meetings.

5)	The number of shares of the Series 1 Class A Preferred Stock constituting a new unit of shares is 100, which is one-tenth of the number of shares of common stock constituting a new unit of shares (1,000).

Series 1 Class B Preferred Stock

1)	A share of the Series 1 Class B Preferred Stock (issue price being 700 yen) has a right to convert the share into ten shares of common stock of the Company (conversion ratio being 1:10), during the period from the day immediately after the Payment Date to March 13, 2026.

Therefore, each share of the Series 1 Class B Preferred Stock may be converted into ten shares of common stock.

2)	The dividends and interim dividends for the Series 1 Class B Preferred Stock shall be paid in the same priority as dividends to common stockholders and other classified stockholders. The amount shall be obtained by multiplying the dividend amount or the interim dividend amount per share of common stock by the conversion rate then in effect as described in the paragraph above.

3)	In the case of the distribution of residual assets, for each share of the Series 1 Class B Preferred Stock, 700 yen shall be paid to the stockholders of the Series 1 Class B Preferred Stock in preference to the common stockholders.

4)	The Series 1 Class B Preferred Stock shall not have voting rights at a Stockholders’ Meetings unless otherwise stipulated by law.

5)	The number of shares of the Series 1 Class B Preferred Stock constituting a new unit of shares is 100, which is one-tenth of the number of shares of common stock constituting a new unit of shares (1,000).

In accordance with ASC480, “Distinguishing Liabilities from Equity” (former SFAS No.150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”), the Company analyzed and classified the preferred stock as equity since the preferred stock is not mandatorily redeemable, is not a financial instrument, other than an outstanding share that embodies an obligation to repurchase the Company’s equity shares and that requires the transfer of Company’s assets to settle the obligation, nor does it embody any unconditional obligation to settle by issuing a variable number of its common stock at conversion of the preferred stock.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

19  INCOME TAXES

SANYO is subject to a number of different income taxes which, in aggregate, result in a statutory income tax rate in Japan of approximately 40.7% for the year ended March 31, 2010 and 40.7% for 2009.

Income (loss) before income taxes and income taxes for the years ended March 31, 2010 and 2009 are as follows:

	Millions of Yen
	Domestic	Foreign	Total
For the year ended March 31, 2010:
Income (loss) before income taxes	(43,782)	14,801	(28,981)
Income taxes:
Current	3,985	8,433	12,418
Deferred	(236)	292	56

Total income taxes	3,749	8,725	12,474

For the year ended March 31, 2009:
Income (loss) before income taxes	(29,498)	2,997	(26,501)
Income taxes:
Current	1,888	10,155	12,043
Deferred	(6,673)	(370)	(7,043)

Total income taxes	(4,785)	9,785	5,000

Reconciliations of the difference between the statutory income tax rate and the effective income tax rate for the years ended March 31, 2010 and 2009 are as follows:

	2010	2009
Statutory income tax rate	40.7%	40.7%
(Decrease) increase in taxes resulting from:
Change in valuation allowance	(90.3)	(45.7)
Expenses not deductible for tax purposes and income not taxable, net	(9.1)	(4.9)
Tax credits	0.0	0.2
Differences in statutory tax rates of foreign subsidiaries	10.7	2.8
Other	5.0	(12.0)

Effective income tax rate	(43.0)%	(18.9)%

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The significant components of deferred income tax assets and deferred income tax liabilities at March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Deferred income tax assets:
Accrued pension and severance costs	83,192	89,846
Accrued expenses	21,716	22,208
Operating loss carryforwards	221,077	199,373
Inventories	17,849	18,865
Allowance for doubtful accounts	2,102	2,592
Property, plant and equipment	46,718	52,964
Long-term investments	9,404	5,586
Enterprise taxes	497	210
Other	2,744	1,419

Gross deferred income tax assets	405,299	393,063
Less valuation allowance	(389,213)	(375,098)

Total deferred income tax assets	16,086	17,965
Deferred income tax liabilities:
Investment in affiliates	(6,714)	(5,068)
Unrealized gains on securities	(437)	—
Other	(725)	(2,484)

Gross deferred income tax liabilities	(7,876)	(7,552)

Net deferred income tax assets	8,210	10,413

Current deferred income tax liabilities of 307 million yen and 15 million yen for the years ended March 31, 2010 and 2009, have been included in other liabilities in the consolidated balance sheets.

In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and operating loss carryforwards utilized. Management considered the scheduled reversal of deferred income tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred income tax assets are deductible, management believes it is more likely than not that SANYO will realize the benefits of these deductible differences, net of existing valuation allowances at March 31, 2010 and 2009.

Net changes in the total valuation allowance for the year ended March 31, 2010 was an increase of 14,115 million yen. Operating loss carryforwards at March 31, 2010 amounted to approximately 565,390 million yen and are available for offset against future taxable income. These will expire mainly in the periods ending from March 31, 2011 through 2017. 515,185 million yen of operating loss carryforwards is attributable to the Japanese consolidated companies which is included in the Company, 177,480 million yen will expire in the periods ending March 31, 2011 through 2013 and 261,384 million yen will expire in the periods ending from March 31, 2014 through 2016. Operating loss carryforwards of 35,750 million yen which are recorded in subsidiaries in Germany, Hong Kong, Malaysia, England, Hungary and Brazil will not expire.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

SANYO has not recognized deferred tax liabilities related to a portion of undistributed earnings of foreign subsidiaries and overseas corporate joint ventures, which arose for the year ended March 31, 2010 and prior years, because SANYO currently does not expect to have such amounts distributed or paid as dividends to the parent company in the foreseeable future. The amount of undistributed earnings of foreign subsidiaries and overseas corporate joint ventures for which no deferred income tax liability has been provided amounted to 86,595 million yen at March 31, 2010. A deferred income tax liability for the undistributed earnings will be recognized when the collection of undistributed earnings through cash dividends or sale of the investments is anticipated. It is not practicable to determine the deferred tax liability for undistributed earnings of foreign subsidiaries and overseas corporate joint ventures.

Reconciliations of the beginning and ending amount of total unrecognized tax benefits are as follows:

	Millions of Yen
	2010	2009
Balance at beginning of year	3,341	1,265
Increase related to current tax year positions	434	2,149
Increase related to previous fiscal year tax positions	1,006	—
Decrease related to previous fiscal year tax positions	(611)	(73)
Settlements	(38)	—
Foreign currency translation adjustments	(344)	—

Balance at end of year	3,788	3,341

3,788 million yen and 3,341 million yen of unrecognized tax benefits at March 31, 2010 and 2009, respectively, represent potential tax benefits that if recognized, would reduce the effective tax rate on income from continuing operations.

SANYO believes that it has made adequate provision for all income tax uncertainties. However, certain uncertainties regarding the final results of tax examination may affect the effective tax rate in the future. At March 31, 2010, we do not expect any significant changes in unrecognized tax benefits in the next 12 months.

Interest and penalties recognized in the consolidated statements of operations are included in provision for income taxes and accrued interest and penalties in the consolidated balance sheets are included in other non-current liabilities. The total amounts of accrued interest and penalties as of March 31, 2010 and interest and penalties included in the consolidated statement of operations for the year then ended were not material.

The Japanese tax authority completed income tax examinations up to the fiscal year ended March 31, 2004 for the Company and up to the fiscal year ended March 31, 2003 for its domestic subsidiaries. The Company’s foreign subsidiaries, including the United States and China, have completed their income tax examinations by their respective local tax authorities up to the fiscal year ended March 31, 2003.

20  RESEARCH AND DEVELOPMENT, SHIPPING AND HANDLING, AND ADVERTISING EXPENSES

Research and development expenses for the years ended March 31, 2010 and 2009 were 58,561 million yen and 67,300 million yen, respectively.

Shipping and handling expenses which are included in selling, general and administrative expenses for the years ended March 31, 2010 and 2009 were 22,905 million yen and 30,668 million yen, respectively.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Advertising expenses which are included in selling, general and administrative expenses for the years ended March 31, 2010 and 2009 were 8,652 million yen and 10,906 million yen, respectively.

21  INCOME (LOSS) PER SHARE

Income (loss) per share for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009 are as follows:

	Millions of Yen
	Years ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
			(Unaudited)
Basic income (loss) per share calculation:
Income (loss) attributable to SANYO (numerator):
Net income (loss) from continuing operations	(38,785)	(34,493)	11,118	(35,665)
Amount allocated to participating preferred stockholders	(17,882)	(24,072)	—	(24,537)
Income (loss) from continuing operations available to common stockholders	(20,903)	(10,421)	11,118	(11,128)
Net income (loss) from discontinued operations	(10,004)	(58,733)	345	(1,693)
Amount allocated to participating preferred stockholders	(4,613)	(40,988)	—	(1,165)
Income (loss) available to common stockholders	(5,391)	(17,745)	345	(528)
Net income (loss)	(48,789)	(93,226)	11,533	(37,358)
Amount allocated to participating preferred stockholders	(22,495)	(65,060)	—	(25,702)
Income (loss) available to common stockholders	(26,294)	(28,166)	11,533	(11,656)
Shares, thousands (denominator):
Weighted average number of Shares	3,309,783	1,855,386	6,141,352	1,916,245
Basic income (loss) per share:
Net income (loss) attributable to SANYO from continuing operations	(6.32)	(5.62)	1.82	(5.81)
Net income (loss) attributable to SANYO from discontinued operations	(1.62)	(9.56)	0.06	(0.27)
Net income (loss) attributable to SANYO	(7.94)	(15.18)	1.88	(6.08)
Diluted income (loss) per share calculation:
Income (loss) attributable to SANYO (numerator):
Net loss from continuing operations	—	(34,493)	—	—
Amount allocated to participating preferred stockholders	—	(24,072)	—	—
Loss from continuing operation available to common stockholders	—	(10,421)	—	—
Net loss from discontinued operations	—	(58,733)	—	—
Amount allocated to participating preferred stockholders	—	(40,988)	—	—
Loss available to common stockholders	—	(17,745)	—	—
Net loss	—	(93,226)	—	—
Amount allocated to participating preferred stockholders	—	(65,060)	—	—
Loss available to common stockholders	—	(28,166)	—	—
Shares, thousands (denominator):
Weighted average number of shares	—	1,855,386	—	—
Diluted income (loss) per share:
Net loss attributable to SANYO from continuing operations	—	(5.62)	—	—
Net loss attributable to SANYO from discontinued operations	—	(9.56)	—	—
Net loss attributable to SANYO	—	(15.18)	—	—

(Note)	Diluted net income (loss) attributable to SANYO per share is not presented since no dilutive shares existed for the year ended March 31, 2010 and for the six months ended September 30, 2010 and 2009.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

22  SUPPLEMENTARY INFORMATION TO THE CONSOLIDATED STATEMENTS OF OPERATIONS

Supplementary information to the consolidated statements of operations for the years ended March 31, 2010 and 2009 is as follows:

	Millions of Yen
	2010	2009
Other income:
Gain on sale of equity securities	76	429
Net rental income received	792	2,256
Equity in earnings of affiliated companies	1,314	1,905
Gain on sale of fixed assets	—	655
Other (a)	11,215	12,532

Total	13,397	17,777

Other expenses:
Restructuring charges (b)	15,616	21,381
Exchange loss, net	2,154	12,234
Impairment loss on investment securities	772	566
Impairment loss on fixed assets (c)	6,822	5,427
Other (d)	49,916	27,400

Total	75,280	67,008

Note:	(a)	Other

For the years ended March 31, 2010 and 2009, other income includes 536 million yen and 1,865 million yen for royalty revenue for technological support, respectively.

(b)	Restructuring charges

For the years ended March 31, 2010 and 2009, SANYO recorded restructuring charges of 15,616 million yen and 21,381 million yen, respectively.

The details of the restructuring charges by business segments for the years ended March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Energy	991	6,844
Electronic device	2,823	4,424
Digital system	2,310	3,977
Commercial	7,498	4,484
Consumer electronics	222	18
Other	70	3
Corporate	1,702	1,631

Total	15,616	21,381

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Energy

For the year ended March 31, 2010, SANYO liquidated certain consolidated subsidiaries. As a result, SANYO recorded a restructuring charge of 991 million yen which consists mainly of the costs associated with severance payments of 711 million yen and impairment losses on fixed assets of 268 million yen.

For the year ended March 31, 2009, SANYO withdrew from certain businesses. As a result, SANYO recorded a restructuring charge of 6,844 million yen, which consists mainly of impairment losses on fixed assets of 4,176 million yen and an impairment loss on goodwill of 2,641 million yen.

Electronic device

For the year ended March 31, 2010, SANYO implemented a “special career support plan.” As a result, SANYO recorded a restructuring charge of 2,823 million yen, which consists mainly of severance payments of 2,448 million yen.

For the year ended March 31, 2009, SANYO recorded a restructuring charge of 4,424 million yen, which consists mainly of impairment losses on fixed assets of 4,260 million yen.

Digital system

For the year ended March 31, 2010, SANYO liquidated a consolidated subsidiary and settled its pensions. As a result, SANYO recorded a restructuring charge of 2,310 million yen, which consists mainly of the settlement costs of subsidiaries pension of 1,498 million yen by purchasing an annuity contract and the severance payments of 561 million yen.

For the year ended March 31, 2009, SANYO divested some affiliated companies and restructured the sales force in the TV business. As a result, SANYO recorded a restructuring charge of 3,977 million yen which consists mainly of the costs associated with the liquidation of these affiliated companies of 2,616 million yen.

Commercial

For the year ended March 31, 2010, SANYO implemented a “special career support plan.” As a result, SANYO recorded a restructuring charge of 7,498 million yen, which consists mainly of severance payments of 7,077 million yen.

For the year ended March 31, 2009, SANYO restructured the commercial air conditioner business in Europe. As a result, SANYO recorded a restructuring charge of 4,484 million yen, which consists mainly of impairment losses on fixed assets of 2,044 million yen.

Consumer electronics

For the year ended March 31, 2010, SANYO implemented a “special career support plan.” As a result, SANYO recorded a restructuring charge of 222 million yen, which consists of severance payments of 222 million yen.

For the year ended March 31, 2009, SANYO recorded a restructuring charge of 18 million yen which consists of severance payments of 18 million yen.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Other

For the year ended March 31, 2010, SANYO implemented a “special career support plan.” As a result, SANYO recorded a restructuring charge of 70 million yen, which consists mainly of severance payments of 69 million yen.

For the year ended March 31, 2009, SANYO recorded a restructuring charge of 3 million yen.

Corporate

For the year ended March 31, 2010, SANYO implemented a “special career support plan.” As a result, SANYO recorded a restructuring charge of 1,702 million yen, which consists of severance payments of 1,702 million yen.

For the year ended March 31, 2009, SANYO recorded a restructuring charge of 1,631 million yen.

The restructuring charges for the year ended March 31, 2010 and 2009 are as follows:

	Millions of Yen
	Employee termination benefits	Non-cash impairment losses on fixed assets	Non-cash impairment and disposal loss on other assets	Other associated costs	Total
Balance at March 31, 2009	1,090	—	—	605	1,695
Restructuring charges (continuing operations)	12,790	268	248	2,310	15,616
Restructuring charges (discontinued operations)	35	0	0	238	273
Non-cash charges	—	(268)	(248)	—	(516)
Cash payments	(13,777)	—	—	(2,827)	(16,604)

Balance at March 31, 2010	138	—	—	326	464

(Note)	Impairment and disposal loss on other assets includes losses related to accounts receivable, inventories, investment securities and fixed assets.

	Millions of Yen
	Employee termination benefits	Non-cash impairment losses on fixed assets	Non-cash impairment and disposal loss on other assets	Other associated costs	Total
Balance at March 31, 2008	1,103	—	—	39	1,142
Restructuring charges (continuing operations)	1,379	10,480	3,362	6,160	21,381
Restructuring charges (discontinued operations)	9,180	41,868	—	2,929	53,977
Non-cash charges	—	(52,348)	(3,362)	—	(55,710)
Cash payments	(10,572)	—	—	(8,523)	(19,095)

Balance at March 31, 2009	1,090	—	—	605	1,695

(Note)	Impairment and disposal loss on other assets includes losses related to accounts receivable, inventories, investment securities and fixed assets.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

(c)	Impairment losses on fixed assets

For the years ended March 31, 2010 and 2009, SANYO recorded impairment losses of 6,822 million yen and 5,427 million yen, respectively. These impairment losses resulted from the review of future cash flows for assets for which the carrying amounts may not be recoverable and decline in the fair value of assets to be disposed of by sale. An impairment loss is calculated as the difference between the carrying amount and fair value of an asset.

The fair value of assets are calculated mainly as present value of estimated future cash flows.

The details of the impairment losses by business segments for the years ended March 31, 2010 and 2009 are as follows:

	Millions of Yen
	2010	2009
Energy	2,891	1,039
Electronic device	734	2,383
Digital system	—	701
Commercial	1,938	653
Consumer electronics	945	128
Corporate	314	523

Total	6,822	5,427

For the year ended March 31, 2010, SANYO recorded impairment losses in the Energy business segment as a result of the weakening market related to Rectangular ion battery business. In the Commercial business segment, SANYO recorded impairment losses as a result of a review of future cash flows. In addition, SANYO recorded impairment losses of 268 million yen as restructuring charge.

For the year ended March 31, 2009, SANYO recorded impairment losses as a result of a review of future cash flows, triggered by the rapid deterioration of the market environment in the second half of the fiscal year. In addition, SANYO recorded impairment losses of 52,348 million yen as restructuring charge.

(d)	Other

For the year ended March 31, 2010, other expenses include 15,804 million yen mainly of costs for faulty products in the Commercial business segment.

In addition, for the year ended March 31, 2010, other expenses include losses on sale of subsidiaries of the Energy business segment.

In November 2009 SANYO entered into an agreement with FDK Corporation, a subsidiary of Fujitsu Limited, to sale the wholly owned subsidiaries, SANYO Energy Twicell Co., Ltd. and SANYO Energy Tottori Co., Ltd. The sale was completed in January 2010.

The purpose of this agreement was to allow FDK Corporation take over certain businesses in the Energy business segment (previously, the Component business segment) as follows; the business related to nickel-metal hydride batteries, except those for use in vehicles; the business related to cylindrical lithium primary batteries; the business related to coin shaped rechargeable batteries; and a portion of the business related to NiCd battery plate processing.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

These sale transactions were undertaken as a result of the tender offer for SANYO shares by Panasonic Corporation and was a necessary step required to obtain approval from the competition authorities of various countries.

Following the sale, SANYO has been outsourcing production of nickel-metal hydride batteries and NiCd battery plate processing to the corresponding companies which were sold.

The sale of the two companies resulted in a loss of 10,183 million yen, which has been entirely included in other expenses.

Proceeds from sale of the subsidiaries has been included in 5,183 million yen of proceeds from sale of shares of subsidiaries of the business in the consolidated statements of cash flows.

For the year ended March 31, 2009, other expenses include 14,664 million yen mainly of costs for faulty products in the Commercial business segment.

Supplementary information to the consolidated statements of operations for the six months ended September 30, 2010 and 2009 is as follows:

(a)	Exchange gains and losses

Exchange losses for the six months ended September 30, 2010 and 2009 were 2,344 million yen and 2,254 million yen, respectively.

(b)	Equity in earnings of affiliates

Equity in earnings of affiliates for the six months ended September 30, 2010 and 2009 were 2,113 million yen and 372 million yen, respectively.

(c)	Impairment losses on fixed assets

Impairment losses on fixed assets for the six months ended September 30, 2010 and 2009 were 99 million yen and 1,049 million yen, respectively.

The impairment losses for the six months ended September 30, 2010 resulted from the reduction of the carrying amount of assets in the Electronic device business segment that are to be disposed of by sale, to its fair value. The impairment losses for the six months ended September 30, 2009 mainly resulted from the review of future cash flows for assets in the Consumer electronics business segment, for which the carrying amounts may not be recoverable.

(d)	Other

Other expenses for the six months ended September 30, 2010 include 3,331 million yen of impairment losses on shares of affiliates. The impairment was recognized as the difference between the carrying amount of the shares and the selling prices following the conclusion of a stock purchase agreement.

Other expenses for the six months ended September 30, 2009 include 10,555 million yen of severance payments and 10,357 million yen of costs for faulty products in the Commercial business segment. The severance payments resulted mainly from the structural reforms implemented.

Other incomes for the six months ended September 30, 2010 include a gain of 4,582 million yen from the sale of shares of SANYO Electric Logistics Co., Ltd., a subsidiary under the Commercial business segment. Proceeds from sale of the applicable shares amounted to 6,660 million yen, which is presented in the caption “Proceeds from sale of shares of subsidiaries” in the consolidated statements of cash flows. SANYO continues to partially commission logistics services to SANYO Electric Logistics Co., Ltd., after the stock transfer.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

23  SUPPLEMENTARY INFORMATION OF CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplementary information relating to the consolidated statements of cash flows for the years ended March 31, 2010 and 2009 and September 30, 2010 and 2009 is as follows:

	Millions of Yen
	Years ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
			(Unaudited)
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	14,109	12,600	3,860	8,824
Income taxes (net)	8,990	11,339	7,501	5,302

For the years ended March 31, 2010 and 2009, acquired capital lease assets were 1,171 million yen and 4,067 million yen, respectively.

24  SEGMENT INFORMATION

In fiscal 2010, SANYO adopted Financial Accounting Standards Board Accounting Standards Codification (ASC) 280, “Segment Reporting” (former Statement of Financial Accounting Standards (SFAS) No.131, “Disclosures about Segment of an Enterprise and Related Information”), in accordance with “Foreign Issuer Reporting Enhancements” by the U.S. Securities and Exchange Commission (SEC), which eliminated exemption of segment disclosure requirements.

Business Segments

In accordance with the provisions of ASC280, the segments reported are the components of SANYO for which separate financial information is available that is evaluated regularly by the chief operating decision maker of SANYO in deciding how to allocate resources and in assessing performance.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Business segments correspond to SANYO’s businesses based on its organizational structure. “Energy” covers products such as rechargeable batteries, and PV systems. “Electronic device” covers products such as electronic components and other products. “Digital system” covers imaging products such as digital cameras, televisions, and projectors. “Commercial” covers products such as commercial equipment, including showcases, commercial kitchen equipment, air conditioners, and washing machines. “Consumer electronics” covers products such as home appliances, including refrigerators, and car navigation systems. “Other” comprises of supporting businesses within the SANYO Electric Group. Information by segment for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009 are as follows:

	Millions of Yen
	Years ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
			(Unaudited)
Net Sales and Other Operating Revenue:
Energy
External customers	419,177	461,376	202,486	204,825
Intersegment	22,623	15,926	11,668	8,569

Total	441,800	477,302	214,154	213,394
Electronic device
External customers	204,497	193,850	117,680	99,979
Intersegment	20,860	42,043	8,525	13,116

Total	225,357	235,893	126,205	113,095
Digital system
External customers	319,985	366,648	146,103	166,568
Intersegment	7,670	12,161	3,362	3,076

Total	327,655	378,809	149,465	169,644
Commercial
External customers	396,094	461,888	198,405	197,208
Intersegment	24,928	20,183	9,873	12,603

Total	421,022	482,071	208,278	209,811
Consumer electronics
External customers	229,110	204,763	116,348	103,001
Intersegment	11,078	18,661	3,889	5,916

Total	240,188	223,424	120,237	108,917
Other
External customers	3,381	10,737	5,029	2,450
Intersegment	3,869	4,121	2,233	1,407

Total	7,250	14,858	7,262	3,857

Corporate and eliminations	(106,676)	(94,583)	(47,160)	(52,314)

Consolidated	1,556,596	1,717,774	778,441	766,404

Segment Profit (loss):
Energy	23,849	47,194	11,187	8,575
Electronic device	9,300	(3,505)	10,599	(73)
Digital system	9,962	12,025	1,558	7,192
Commercial	7,246	(2,138)	994	646
Consumer electronics	9,414	(2,116)	3,434	1,678
Other	373	375	271	210
Corporate and eliminations	(19,787)	(22,260)	(2,773)	(11,760)

Consolidated	40,357	29,575	25,270	6,468

Interest and dividends	2,228	4,144	876	1,325
Other income	13,397	17,777	12,122	6,381
Interest	(9,683)	(10,989)	(3,778)	(5,096)
Other expenses	(75,280)	(67,008)	(15,402)	(37,981)

Income (loss) from continuing operations, before income taxes	(28,981)	(26,501)	19,088	(28,903)

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

	Millions of Yen
	2010	2009
Assets:
Energy	466,397	448,295
Electronic device	227,854	212,159
Digital system	202,294	209,497
Commercial	298,714	310,866
Consumer electronics	133,524	104,460
Other	8,890	14,817
Corporate and eliminations	53,600	45,309

Consolidated	1,391,273	1,345,403

Depreciation and Amortization:
Energy	34,565	25,401
Electronic device	8,791	14,335
Digital system	4,841	5,804
Commercial	8,788	9,578
Consumer electronics	3,845	4,814
Other	101	184
Corporate and eliminations	7,047	6,610

Consolidated	67,978	66,726

Capital Expenditure:
Energy	44,942	66,968
Electronic device	7,694	13,490
Digital system	5,006	5,784
Commercial	6,898	7,490
Consumer electronics	3,138	4,332
Other	90	54
Corporate and eliminations	3,459	6,826

Consolidated	71,227	104,944

In accordance with ASC205, “Presentation of Financial Statements—Discontinued Operations” (former FASB statement No.144, “Accounting for the Impairment of Disposal of Long-Lived Assets”), operating results from discontinued operations are excluded from the above segment information.

Fundamental research and development expenses, and corporate expenses relating to administrative and management functions of SANYO’s head office are included in corporate and eliminations. Corporate assets consist of cash and cash equivalents, time deposits, investments and other unallocated assets of headquarters.

Intersegment trading is conducted based on the same price used in transactions with third parties.

As described in “Property, Plant and Equipment and Depreciation” in Note 2, “SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES” of the “Notes to Consolidated Financial Statements,” SANYO elected to change the depreciation method of major property, plant and equipment, and has also reviewed the useful lives. As a result, for fiscal 2010, in “Energy,” segment profit decreased by 2,532 million yen, compared with the amount which would have been recognized under the previous method. In “Electronic device,” segment profit increased by 134 million yen, compared with the amount which would have been recognized under the previous method. In “Digital system,” segment profit decreased by 1,048 million yen, compared with the amount which would have been recognized under the previous method. In “Commercial,” segment profit decreased by 831 million yen, compared with the amount which would have been recognized under the previous method. In “Consumer electronics,” segment profit increased by 783 million yen, compared with the amount which would have been recognized under the previous method.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

In “Other,” segment profit decreased by 9 million yen, compared with the amount which would have been recognized under the previous method. In the Corporate, segment profit decreased by 650 million yen, compared with the amount which have been recognized under the previous method.

Geographic Information

Net sales and other operating revenue and long-lived assets classified according to geographic areas based on customer location for the years ended March 31, 2010 and 2009 and for the six months ended September 30, 2010 and 2009 are as follows:

	Millions of Yen
	Years ended March 31,		Six months ended September 30,
	2010	2009	2010	2009
			(Unaudited)
Net Sales and Other Operating Revenue:
Japan	649,023	684,766	303,836	325,161
Asia	501,316	545,077	265,644	238,334
North America	201,933	229,356	104,121	101,479
Europe	137,342	189,506	67,702	72,075
Other	66,982	69,069	37,138	29,355

Consolidated	1,556,596	1,717,774	778,441	766,404

China included in Asia	328,108	346,345	179,906	155,617
United States included in North America	185,686	216,057	92,251	95,096
Long-Lived Assets:
Japan	298,569	290,103
Asia	62,453	85,654
North America	14,848	9,669
Europe	7,562	7,865
Other	463	322

Consolidated	383,895	393,613

China included in Asia	38,952	49,260

There are no individual material countries which should be separately disclosed, except for Japan, the United States, and China on net sales and other operating revenue. There are no individual material countries which should be separately disclosed, except for Japan and China on long-lived assets. There are no material sales to a single external customer.

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

The table below shows net sales and other operating revenue, geographic profit, and assets of SANYO by geographic segment based on the country location of SANYO for the years ended March 31, 2010 and 2009. In addition to information required in ASC280, “Segment Reporting,” SANYO discloses this information as supplemental information pursuant to the disclosure requirements of the Financial Instruments and Exchange Act of Japan.

	Millions of Yen
	2010	2009
Net Sales and Other Operating Revenue:
Japan
External customers	886,826	923,457
Intersegment	377,588	426,507

Total	1,264,414	1,349,964
Asia
External customers	343,652	397,104
Intersegment	352,440	381,252

Total	696,092	778,356
North America
External customers	188,386	211,106
Intersegment	12,756	8,344

Total	201,142	219,450
Other
External customers	137,732	186,107
Intersegment	8,548	8,483

Total	146,280	194,590

Corporate and eliminations	(751,332)	(824,586)

Consolidated	1,556,596	1,717,774

Geographic Profit:
Japan	45,980	28,285
Asia	18,426	18,594
North America	4,838	4,470
Other	971	1,283
Corporate and eliminations	(29,858)	(23,057)

Consolidated	40,357	29,575

Assets:
Japan	886,976	871,670
Asia	355,582	347,778
North America	106,732	100,663
Other	75,876	75,876
Corporate and eliminations	(33,893)	(50,584)

Consolidated	1,391,273	1,345,403

SANYO Electric Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2010 and 2009 is unaudited)

Segmentation of countries and regions based on geographic proximity. The main countries or regions that belong to other than Japan are as follows:

Asia	:	South Korea, China (including Hong Kong), Taiwan, Thailand, Malaysia, Singapore, Indonesia, Vietnam, and Philippines
North America	:	the United States, and Canada
Other	:	the United Kingdom, Germany, Italy, Australia, Hungary, and United Arab Emirates

In accordance with ASC205, “Presentation of Financial Statements—Discontinued Operations”, operating results from discontinued operations are excluded from the above segment information.

As described in “Property, Plant and Equipment and Depreciation” in Note 2, “SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES” of the “Notes to Consolidated Financial Statements,” SANYO elected to change the depreciation method of major property, plant and equipment and, has also reviewed the useful lives. As a result, for fiscal 2010, geographic profit in Japan decreased by 4,153 million yen, compared to the amount which would have been recognized under the previous method.

25  SUBSEQUENT EVENTS

SANYO accepted a tender offer from LS Holdings Co., Ltd., a company owned by an investment fund managed by the Longreach Group, for shares of SANYO Electric Logistics Co., Ltd. The tender offer period was from May 26, 2010 through July 15, 2010 and SANYO decided to accept the offer and sold all shares effective July 30, 2010.

SANYO and ON Semiconductor Corporation signed a definitive purchase agreement providing for the divestiture of SANYO Semiconductor Co., Ltd., and other assets related to SANYO’s semiconductor business. The acquiring company is Semiconductor Components Industries LLC., a wholly owned subsidiary of ON Semiconductor. The sale of the business to Semiconductor Components Industries LLC was completed on January 1, 2011. (For further details, see Note 3 of the Notes to Consolidated Financial Statements.)

APPENDIX A

SHARE EXCHANGE AGREEMENT (ENGLISH TRANSLATION)

(Translation)

Panasonic Corporation (“Panasonic”) and SANYO Electric Co., Ltd. (“SANYO”) hereby execute this share exchange agreement (this “Agreement”) as set forth herein.

Article 1     (Share Exchange)

Panasonic and SANYO shall implement the share exchange (the “Share Exchange”) in accordance with the provisions of this Agreement, whereby Panasonic shall become SANYO’s wholly-owning parent company in the share exchange and SANYO shall become Panasonic’s wholly-owned subsidiary in the share exchange.

Article 2     (Trade Names and Addresses of Wholly-Owning Parent Company in Share Exchange and Wholly-Owned Subsidiary in Share Exchange)

The trade names and addresses of Panasonic and SANYO are as follows, respectively.

Panasonic (wholly-owning parent company in the share exchange)

Trade name:	Panasonic Corporation

Address:	1006, Oaza Kadoma, Kadoma City, Osaka

SANYO (wholly-owned subsidiary in the share exchange)

Trade name:	SANYO Electric Co., Ltd.

Address:	5-5, Keihan-Hondori, 2-Chome, Moriguchi City, Osaka

Article 3     (Shares to be Delivered upon Share Exchange and Allotment Thereof)

1.	Upon the Share Exchange, Panasonic shall deliver to the shareholders of SANYO (excluding Panasonic), as money or other assets in exchange for common stock of SANYO held by such shareholders, the number of shares of common stock of Panasonic calculated by multiplying the total number of shares of common stock of SANYO held by shareholders of SANYO (excluding Panasonic) at the time immediately preceding the time Panasonic acquires all of the issued shares of SANYO through the Share Exchange (the “Base Time”) by 0.115.

2.	With respect to the allotment of shares of common stock of Panasonic that shall be delivered pursuant to the provisions of the immediately preceding paragraph, shares of common stock of Panasonic shall be allotted to the shareholders of SANYO at the Base Time (excluding Panasonic) at the ratio of 0.115 shares of common stock of Panasonic for each share of common stock of SANYO held by such shareholders.

3.	If the number of shares of common stock of Panasonic that shall be allotted and delivered to each shareholder of SANYO in accordance with the two immediately preceding paragraphs includes any fractions of less than one share, Panasonic shall deal with such fractions pursuant to the provisions of Article 234 of the Company Law.

Article 4     (Amount of Stated Capital and Reserves of Wholly-Owning Parent Company in Share Exchange)

The amount of the increases in the stated capital and reserves of Panasonic upon the Share Exchange are as follows:

The amount of stated capital to be increased :

0 yen

The amount of capital reserve to be increased :

Minimum amount required to be increased pursuant to the provisions of laws and regulations.

The amount of legal reserve to be increased :

0 yen

Article 5     (Effective Date)

The date on which the Share Exchange becomes effective (the “Effective Date”) shall be April 1, 2011; provided, however, that the parties may, upon consultation and agreement with each other, change such date, if necessary.

Article 6     (Shareholders’ Meeting Approving Share Exchange Agreement)

1.	Pursuant to the provisions of Article 796, Paragraph 3, the main clause of the Company Law, Panasonic shall implement the Share Exchange without obtaining the approval of this Agreement by a resolution of the shareholders’ meeting as stipulated in Article 795, Paragraph 1 of the Company Law; provided, however, that if, pursuant to the provisions of Article 796, Paragraph 4 of the Company Law, the approval of this Agreement by the shareholders’ meeting of Panasonic becomes necessary, Panasonic shall obtain approval of this Agreement at the shareholders’ meeting by the day immediately preceding the Effective Date.

2.	SANYO shall obtain the approval of this Agreement by the shareholders’ meeting stipulated in Article 783, Paragraph 1 of the Company Law by the day immediately preceding the Effective Date.

Article 7     (Management of Company Assets)

1.	During the period after the execution of this Agreement and before the Effective Date, Panasonic and SANYO shall perform their respective businesses, and manage and operate their respective assets with the due care of a prudent manager, and unless otherwise provided for in this Agreement, Panasonic and SANYO shall consult and agree with each other before taking any action that could materially affect their assets or rights and obligations.

2.	In accordance with a resolution of the meeting of the Board of Directors that will be held by the day immediately preceding the Effective Date, SANYO shall cancel, by the Base Time, all of its treasury shares held by SANYO and those to be held by SANYO by the Base Time (including the treasury shares to be acquired on the Effective Date through the exercise of the dissenters’ appraisal right in connection with the Share Exchange).

3.	Panasonic will acquire all of the issued shares of Panasonic Electric Works Co., Ltd. through the share exchange in which Panasonic shall become the wholly-owning parent company in the share exchange and Panasonic Electric Works Co., Ltd. shall become the wholly-owned subsidiary in the share exchange, and which shall become effective on April 1, 2011, in accordance with the share exchange agreement scheduled to be executed between Panasonic and Panasonic Electric Works Co., Ltd. on December 21, 2010. SANYO acknowledges this fact.

Article 8     (Change of Terms and Conditions of Share Exchange and Cancellation of Share Exchange)

If, during the period after the execution of this Agreement and before the Effective Date, (i) a material change occurs in the financial conditions or management conditions of Panasonic or SANYO, (ii) a situation arises or is discovered that materially obstructs the implementation of the Share Exchange, or (iii) some other situation arises that makes it significantly difficult to achieve the purpose of this Agreement, Panasonic and SANYO may, upon consultation, change the contents of this Agreement such as the terms and conditions of the Share Exchange or cancel the Share Exchange.

Article 9     (Validity of this Agreement)

This Agreement shall cease to have any effect if this Agreement is not approved at the shareholders’ meeting of Panasonic provided for in Article 6 hereof (only in the case where, pursuant to the provisions of Article 796, Paragraph 4 of the Company Law, the approval of this Agreement at the shareholders’ meeting of Panasonic is required) or not approved at the shareholders’ meeting of SANYO, or if any of the approvals from regulatory authorities that are required by laws and regulations, for the implementation of the Share Exchange, is not obtained, by the day immediately preceding the Effective Date.

Article 10     (Matters for Consultation)

In addition to the matters set forth in this Agreement, matters not provided for in this Agreement and any other matters necessary with respect to the Share Exchange shall be determined upon consultation with each other in accordance with the purpose of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate and, upon signing and sealing hereof, each of Panasonic and SANYO retains one (1) original hereof.

December 21, 2010

1006, Oaza Kadoma, Kadoma-City, Osaka
Panasonic Corporation
Fumio Ohtsubo
President, Member of the Board

5-5, Keihan-Hondori, 2-Chome, Moriguchi City, Osaka
SANYO Electric Co., Ltd.
Seiichiro Sano
President, Member of the Board

APPENDIX B

FAIRNESS OPINION OF ABEAM M&A CONSULTING LTD. (ENGLISH TRANSLATION)

December 20, 2010

Board of Directors

SANYO Electric Co., Ltd.

5-5, Keihan-Hondori 2-Chome

Moriguchi City, Osaka

SANYO Electric Co., Ltd. (“SANYO”) and Panasonic Corporation (“Panasonic”), which is a controlling shareholder of SANYO that holds 4,973,778,473 shares of SANYO, comprising 80.77% of the issued and outstanding shares of SANYO (6,158,053,099 shares) as of October 7, 2010, propose to conduct a share exchange in which Panasonic will become the wholly owning parent company of SANYO and SANYO will become a wholly owned subsidiary company of Panasonic (the “Share Exchange”).

According to the draft of the share exchange agreement dated December 20, 2010 that is expected to be executed by Panasonic and SANYO on December 21, 2010 (the “Draft Share Exchange Agreement”), the exchange ratio of the Share Exchange will be 0.115 shares of Panasonic’s common stock for each share of SANYO’s common stock (the “Share Exchange Ratio”).

You have requested our opinion as to the fairness, from a financial point of view, of the Share Exchange Ratio to the shareholders of SANYO other than Panasonic and its related parties (meaning “Controlling Shareholders and other parties set forth in the Enforcement Regulations” as defined in Article 441-2 of the Tokyo Stock Exchange’s Securities Listing Regulations, including Panasonic; “Panasonic, etc.”). This letter is intended solely for the review of the Board of Directors of SANYO in its determination of whether to adopt a resolution to approve the Share Exchange.

In arriving at our opinion on the fairness of the Share Exchange Ratio from a financial point of view, we have:

(1)	Reviewed the Draft Share Exchange Agreement;

(2)	Reviewed financial information and other related information disclosed in the annual securities reports of Panasonic and SANYO for the fiscal years ending in March 31,2008, March 31, 2009, and March 31, 2010, and the quarterly financial reports of such companies for the quarters ending in June 30, 2010 and September 30, 2010;

(3)	Reviewed the draft of a press release dated December 20, 2010 and titled “Panasonic Announces that it Makes SANYO its Wholly-owned Subsidiary through Share Exchange”, which is expected to be announced by Panasonic and SANYO on December 21 , 2010;

(4)	Reviewed the figures and the assumptions in “SANYO Mid-term Management Plan for Three Years Ending in March 2013” announced in May 2010 and SANYO’s Business Plan on which the Mid-term Management Plan is based (collectively the “Released New Mid-term Plan”);

(5)	Held discussions with officers and employees in the relevant departments at the headquarters of SANYO, who are independent from Panasonic, about the figures, assumptions, progress, and achievability of the Released New Mid-term Plan;

(6)	Reviewed the press releases related to the following, announced by SANYO in or after May 2010 (the “Press Releases commencing from May 2010”):

•	SANYO’s opinion on its recommendation to subscribe to Panasonic’s tender offer for SANYO’s shares announced on July 29, 2010 (the “Tender Offer”);

•	Financial information, such as summary reports of quarterly financial results, revised earnings forecasts, and other related information;

•	Information related to purchases and sales of businesses and the reorganization, as they relate to SANYO, and other related information; and

•	Other press releases that we considered appropriate to review;

(7)	Reviewed analysis data prepared by SANYO, about the effects on the Released New Mid-term Plan if SANYO becomes a wholly owned subsidiary company of Panasonic, assuming that the Tender Offer is completed and the Share Exchange is executed, and other related information (the “Synergy Estimate”);

(8)	Reviewed the figures and the assumptions in Panasonic’s new Mid-term Management Plan “Green Transformation 2012 (GT12)” announced in May 2010 and Panasonic’s Business Plan on which the new Mid-term Management Plan is based (collectively the “GT12”);

(9)	Held discussions with officers and employees in the relevant departments at the headquarters of Panasonic about the assumptions, progress and achievability of GT12;

(10)	Reviewed the forecast figures and assumptions for the fiscal year ending in March 31, 2011 that were disclosed in Panasonic’s summary report of quarterly financial results for the quarter ending in September 30, 2010, which is titled “Consolidated Financial Results for Second Quarter and Six Months ended September 30, 2010”;

(11)	Reviewed the press releases related to the following, announced by Panasonic in or after May 2010:

•	Commencement and results of the Tender Offer;

•	The tender offer for shares of Panasonic Electric Works Co., Ltd. by Panasonic announced on July 29, 2010 and the results of this tender offer;

•	Information related to the financing of Panasonic;

•	Financial information, such as summary reports of quarterly financial results, revised earnings forecasts, and other related information;

•	Information related to purchases and sales of businesses and the reorganization, as they relate to Panasonic, and other related information; and

•	Other press releases that we considered appropriate to review;

(12)	Reviewed various due diligence reports on Panasonic (dated December 3, 2010) submitted by outside experts;

(13)	Held discussions with members of the management of Panasonic and SANYO about operations, financial affairs, and possible subsequent events, etc. with respect to each of Panasonic and SANYO and reviewed documents regarding such matters;

(14)	Reviewed current and historical market prices and trading activity of Panasonic’s common stock and SANYO’s common stock;

(15)	Reviewed market prices of common stock of other companies comparable to Panasonic and SANYO;

(16)	Reviewed publicly available documents and analyst reports of Panasonic and SANYO, and trends of the industries in which Panasonic and SANYO operate; and

(17)	Reviewed other documents, data and information we deemed necessary or appropriate.

In preparing our opinion, we have assumed and relied on the items below. We do not assume any responsibility for independently verifying the items, and this letter is not intended to give any opinion regarding such assumptions.

(1)	We have assumed that all of the above-mentioned data and information we analyzed are accurate and complete. We neither have independently verified nor assumed the responsibility for independently verifying the accuracy or completeness of the data and information. We have assumed that none of the data and information we analyzed lacks any material information for the purpose of this opinion and for the arrival at our opinion without any misunderstanding.

(2)	We have assumed that the Released New Mid-term Plan was reasonably prepared and provided by SANYO based on the best currently available estimates and judgments.

(3)	We have assumed that GT12 was reasonably prepared and provided by Panasonic based on the best currently available estimates and judgments.

(4)	We have assumed that the data analyzing the effects of the Press Releases commencing from May 2010 on the Released New Mid-term Plan was reasonably prepared and provided by SANYO based on the best currently available estimates and judgments as of December 20, 2010.

(5)	We have assumed that the Synergy Estimate was reasonably prepared and provided by SANYO based on the best currently available estimates and judgments and took into account discussions and negotiations with Panasonic.

(6)	We have assumed that all items required to be disclosed under the Financial Instruments and Exchange Act (including its associated regulations) and the rules of the financial instruments exchanges (including the rules of timely disclosure of the Tokyo Stock Exchange and the Osaka Stock Exchange, etc.) that may cause a material effect on the market price of Panasonic’s common stock or SANYO’s common stock were disclosed timely and appropriately, and there has been no action (including inappropriate disclosure) that may adversely affect the formulation of a fair price of Panasonic’s common stock or SANYO’s common stock on the financial instruments exchanges. We have also assumed that all governmental, regulatory and other consents and approvals necessary for the execution of the Share Exchange will be obtained without any adverse effect on the benefits of the Share Exchange.

(7)	We have assumed that the past consolidated financial statements, unconsolidated financial statements and other related information of Panasonic and SANYO (including the group companies of Panasonic and SANYO) were prepared in accordance with generally accepted accounting principles in Japan or in the U.S., as the case may be. We neither have independently verified nor assumed the responsibility for independently verifying that the past consolidated financial statements, unconsolidated financial statements and other related information of Panasonic and SANYO (including the group companies of Panasonic and SANYO) were prepared in accordance with generally accepted accounting principles in Japan or the U.S. (including without limitation whether there are any differences between Japan and U.S. generally accepted accounting principles as applied to such financial statements or other information).

(8)	We neither have independently evaluated nor assumed the responsibility for independently evaluating the assets and liabilities (including off-balance sheet items and contingent liabilities) of Panasonic and SANYO (including the group companies of Panasonic and SANYO). We are not experts in evaluating assets (including deferred income tax assets), liabilities, allowances for bad debts, various other allowances such as allowances for retirement benefits, or unrealized gains or losses due to fluctuations in prices of real estate and securities. In addition, we have not independently evaluated the appropriateness of the changes in the values of the assets and liabilities of Panasonic and SANYO (including the group companies of Panasonic and SANYO) or the adequacy of the allowances in such companies, nor have we evaluated the solvency of Panasonic or SANYO under any laws relating to bankruptcy, insolvency or similar matters.

(9)	We have assumed that there are no material liabilities or contingent liabilities, such as lawsuits, other than those disclosed in the above-mentioned data and information in connection with Panasonic and SANYO (including the group companies of Panasonic and SANYO).

(10)	We have assumed that there is no data or information that may affect the Share Exchange Ratio other than the data and information we have analyzed and considered.

(11)	We have assumed that there are no agreements (oral or written) that have been concluded or are expected to be concluded with respect to the Share Exchange and must be reviewed and considered by us for the purpose of this letter other than the Draft Share Exchange Agreement that we have reviewed and considered for the purpose of this letter.

(12)	With respect to the Draft Share Exchange Agreement and the above-mentioned data and information that have not been finalized, we have assumed that the final versions will not contain any material change from the versions we have reviewed and considered.

In preparing our opinion in this letter, we have neither considered independently nor assumed any responsibility for considering independently the legality or efficiency of the Share Exchange or the accounting or tax methodologies that may be applied in relation to the Share Exchange.

We have neither analyzed nor assumed any responsibility for analyzing any transaction in relation to Panasonic or SANYO other than the Share Exchange from any point of view, including strategic, financial or economic reasonableness points of view, nor have we compared or assumed any responsibility to compare the Share Exchange with alternative transactions.

In addition, we have not considered the appropriateness of the Share Exchange from a strategic point of view, and we have not considered the reasonableness of the timing of the Share Exchange. This letter is not intended to give any opinion on such matters.

We have not been authorized to, and did not, solicit any expressions of interest from any third parties with respect to any combination with or acquisition of SANYO.

This letter is based on financial, economic, market and other conditions as they exist on the date hereof and relies upon information available to us as of the date hereof. We do not assume any responsibility for updating or revising our opinion based on any event that may occur subsequent to the date hereof.

This letter is submitted to the Board of Directors of SANYO for the sole purpose of its use as one of the materials for the Board of Directors’ deliberation of its resolution regarding the Share Exchange and may not be used or relied upon by any other party or for any other purpose. This letter may not, in whole or in part, be disclosed, disseminated, quoted or referred to any third party at any time, in any manner or for any purpose without our prior written consent.

We have acted as a financial advisor to SANYO with respect to the proposed Share Exchange and will receive a fee from SANYO for our services, a substantial portion of which will become payable only if the proposed Share Exchange is executed. In addition, SANYO has agreed to indemnify us for certain liabilities arising out of our engagement. We have also provided other financial services to SANYO within the past two years and received fees for such services. However, we have not provided any material financial services to Panasonic within the past two years. We do not trade or hold any shares or other securities of Panasonic or SANYO for our own account or for the account of customers or other third parties. This opinion has been approved for issuance by our Opinion Committee.

This letter is not intended to be and does not constitute a recommendation to any shareholders of SANYO as to how they should vote or act with respect to any matter relating to the Share Exchange. Furthermore, this letter is not intended to be and does not constitute a recommendation to the members of the Board of Directors of SANYO as to whether or how they should approve the Share Exchange. We assume that a resolution of the Board of Directors of SANYO regarding the Share Exchange will be adopted at the responsibility and in the judgment of the Board of Directors of SANYO.

In addition, this letter does not express any opinion regarding the assumptions comprising the basis of the determination of the Share Exchange Ratio or any opinion regarding the transactions related to the Share

Exchange (including without limitation the fairness of the Share Exchange to, or any consideration received by or to be paid to in connection therewith, Panasonic or SANYO, or the holders of their shares or any other class of securities, creditors or other constituencies including without limitation insiders of Panasonic or SANYO, or any of the officers, directors or employees or any class of such persons of Panasonic or SANYO, whether relative to the Share Exchange Ratio pursuant to the Draft Share Exchange Agreement or otherwise) or the prices of Panasonic’s common stock or SANYO’s common stock, except for our opinion on whether the Share Exchange Ratio is fair, from a financial point of view, to shareholders of SANYO other than Panasonic, etc.

Based upon and subject to the foregoing conditions and qualifications, it is our opinion that, as of the date hereof, the Share Exchange Ratio is fair, from a financial point of view, to the shareholders of SANYO other than Panasonic, etc.

Very truly yours,

Yurakucho Building 1-10-1 Yurakucho, Chiyoda-ku, Tokyo ABeam M&A Consulting Ltd. Toshiko Oka Chief Executive Officer

APPENDIX C

FAIRNESS OPINION OF MITSUBISHI UFJ MORGAN STANLEY SECURITIES CO., LTD.

[The original written version of this letter was prepared in Japanese, and the Japanese original is the governing version. This English translation is provided for reference purposes only.]

December 20, 2010

Board of Directors

SANYO Electric Co., Ltd.

5-5, Keihan-Hondori 2-Chome, Moriguchi City, Osaka 570-8677, Japan

Members of the Board:

We understand that SANYO Electric Co., Ltd. (“SANYO”) and Panasonic Corporation (“Panasonic”) propose to enter into a share exchange agreement substantially in the form of the draft dated December 17, 2010 (the “Share Exchange Agreement”) which provides, among other things, for a statutory share-for-share exchange between SANYO and Panasonic (the “Share Exchange”) on April 1, 2011, resulting in SANYO becoming a wholly-owned subsidiary of Panasonic. Pursuant to the Share Exchange, each holder of outstanding shares of common stock of SANYO other than Panasonic will receive 0.115 shares of common stock of Panasonic for each share of common stock of SANYO it owns (the “Share Exchange Ratio”). The terms and conditions of the Share Exchange are more fully set forth in the Share Exchange Agreement.

We also understand that, in a separate transaction, Panasonic Electric Works Co., Ltd. (“PEW”) and Panasonic propose to enter into a share exchange agreement substantially in the form of the draft dated December 17, 2010 (the “Panasonic-PEW Share Exchange Agreement”) which provides, among other things, for a statutory share-for-share exchange between PEW and Panasonic (the “Panasonic-PEW Share Exchange”) on April 1, 2011, resulting in PEW becoming a wholly-owned subsidiary of Panasonic. The Share Exchange and the Panasonic-PEW Share Exchange are independent transactions and consummation of one transaction is not conditional upon the consummation of the other transaction.

You have asked for our opinion as to whether the Share Exchange Ratio pursuant to the Share Exchange Agreement is fair from a financial point of view to the holders of shares of common stock of SANYO other than Panasonic.

For purposes of the opinion set forth herein, we have:

(a)	Reviewed certain publicly available financial statements and other business and financial information of SANYO, Panasonic, PEW, and their major subsidiaries, respectively;

(b)	Reviewed certain internal financial statements and other financial and operating data concerning SANYO, Panasonic, and their major subsidiaries, respectively;

(c)	Reviewed certain financial projections prepared by the managements of SANYO and Panasonic, respectively;

(d)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange prepared by the management of Panasonic;

(e)	Discussed the past and current operations and financial condition and the prospects of SANYO and its major subsidiaries, including information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange, with senior executives of SANYO;

(f)	Discussed the past and current operations and financial condition and the prospects of Panasonic and its major subsidiaries, including information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange, with senior executives of Panasonic;

(g)	Reviewed the pro forma impact of the Share Exchange and the Panasonic-PEW Share Exchange on Panasonic’s earnings per share, cash flow, consolidated capitalization and financial ratios;

(h)	Reviewed the reported prices and trading activity for common stock of SANYO, Panasonic and PEW, respectively;

(i)	Compared the financial performance of SANYO, Panasonic and PEW and the prices and trading activity of common stock of SANYO, Panasonic and PEW with that of certain other publicly-traded companies comparable with SANYO, Panasonic and PEW, respectively, and their securities;

(j)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(k)	Participated in certain discussions and negotiations on the Share Exchange among representatives of SANYO and Panasonic;

(l)	Reviewed the accounting, tax and legal due diligence reports relating to Panasonic and its major subsidiaries prepared by experts;

(m)	Reviewed the Share Exchange Agreement and the Panasonic-PEW Share Exchange Agreement substantially in the form of the drafts dated December 17, 2010 and certain related documents; and

(n)	Performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by SANYO and Panasonic, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Share Exchange and the Panasonic-PEW Share Exchange, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of SANYO and Panasonic of the future financial performance of SANYO and Panasonic. In addition, we have assumed that the Share Exchange and the Panasonic-PEW Share Exchange will be consummated in accordance with the terms set forth in the Share Exchange Agreement and the Panasonic-PEW Share Exchange Agreement, respectively, without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Share Exchange and the Panasonic-PEW Share Exchange will each be treated as tax-free reorganizations and/or exchanges, pursuant to the Corporation Tax Act. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Share Exchange and Panasonic-PEW Share Exchange, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed transactions. We are not legal, tax or environmental advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of SANYO and Panasonic and their legal or tax advisors with respect to legal, tax or environmental matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of SANYO’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of common stock of SANYO in the Share Exchange. We have not made any independent valuation or appraisal of the assets or liabilities of SANYO or Panasonic, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of SANYO in connection with the Share Exchange and will receive a fee for our services, which is contingent upon the closing of the Share Exchange. In the two years prior to the date hereof, we have provided financial advisory and financing services for SANYO and Panasonic, and have received fees in connection with such services. We and our affiliates may also seek to provide such services to SANYO, Panasonic or their affiliates in the future and expect to receive fees for the rendering of these services.

Please note that we, together with our affiliates (the “Group”), are a global financial services firm engaged in the banking (including financing for SANYO), securities, trust, investment management, credit services and other financial businesses (collectively, “Financial Services”). Our securities business is engaged in securities underwriting, trading, and brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services. In the ordinary course of its underwriting, trading, brokerage and financing activities, the Group may at any time hold long or short positions, may provide Financial Services to SANYO, Panasonic, PEW or companies that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or loans of SANYO, Panasonic, PEW or any company that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any currency or commodity that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any related derivative instrument. The Group, its directors and officers may also at any time invest on a principal basis or manage funds that invest on a principal basis, in debt or equity securities of SANYO, Panasonic, PEW or any company that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any currency or commodity that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange, or in any related derivative instrument. Further, we may at any time carry out ordinary course broking activities for SANYO, Panasonic, PEW or any company that may be involved in the Share Exchange or the Panasonic-PEW Share Exchange.

This opinion has been approved by a committee of our investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of SANYO and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Panasonic is required to make with the U.S. Securities and Exchange Commission in connection with the Share Exchange if such inclusion is required by applicable law. We express no opinion as to the fairness from a financial point of view of either the Share Exchange Ratio or any share exchange ratio set forth in the Panasonic-PEW Share Exchange Agreement (the “Panasonic-PEW Share Exchange Ratio”) to the holders of shares of common stock of PEW, nor do we express any opinion as to the fairness of the Panasonic-PEW Share Exchange Ratio to the holders of shares of common stock of SANYO, or the fairness of the Share Exchange Ratio relative to the Panasonic-PEW Share Exchange Ratio. In addition, we express no opinion as to the fairness from a financial point of view of the purchase price of 138 yen per share of SANYO common stock under the tender offer by Panasonic to acquire all shares of common stock of SANYO that Panasonic did not already own, which was announced on July 29, 2010 and was implemented in the period from August 23, 2010 through October 6, 2010, to the holders of shares of common stock of SANYO. Further, this opinion does not in any manner address the prices at which common stock of Panasonic will trade following consummation of the Share Exchange and the Panasonic-PEW Share Exchange and we express no opinion or recommendation as to how the shareholders of SANYO, Panasonic or PEW should vote at the respective shareholders’ meetings, if any, to be held in connection with the Share Exchange and the Panasonic-PEW Share Exchange.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Share Exchange Ratio pursuant to the Share Exchange Agreement is fair from a financial point of view to the holders of shares of common stock of SANYO other than Panasonic.

Very truly yours,

MITSUBISHI UFJ MORGAN STANLEY SECURITIES CO., LTD. INVESTMENT BANKING BUSINESS UNIT

By:
Kenji Fujita Managing Director Head of M&A Advisory Group

APPENDIX D

[English Translation for reference purposes only. In the event of any discrepancy between this translation and the Japanese original, the original shall prevail.]

Company Law

Law No. 86 of July 26, 2005

Part V Entity Conversion, Merger, Company Split, Share Exchange, and Share Transfer

Chapter IV Share Exchange and Share Transfer

SECTION 1 Share Exchange

Subsection 1 Common Provisions

(Conclusion of a Share Exchange Agreement)

Article 767 A Stock Company may effect Share Exchange. In such cases, the Stock Company shall conclude a Stock Exchange agreement with the company acquiring all of its Issued Shares (limited to a Stock Company or a Limited Liability Company; hereinafter referred to as the “Wholly Owning Parent Company in Share Exchange” in this Part).

Subsection 2 Share Exchange Which Causes a Stock Company to Acquire the Issued Shares

(Share Exchange Agreement Which Causes a Stock Company to Acquire the Issued Shares)

Article 768 In the case where a Stock Company effects a Share Exchange, if the Wholly Owning Parent Company in Share Exchange is a Stock Company, it shall prescribe the following matters in the Share Exchange agreement:

(i) the trade names and domiciles of the Stock Company effecting the Share Exchange (hereinafter referred to as the “Wholly Owned Subsidiary Company in Share Exchange” in this Part) and the Wholly Owning Parent Company in Share Exchange which is a Stock Company (hereinafter referred to as the “Wholly Owning Parent Stock Company in Share Exchange” in this Part);

(ii) if the Wholly Owning Parent Stock Company in Share Exchange is to deliver to shareholders of the Wholly Owned Subsidiary Company in Share Exchange Monies, etc. in lieu of the shares thereof when effecting the Share Exchange, the following matters concerning such Monies, etc.:

(a) if such Monies, etc. are shares of the Wholly Owning Parent Stock Company in Share Exchange, the description of the number of such shares (or, for a Company with Class Shares, the classes of the shares and the number of the shares for each class) or the method for calculating such numbers, and matters concerning the amount of the stated capital and capital reserves of the Wholly Owning Parent Stock Company in Share Exchange;

(b) if such Monies, etc. are Bonds of the Wholly Owning Parent Stock Company in Share Exchange (excluding those pertaining to Bonds with Share Options), the description of the classes of such Bonds and the total amount for each class of Bonds, or the method for calculating that total amount;

(c) if such Monies, etc. are Stock Options of the Wholly Owning Parent Stock Company in Share Exchange (excluding those attached to Bonds with Share Options), the description of the features and number of such Share Options, or the method for calculating such number;

(d) if such Monies, etc. are Bonds with Share Options of the Wholly Owning Parent Stock Company in Share Exchange, the matters prescribed in (b) concerning such Bonds with Share Options and the matters prescribed in (c) concerning the Share Options attached to such Bonds with Share Options; or

(e) if such Monies, etc. are property other than shares, etc. of the Wholly Owning Parent Stock Company in Share Exchange, the description of the features and number or amount of such property, or the method for calculating such number or amount;

(iii) in the case prescribed in the preceding item, matters concerning the allotment of Monies, etc. set forth in that item to shareholders of the Wholly Owned Subsidiary Company in Share Exchange (excluding the Wholly Owning Parent Stock Company in Share Exchange);

(iv) if the Wholly Owning Parent Stock Company in Share Exchange is to deliver to holders of Share Options of the Wholly Owned Subsidiary Company in Share Exchange Share Options of the Wholly Owning Parent Stock Company in Share Exchange in lieu of such Share Options at the time of the Share Exchange, the following matters concerning such Share Options:

(a) the description of the features of the Share Options (hereinafter referred to as “Share Options under Share Exchange Agreement” in this Part) held by holders of Share Options of the Wholly Owned Subsidiary Company in Share Exchange who will receive delivery of Share Options of the Wholly Owning Parent Stock Company in Share Exchange;

(b) the description of the features and number of Share Options of the Wholly Owning Parent Stock Company in Share Exchange to be delivered to holders of Share Options under Share Exchange Agreement, or the method for calculating such number; and

(c) if Share Options under Share Exchange Agreement are Share Options attached to Bonds with Share Options, a statement to the effect that the Wholly Owning Parent Stock Company in Share Exchange will succeed to the obligations relating to the Bonds pertaining to such Bonds with Share Options and the description of the classes of the Bonds subject to such succession and the total amount for each class of Bonds, or the method for calculating that total amount;

(v) in the case prescribed in the preceding item, matters concerning the allotment of the Share Options of the Wholly Owning Parent Stock Company in Share Exchange set forth in that item to holders of Share Options under Share Exchange Agreement; and

(vi) the day on which the Share Exchange becomes effective (hereinafter referred to as the “Effective Day” in this Section).

(2) In the case prescribed in the preceding paragraph, if the Wholly Owned Subsidiary Company in Share Exchange is a Company with Class Shares, the Wholly Owned Subsidiary Company in Share Exchange and the Wholly Owning Parent Stock Company in Share Exchange may provide for the following matters in prescribing the matters set forth in item (iii) of that paragraph in accordance with the features of the classes of shares issued by the Wholly Owned Subsidiary Company in Share Exchange:

(i) if there is any arrangement that no Monies, etc. are allotted to shareholders of a certain class of shares, a statement to such effect and such class of shares; and

(ii) in addition to the matters listed in the preceding item, if there is any arrangement that each class of shares shall be treated differently with respect to allotment of Monies, etc., a statement to such effect and the details of such different treatment.

(3) In the case prescribed in paragraph (1), the provisions on the matters listed in item (iii) of that paragraph shall be such that the Monies, etc. are delivered in proportion to the number of the shares (or, in cases where there are provisions on the matters listed in item (ii) of the preceding paragraph, the number of the shares of each class) held by shareholders of the Wholly Owned Subsidiary Company in Share Exchange (excluding the Wholly Owning Parent Stock Company in Share Exchange and shareholders of the class of shares referred to in item (i) of the preceding paragraph).

(Effectuation, etc. of a Share Exchange Which Causes a Stock Company to Acquire the Issued Shares)

Article 769 The Wholly Owning Parent Stock Company in Share Exchange shall acquire all of the Issued Shares of the Wholly Owned Subsidiary Company in Share Exchange (excluding shares of the Wholly Owned Subsidiary Company in Share Exchange already held by the Wholly Owning Parent Stock Company in Share Exchange) on the Effective Day.

(2) In the case set forth in the preceding paragraph, the Wholly Owned Subsidiary Company in Share Exchange shall be deemed to have given the approval set forth in Article 137(1) with regard to the acquisition of shares of the Wholly Owned Subsidiary Company in Share Exchange (limited to Shares with a Restriction on Transfer, and excluding those already held by the Wholly Owning Parent Stock Company in Share Exchange prior to the Effective Day) by the Wholly Owning Parent Stock Company in Share Exchange.

(3) In the cases listed in the following items, shareholders of the Wholly Owned Subsidiary Company in Share Exchange shall become the persons specified respectively in those items, in accordance with the provisions on the matters set forth in paragraph (1)(iii) of the preceding Article, on the Effective Day:

(i) in cases where there is a provision on the matters set forth in (a) of item (ii) of paragraph (1) of the preceding Article: shareholders of shares set forth in (a) of that item;

(ii) in cases where there is a provision on the matters set forth in (b) of item (ii) of paragraph (1) of the preceding Article: bondholders of Bonds set forth in (b) of that item;

(iii) in cases where there is a provision on the matters set forth in (c) of item (ii) of paragraph (1) of the preceding Article: holders of Share Options set forth in (c) of that item; or

(iv) in cases where there is a provision on the matters set forth in (d) of item (ii) of paragraph (1) of the preceding Article: bondholders of the Bonds pertaining to Bonds with Share Options set forth in (d) of that item, and holders of the Share Options attached to such Bonds with Share Options.

(4) In the case prescribed in paragraph (1)(iv) of the preceding Article, the Share Options under Share Exchange Agreement shall be extinguished and holders of the Share Options under Share Exchange Agreement shall become holders of the Share Options of the Wholly Owning Parent Stock Company in Share Exchange set forth in item (iv)(b) of that Article, in accordance with the provisions on the matters set forth in item (v) of that Article, on the Effective Day.

(5) In the case prescribed in (c) of item (iv) of paragraph (1) of the preceding Article, the Wholly Owning Parent Stock Company in Share Exchange shall succeed to the obligations relating to the Bonds pertaining to Bonds with Share Options set forth in (c) of that item on the Effective Day.

(6) The provisions of the preceding paragraphs shall not apply in cases where procedures under the provisions of Article 789 or Article 799 are not completed yet or where the Share Exchange is cancelled.

Chapter V Procedures of Entity Conversion, Merger, Company Split, Share Exchange, and Share Transfer

SECTION 2 Procedures of an Absorption-type Merger, etc.

Subsection 1 Procedures for a Company Absorbed in Absorption-type Merger, a Splitting Company in Absorption-type Company Split, and a Wholly Owned Subsidiary Company in Share Exchange

Division 1 Procedures for a Stock Company

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Merger Agreement, etc.)

Article 782 Each of the Stock Companies listed in the following items (hereinafter referred to as an “Absorbed Stock Company, etc.” in this Division) shall, from the day on which the Absorption-type Merger Agreement, etc. began to be kept until the day on which six months have elapsed from the day on which the Absorption-type Merger, Absorption-type Company Split or Share Exchange (hereinafter referred to as an “Absorption-type Merger, etc.” in this Section) becomes effective (hereinafter referred to as the “Effective Day” in this Section) (or, in the case of a Stock Company Absorbed in Absorption-type Merger, until the Effective Day), keep documents or Electromagnetic Records that state or record the contents of the matters specified respectively in those items (hereinafter referred to as the “Absorption-type Merger Agreement, etc.” in this Section) and other matters prescribed by the applicable Ordinance of the Ministry of Justice at its head office:

(i) Stock Company Absorbed in Absorption-type Merger: the Absorption-type Merger agreement;

(ii) Splitting Stock Company in Absorption-type Company Split: the Absorption-type Company Split agreement; and

(iii) Wholly Owned Subsidiary Company in Share Exchange: the Share Exchange agreement.

(2) The “day on which the Absorption-type Merger Agreement, etc. began to be kept” prescribed in the preceding paragraph means the earliest of the following days:

(i) if the Absorption-type Merger Agreement, etc. is required to be approved by a resolution of a shareholders meeting (including a Class Meeting), the day two weeks prior to the day of the shareholders meeting (or, in the cases prescribed in paragraph (1) of Article 319, the day when the proposal under that paragraph is submitted);
(ii) if there are shareholders who are to receive the notice under the provisions of paragraph (3) of Article 785, the day of the notice under the provisions of that paragraph or the day of the public notice under paragraph (4) of that Article, whichever is earlier;

(iii) if there are holders of Share Options who are to receive the notice under the provisions of paragraph (3) of Article 787, the day of the notice under the provisions of that paragraph or the day of the public notice under paragraph (4) of that Article, whichever is earlier

(iv) if the procedures under the provisions of Article 789 are required to be carried out, the day of the public notice under the provisions of paragraph (2) of that Article or the day of the notice under the provisions of that paragraph, whichever is earlier; or

(v) in cases other than those prescribed in the preceding items, the day on which two weeks have elapsed from the day of conclusion of the Absorption-type Company Split agreement or the Share Exchange agreement.

(3) Shareholders and creditors of an Absorbed Stock Company, etc. (or, in the case of a Wholly Owned Subsidiary Company in Share Exchange, shareholders and holders of Share Options) may make the following requests to said Absorbed Stock Company, etc. at any time during its business hours; provided, however, that the fees designated by said Absorbed Stock Company, etc. are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in paragraph (1);

(ii) requests for delivery of a transcript or extract of the documents set forth in paragraph (1);

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in paragraph (1) in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in paragraph (1) be provided by the Electromagnetic Method designated by the Absorbed Stock Company, etc., or requests for the delivery of any document that states such matters.

(Approval, etc. of the Absorption-type Merger Agreement, etc.)

Article 783 An Absorbed Stock Company, etc. shall obtain the approval of the Absorption-type Merger Agreement, etc. by a resolution of a shareholders meeting by the day immediately preceding the Effective Day.

(2) Notwithstanding the provisions of the preceding paragraph, in the cases where the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange is not a Company with Classes of Shares, if all or part of the Monies, etc. to be delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange (hereinafter referred to as the “Consideration for the Merger, etc.” in this Article) are Equity Interests, etc. (meaning equity interests of a Membership Company or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto; hereinafter the same shall apply in this Article), the consent of all shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange shall be obtained with regard to the Absorption-type Merger agreement or the Share Exchange agreement.

(3) In the cases where the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange is a Company with Classes of Shares, if all or part of the Consideration for the Merger, etc. are Shares with a Restriction on Transfer, etc. (meaning Shares with a Restriction on Transfer and those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto; hereinafter the same shall apply in this Chapter), the Absorption-type Merger or the Share Exchange shall not become effective without a resolution of a Class Meeting constituted by the Class Shareholders of the class of shares subject to the allotment of the Shares with a Restriction on Transfer, etc. (excluding Shares with a Restriction on Transfer) (in cases where there are two or more classes of shares relating to such Class Shareholders, the respective Class Meetings constituted by Class Shareholders categorized by the class of such two or more classes of shares); provided, however, that this shall not apply to cases where there is no Class Shareholder who is able to exercise a voting right at such Class Meeting.

(4) In the cases where the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange is a Company with Classes of Shares, if all or part of the Consideration for the Merger, etc. are Equity Interests, etc., the Absorption-type Merger or the Share Exchange shall not become effective without the consent of all shareholders of the class subject to the allotment of the Equity Interests, etc.

(5) An Absorbed Stock Company, etc. shall notify its Registered Pledgees of Shares (excluding the Registered Pledgees of Shares in the cases prescribed in paragraph (3) of the following Article) and Registered Pledgees of Share Options concerning the Share Options specified in the items of Article 787(3) that it will effect the Absorption-type Merger, etc. by twenty days prior to the Effective Day.

(6) A public notice may be substituted for the notice under the provisions of the preceding paragraph.

(Cases Where Approval of the Absorption-type Merger Agreement, etc. Is Not Required)

Article 784 The provisions of paragraph (1) of the preceding Article shall not apply in the cases where the Company Surviving Absorption-type Merger, the Succeeding Company in Absorption-type Company Split or the Wholly Owning Parent Company in Share Exchange (hereinafter referred to as the “Surviving Company, etc.” in this Division) is the Special Controlling Company of the Absorbed Stock Company, etc.; provided, however, that this shall not apply in the cases where all or part of the value of the merger, etc. in the Absorption-type Merger or Share Exchange is Shares with a Restriction on Transfer, etc., and the Absorbed Stock Company, etc. is a Public Company and not a Company with Class Shares.

(2) In the cases prescribed in the main clause of the preceding paragraph, in any one of the following cases where shareholders of the Absorbed Stock Company, etc. are likely to suffer disadvantage, shareholders of the Absorbed Stock Company, etc. may demand that the Absorbed Stock Company, etc. refrain from effecting the Absorption-type Merger, etc.:

(i) in cases where the Absorption-type Merger, etc. violates the applicable laws and regulations or articles of incorporation; or

(ii) in cases where the matters set forth in Article 749(1)(ii) or (iii), Article 751(1)(iii) or (iv), Article 758(iv), Article 760(iv) or (v), Article 768(1)(ii) or (iii), or Article 770(1)(iii) or (iv) are grossly improper in light of the financial status of the Absorbed Stock Company, etc. or the Surviving Company, etc.

(3) The provisions of the preceding Article and the preceding paragraph shall not apply in cases where the sum of the book value of the assets that the Succeeding Company in Absorption-type Company Split succeeds to through the Absorption-type Company Split does not exceed one-fifth (or, in cases where a lesser proportion is prescribed in the articles of incorporation of the Splitting Stock Company in Absorption-type Company Split, such proportion) of the amount calculated by the method specified by the applicable Ordinance of the Ministry of Justice as the total assets of the Splitting Stock Company in Absorption-type Company Split.

(Dissenting Shareholders’ Share Purchase Demand)

Article 785 In cases of effecting an Absorption-type Merger, etc. (excluding the following cases), dissenting shareholders may demand that the Absorbed Stock Company, etc. purchase, at a fair price, the shares held by such shareholders:

(i) in cases prescribed in Article 783(2); or

(ii) in cases prescribed in paragraph (3) of the preceding Article.

(2) The “dissenting shareholders” provided for in the preceding paragraph shall mean the shareholders provided for in the following items in the cases listed in the same items (excluding shareholders entitled to allotment of Equity Interests, etc. prescribed in Article 783(4) in the cases prescribed in that paragraph):

(i) in cases where a resolution of a shareholders meeting (including a Class Meeting) is required to effect the Absorption-type Merger, etc.: the following shareholders:

(a) shareholders who gave notice to such Absorbed Stock Company, etc. to the effect that they dissented from such Absorption-type Merger, etc. prior to such shareholders meeting and who dissented from such Absorption-type Merger, etc. at such shareholders meeting (limited to those who can exercise voting rights at such shareholders meeting);

(b) shareholders who are unable to exercise voting rights at such shareholders meeting; and

(ii) in cases other than those prescribed in the preceding item: all shareholders.

(3) An Absorbed Stock Company, etc. shall notify its shareholders (excluding shareholders entitled to allotment of Equity Interests, etc. prescribed in Article 783(4) in the cases prescribed in that paragraph) that it will effect an Absorption-type Merger, etc. and the trade name and domicile of the Surviving Company, etc., by twenty days prior to the Effective Day; provided, however, that this shall not apply in the cases listed in the items of paragraph (1).

(4) In the following cases, a public notice may be substituted for the notice under the provisions of the preceding paragraph:

(i) in cases where the Absorbed Stock Company, etc. is a Public Company; or

(ii) in cases where the Absorbed Stock Company, etc. obtains the approval of the Absorption-type Merger Agreement, etc. by the resolution of a shareholders meeting set forth in Article 783(1).

(5) Demands under the provisions of paragraph (1) (hereinafter referred to as a “Share Purchase Demand” in this Division) shall be made, within the period from the day twenty days prior to the Effective Day to the day immediately preceding the Effective Day, by disclosing the number of shares relating to such Share Purchase Demand (or, for a Company with Classes of Shares, the classes of the shares and the number of shares for each class).

(6) Shareholders who made Share Purchase Demands may withdraw their Share Purchase Demands only in cases where such shareholders obtain the approval of the Absorbed Stock Company, etc.

(7) If the Absorption-type Merger, etc. is cancelled, the Share Purchase Demands shall become ineffective.

(Determination, etc. of Price of Shares)

Article 786 In cases where a Share Purchase Demand is made, if an agreement on the determination of the price of the shares is reached between the shareholder and the Absorbed Stock Company, etc. (or, after the Effective Day in cases of effecting an Absorption-type Merger, the Company Surviving Absorption-type Merger; hereinafter the same shall apply in this Article), the Absorbed Stock Company, etc. shall make payment within sixty days from the Effective Day.

(2) If no agreement on the determination of the price of the shares is reached within thirty days from the Effective Day, shareholders or the Absorbed Stock Company, etc. may file a petition to the court for a determination of the price within thirty days after the expiration of that period.

(3) Notwithstanding the provisions of paragraph (6) of the preceding Article, in the cases prescribed in the preceding paragraph, if the petition under that paragraph is not filed within sixty days from the Effective Day, shareholders may withdraw their Share Purchase Demands at any time after the expiration of such period.

(4) The Absorbed Stock Company, etc. shall also pay interest on the price determined by the court which shall be calculated at the rate of six percent per annum from and including the day of the expiration of the period referred to in paragraph (1).

(5) The purchase of shares relating to a Share Purchase Demand shall become effective on the Effective Day (or, in the case of effecting an Absorption-type Company Split, at the time of payment of the price of such shares).

(6) If a Company Issuing Share Certificates receives a Share Purchase Demand with respect to shares for which share certificates are issued, the Company must pay the price of the shares relating to such Share Purchase Demand in exchange for the share certificates.

(Demand for Purchase of Share Options)

Article 787 In cases of carrying out any one of the acts listed in the following items, holders of Share Options of the Absorbed Stock Company, etc. provided for in those items may demand that the Absorbed Stock Company, etc. purchase, at a fair price, the Share Options held by the same:

(i) Absorption-type Merger: Share Options other than those for which provisions on the matters set forth in Article 749(1)(iv) or (v) meet the conditions set forth in item (iii) of Article 236(1) (limited to those related to (a) of that item);

(ii) Absorption-type Company Split (limited to cases where the Succeeding Company in Absorption-type Company Split is a Stock Company): among the following Share Options, Share Options other than those for which provisions on the matters set forth in Article 758(v) or (vi) meet the conditions set forth in item (viii) of Article 236(1) (limited to those related to (b) of that item):

(a) Share Options under Absorption-type Company Split Agreement; and

(b) Share Options other than Share Options under Absorption-type Company Split Agreement and for which there are provisions to the effect that, in the case of effecting an Absorption-type Company Split, Share Options of the Succeeding Stock Company in Absorption-type Company Split shall be delivered to holders of such Share Options; or

(iii) Share Exchange (limited to cases where the Wholly Owning Parent Company in Share Exchange is a Stock Company): Among the following Share Options, Share Options other than those for which provisions on the matters set forth in item (iv) or item (v) of Article 768(1) meet the conditions set forth in item (viii) of Article 236(1) (limited to those related to (d) of that item):

(a) Share Options under Share Exchange Agreement; and

(b) Share Options other than Share Options under Share Exchange Agreement and for which there are provisions to the effect that, in the case of effecting a Share Exchange, Share Options of the Wholly Owning Parent Stock Company in Share Exchange shall be delivered to holders of such Share Options.

(2) If holders of the Share Options attached to Bonds with Share Options intend to make the demand under the preceding paragraph (hereinafter referred to as a “Share Option Purchase Demand” in this Division), they shall also make a demand for the purchase of the Bonds pertaining to Bonds with Share Options; provided, however, that this shall not apply in cases where it is otherwise provided for with respect to the Share Options attached to such Bonds with Share Options.

(3) The Absorbed Stock Companies, etc. listed in the following items shall notify holders of Share Options provided for in those items that they will effect an Absorption-type Merger, etc. and the trade name and domicile of the Surviving Company, etc., by twenty days prior to the Effective Day:

(i) Stock Company Absorbed in Absorption-type Merger: all Share Options;

(ii) Splitting Stock Company in Absorption-type Company Split in cases where the Succeeding Company in Absorption-type Company Split is a Stock Company: the following Share Options:

(a) Share Options under Absorption-type Company Split Agreement; and

(b) Share Options other than Share Options under Absorption-type Company Split Agreement and for which there are provisions to the effect that, in the case of effecting an Absorption-type Company Split, Share Options of the Succeeding Stock Company in Absorption-type Company Split shall be delivered to holders of such Share Options;

(iii) Wholly Owned Subsidiary Company in Share Exchange in cases where the Wholly Owning Parent Company in Share Exchange is a Stock Company: the following Share Options:

(a) Share Options under Share Exchange Agreement; and

(b) Share Options other than Share Options under Share Exchange Agreement and for which there are provisions to the effect that, in the case of effecting a Share Exchange, Share Options of the Wholly Owning Parent Stock Company in Share Exchange shall be delivered to holders of such Share Options.

(4) A public notice may be substituted for the notice under the provisions of the preceding paragraph.

(5) A Share Option Purchase Demand shall be made, within the period from the day twenty days prior to the Effective Day to the day immediately preceding the Effective Day, by disclosing the features and number of Share Options relating to such Share Option Purchase Demand.

(6) Holders of Share Options who have made Share Option Purchase Demands may withdraw their Share Option Purchase Demands only in cases where they obtain the approval of the Absorbed Stock Company, etc.

(7) If the Absorption-type Merger, etc. is cancelled, the Share Option Purchase Demands shall become ineffective.

(Determination, etc. of Price of Share Options)

Article 788 In cases where a Share Option Purchase Demand is made, if an agreement on the determination of the price of the Share Options (in cases where such Share Options are those attached to Bonds with Share Options, if there is a demand for the purchase of Bonds pertaining to such Bonds with Share Options, they shall include such Bonds; hereinafter the same shall apply in this Article) is reached between the holder of Share Options and the Absorbed Stock Company, etc. (or, after the Effective Day in cases of effecting an Absorption-type Merger, the Company Surviving Absorption-type Merger; hereinafter the same shall apply in this Article), the Absorbed Stock Company, etc. shall make payment within sixty days from the Effective Day.

(2) If no agreement on the determination of the price of the Share Options is reached within thirty days from the Effective Day, holders of Share Options or the Absorbed Stock Company, etc. may file a petition to the court for a determination of the price within thirty days after the expiration of that period.

(3) Notwithstanding the provisions of paragraph (6) of the preceding Article, in the cases prescribed in the preceding paragraph, if the petition under that paragraph is not filed within sixty days from the Effective Day, holders of Share Options may withdraw their Share Option Purchase Demands at any time after the expiration of such period.

(4) The Absorbed Stock Company, etc. shall also pay interest on the price determined by the court which shall be calculated at the rate of six percent per annum from and including the day of the expiration of the period referred to in paragraph (1).

(5) The purchase of Share Options relating to a Share Option Purchase Demand shall become effective at the times provided for in the following items for the categories of Share Options set forth respectively in those items:

(i) Share Options provided for in paragraph (1)(i) of the preceding Article: the Effective Day;

(ii) Share Options set forth in paragraph (1)(ii)(a) of the preceding Article: the Effective Day.

(iii) Share Options set forth in paragraph (1)(ii)(b) of the preceding Article: the time of payment of the price of such Share Options;

(iv) Share Options set forth in paragraph (1)(iii)(a) of the preceding Article: the Effective Day.

(v) Share Options set forth in paragraph (1)(iii)(b) of the preceding Article: the time of payment of the price of such Share Options.

(6) If an Absorbed Stock Company, etc. receives a Share Option Purchase Demand with respect to a Share Option for which a Share Option certificate is issued, it shall pay the price of the Share Option relating to such Share Option Purchase Demand in exchange for the Share Option certificate.

(7) If an Absorbed Stock Company, etc. receives a Share Option Purchase Demand with respect to a Share Option attached to a Bond with a Share Option for which a certificate for a Bond with a Share Option is issued, it shall pay the price of the Share Option relating to such Share Option Purchase Demand in exchange for such certificate for a Bond with a Share Option.

(Objections of Creditors)

Article 789 In the cases listed in the following items, the creditors provided for in those items may state their objections to the Absorption-type Merger, etc. to the Absorbed Stock Company, etc.:

(i) in cases of effecting an Absorption-type Merger: creditors of the Stock Company Absorbed in Absorption-type Merger;

(ii) in cases of effecting an Absorption-type Company Split: creditors of the Splitting Stock Company in Absorption-type Company Split who are unable to request the Splitting Stock Company in Absorption-type Company Split to perform the obligations (including performance of the guarantee obligations that the Splitting Stock Company in Absorption-type Company Split jointly and severally assumes with the Succeeding Company in Absorption-type Company Split as a guarantor) (or, in the case where there are provisions on the matter set forth in Article 758(viii) or Article 760(vii), creditors of the Splitting Stock Company in Absorption-type Company Split); and

(iii) in cases where the Share Options under Share Exchange Agreement are Share Options attached to Bonds with Share Options: bondholders pertaining to such Bonds with Share Options.

(2) In cases where all or part of the creditors of the Absorbed Stock Company, etc. are able to state their objection pursuant to the provisions of the preceding paragraph, the Absorbed Stock Company, etc. shall give public notice of the matters listed below in the official gazette and shall give notices separately to each known creditor (limited to one who is able to state an objection pursuant to the provisions of such paragraph), if any; provided, however, that the period under item (iv) may not be less than one month:

(i) a statement that an Absorption-type Merger, etc. will be effected;

(ii) the trade name and domicile of the Surviving Company, etc.;

(iii) the matters prescribed by the applicable Ordinance of the Ministry of Justice as the matters regarding the Financial Statements of the Absorbed Stock Company, etc. and the Surviving Company, etc. (limited to a Stock Company); and

(iv) a statement to the effect that creditors may state their objections within a certain period of time.

(3) Notwithstanding the provisions of the preceding paragraph, if the Absorbed Stock Company, etc. gives public notice under that paragraph by the Method of Public Notice listed in item (ii) or item (iii) of paragraph (1) of Article 939 in accordance with the provisions of the articles of incorporation under the provisions of that paragraph in addition to the official gazette, the Absorbed Stock Company, etc. is not required to give separate notices under the provisions of the preceding paragraph (excluding such notices to creditors of the obligations of the Splitting Stock Company in Absorption-type Company Split that have arisen due to a tort in the case of effecting an Absorption-type Company Split).

(4) In cases where creditors do not raise any objections within the period under paragraph (2)(iv), such creditors shall be deemed to have approved the Absorption-type Merger, etc.

(5) In cases where creditors raise objections within the period under paragraph (2)(iv), the Absorbed Stock Company, etc. shall make payment or provide reasonable security to such creditors, or entrust equivalent property to a Trust Company, etc. for the purpose of having such creditors receive the payment; provided, however, that this shall not apply if there is no risk of harm to such creditors by such Absorption-type Merger, etc.

(Change in the Effective Day of an Absorption-type Merger, etc.)

Article 790 An Absorbed Stock Company, etc. may change the Effective Day by agreement with the Surviving Company, etc.

(2) In the cases prescribed in the preceding paragraph, the Absorbed Stock Company, etc. shall give public notice of the changed Effective Day by the day immediately preceding the original Effective Day (or, immediately preceding the changed Effective Day, in the case where the changed Effective Day comes before the original Effective Day).

(3) When the Effective Day is changed pursuant to the provisions of paragraph (1), the provisions of this Section and Article 750, Article 752, Article 759, Article 761, Article 769, and Article 771 shall apply by deeming the changed Effective Day to be the Effective Day.

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Company Split or Share Exchange)

Article 791 The Splitting Stock Company in Absorption-type Company Split or the Wholly Owned Subsidiary Company in Share Exchange shall, without delay after the Effective Day, prepare what are provided for in the following items for the categories set forth respectively in those items, jointly with the Succeeding Company in Absorption-type Company Split or the Wholly Owning Parent Company in Share Exchange:

(i) Splitting Stock Company in Absorption-type Company Split: documents or Electromagnetic Records that state or record the rights and obligations that the Succeeding Company in Absorption-type Company Split succeeded to by transfer from the Splitting Stock Company in Absorption-type Company Split through the Absorption-type Company Split and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Absorption-type Company Split; and

(ii) Wholly Owned Subsidiary Company in Share Exchange: documents or Electromagnetic Records that state or record the number of shares of the Wholly Owned Subsidiary Company in Share Exchange acquired by the Wholly Owning Parent Company through the Share Exchange and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning a Share Exchange.

(2) A Splitting Stock Company in Absorption-type Company Split or a Wholly Owned Subsidiary Company in Share Exchange shall, for a period of six months from the Effective Day, keep the documents or Electromagnetic Records set forth in the items of the preceding paragraph at its head office.

(3) Shareholders, creditors and any other interested parties of a Splitting Stock Company in Absorption-type Company Split may make the following requests to the Splitting Stock Company in Absorption-type Company Split at any time during its business hours; provided, however, that the fees designated by said Splitting Stock Company in Absorption-type Company Split are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in the preceding paragraph;

(ii) requests for delivery of a transcript or extract of the documents set forth in the preceding paragraph;

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in the preceding paragraph in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in the preceding paragraph be provided by the Electromagnetic Method designated by the Splitting Stock Company in Absorption-type Company Split, or requests for the delivery of any document that states such matters.

(4) The provisions of the preceding paragraph shall apply mutatis mutandis to a Wholly Owned Subsidiary Company in Share Exchange. In such cases, the phrase “shareholders, creditors and any other interested parties of a Splitting Stock Company in Absorption-type Company Split” shall be deemed to be replaced with “persons who were shareholders or holders of Share Options of the Wholly Owned Subsidiary Company in Share Exchange as of the Effective Day.”

(Special Provisions on Dividends of Surplus, etc.)

Article 792 The provisions of Article 458 and Part II, Chapter V, Section 6 shall not apply to the acts listed below:

(i) acquisition of shares set forth in Article 758(viii)(a) or Article 760(vii)(a); and

(ii) distribution of dividends of surplus set forth in Article 758(viii)(b) or Article 760(vii)(b).

Subsection 2 Procedures for the Company Surviving Absorption-type Merger, the Succeeding Company in Absorption-type Company Split and the Wholly Owning Parent Company in Share Exchange

Division 1 Procedures for a Stock Company

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Merger Agreement, etc.)

Article 794 The Stock Company Surviving Absorption-type Merger, the Succeeding Stock Company in Absorption-type Company Split or the Wholly Owning Parent Stock Company in Share Exchange (hereinafter referred to as the “Surviving Stock Company, etc.” in this Division) shall, from the day on which the Absorption-type Merger Agreement, etc. began to be kept until the day on which six months have elapsed from the Effective Day, keep documents or Electromagnetic Records that state or record the contents of the Absorption-type Merger Agreement, etc. and other matters prescribed by the applicable Ordinance of the Ministry of Justice at its head office.

(2) The “day on which the Absorption-type Merger Agreement, etc. began to be kept” prescribed in the preceding paragraph means the earliest of the following days:

(i) if the Absorption-type Merger Agreement, etc. is required to be approved by a resolution of a shareholders meeting (including a Class Meeting), the day two weeks prior to the day of the shareholders meeting (or, in the cases prescribed in paragraph (1) of Article 319, the day when the proposal under that paragraph is submitted);

(ii) the day of the notice under the provisions of paragraph 3 of Article 797 or the day of the public notice under paragraph (4) of that Article, whichever is earlier; or

(iii) if the procedures under the provisions of Article 799 are required to be carried out, the day of the public notice under the provisions of paragraph (2) of that Article or the day of the notice under the provisions of that paragraph, whichever is earlier.

(3) Shareholders and creditors of a Surviving Stock Company, etc. (or, in the case where the Monies, etc. to be delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are limited to shares of the Wholly Owning Parent Stock Company in Share Exchange or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto (excluding the case prescribed in Article 768(1)(iv)(c)), shareholders) may make the following requests to said Surviving Stock Company, etc. at any time during its business hours; provided, however, that the fees designated by said Surviving Stock Company, etc. are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in paragraph (1);

(ii) requests for delivery of a transcript or extract of the documents set forth in paragraph (1);

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in paragraph (1) in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in paragraph (1) be provided by the Electromagnetic Method designated by the Surviving Stock Company, etc., or requests for the delivery of any document that states such matters.

(Approval, etc. of the Absorption-type Merger Agreement, etc.)

Article 795 A Surviving Stock Company, etc. shall obtain the approval of the Absorption-type Merger Agreement, etc. by a resolution of a shareholders meeting by the day immediately preceding the Effective Day.

(2) In the cases listed below, a director shall explain to that effect at the shareholders meeting set forth in the preceding paragraph:

(i) in cases where the amount prescribed by the applicable Ordinance of the Ministry of Justice as the amount of obligations that the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split succeeds to by transfer from the Company Absorbed in Absorption-type Merger or the Splitting Company in Absorption-type Company Split (referred to as the “Amount of Succeeded Obligations” in the following item) exceeds the amount prescribed by the applicable Ordinance of the Ministry of Justice as the amount of assets that the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split succeeds to by transfer from the Company Absorbed in Absorption-type Merger or the Splitting Company in Absorption-type Company Split (referred to as the “Amount of Succeeded Assets” in the following item);

(ii) in cases where the book value of the Monies, etc. (excluding shares, etc. of the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split) delivered by the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split to shareholders of the Stock Company Absorbed in Absorption-type Merger, to partners of the Membership Company Absorbed in Absorption-type Merger or to the Splitting Company in Absorption-type Company Split exceeds the amount obtained by deducting the Amount of Succeeded Obligations from the Amount of Succeeded Assets; or

(iii) in cases where the book value of the Monies, etc. (excluding shares, etc. of the Wholly Owning Parent Stock Company in Share Exchange) delivered by the Wholly Owning Parent Stock Company in Share Exchange to shareholders of the Wholly Owned Subsidiary Company in Share Exchange exceeds the amount prescribed by the applicable Ordinance of the Ministry of Justice as the amount of shares of the Wholly Owned Subsidiary Company in Share Exchange to be acquired by the Wholly Owning Parent Stock Company in Share Exchange.

(3) In cases where the assets of the Company Absorbed in Absorption-type Merger or the Splitting Company in Absorption-type Company Split include shares of the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split, a director shall explain the matters concerning such shares at the shareholders meeting set forth in paragraph (1).

(4) Where the Surviving Stock Company, etc. is a Company with Class Shares, in the cases listed in the following items, an Absorption-type Merger, etc. shall not become effective without a resolution of a Class Meeting constituted by Class Shareholders of the class of shares provided for respectively in those items

(limited to Shares with a Restriction on Transfer and for which the provisions of the articles of incorporation set forth in Article 199(4) do not exist) (in cases where there are two or more classes of shares relating to such Class Shareholders, the respective Class Meetings constituted by Class Shareholders categorized by the class of such two or more classes of shares); provided, however, that this shall not apply to cases where there is no Class Shareholder who is able to exercise a voting right at such Class Meeting:

(i) in cases where the Monies, etc. delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or to partners of the Membership Company Absorbed in Absorption-type Merger are shares of the Stock Company Surviving Absorption-type Merger: the class of shares set forth in Article 749(1)(ii)(a);

(ii) in cases where the Monies, etc. delivered to the Splitting Company in Absorption-type Company Split are shares of the Succeeding Stock Company in Absorption-type Company Split: the class of shares set forth in Article 758(iv)(a); or

(iii) in cases where the Monies, etc. delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are shares of the Wholly Owning Parent Stock Company in Share Exchange: the class of shares set forth in Article 768(1)(ii)(a).

(Cases Where Approval of the Absorption-type Merger Agreement, etc. Is Not Required, etc.)

Article 796 The provisions of paragraphs (1) to (3) of the preceding Article shall not apply in the cases where the Company Absorbed in Absorption-type Merger, the Splitting Company in Absorption-type Company Split or the Wholly Owned Subsidiary Company in Share Exchange (hereinafter referred to as the “Absorbed Company, etc.” in this Division) is the Special Controlling Company of the Surviving Stock Company, etc.; provided, however, that this shall not apply in the cases where all or part of the Monies, etc. to be delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange, to partners of the Membership Company Absorbed in Absorption-type Merger or to the Splitting Company in Absorption-type Company Split are Shares with a Restriction on Transfer, etc. of the Surviving Stock Company, etc., and the Surviving Stock Company, etc. is not a Public Company.

(2) In the cases prescribed in the main clause of the preceding paragraph, in any one of the following cases where shareholders of the Surviving Stock Company, etc. are likely to suffer disadvantage, shareholders of the Surviving Stock Company, etc. may demand that the Surviving Stock Company, etc. refrain from effecting the Absorption-type Merger, etc.:

(i) in cases where the Absorption-type Merger, etc. violates the applicable laws and regulations or articles of incorporation; or

(ii) in cases where the matters set forth in Article 749(1)(ii) or (iii), Article 758(iv) or Article 768(1)(ii) or (iii) are grossly improper in light of the financial status of the Surviving Stock Company, etc. or the Absorbed Company, etc.

(3) The provisions of paragraphs (1) to (3) of the preceding Article shall not apply in cases where the amount set forth in item (i) does not exceed one-fifth (or, in cases where a lesser proportion is prescribed in the articles of incorporation of the Surviving Stock Company, etc., such proportion) of the amount set forth in item (ii); provided, however, that this shall not apply in the cases listed in the items of paragraph (2) of the preceding Article or the cases prescribed in the proviso to paragraph (1):

(i) the total amount of the amounts listed below:

(a) the amount obtained by multiplying the number of shares of the Surviving Stock Company, etc. to be delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange, to partners of the Membership Company Absorbed in Absorption-type Merger or to the Splitting Company in Absorption-type Company Split (hereinafter referred to as “Shareholders, etc. of the Absorbed Company, etc.” in this item) by the amount of net assets per share;

(b) the total amount of the book value of Bonds, Share Options or Bonds with Share Options of the Surviving Stock Company, etc. to be delivered to Shareholders, etc. of the Absorbed Company, etc.; and

(c) the total amount of the book value of property other than shares, etc. of the Surviving Stock Company, etc. to be delivered to Shareholders, etc. of the Absorbed Company, etc.; and

(ii) the amount calculated by the method specified by the applicable Ordinance of the Ministry of Justice as the total assets of the Surviving Stock Company, etc.

(4) In the cases prescribed in the main clause of the preceding paragraph, if shareholders that hold the shares (limited to those that entitle the shareholders to exercise voting rights at a shareholders meeting under paragraph (1) of the preceding article) in the number prescribed by the applicable Ordinance of the Ministry of Justice notify the Surviving Stock Company, etc. to the effect that such shareholders dissent from the Absorption-type Merger, etc., within two weeks from the day of the notice under the provisions of paragraph (3) of the following Article or the public notice under paragraph (4) of that Article, such Surviving Stock Company, etc. must obtain the approval of the Absorption-type Merger Agreement, etc. by a resolution of a shareholders meeting no later than the day immediately preceding the Effective Day.

(Dissenting Shareholders’ Share Purchase Demand)

Article 797 In cases of effecting an Absorption-type Merger, etc., dissenting shareholders may demand that the Surviving Stock Company, etc. purchase, at a fair price, the shares held by such shareholders.

(2) The “dissenting shareholders” provided for in the preceding paragraph shall mean the shareholders provided for in the following items in the cases listed in the same items:

(i) in cases where a resolution of a shareholders meeting (including a Class Meeting) is required to effect the Absorption-type Merger, etc.: the following shareholders:

(a) shareholders who gave notice to such Surviving Stock Company, etc. to the effect that they dissented from such Absorption-type Merger, etc. prior to such shareholders meeting and who dissented from such Absorption-type Merger, etc. at such shareholders meeting (limited to those who can exercise voting rights at such shareholders meeting);

(b) shareholders who are unable to exercise voting rights at such shareholders meeting; and

(ii) in cases other than those prescribed in the preceding item: all shareholders;

(3) A Surviving Stock Company, etc. shall notify its shareholders that it will effect an Absorption-type Merger, etc. and the trade name and domicile of the Absorbed Company, etc. (or, in the cases prescribed in Article 795(3), the fact that it will effect an Absorption-type Merger, etc., the trade name and domicile of the Absorbed Company, etc. and the matters concerning shares set forth in that paragraph), by twenty days prior to the Effective Day.

(4) In the following cases, a public notice may be substituted for the notice under the provisions of the preceding paragraph:

(i) in cases where the Surviving Stock Company, etc. is a Public Company; or

(ii) in cases where the Surviving Stock Company, etc. obtains the approval of the Absorption-type Merger Agreement, etc. by the resolution of a shareholders meeting set forth in Article 795(1).

(5) Demands under the provisions of paragraph (1) (hereinafter referred to as the “Share Purchase Demand” in this Division) shall be made, within the period from the day twenty days prior to the Effective Day to the day immediately preceding the Effective Day, by disclosing the number of shares relating to such Share Purchase Demand (or, for a Company with Classes of Shares, the classes of the shares and the number of shares for each class).

(6) Shareholders who made Share Purchase Demands may withdraw their Share Purchase Demands only in cases where such shareholders obtain the approval of the Surviving Stock Company, etc.

(7) If the Absorption-type Merger, etc. is cancelled, the Share Purchase Demands shall become ineffective.

(Determination, etc. of Price of Shares)

Article 798 In cases where a Share Purchase Demand is made, if an agreement on the determination of the price of the shares is reached between the shareholder and the Surviving Stock Company, etc., the Surviving Stock Company, etc. shall make payment within sixty days from the Effective Day.

(2) If no agreement on the determination of the price of the shares is reached within thirty days from the Effective Day, shareholders or the Surviving Stock Company, etc. may file a petition to the court for a determination of the price within thirty days after the expiration of that period.

(3) Notwithstanding the provisions of paragraph (6) of the preceding Article, in the cases prescribed in the preceding paragraph, if the petition under that paragraph is not filed within sixty days from the Effective Day, shareholders may withdraw their Share Purchase Demands at any time after the expiration of such period.

(4) The Surviving Stock Company, etc. shall also pay interest on the price determined by the court which shall be calculated at the rate of six percent per annum from and including the day of the expiration of the period referred to in paragraph (1).

(5) The purchase of shares relating to a Share Purchase Demand shall become effective at the time of payment of the price of such shares.

(6) If a Company Issuing Share Certificates receives a Share Purchase Demand with respect to shares for which share certificates are issued, the Company must pay the price of the shares relating to such Share Purchase Demand in exchange for the share certificates.

(Objections of Creditors)

Article 799 In the cases listed in the following items, the creditors provided for in those items may state their objections to the Absorption-type Merger, etc. to the Surviving Stock Company, etc.:

(i) in cases of effecting an Absorption-type Merger: creditors of the Stock Company Surviving Absorption-type Merger;

(ii) in cases of effecting an Absorption-type Company Split: creditors of the Succeeding Stock Company in Absorption-type Company Split; or

(iii) in cases of effecting a Share Exchange other than where the Monies, etc. to be delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are only shares of the Wholly Owning Parent Stock Company in Share Exchange or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto, or in the cases prescribed in Article 768(1)(iv): creditors of the Wholly Owning Parent Stock Company in Share Exchange.

(2) In cases where the creditors of the Surviving Stock Company, etc. are able to state their objection pursuant to the provisions of the preceding paragraph, the Surviving Stock Company, etc. shall give public notice of the matters listed below in the official gazette and shall give notices separately to each known creditor, if any; provided, however, that the period under item (iv) may not be less than one month:

(i) a statement that an Absorption-type Merger, etc. will be effected;

(ii) the trade name and domicile of the Absorbed Company, etc.;

(iii) the matters prescribed by the applicable Ordinance of the Ministry of Justice as the matters regarding the Financial Statements of the Surviving Stock Company, etc. and the Absorbed Company, etc. (limited to a Stock Company); and

(iv) a statement to the effect that creditors may state their objections within a certain period of time.

(3) Notwithstanding the provisions of the preceding paragraph, if the Surviving Stock Company, etc. gives public notice under that paragraph by Method of Public Notice listed in item (ii) or item (iii) of paragraph (1) of Article 939 in accordance with the provisions of the articles of incorporation under the provisions of that paragraph in addition to the official gazette, the Surviving Stock Company, etc. is not required to give separate notices under the provisions of the preceding paragraph.

(4) In cases where creditors do not raise any objections within the period under paragraph (2)(iv), such creditors shall be deemed to have approved the Absorption-type Merger, etc.

(5) In cases where creditors raise objections within the period under paragraph (2)(iv), the Surviving Stock Company, etc. shall make payment or provide reasonable security to such creditors, or entrust equivalent property to a Trust Company, etc. for the purpose of having such creditors receive the payment; provided, however, that this shall not apply if there is no risk of harm to such creditors by such Absorption-type Merger, etc.

(Special Provisions on Cases Where the Monies, etc. to Be Delivered to Shareholders, etc. of the Absorbed Company, etc. Are the Parent Company’s Shares of the Surviving Stock Company, etc.)

Article 800 Notwithstanding the provisions of Article 135(1), in cases where all or part of the Monies, etc. to be delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange, to partners of the Membership Company Absorbed in Absorption-type Merger or to the Splitting Company in Absorption-type Company Split (hereinafter referred to as “Shareholders, etc. of the Absorbed Company, etc.” in this paragraph) are the Parent Company’s Shares (meaning the Parent Company’s Shares prescribed in paragraph (1) of that Article; hereinafter the same shall apply in this Article) of the Surviving Stock Company, etc., the Surviving Stock Company, etc. may acquire such Parent Company’s Shares in a number not exceeding the total number of such Parent Company’s Shares to be delivered to the Shareholders, etc. of the Absorbed Company, etc. at the time of the Absorption-type Merger, etc.

(2) Notwithstanding the provisions of Article 135(3), the Surviving Stock Company, etc. set forth in the preceding paragraph may hold the Parent Company’s Shares of the Surviving Stock Company, etc. until the Effective Day; provided, however, that this shall not apply when the Absorption-type Merger, etc. is cancelled.

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Merger, etc.)

Article 801 The Stock Company Surviving Absorption-type Merger shall, without delay after the Effective Day, prepare documents or Electromagnetic Records that state or record the rights and obligations that the Stock Company Surviving Absorption-type Merger succeeded to by transfer from the Company Absorbed in Absorption-type Merger through the Absorption-type Merger and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Absorption-type Merger.

(2) The Succeeding Stock Company in Absorption-type Company Split (limited to the Succeeding Stock Company in Absorption-type Company Split where the Limited Liability Company effects the Absorption-type

Company Split) shall, without delay after the Effective Day, prepare, jointly with the Splitting Limited Liability Company in Absorption-type Company Split, documents or Electromagnetic Records that state or record the rights and obligations that the Succeeding Stock Company in Absorption-type Company Split succeeded to by transfer from the Splitting Limited Liability Company in Absorption-type Company Split through the Absorption-type Company Split and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Absorption-type Company Split.

(3) Each of the Surviving Stock Companies, etc. listed in the following items shall, for a period of six months from the Effective Day, keep what are specified respectively in those items at its head office:

(i) Stock Company Surviving Absorption-type Merger: documents or Electromagnetic Records set forth in paragraph (1);

(ii) Succeeding Stock Company in Absorption-type Company Split: documents or Electromagnetic Records set forth in the preceding paragraph or Article 791(1)(i); and

(iii) Wholly Owning Parent Stock Company in Share Exchange: documents or Electromagnetic Records set forth in Article 791(1)(ii).

(4) Shareholders and creditors of the Stock Company Surviving Absorption-type Merger may make the following requests to said Stock Company Surviving Absorption-type Merger at any time during its business hours; provided, however, that the fees designated by said Stock Company Surviving Absorption-type Merger are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in item (i) of the preceding paragraph;

(ii) requests for delivery of a transcript or extract of the documents set forth in item (i) of the preceding paragraph;

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in item (i) of the preceding paragraph in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in item (i) of the preceding paragraph be provided by the Electromagnetic Method designated by the Stock Company Surviving Absorption-type Merger, or requests for the delivery of any document that states such matters.

(5) The provisions of the preceding paragraph shall apply mutatis mutandis to the Succeeding Stock Company in Absorption-type Company Split. In such cases, the phrase “shareholders and creditors” in that paragraph shall be deemed to be replaced with “shareholders, creditors and any other interested parties,” and the term “item (i) of the preceding paragraph” in the items of that paragraph shall be deemed to be replaced with “item (ii) of the preceding paragraph.”

(6) The provisions of paragraph (4) shall apply mutatis mutandis to the Wholly Owning Parent Stock Company in Share Exchange. In such cases, the phrase “shareholders and creditors” in that paragraph shall be deemed to be replaced with “shareholders and creditors (or, in cases where Monies, etc. to be delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are limited to shares of the Wholly Owning Parent Stock Company in Share Exchange or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto (excluding the case prescribed in Article 768(1)(iv)(c)), shareholders of the Wholly Owning Parent Stock Company in Share Exchange),” and the term “item (i) of the preceding paragraph” in the items of that paragraph shall be deemed to be replaced with “item (iii) of the preceding paragraph.”

Source: Unofficial translation of the Company Law (which is referred to as “Companies Act” in the translation) of Japan, published by Ministry of Justice, Government of Japan

PART II

Information Not Required in Prospectus

Item 20.	Indemnification of Officers and Directors

Article 330 of the Company Law of Japan makes the provision of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between the Registrant and its directors and corporate auditors, respectively. Section 10, among other things, provides in effect that:

(1)	Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2)	If a director or a corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

(3)	If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4)	If a director or a corporate auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 388 of the Company Law, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor’s duties.

The directors and corporate auditors of the Registrant maintain liability insurance to cover themselves against liability for damages incurred by them in connection with their performance of duties in their respective capacities as such and litigation expenses incurred in relation thereto. The premium for the insurance is paid by the Registrant, except for the premium for the special coverage portion of the insurance relating to liability arising from a derivative action to be owed by a director or corporate auditor to the Registrant and litigation expenses incurred in relation thereto

Item 21.	Exhibits and Financial Statements Schedules

(5) (a) Exhibits

2.1	Share Exchange Agreement among Panasonic Corporation and SANYO Electric Co., Ltd. (English translation filed herewith as Appendix A to the prospectus which is part of this Registration Statement)

3.1	Articles of Incorporation of Panasonic Corporation (English translation) (1)

3.2	Share Handling Regulations of Panasonic Corporation (English translation) (1)

3.3	Regulations of the Board of Directors of Panasonic Corporation (English translation) (2)

3.4	Regulations of the Board of Corporate Auditors of Panasonic Corporation (English translation) (3)

4.1	Form of Amended and Restated Deposit Agreement among Panasonic Corporation, Morgan Guaranty Trust Company of New York (now JPMorgan Chase Bank, N.A.) as Depositary and all owners and holders from time to time of American Depositary Receipts (4) and form of Amendment No. 1 to Deposit Agreement among such parties, including the form of American Depositary Receipt (5)

5.1	Opinion of Nagashima Ohno & Tsunematsu regarding legality of securities (9)

8.1	Opinion of Sullivan & Cromwell LLP regarding United States Federal tax consequences of the Share Exchange (9)

8.2	Opinion of Nagashima Ohno & Tsunematsu regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.1)

10.1

Liability Limitation Agreement (English translation)

Matsushita and Ikuo Uno entered into a Liability Limitation Agreement, dated June 29, 2005, in the form of this Exhibit. (6)

Matsushita and Masayuki Oku entered into a Liability Limitation Agreement, dated June 26, 2008, in the form of this Exhibit. (7)

Matsushita and each of Yasuo Yoshino, Ikuo Hata and Hiroyuki Takahashi, entered into a Liability Limitation Agreement, each dated June 28, 2006, in the form of this Exhibit. (8)

21.1	Subsidiaries of Panasonic Corporation (1)

23.1	Consent of KPMG AZSA LLC (9)

23.2	Consent of KPMG AZSA LLC (9)

23.4	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1)

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

24.1	Powers of Attorney (9)

24.2	Power of Attorney of the Registrant (9)

99.1	Notice for extraordinary general meeting of shareholders of SANYO Electric Co., Ltd. and attachments thereto (English translation) (9)

99.2	Form of mail-in-ballot for the extraordinary general meeting of shareholders of SANYO Electric Co., Ltd. (English translation) (9)

99.3	Selected Articles of the Company Law of Japan (English translation filed herewith as Appendix C to the prospectus which is part of this Registration Statement)

99.4	Consent of ABeam M&A Consulting Ltd., financial advisor to SANYO Electric Co., Ltd. (9)

99.5	Consent of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., financial advisor to SANYO Electric Co., Ltd. (9)

101	INS XBRL Instance Document (9)

101	SCH XBRL Taxonomy Extension Schema (9)

101	CAL XBRL Taxonomy Extension Calculation Linkbase (9)

101	DEF XBRL Taxonomy Extension Definition Linkbase (9)

101	LAB XBRL Taxonomy Extension Label Linkbase (9)

101	PRE XBRL Taxonomy Extension Presentation Linkbase (9)

(1)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on June 30, 2010.
(2)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on September 11, 2006.
(3)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on June 30, 2009.
(4)	Incorporated by reference from the Registration Statement on Form F-6 (File No. 333-12694) filed by Panasonic and Morgan Guaranty Trust Company of New York (now JPMorgan Chase Bank, N.A.) on October 4, 2000.
(5)	Incorporated by reference to Post-effective Amendment No. 1 to the Registration Statement on Form F-6 (File No. 333-133099) filed by Panasonic and JPMorgan Chase Bank, N.A. on September 29, 2008.
(6)	Incorporated by reference to the Annual Report on Form 20-F filed on September 12, 2005.
(7)	Incorporated by reference to the Annual Report on Form 20-F filed on June 30, 2008.
(8)	Incorporated by reference to the Annual Report on Form 20-F filed on September 11, 2006.
(9)	Previously filed.

(6) (b) Financial Statement Schedules

The financial statement schedule is set forth on page F-65 of the prospectus which is part of this Registration Statement.

(7) (c) Reports, Opinions and Appraisals

Not applicable.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)	The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned Registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and Panasonic being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Pre-Effective Amendment No.2 to the Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Osaka, Japan on February 4, 2011.

PANASONIC CORPORATION

By:	/S/ HIDEAKI KAWAI
Hideaki Kawai Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No.2 to the Registration Statement on Form F-4 has been signed by the following persons in the capacities indicated on February 4, 2011.

Signature	Title

Chairman of the Board of Directors
Kunio Nakamura

Vice Chairman of the Board of Directors
Masayuki Matsushita

*	President and Director
Fumio Ohtsubo	(Principal Executive Officer)

Executive Vice President and Director
Toshihiro Sakamoto

*	Executive Vice President and Director
Takahiro Mori

Executive Vice President and Director
Yasuo Katsura

*	Senior Managing Director
Hitoshi Otsuki

*	Senior Managing Director
Ken Morita

*	Senior Managing Director
Ikusaburo Kashima

*	Senior Managing Director
Junji Nomura

Signature	Title

Managing Director
Yoshihiko Yamada

*	Managing Director
Kazunori Takami

*	Managing Director
Makoto Uenoyama	(Principal Financial Officer and Principal Accounting Officer)

*	Managing Director
Masatoshi Harada

Director
Ikuo Uno

Director
Masayuki Oku

*	Director
Masashi Makino

Director
Takashi Toyama

Honorary Chairman of the Board of Directors
Masaharu Matsushita	and Executive Advisor, Member of the Board

*By:	/S/ HIDEAKI KAWAI
Hideaki Kawai
Attorney-in-Fact

Date:	February 4, 2011

Signature	Title

/S/ KO KANEKO	Authorized Representative in the United States
Ko Kaneko

EXHIBIT INDEX

2.1	Share Exchange Agreement among Panasonic Corporation and SANYO Electric Co., Ltd. (English translation filed herewith as Appendix A to the prospectus which is part of this Registration Statement)

3.1	Articles of Incorporation of Panasonic Corporation (English translation) (1)

3.2	Share Handling Regulations of Panasonic Corporation (English translation) (1)

3.3	Regulations of the Board of Directors of Panasonic Corporation (English translation) (2)

3.4	Regulations of the Board of Corporate Auditors of Panasonic Corporation (English translation) (3)

4.1	Form of Amended and Restated Deposit Agreement among Panasonic Corporation, Morgan Guaranty Trust Company of New York (now JPMorgan Chase Bank, N.A.) as Depositary and all owners and holders from time to time of American Depositary Receipts (4) and form of Amendment No. 1 to Deposit Agreement among such parties, including the form of American Depositary Receipt (5)

5.1	Opinion of Nagashima Ohno & Tsunematsu regarding legality of securities (9)

8.1	Opinion of Sullivan & Cromwell LLP regarding United States Federal tax consequences of the Share Exchange (9)

8.2	Opinion of Nagashima Ohno & Tsunematsu regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.1)

10.1

Liability Limitation Agreement (English translation)

Matsushita and Ikuo Uno entered into a Liability Limitation Agreement, dated June 29, 2005, in the form of this Exhibit. (6)

Matsushita and Masayuki Oku entered into a Liability Limitation Agreement, dated June 26, 2008, in the form of this Exhibit. (7)

Matsushita and each of Yasuo Yoshino, Ikuo Hata and Hiroyuki Takahashi, entered into a Liability Limitation Agreement, each dated June 28, 2006, in the form of this Exhibit. (8)

21.1	Subsidiaries of Panasonic Corporation (1)

23.1	Consent of KPMG AZSA LLC (9)

23.2	Consent of KPMG AZSA LLC (9)

23.4	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1)

23.5	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

24.1	Powers of Attorney (included in Part II of this Registration Statement) (9)

24.2	Power of Attorney of the Registrant (9)

99.1	Notice for extraordinary general meeting of shareholders of SANYO Electric Co., Ltd. and attachments thereto (English translation) (9)

99.2	Form of mail-in-ballot for the extraordinary general meeting of shareholders of SANYO Electric Co., Ltd. (English translation) (9)

99.3	Selected Articles of the Company Law of Japan (English translation filed herewith as Appendix C to the prospectus which is part of this Registration Statement)

99.4	Consent of ABeam M&A Consulting Ltd., financial advisor to SANYO Electric Co., Ltd. (9)

99.5	Consent of Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., financial advisor to SANYO Electric Co., Ltd. (9)

101	INS XBRL Instance Document (9)

101	SCH XBRL Taxonomy Extension Schema (9)

101	CAL XBRL Taxonomy Extension Calculation Linkbase (9)

101	DEF XBRL Taxonomy Extension Definition Linkbase (9)

101	LAB XBRL Taxonomy Extension Label Linkbase (9)

101	PRE XBRL Taxonomy Extension Presentation Linkbase (9)

(1)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on June 30, 2010.
(2)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on September 11, 2006.
(3)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on June 30, 2009.
(4)	Incorporated by reference from the Registration Statement on Form F-6 (File No. 333-12694) filed by Panasonic and Morgan Guaranty Trust Company of New York (now JPMorgan Chase Bank, N.A.) on October 4, 2000.
(5)	Incorporated by reference to Post-effective Amendment No. 1 to the Registration Statement on Form F-6 (File No. 333-133099) filed by Panasonic and JPMorgan Chase Bank, N.A. on September 29, 2008.
(6)	Incorporated by reference to the Annual Report on Form 20-F filed on September 12, 2005.
(7)	Incorporated by reference to the Annual Report on Form 20-F filed on June 30, 2008.
(8)	Incorporated by reference to the Annual Report on Form 20-F filed on September 11, 2006.
(9)	Previously filed.